   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 2004

                                                     REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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       SEQUOIA MORTGAGE FUNDING CORPORATION                SEQUOIA RESIDENTIAL FUNDING, INC.
 (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS   (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS
                     CHARTER)                                           CHARTER)

         DELAWARE                   91-1771827                   DELAWARE                   35-2170972
 (STATE OF INCORPORATION)        (I.R.S. EMPLOYER        (STATE OF INCORPORATION)        (I.R.S. EMPLOYER
                              IDENTIFICATION NUMBER)                                  IDENTIFICATION NUMBER)

                            ------------------------
                              ONE BELVEDERE PLACE
                         MILL VALLEY, CALIFORNIA 94941
                                 (415) 389-7373
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               GEORGE E. BULL III
                         ONE BELVEDERE PLACE, SUITE 300
                         MILL VALLEY, CALIFORNIA 94941
                                 (415) 389-7373
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                            PHILLIP R. POLLOCK, ESQ.
                                 TOBIN & TOBIN
                         500 SANSOME STREET, 8TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 433-1400
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          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

     From time to time after the effective date of this Registration Statement as determined by market conditions.
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     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                  AMOUNT TO BE     AGGREGATE PRICE PER   AGGREGATE OFFERING       AMOUNT OF
    TITLE OF SECURITIES BEING REGISTERED           REGISTERED              UNIT                PRICE         REGISTRATION FEE(1)
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 Asset Backed Securities.....................    $6,000,000,000            100%            $6,000,000,000          $760,200
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(1) In accordance with rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus, which also relates to Co-registrants' Registration Statement on Form S-3, File No. 333-115296. The amount of securities remaining eligible to be sold under the prior Registration Statement ($1,926,339,800) shall be carried forward to this Registration Statement. The filing fee related to the amount being carried forward was paid with the prior Registration Statement.
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     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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PROSPECTUS

                      SEQUOIA MORTGAGE FUNDING CORPORATION
                                       OR

                       SEQUOIA RESIDENTIAL FUNDING, INC.
                                  (DEPOSITOR)
                                 $7,926,339,800
                               (AGGREGATE AMOUNT)

                            ASSET-BACKED SECURITIES
                              (ISSUABLE IN SERIES)

                                         THE TRUSTS
 PLEASE CAREFULLY CONSIDER OUR
 DISCUSSION OF SOME OF THE RISKS OF      Each trust will be established to hold the assets
 INVESTING IN THE SECURITIES UNDER       transferred to it by the depositor, either Sequoia
 "RISK FACTORS" BEGINNING ON PAGE 8.     Mortgage Funding Corporation or Sequoia Residential
                                         Funding, Inc. The assets of each trust will be
 THE SECURITIES WILL REPRESENT           specified in the prospectus supplement and may consist
 OBLIGATIONS OF OR INTERESTS IN THE      of:
 RELATED TRUST ONLY AND DO NOT
 REPRESENT AN INTEREST IN OR             - fixed rate mortgage loans secured by senior and
 OBLIGATION OF EITHER SEQUOIA              junior liens on one- to four-family residential
 MORTGAGE FUNDING CORPORATION OR           properties;
 SEQUOIA RESIDENTIAL FUNDING, INC.,
 AS THE DEPOSITOR, OR ANY OF THEIR       - adjustable rate mortgage loans secured by senior and
 AFFILIATES.                               junior liens on one- to four-family residential
                                           properties;
                                         - mortgage pass-through securities issued or guaranteed
                                           by Ginnie Mae, Fannie Mae or Freddie Mac;
                                         - private mortgage-backed securities; and
                                         - other assets described in the prospectus supplement.

THE SECURITIES

The depositor, either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.
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THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        , 2004

                               TABLE OF CONTENTS

Summary of Prospectus................................      4
Risk Factors.........................................      8
The Depositor........................................     13
The Trust............................................     13
Use of Proceeds......................................     28
Loan Program.........................................     28
Description of the Securities........................     31
Credit Enhancement...................................     46
Yield and Prepayment Considerations..................     53
The Agreements.......................................     56
Certain Legal Aspects of the Loans...................     73
Federal Income Tax Consequences......................     84
State Tax Considerations.............................    104
ERISA Considerations.................................    104
Legal Investment.....................................    111
Method of Distribution...............................    112
Legal Matters........................................    113
Financial Information................................    113
Available Information................................    113
Incorporation of Certain Documents by Reference......    114
Rating...............................................    114
Index of Defined Terms...............................    116

                   IMPORTANT NOTICE ABOUT INFORMATION IN THIS
                        PROSPECTUS AND EACH ACCOMPANYING
                             PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

     - this prospectus, which provides general information, some of which may not apply to a particular series; and

     - the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

     The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     IF THE TERMS OF YOUR SERIES OF SECURITIES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

     You can find a listing of the pages on which many of the terms used in this prospectus are defined under "Index of Defined Terms" beginning on page 114 of this prospectus.

                             SUMMARY OF PROSPECTUS

- This summary highlights material information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

- This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

- There are material risks associated with an investment in the securities. You should read the section entitled "Risk Factors" beginning on page 8 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

                                     TRUST

      The issuer for a particular series of securities will be a trust formed by the depositor.

                                   DEPOSITOR

      For any series of securities, either Sequoia Mortgage Funding Corporation, a Delaware corporation, or Sequoia Residential Funding, Inc., a Delaware corporation, as identified in the prospectus supplement. Each depositor's principal offices are located at One Belvedere Place, Mill Valley, California 94941 and the telephone number is (415) 389-7373.

                                    SERVICER

      For any series of securities, the servicer named in the related prospectus supplement. While we refer to a single servicer in this prospectus, for a particular series of securities there may be more than one servicer, as set forth in the prospectus supplement, as well as a master servicer to supervise the performance of each servicer under the related servicing agreement.

      If specified in the related prospectus supplement, the depositor may appoint a special servicer for the series of securities.

                                    TRUSTEE

      For any series of securities, the trustee named in the prospectus supplement.

      In addition, if the trust issues bonds pursuant to a separate indenture, the trust and the indenture will be administered by separate independent trustees. In that case, the trust will be administered by an owner trustee and the indenture will be administered by an indenture trustee, in each case as named in the prospectus supplement.

                                 THE SECURITIES

      Each class or series of securities will be either:

      - certificates representing interests in the assets of the trust related to a certain series; or

      - notes or bonds which are secured by the pledge of the trust assets related to a certain series.

      Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

      A series may include one or more classes which:

      - are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

      - are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

      - have different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

      - will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

      - are senior or subordinate to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on receivables; or

      - have a feature entitling the class to a portion of or no principal distributions for an initial period and then all or a different portion of the principal distributions during subsequent periods.



      A series of securities may provide that distributions of principal or interest or both on any class may be made:

      - upon the occurrence of specified events;

      - in accordance with a schedule or formula; or

      - on the basis of collections from designated portions of the related trust assets.

                                  TRUST ASSETS

      As specified in the prospectus supplement, the trust assets may consist of:

      - fixed rate mortgage loans secured by senior and junior liens on one-to four-family residential properties;

      - adjustable rate mortgage loans secured by senior and junior liens on one- to four-family residential properties;

      - mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

      - private mortgage-backed securities;

      - closed-end and/or revolving home equity loans or certain balances thereof secured by senior and junior liens on one- to four-family residential properties; and

      - other assets as described in detail elsewhere in the prospectus supplement.

      If the prospectus supplement specifies, the trustee may acquire additional trust assets during a specified pre-funding period from monies in a pre-funding account.

                                  PAYMENT DATE

      As described in the prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

                                  RECORD DATE

      The prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

                               COLLECTION PERIOD

      A period preceding each payment date -- for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trustee prior to the related payment date.

                               CREDIT ENHANCEMENT

      As described in the prospectus supplement, credit enhancement for the trust assets or any class of securities may include any one or more of the following:

      - the subordination of one or more classes of the securities of such series;

      - a limited financial guaranty policy issued by an entity named in the prospectus supplement;

      - the establishment of one or more reserve accounts;

      - the use of a cross-collateralization feature;

      - use of a mortgage pool insurance policy;

      - excess spread,

      - over-collateralization;

      - letter of credit;

      - guaranteed investment contract;

      - primary mortgage insurance,

      - other pledged assets,

      - corporate guarantees,

      - surety bond;

      - special hazard insurance policy;

      - bankruptcy bond;

      - FHA insurance or VA guarantee;

      - any other method of credit enhancement contemplated in this prospectus and described in the prospectus supplement; and

      - any combination of the foregoing.

                           REGISTRATION OF SECURITIES

      The trust may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the prospectus supplement.

                              OPTIONAL TERMINATION

      As described in this prospectus and the prospectus supplement, the servicer, the depositor, or if the prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement or redemption of some or all of a series of securities.

                             MANDATORY TERMINATION

      As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

                        FEDERAL INCOME TAX CONSEQUENCES

      The securities of each series generally will be structured, for federal income tax purposes, as one of the following:

      - regular interests or residual interests in a trust treated as a real estate mortgage investment conduit or REMIC under Sections 860A through 860G of the Internal Revenue Code, or

      - indebtedness issued by a real estate investment trust or its taxable subsidiary.

      You should consult your own tax advisor concerning your investment.

                              ERISA CONSIDERATIONS

      A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available.

                                    RATINGS
      Each class of securities offered by a prospectus supplement will initially be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings generally address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not generally address the rate of prepayments that may be experienced on the trust assets or the effect on the rate of prepayments on the return of principal to securityholders.

                                LEGAL INVESTMENT

      So long as any class of securities is rated in one of the two highest ratings categories by at least one nationally recognized statistical rating agency, such class of securities will generally constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. There are other restrictions on the ability of certain types of investors to purchase the securities that prospective investors should consider.

                                  RISK FACTORS

     INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF SECURITIES. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE PROSPECTUS SUPPLEMENT.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

     No market for any of the securities will exist before they are issued. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary market for asset-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO DEPOSITOR, SELLERS, SERVICER OR TRUSTEE

     The assets of the trust are the sole source of distributions for the securities. The securities do not represent an interest in or obligation of the depositor, any seller, the servicer, the trustee or any of their affiliates, except for the limited obligations of each seller with respect to certain breaches of its representations and warranties and of the servicer with respect to its servicing obligations. Neither the securities nor the trust assets will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, any seller, the servicer, the trustee or any of their affiliates, unless so specified in the supplement. Consequently, if payments on the trust assets are insufficient to make all payments required on the certificates you may incur a loss on your investment.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT TO PROTECT YOU FROM LOSSES

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of loss, such as a loss resulting from fraud or negligence by a loan originator or other party.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

     The rate of principal distributions and yield to maturity on the securities will be directly related to the rate of principal payments on the trust assets. For example, the rate of principal payments on the loans will be affected by the following:

     - the amortization schedules of the loans;

     - the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) by borrowers;

     - liquidations or repurchases of defaulted loans by the servicer;

     - repurchases of loans by the seller as a result of defective documentation or breaches of representations and warranties; and

     - the mandatory or optional purchase by the servicer or other entity with such rights of all of the loans or some or all of the securities in connection with an optional redemption of securities or termination of the trust.

     The rate of principal payments on loans is influenced by a variety of economic, geographic, social and other factors. For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the loans, the rate of prepayment would generally be expected to decrease.

     We cannot predict the rate at which borrowers will repay their loans. Please consider the following:

     - If you are purchasing a security at a discount, in particular, a principal-only security, your yield may be lower than expected if principal payments on the loans occur at a slower rate than you expected;

     - If you are purchasing a security at a premium, in particular, an interest-only security, your yield may be lower than expected if principal payments on the loans occur at a faster rate than you expected and you could lose your initial investment; and

     - The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

DECLINE IN PROPERTY VALUES MAY INCREASE LOAN LOSSES

     Because your securities represent an interest in loans or are secured by loans, your investment may be affected by a decline in property values. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, default, foreclosure and loss. A decline in property values could extinguish the value of a junior lien holder's interest in a property. Losses on such loans that are not otherwise covered by the credit enhancement described in the prospectus supplement will be borne by the holder of one or more classes of securities.

DELAYS IN LIQUIDATION MAY ADVERSELY AFFECT YOU

     Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are raised. As a result, foreclosure actions can sometimes take several years to complete and the liquidation proceeds may not cover the defaulted loan amount. In particular, because the costs of liquidation do not vary based on the loan amount, the risk of insufficient liquidation proceeds is greater with small loans. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the servicer to liquidate the property, which could result in a delay in payments to you.

JUNIOR LIEN PRIORITY COULD RESULT IN PAYMENT DELAYS AND LOSSES

     Loans may be secured by mortgages and deeds of trust that are junior in priority. Junior liens receive proceeds from a sale of the related property only after the senior liens have been paid. If the proceeds remaining after the senior liens have been paid are insufficient to satisfy the loans, then:

     - there may be a delay in payments to securityholders while a deficiency judgment against the borrower is sought; and

     - securityholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

LOANS UNDERWRITTEN TO STANDARDS BELOW "A" QUALITY MAY RESULT IN UNEXPECTED
LOSSES

     Loans supporting a series of securities may be comprised of mortgage loans underwritten according to standards below "A" quality (e.g., Alt-A, A minus or subprime). Such loans may be illiquid and present greater credit and other risks than conforming mortgage loans. In addition, such mortgage loans may lack standardized terms and may be secured by properties which are unique and more difficult to value than typical residential properties. Loans may have been underwritten primarily on the basis of loan-to-value ratios or favorable credit factors rather than on the borrower's credit standing or income ratios. Accordingly, the potential loss experience on non "A" quality mortgage loans supporting a series of securities may be more difficult to evaluate compared to the experience for "A" quality or other more standardized types of residential and mixed-use properties. Actual losses incurred on such lower quality mortgage loans may exceed levels of credit enhancement thought to be sufficient to protect securityholders from risk of loss.

STATE AND FEDERAL LAWS MAY LIMIT ABILITY TO COLLECT ON LOANS

     Applicable federal and state laws regulate interest rates and other charges and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit the ability to collect all or part of the principal of or interest on the mortgage loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and could subject the trust to damages and administrative enforcement.

COSTS FOR CLEANING CONTAMINATED PROPERTY MAY RESULT IN LOSSES

     Under certain state and federal laws, a contaminated property may give rise to a lien on the property to assure the costs of cleanup. In addition these laws may impose liability for cleanup costs on the lender if the lender was involved in the operations of the borrower, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

RATING OF THE SECURITIES DOES NOT ASSURE PAYMENT

     It will be a condition to the issuance of the securities offered hereby that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any credit enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the rating assigned to a security will remain in effect over the life of that security, as the rating may be lowered or withdrawn.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

     LIMIT ON LIQUIDITY OF SECURITIES.   Issuance of the securities in
book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     LIMIT ON ABILITY TO TRANSFER OR PLEDGE.   Since transactions in the
book-entry securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry security to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such securities, may be limited due to lack of a physical certificate.

     DELAYS IN DISTRIBUTIONS.   You may experience some delay in the receipt of
distributions on book-entry securities because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

PAYMENTS TO AND RIGHTS OF INVESTORS ADVERSELY AFFECTED BY INSOLVENCY OF SELLERS OR SERVICER

     Each seller and the depositor will treat the transfer of the loans from the seller to the depositor as a sale for tax accounting purposes. The depositor and the trust will treat the transfer of the loans from the depositor to the trust as a sale for tax accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may argue that the transfer of the loans is a pledge of the loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in payments to securityholders.

     In the event of a bankruptcy of the servicer, the bankruptcy trustee or receiver may have the power to prevent the trustee or the securityholders from appointing a successor servicer, which could result in a delay in payments to securityholders.

TRUST ASSETS MAY NOT BE SUFFICIENT TO PAY SECURITIES

     There is no assurance that the market value of the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds generally will be paid to cover administrative costs before being paid to you. The net proceeds may be insufficient to pay the principal and interest on the securities.

CONCENTRATION OF LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

     Loans may be secured by properties that are concentrated in particular geographic areas, as specified in the prospectus supplement. Consequently, losses and prepayments on the loans and the resulting payments on the securities may be affected significantly by changes in the housing markets and the regional economies in these areas and by the occurrence of natural disasters in these areas, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods.

PRE-FUNDING ACCOUNTS MAY RESULT IN REINVESTMENT RISK TO INVESTORS

     Amounts remaining in any pre-funding account at the end of the related funding period will be distributed as prepayment of principal to investors on the distribution date immediately following the end of the funding period in the manner specified in the related prospectus supplement. Investors will bear any reinvestment risk resulting from such prepayment.

THE ADDITION OF SUBSEQUENT MORTGAGE COLLATERAL TO PRE-FUNDING ACCOUNTS DURING THE FUNDING PERIOD MAY ADVERSELY AFFECT THE PERFORMANCE OF THE SECURITIES

     Although subsequent mortgage collateral must satisfy the characteristics described in the related prospectus supplement, subsequent mortgage collateral may have different characteristics, including, without limitation, a more recent origination date than the initial mortgage collateral. As a result, the addition of subsequent mortgage collateral to the pre-funding account may adversely affect the performance of the related securities.

OWNERS OF ORIGINAL ISSUE DISCOUNT SECURITIES SHOULD CONSIDER FEDERAL INCOME TAX CONSEQUENCES

     An investor owning a security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on accrual securities will be treated as original issue discount for this federal income tax purpose.

                                 THE DEPOSITOR

     The prospectus supplement will identify whether the depositor is Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc. Sequoia Mortgage Funding Corporation is a Delaware corporation organized on January 31, 1997 and Sequoia Residential Funding, Inc., is a Delaware corporation organized on September 1, 1999, in each case for the limited purpose of acquiring, owning and transferring trust assets and selling interests therein or bonds secured thereby. Sequoia Mortgage Funding Corporation is a qualified REIT subsidiary of Redwood Trust, Inc. Sequoia Residential Funding, Inc. is a subsidiary of RWT Holdings, Inc. RWT Holdings, Inc. is a taxable subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. is a publicly owned real estate investment trust and is listed on the New York Stock Exchange under the symbol "RWT". Each depositor maintains its principal office at One Belvedere Place, Mill Valley, California 94941. The telephone number is (415) 389-7373.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                   THE TRUST

GENERAL

     Either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., the depositor, will establish a trust for each series of mortgage-backed securities and convey to the related trustee certain assets, consisting of one or more pools of loans as specified in the prospectus supplement. Each trust will be created as of the first day of the month in which the securities are issued or another date which will be specified in the prospectus supplement (the "cut-off date"). All references in this prospectus to "pool," "certificates," "notes," "bonds," "securities," or "securityholders," should be deemed to apply to one specific series, trust and prospectus supplement, unless otherwise noted.

     The certificates of a series will represent interests in the assets of the trust related to that series and the notes of a series will be secured by the pledge of the trust assets related to that series. The trust assets for each series will be held by the trustee for the benefit of the related securityholders. The securities will be entitled to payment from the assets of the trust or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust established by the depositor.

     The trust assets will be acquired by the depositor, either directly or through affiliates, from one or more sellers which may be affiliates of the depositor, and conveyed without recourse by the depositor to the trust. Each seller will have originated or acquired the loans as described in the prospectus supplement. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described under "Loan
Program -- Underwriting Standards" or as otherwise described in the prospectus supplement.

     The depositor will cause the trust assets to be assigned or pledged to the trustee named in the prospectus supplement for the benefit of the holders of the securities. For a fee, the servicer named in the prospectus supplement will service the trust assets, either directly or through other servicing institutions, or subservicers, pursuant to a pooling and servicing agreement among the depositor, the servicer, the trustee and other entities named in the prospectus supplement in the case of a series consisting of certificates, or pursuant to a servicing agreement among the depositor, the servicer, the trust, the trustee and other entities named in the prospectus supplement in the case of a series consisting of bonds. With respect to loans serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer were servicing such loans.

     As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the pooling and servicing agreement, and, with respect to a series consisting of notes or bonds, the trust agreement, the indenture and the servicing agreement, or, in either case, such other agreements containing comparable provisions as set forth in the prospectus supplement as the context requires.

     With respect to each trust, prior to the initial offering of the securities, the trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets specified in the prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust is expected to have any source of capital other than its assets and any related credit enhancement.

     Generally, the only obligations of the depositor will be to obtain certain representations and warranties from the sellers and to assign them to the trustee. See "The Agreements -- Assignment of the Trust Assets." The obligations of the servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Subservicing by Sellers" and "-- Assignment of the Trust Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances." The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust. If specific information respecting the trust assets is not known at the time the securities are offered, more general information of the nature described below will be provided in the prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the Agreements with respect to each series of securities will be available for inspection at the corporate trust office of the trustee. A schedule of the loans relating to each series will be attached to the Agreement delivered to the trustee.

THE LOANS

     The loans included in a trust will be mortgage loans or home equity loans secured by one-to-four-family residential properties. The loans may be either first or junior lien loans and may be either closed-end loans or revolving credit line loans. As described in the prospectus supplement, the loans may be underwritten to "A" quality standards or to standards below "A" quality (e.g., Alt-A, A minus or subprime).

     The loans will have monthly payments due on the first day of each month or on such other day of the month specified in the prospectus supplement. The payment terms of the loans to be included in a trust will be described in the prospectus supplement and may include any of the following features (or combination thereof):

     - Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is convertible from an adjustable rate to a fixed rate, or a rate that is convertible from one index to another, in each case as specified in the prospectus supplement. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the prospectus supplement.

     - Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Certain loans may provide for monthly payments of interest but no payments of principal for either the first five or ten years or any other period specified after origination. Certain loans may require payment of all or a substantial portion of the principal upon maturity, commonly referred to as a "balloon payment". Principal may include interest that has been deferred and added to the principal balance of the loan.

     - Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.

       Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     - Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may change over time. Certain loans may permit prepayments after expiration of certain periods, commonly referred to as "lockout periods". Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable standards set forth in the underlying loan documents.

     A trust may contain buydown loans. A buydown loan includes provisions whereby a third party partially subsidizes the monthly payments of the borrower on the related loan during the early years of repayment under the loan, the partial subsidy being made from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of a buydown plan is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able personally to make the full loan payments at the end of the buydown period without the continued assistance of the partial subsidy. To the extent that this assumption as to increased income is not fulfilled, the possibility of default on a buydown loan is increased. The prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property that secures repayment of the loans is referred to in this prospectus as the mortgaged properties. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Some liens will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. The properties relating to loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes, individual units in planned unit developments, and certain other dwelling units. Such properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. The loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' building. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the prospectus supplement.

The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the prospectus supplement.

     Certain loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related servicer.

HOME EQUITY LOANS

     As more fully described in the prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. As specified in the prospectus supplement, amounts borrowed under a revolving credit line loan after the related Cut-off Date may also be transferred to the trust and comprise part of the trust assets.

     The full amount of a closed-end loan is advanced at the origination of the loan and generally is repayable in equal (or substantially equal) installments so that the loan either is fully amortized at its stated maturity or, if the loan is a balloon loan, requires the payment of all or a substantial portion of the principal upon maturity. As more fully described in the prospectus supplement, interest on each closed-end loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the related loan rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such loan, or a fraction which is 30 over 360. Except to the extent provided in the prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months.

     Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Each prospectus supplement will contain information to the extent then specifically known to the depositor, with respect to the loans contained in the pool, generally including:

     - the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date;

     - the type of property securing the loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or home improvements);

     - the original terms to maturity of the loans;

     - the largest principal balance of any of the loans;

     - the smallest principal balance of any of the loans;

     - the earliest origination date and latest maturity date of any of the loans;

     - the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans;

     - the loan rates or annual percentage rates or range of loan rates or annual percentage rates borne by the loans;

     - the maximum and minimum per annum loan rates; and

     - the geographical location of real property related to the loans.

     If specific information regarding the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report filed on Form 8-K to be filed with the SEC within 15 days of initial issuance of the securities.

     The loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan and the denominator of which is the collateral value of the property. The combined loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the principal balance of the loan and (b) the outstanding principal balance of any senior mortgage loan(s) to
(ii) the collateral value of the property. The effective loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan, less the amount secured by additional collateral, if any, and the denominator of which is the collateral value of the property.

     The "collateral value" of a property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "refinance loan"), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such loan and (b) the sales price for the property if the proceeds of the loan are used to purchase the related property. In the case of a refinance loan, the collateral value of the related property is the appraised value of the property as determined by an appraisal obtained at the time of refinancing.

     No assurance can be given that collateral values of the properties have remained or will remain at the levels at which they are originally calculated. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses experienced with respect to that pool could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne by the securityholders of the affected series to the extent that the credit enhancement provisions relating to the series do not protect the securityholders from such losses.

AGENCY SECURITIES

     GINNIE MAE.   Ginnie Mae, formerly the Government National Mortgage
Association, is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

     Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     GINNIE MAE CERTIFICATES.   Each Ginnie Mae certificate held in a trust fund
will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae certificates may be either Ginnie Mae I certificates issued under the Ginnie Mae I program or Ginnie Mae II certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each such mortgage is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

     If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the regulated escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     If specified in a prospectus supplement, Ginnie Mae certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

     FREDDIE MAC.   Freddie Mac, formerly the Federal Home Loan Mortgage
Corporation, is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans, or participation interests in the mortgage loans, and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES.   Each Freddie Mac certificate represents an
undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or its Guarantor Program.

     Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac certificate may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac pool. Under the Guarantor Program, however, the pool of loans backing a Freddie Mac certificate may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the related seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of Freddie Mac certificates.

Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac certificateholders in accordance with the holders' instructions.

     FANNIE MAE.   Fannie Mae, formerly the Federal National Mortgage
Association, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FANNIE MAE CERTIFICATES.   Fannie Mae certificates are Guaranteed Mortgage
Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae certificates, distributions will be made by check.

     STRIPPED MORTGAGE-BACKED SECURITIES.   Agency securities may consist of one
or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each agency security of this type will represent an undivided interest in all or part of the principal distributions -- but not the interest distributions, or the interest distributions -- but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped agency security to the same extent as such entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

     OTHER AGENCY SECURITIES.   If specified in the related prospectus
supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     GENERAL.   Private mortgage-backed securities may consist of

     - pass-through certificates or participation certificates evidencing an undivided interest in a pool of single family loans, home equity loans, multifamily loans, manufactured housing contracts or home improvement contracts,

     - collateralized mortgage obligations secured by single family loans, home equity loans, multifamily loans, manufactured housing contracts or home improvement contracts, or

     - other private mortgage-backed securities.

Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions -- but not the interest distributions, or the interest distributions -- but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying loans will have entered into a private mortgage-backed securities Agreement with a trustee under that agreement. The trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed securities. The loans underlying the private mortgage-backed securities will be serviced by a servicer directly or by one or more subservicers which may be subject to the supervision of the servicer. Unless otherwise specified in the related prospectus supplement, the private mortgage-backed securities servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee.

     The private mortgage-backed securities issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PLS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the trustee or the servicer. The issuer or the servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a particular date or under other circumstances specified in the related prospectus supplement.

     UNDERLYING LOANS.   The loans underlying the private mortgage-backed
securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five- to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES.   Credit
support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the private mortgage-backed securities agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

     ADDITIONAL INFORMATION.   If the trust fund for a series of securities
includes private mortgage-backed securities, the related prospectus supplement will generally specify

     - the aggregate approximate principal amount and type of private mortgage-backed securities to be included in the trust fund,

     - the maximum original term-to-stated maturity of the private mortgage-backed securities,

     - the weighted average term-to-stated maturity of the private mortgage-backed securities,

     - the pass-through or certificate rate of the private mortgage-backed securities,

     - the weighted average pass-through of interest rate of the private mortgage-backed securities,

     - the issuer, the servicer (if other than the issuer) and the trustee,

     - certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the private mortgage-backed securities themselves,

     - the terms on which the loans underlying the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities, and

     - the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

     In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the private mortgage-backed securities, generally including

     - the payment features of the mortgage loans,

     - the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

     - the servicing fee or range of servicing fees with respect to the loans, and

     - the minimum and maximum stated maturities of the underlying loans at origination.

SUBSTITUTION OF TRUST ASSETS

     Substitution of trust assets may be permitted in the event of breaches of representations and warranties with respect to certain trust assets or in the event the documentation with respect to any trust asset is determined by the trustee to be incomplete or as further specified in the prospectus supplement. The period during which such substitution will be permitted generally will be indicated in the prospectus supplement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  LOAN PROGRAM

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. Unless otherwise specified in the prospectus supplement, the loans acquired by the depositor will have been originated in accordance with the underwriting criteria described below.

UNDERWRITING STANDARDS

     Each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards described in the prospectus supplement.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy or other significant public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

     - to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance), and

     - to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by a seller, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low combined loan-to-value ratios or other favorable credit aspects exist.

     If specified in the prospectus supplement, a portion of the loans in the pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The prospectus supplement will indicate the types of limited documentation programs pursuant to which the loans were originated and the underwriting standards applicable to such limited documentation programs.

     In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

     Certain of the types of loans that may be included in a trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of combined loan-to-value ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each seller must be an institution experienced in originating and servicing loans of the type contained in the pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

QUALITY CONTROL

     A quality control program has been developed to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased will be subject to this quality control program. A legal document review of each loan acquired will be conducted to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other pertinent documents in the file. A sample of loans to be acquired, selected by focusing on those loans with higher risk characteristics, will normally be submitted to a third party nationally recognized underwriting review firm for a compliance check of underwriting and review of income, asset and appraisal information.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

     - that title insurance (or in the case of properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

     - that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     - that each loan constituted a valid lien on, or a perfected security interest with respect to, the property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the property was free from damage and was in acceptable condition;

     - that there were no delinquent tax or assessment liens against the property;

     - that no required payment on a loan was delinquent more than the number of days specified in the prospectus supplement; and

     - that each loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     The servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. Unless otherwise specified in the prospectus supplement, if such seller cannot cure such breach within the time period specified in the prospectus supplement following notice from the servicer or the trustee, as the case may be, then such seller will be obligated to repurchase such loan from the trust at a purchase price equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate (less any advances or amount payable as related servicing compensation if the seller is the servicer) and may elect to substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement.

     If a REMIC election is being made with respect to a trust, the servicer, the trustee or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that any such substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

                         DESCRIPTION OF THE SECURITIES

     Each series of securities issued in the form of certificates will be issued pursuant to either a pooling and servicing agreement or a trust agreement among the depositor, the servicer and the trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement. A form of pooling and servicing agreement and trust agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of securities issued in the form of bonds will be issued pursuant to an indenture between the related trust and the entity named in the prospectus supplement as trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement, and the related loans will be serviced by the servicer pursuant to a servicing agreement. A form of indenture and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     A series of securities may consist of both notes or bonds and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the trust. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the specific Agreement applicable to series of securities. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to the depositor, One Belvedere Place, Mill Valley, California 94941, Attention: Secretary.

GENERAL

     Unless otherwise described in the prospectus supplement, the securities of each series:

     - will be issued in book-entry or fully registered form, in the authorized denominations specified in the prospectus supplement;

     - will, in the case of certificates, evidence specified beneficial ownership interests in the assets of the trust;

     - will, in the case of notes or bonds, be secured by the assets of the trust; and

     - will not be entitled to payments in respect of the assets included in any other trust established by the depositor.

     Unless otherwise specified in the prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured as set forth in the prospectus supplement. Each trust will consist of, to the extent provided in the related Agreement:

     - the trust assets subject to the related Agreement, including all payments of interest and principal received with respect to the loans after the cut-off date;

     - such assets as from time to time are required to be deposited in the related Collection Account;

     - property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

     - any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

     If so specified in the prospectus supplement, a trust may also include one or more of the following: reinvestment income on payments received on the trust assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties, a demand note or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related trust assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in the prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust assets, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee or the payment agent on each payment date in proportion to the percentages described in the prospectus supplement. Payment dates will occur either monthly, quarterly, semi-annually or at other specified intervals and will occur on the dates as are described in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the record date relating to payment date. Distributions will be made in the manner described in the prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for securityholders; provided, however, that, unless otherwise provided in the prospectus supplement, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     The sale or transfer of certain classes of securities to employee benefit plans and retirement arrangements that are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), may be restricted. The prospectus supplement for each series of securities will describe any such restrictions.

     As to each series, an election may be made to treat the related trust or designated portions thereof as one or more REMICs as defined in the Code. The prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series of securities may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the prospectus supplement. If such an election is made with respect to a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC. All other classes of securities in such a series will constitute regular interests in the REMIC. As to each series of securities with respect to which a REMIC election is to be made; the servicer, the trustee and/or a holder of the residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

DISTRIBUTIONS ON SECURITIES

   GENERAL.

     In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related collection account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any payment date will be applied as specified in the prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

   AVAILABLE FUNDS.

     All distributions on the securities of each series on each payment date will be made from the available funds described below, in accordance with the terms described in the prospectus supplement and specified in the Agreement. Available funds for each payment date will generally equal the amount on deposit in the related Collection Account on such payment date (net of related fees and expenses payable by the related trust) other than amounts to be held therein for distribution on future payment dates.

   DISTRIBUTIONS OF INTEREST.

     Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "class security balance") entitled to interest from the date, at the pass-through rate or interest rate, as applicable, and for the periods specified in the related prospectus supplement. The pass-through rate or interest rate applicable to each class of securities will be specified in the related prospectus supplement as either a fixed rate or adjustable rate. Other than with respect to a class of securities that provides for interest that accrues but is not currently payable ("accrual securities"), to the extent funds are available for the payment of interest on a class of securities, interest accrued during each specified period on that class of securities entitled to interest will be distributable on the payment dates specified in the prospectus supplement until the aggregate class security balance of those securities has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the prospectus supplement. Except in the case of the accrual securities, the original class security balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, as specified in the prospectus supplement, any interest that has accrued but is not paid on a given payment date may be added to the aggregate class security balance of such class of securities on that payment date and thereafter may itself accrue interest as part of the aggregate class security balance. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to the occurrence of those specified events, the beneficial ownership interest in the trust or the principal balance, as applicable, of such class of accrual securities, as reflected in the aggregate class security balance of such class of accrual securities, will increase on each payment date by the amount of interest that accrued on that class of accrual securities during the preceding interest accrual period.

   DISTRIBUTIONS OF PRINCIPAL.

     The prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each payment date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will equal the aggregate original class security balance specified in the related prospectus supplement for that class, reduced by all distributions allocable to principal previously made to the holders of that class of securities and by any allocations of realized losses to that class, and, in the case of accrual securities, increased by all interest accrued but not then distributable on such accrual securities, as specified in the prospectus supplement. The aggregate class security balance for adjustable rate securities may also be subject to the effects of negative amortization.

     If so provided in the prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal prepayments made with respect to a payment date in the percentages and under the circumstances or for the periods specified in that prospectus supplement. This allocation of principal prepayments to that class or those classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities issued by the related trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by those other classes of securities.

   UNSCHEDULED DISTRIBUTIONS.

     If specified in the prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled payment date under the circumstances and in the manner described below and in such prospectus supplement. If applicable, the trustee will be required to make these unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal (including principal prepayments, redemptions of securities or termination of the trust) on the trust assets, the trustee or the servicer determines that the funds available or anticipated to be available from the collection account and, if applicable, any reserve account, on the next scheduled payment date may be insufficient to make required distributions on the securities on that payment date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next payment date. Unless otherwise specified in the prospectus supplement, the unscheduled distributions will include interest at the applicable pass-through rate, if any, or interest rate, if any, on the portion of the unscheduled distribution that is allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

     To the extent provided in the prospectus supplement, the servicer will be required to advance on or before each payment date (from its own funds, funds advanced by subservicers or funds held in the collection account for future distributions to the holders of securities of the related series) an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related determination date (as specified in the prospectus supplement) and were not advanced by any subservicer, subject to the servicer's determination that such advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise.

     In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If advances are made by the servicer from cash being held for future distribution to securityholders, the servicer will replace the funds advanced on or before any future payment date to the extent that funds in the applicable collection account on that payment date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced with respect to a given loan will be reimbursable to the servicer out of recoveries on that loan (which recoveries will include late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a subservicer or a seller pursuant to the related Agreement). Advances by the servicer (and any advances by a subservicer) also will be reimbursable to the servicer (or subservicer) from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that any advances previously made are not ultimately recoverable from recoveries on the related loans.

     To the extent provided in the prospectus supplement, the servicer also will be obligated to make advances in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis, but only to the extent those advances would be recoverable out of insurance proceeds, liquidation proceeds or otherwise. These advances are reimbursable to the servicer to the extent permitted by the related Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve account, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," and in each case as described in the prospectus supplement.

     To the extent provided in the prospectus supplement, the servicer will be required to advance all funds required for draws by borrowers under revolving lines of credit.

     If specified in the prospectus supplement, in the event the servicer or a subservicer fails to make a required advance, the trustee, in its capacity as successor servicer, will be obligated to make the advance. If the trustee makes this type of advance, it will be entitled to reimbursement to the same extent and in the same manner that the servicer or a subservicer would have been entitled to reimbursement if it had made the advance.

COMPENSATING INTEREST

     Payments may be received on loans in the trust which represent either a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and which is not intended to cure a delinquency. If specified in the prospectus supplement, the servicer will be required to remit to the trustee with respect to each of these types of payments during any due period an amount equal to either (1) the excess, if any, of (a) 30 days' interest on the principal balance of the related loan at the loan rate net of the per annum rate at which the servicer's servicing fee accrues, over (b) the amount of interest actually received on the loan during the related due period, net of the servicer's servicing fee or (2) such other amount as described in the prospectus supplement. This amount remitted to the trustee by the servicer will be limited to amounts otherwise payable to the servicer as servicing compensation.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a payment date, the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

     - the amount of the distribution made on that payment date that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties included therein;

     - the amount of the distribution made on that payment date that is allocable to interest;

     - the amount of any advance made during the related due period;

     - the aggregate amount (a) otherwise allocable to the subordinated securityholders on that payment date, and (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

     - the outstanding principal balance or notional amount, as applicable, of each class of the related series after giving effect to all distributions of principal on that payment date;

     - the percentage or amount of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the related payment date;

     - the percentage or amount of principal prepayments on the loans, if any, which each such class will be entitled to receive on the related payment date;

     - the amount of the servicing compensation retained or withdrawn from the collection account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     - the number and aggregate principal balances of loans which are:

         - not in foreclosure but are delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date; and

         - in foreclosure and are delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date;

     - the remaining principal balance of any loan secured by real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and held as of the last day of the calendar month preceding that payment date;

     - the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

     - if applicable, the amount remaining in any reserve account at the close of business on that payment date;

     - the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding payment date; and

     - any amounts remaining under letters of credit, pool insurance policies or other forms of credit enhancement after distributions made on that payment date.

     The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report of information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes. These classes generally fall into different categories. The following chart identifies and generally defines certain of the more typical categories of security classes. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

          CATEGORIES OF CLASSES                                 DEFINITION
                                      PRINCIPAL TYPES
Accretion Directed........................    A class that receives principal payments that
                                              are funded from collections that would have
                                              otherwise funded interest payments on the
                                              accreted interest from specified accrual
                                              classes. An accretion directed class also may
                                              receive principal payments from principal paid
                                              on the trust assets.
Component Securities......................    A class consisting of "components." The
                                              components of a class of component securities
                                              may have different principal and/or interest
                                              payment characteristics but together
                                              constitute a single class. Each component of a
                                              class of component securities may be
                                              identified as falling into one or more of the
                                              categories in this chart.

          CATEGORIES OF CLASSES                                 DEFINITION
Notional Amount Securities................    A class having no principal balance and
                                              bearing interest on the related notional
                                              amount. The notional amount is used for
                                              purposes of the determination of interest
                                              distributions.
Planned Principal Class or PACs...........    A class that is designed to receive principal
                                              payments using a predetermined principal
                                              balance schedule derived by assuming two
                                              constant prepayment rates for the trust
                                              assets. These two rates are the endpoints for
                                              the "structuring range" for the planned
                                              principal class. The planned principal classes
                                              in any series of securities may be subdivided
                                              into different categories (e.g., primary
                                              planned principal classes, secondary planned
                                              principal classes and so forth) having
                                              different effective structuring ranges and
                                              different principal payment priorities. The
                                              structuring range for the secondary planned
                                              principal class of a series of securities will
                                              be narrower than that for the primary planned
                                              principal class of such series.
Scheduled Principal Class.................    A class that is designated to receive
                                              principal payments using a predetermined
                                              principal balance schedule but is not
                                              designated as a planned principal class or
                                              targeted principal class. In many cases, the
                                              schedule is derived by assuming two constant
                                              prepayment rates for the trust assets. Theses
                                              two rates are the endpoints for the
                                              "structuring range" for the scheduled
                                              principal class.
Sequential Pay............................    Classes that receive principal payments in a
                                              prescribed sequence, that do not have
                                              predetermined principal balance schedules and
                                              that receive payments of principal, when
                                              amounts are available to make payments of
                                              principal, continuously from the first payment
                                              date on which they receive principal until
                                              they are retired. A single class that receives
                                              principal payments before or after all other
                                              classes in the same series of securities may
                                              be identified as a sequential pay class.

          CATEGORIES OF CLASSES                                 DEFINITION
Strip.....................................    A class that receives a constant proportion,
                                              or "strip," of the principal payments on the
                                              trust assets. The constant proportion of such
                                              principal payments may or may not vary for
                                              each trust asset included in the trust and
                                              will be calculated in the manner described in
                                              the prospectus supplement. These classes may
                                              also receive payments of interest.
Support Class (or companion class)........    A class that receives principal payments on
                                              any payment date only if scheduled payments
                                              have been made on specified planned principal
                                              classes, targeted principal classes and/or
                                              scheduled principal classes.
Targeted Principal Class..................    A class that is designated to receive
                                              principal payments using a predetermined
                                              principal balance schedule derived by assuming
                                              a single constant prepayment rate for the
                                              trust assets.
                                       INTEREST TYPES
Accrual...................................    A class that adds accrued interest otherwise
                                              distributable on the class to the principal
                                              balance of the class on each applicable
                                              payment date. The accretion may continue until
                                              some specified event has occurred or until the
                                              class is retired.
Fixed Rate................................    A class with a pass-through rate or interest
                                              rate that is fixed throughout the life of the
                                              class.
Floating Rate.............................    A class with an interest rate that resets
                                              periodically based upon a designated index and
                                              that varies directly with changes in that
                                              index.
Inverse Floating Rate.....................    A class with an interest rate that resets
                                              periodically based upon a designated index and
                                              that varies inversely with changes in such
                                              index.

          CATEGORIES OF CLASSES                                 DEFINITION
Interest Only or IO.......................    A class that receives some or all of the
                                              interest payments made on the trust assets and
                                              little or no principal. Interest only
                                              certificates have either a nominal principal
                                              balance or a notional amount. A nominal
                                              principal balance represents actual principal
                                              that will be paid on the class. It is referred
                                              to as nominal since it is extremely small
                                              compared to other classes. A notional amount
                                              is an amount used as a reference to calculate
                                              the amount of interest due on an interest only
                                              security but is never actually paid out as
                                              principal on the class.
Partial Accrual...........................    A class that adds a portion of the amount of
                                              accrued interest thereon to the principal
                                              balance of the class on each applicable
                                              payment date, with the remainder of the
                                              accrued interest to be distributed currently
                                              as interest on the class on each applicable
                                              payment date. The accretion of designated
                                              amounts of the interest may continue until a
                                              specified event has occurred or until the
                                              class is retired.
Principal Only or PO......................    A class that does not bear interest and is
                                              entitled to receive only distributions in
                                              respect of principal.
Variable Rate.............................    A class with a pass-through rate of interest
                                              rate that resets periodically and is
                                              calculated by reference to the rate or rates
                                              of interest applicable to specified assets or
                                              instruments (e.g., the loan rates borne by the
                                              loans in the trust).

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities, or "beneficial owners," will hold their securities through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions for Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries will hold these positions in customers' collection accounts in the depositaries names on DTC's books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Transfers between DTC participants will occur according to DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales or securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear."

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the Agreements. Securityholders which are not DTC participants will only be permitted to exercise their rights under the Agreements through DTC or through its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

     Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

     Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

     DTC advises that it will take any action permitted to be taken by a securityholder under the Agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the Agreements. DTC may take conflicting actions if directed by its participants.

     Any securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the Agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in this prospectus or in the Agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the Agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

     None of the depositor, the servicer, any finance subsidiary, or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust assets. Credit enhancement may be in the form of:

     - the subordination of one or more classes of the securities of such series;

     - a limited financial guaranty policy issued by an entity named in the prospectus supplement;

     - the establishment of one or more reserve accounts;

     - the use of a cross-collateralization feature;

     - use of a mortgage pool insurance policy;

     - excess spread,

     - over-collateralization;

     - letter of credit;

     - guaranteed investment contract;

     - primary mortgage insurance,

     - other pledged assets,

     - corporate guarantees,

     - surety bond;

     - special hazard insurance policy;

     - bankruptcy bond;

     - FHA insurance or VA guarantee;

     - another method of credit enhancement contemplated in this prospectus and described in the prospectus supplement; and

     - any combination of the foregoing.

     Unless otherwise specified in the prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on the securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

     If specified in the prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate trusts. If applicable, the prospectus supplement will identify the trusts to which such credit enhancement relates and the manner of determining the amount of coverage provided to those trusts by the credit enhancement and of the application of that coverage to the related trusts.

SUBORDINATION

     If specified in the prospectus supplement, protection afforded to holders of one or more classes of securities of a series may be made by means of a subordination feature. This protection may be accomplished by providing a preferential right to holders of senior securities in a series to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities in that series, under the circumstances and to the extent specified in the prospectus supplement. Subordination protection may also be afforded to the holders of senior securities by reducing the ownership interest (if applicable) of the related subordinate securities, which protection may or may not be in conjunction with the protection described in the immediately preceding sentence. Finally, protection may be afforded to the holders of senior securities by application of a subordination feature in another manner as described in the prospectus supplement.

     If a subordination feature is present with respect to a given series, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and only thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinate securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinate securityholders that will be distributable to senior securityholders on any payment date all may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the related loans were to exceed the amount specified in the prospectus supplement, then holders of senior securities would experience losses.

     As specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinate securities on any payment date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. The prospectus supplement will describe whether deposits are made into a reserve account on each payment date, only during specified periods, only until the balance in the related reserve account has reached a specified amount, only to replenish amounts in the related reserve account following payments from the reserve account to holders of senior securities or otherwise. Amounts on deposit in a reserve account may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

     If specified in the prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinate securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinate securities, distributions may be allocated among the classes:

     - in the order of their scheduled final payment dates;

     - in accordance with a schedule or formula;

     - in relation to the occurrence of events; or

     - otherwise, as specified in the prospectus supplement.

     As between classes of subordinate securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

INSURANCE POLICIES, SURETY BONDS, AND GUARANTIES

     If provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or certain classes of securities will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, a trust may also include a bankruptcy bond, a special hazard insurance policy, a demand note or other insurance or guaranties for the purpose of:

     - maintaining timely payments or providing additional protection against losses on the assets included in such trust;

     - paying administrative expenses; or

     - establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. A copy of any of these types of instruments for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities.

CROSS SUPPORT

     If specified in the prospectus supplement, separate groups of assets included in a trust may be evidenced by or secure only specified classes of the related series of securities. If this is the case, credit support may be provided by a cross support feature. This cross support feature would require that cashflow received with respect to a particular group of assets first be distributed as payments on the class of securities specifically related to those assets, but after the necessary payments with respect to that class were made, remaining cashflow from those assets would be available to make payments on one or more other classes issued by the same trust. The prospectus supplement for a series of securities which includes a cross support feature will describe the manner and conditions for applying this cross support feature.

RESERVE ACCOUNTS

     If specified in the prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the related trustee, in trust, of one or more reserve accounts for the series. The prospectus supplement will specify whether or not any reserve accounts so established will be included in the trust for such series.

     Amounts deposited in the reserve account for a series will be specified in the prospectus supplement and may include:

     - cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination of the foregoing in an aggregate amount specified in the prospectus supplement; or

     - amounts generated by the trust assets deposited from time to time to which the subordinate securityholders, if any, would otherwise be entitled.

     Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments ("permitted investments"). Any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for securityholders, or such other entity as is specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the prospectus supplement.

     Any amounts on deposit in the reserve accounts and payments on instruments deposited therein will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the credit enhancer named in the prospectus supplement. Each pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of those loans on the cut-off date. As more fully described below, the servicer will present claims under the pool insurance policy to the credit enhancer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     The pool insurance policies generally will provide that no claims may be validly presented unless:

     - any required primary mortgage insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

     - hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     - if there has been physical loss or damage to the property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     - the insured has acquired good-and merchantable title to the property free and clear of liens except certain permitted encumbrances.

     Upon satisfaction of these conditions, the credit enhancer will have the option either:

     - to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the loan rate to the date of such purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy; or

     - to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that (a) such a restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) those expenses it incurs will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

     Like many primary insurance policies, the pool insurance policies may not insure against loss sustained by reason of default arising from, among other things:

     - fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan;

     - failure to construct a property in accordance with plans and specifications or

     - losses arising from special hazards, such as earthquakes, floods, mudslides or vandalism.

A failure of coverage attributable to one of these events might result in a breach of the related seller's representations regarding the loan and might give rise to an obligation on the part of the seller to repurchase the defaulted loan if it is unable to cure the breach. Many primary mortgage policies do not cover, and no pool insurance policy will cover, a claim in respect of a defaulted loan if the servicer of the loan was not approved by the applicable insurer either at the time of default or thereafter.

     The amount of coverage available under each pool insurance policy generally will be reduced over the life of the related securities by the positive difference, if any, between the aggregate dollar amount of claims paid under the pool insurance policy minus the aggregate of the net amounts realized by the credit enhancer upon disposition of the related foreclosed properties. The amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

OVER-COLLATERALIZATION

     Over-collateralization exists when the principal balance of the loans supporting a class or classes of securities exceeds the principal balance of the class or classes of securities themselves. If provided for in the prospectus supplement, a portion of the interest payment received on the loans during a due period may be paid to the securityholders on the related payment date as an additional distribution of principal on a certain class or classes of securities. This payment of interest as principal would accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related trust and thereby create or increase over-collateralization.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement. Under the letter of credit, the issuing bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the issuing Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

OTHER INSURANCE, GUARANTIES, LETTERS OF CREDIT, AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the prospectus supplement, a trust may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of:

     - maintaining timely payments or providing additional protection against losses on the assets included in the trust;

     - paying administrative expenses; or

     - establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the trust assets. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the securities.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such loan rates. However, there can be no assurance that such will be the case.

     The rate of prepayment on the loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the trust may be affected by a wide variety of factors, including:

     - general economic conditions;

     - prevailing interest rate levels;

     - availability of alternative financing;

     - homeowner mobility;

     - for junior liens, the amounts of, and interest rates on, the underlying senior mortgage loans; and

     - the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

     In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.

     The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

     Collections on home equity loans may vary because, among other things, borrowers may:

     - make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month;

     - make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon;

     - fail to make the required periodic payments; or

     - vary payments month to month due to seasonal purchasing and other personal payment habits.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the prepaid loan not for the entire month in which the prepayment is made, but only for the number of days in the month actually elapsed up to the date of the prepayment. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders because interest on the principal amount of any prepaid loan will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month in which the partial prepayment was made. Generally, neither full nor partial prepayments will be passed through or paid to securityholders until the month following receipt.

     Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans, which would give rise to corresponding delays in the receipt by securityholders of the proceeds of a liquidation. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on defaulted loans, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the mortgage loan being liquidated. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small outstanding principal balance as it would in the case of a defaulted mortgage loan having a large outstanding principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance for the former mortgage loan as opposed to the latter.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month (unless otherwise specified in the prospectus supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the servicer, the depositor, the holders of the residual interests in a REMIC or any person specified in the prospectus supplement may be obligated to or may have the option to purchase either the assets of a trust or some or all of the securities and thereby effect earlier retirement or redemption of the related series of securities.

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the trust assets at any time or over the lives of the securities.

     The prospectus supplement will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of the Agreements which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. As specified in the related prospectus supplement, certain of the rights of securityholders described below may be exercised by the credit enhancer for the related series of securities without the consent of the securityholders and certain rights of securityholders may not be exercised without the written consent of the credit enhancer.

ASSIGNMENT OF THE TRUST ASSETS

     ASSIGNMENT OF THE LOANS.   At the time of issuance of the securities, the
depositor will cause the loans to be assigned or pledged to the trustee for the benefit of the securityholders, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any amounts specified in the prospectus supplement. Concurrently with this sale, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan rate or annual percentage rate, the maturity of the loan, the loan-to-value ratios, combined loan-to-value ratios or effective loan-to-value ratios, as applicable, at origination and certain other information.

     Unless otherwise specified in the prospectus supplement, the related Agreement will require that, within the time period specified therein, the depositor will also deliver or cause to be delivered to the trustee or, if so indicated in the prospectus supplement, a separate custodian appointed by the trustee pursuant to a custodial agreement, as to each mortgage loan or home equity loan, among other things:

     - the mortgage note or credit line agreement endorsed without recourse in blank or to the order of the trustee;

     - the mortgage, deed of trust or similar instrument with evidence of recording indicated thereon, except that in the case of any mortgage not returned form the public recording office, the depositor will deliver or cause to be delivered a copy of such mortgage together with a certificate that the original of the mortgage was delivered to such recording office;

     - an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

     - all other security documents, including those relating to any senior interests in the property, that are specified in the prospectus supplement or the related Agreement.

     If specified in the prospectus supplement, the depositor will promptly cause the assignments of the loans to be recorded in the appropriate public office for real property records. If specified in the prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of certain events specified in the prospectus supplement.

     In lieu of delivering the mortgage or deed of trust and an assignment of the mortgage to the trustee, for any loans registered on the MERS(R) System the depositor will cause the trustee to be recorded as the beneficial owner of the loans pursuant to the MERS rules for electronically tracking changes in ownership rights.

     The trustee or the appointed custodian will review the loan documents within the time period specified in the prospectus supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Unless otherwise specified in the prospectus supplement, if any loan document is found to be missing or defective in any material respect, the trustee or the custodian, as appropriate, will notify the servicer and the depositor, and the servicer will notify the related seller. If the related seller cannot cure the omission or defect within the time period specified in the prospectus supplement after receipt of notice from the servicer, the seller will be obligated to either purchase the related loan from the trust at the purchase price or, if so specified in the prospectus supplement, remove such loan from the trust and substitute in its place one or more other loans that meets certain requirements as set forth in the prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a loan document.

     Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

     NO RECOURSE TO SELLERS; DEPOSITOR OR SERVICER.   As described above under
"-- Assignment of the Loans," the depositor will cause the loans comprising the trust to be assigned or pledged to the trustee, without recourse. However, each seller will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described in this prospectus under "Assignment of the Loans" and "Loan Program -- Representations by Sellers; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO COLLECTION ACCOUNT

     The servicer will establish and maintain or cause to be established and maintained with respect to the each trust a separate account or accounts for the collection of payments on the trust assets in the trust (the "collection account"). The prospectus supplement may provide for other requirements for the collection account, but if it does not, then the collection account must be either:

     - maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of securities;

     - an account or accounts the deposits in which are fully insured by the FDIC;

     - an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

     - an account or accounts otherwise acceptable to the rating agency.

     The collateral eligible to secure amounts in the collection account is limited to permitted investments. A collection account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding payment date in Permitted Investments. The servicer, the trustee or any other entity described in the prospectus supplement may be entitled to receive interest or other income earned on funds in the collection account as additional compensation and will be obligated to deposit in the collection account the amount of any loss when realized. The collection account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

     The servicer or trustee will deposit or cause to be deposited in the collection account for each trust, to the extent applicable and unless otherwise specified in the prospectus supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than certain payments due on or before the cut-off date and any excluded amounts):

     - all payments on account of principal and interest (which may be net of the applicable servicing compensation), including principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties, on the loans;

     - all net insurance proceeds, less any incurred and unreimbursed advances made by the servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures;

     - all proceeds received in connection with the liquidation of defaulted loans, less any expenses of liquidation and any unreimbursed advances made by the servicer with respect to the liquidated loans;

     - any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     - all advances as described in this prospectus under "Description of the Securities -- Advances";

     - all proceeds of any loan or property in respect thereof repurchased by any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or "-- Assignment of Trust Assets" above and all proceeds of any loan repurchased as described under "-- Termination; Optional Termination" below;

     - all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

     - any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the collection account and, to the extent specified in the prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

     - all other amounts required to be deposited in the collection account pursuant to the related agreement.

     The servicer or the depositor, as applicable, may from time to time direct the institution that maintains the collection account to withdraw funds from the collection account for the following purposes:

     - to transfer funds for the trustee for distribution of payments due on the securities and other purposes set forth in the prospectus supplement;

     - to pay to the servicer the purchase price of any additional balances transferred to the trustee resulting from draws under revolving lines of credit as set forth in the prospectus supplement;

     - to pay to the servicer the servicing fees described in the prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the collection account credited thereto;

     - to reimburse the servicer for advances made with respect to a loan, but only from amounts received that represent late payments of principal on, late payments of interest on, insurance proceeds received with respect to or liquidation proceeds received with respect to the same loan;

     - to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

     - to reimburse the servicer from insurance proceeds for expenses incurred by the servicer and covered by insurance policies;

     - to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which the original advances were made;

     - to pay to the servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of that repurchased loan,

     - to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

     - to pay or reimburse the trustee or any other party as provided in the prospectus supplement;

     - to withdraw any amount deposited in the collection account that was not required to be deposited therein; and

     - to clear and terminate the collection account upon termination of the Agreement.

     In addition, unless otherwise specified in the prospectus supplement, on or prior to the business day immediately preceding each payment date, the servicer shall withdraw from the collection account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee.

     The applicable Agreement may require the servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the property and to clear and terminate any of the escrow accounts. The servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such accounts when a deficiency exists therein.

PRE-FUNDING ACCOUNT

     If provided in the prospectus supplement, the servicer will establish and maintain, in the name of the trustee on behalf of the securityholders, a pre-funding account into which the depositor will deposit cash or other assets on the closing date. The pre-funding account will be maintained with the trustee. The deposit will not exceed 50% of the initial aggregate principal amount of the securities.

     The cash on deposit in the pre-funding account will be used by the trustee to purchase additional loans for the trust from the depositor from time to time during the funding period. Monies on deposit in the prefunding account will not be available to cover losses on or in respect of the loans. The funding period for a trust will begin on the closing date and will end on the date specified in the prospectus supplement, which will not be later than one year after the closing date. Monies on deposit in the pre-funding account may be invested in permitted investments as specified in the related Agreement. Earnings on investment of funds in the pre-funding account will be applied as specified in the prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining the pre-funding account at the end of the funding period will be distributed to securityholders as a prepayment of principal, in the manner and priority specified in the prospectus supplement.

     In addition, if provided in the prospectus supplement, on the related closing date the depositor will make a deposit to a capitalized interest account, which will be maintained by the trustee. The funds on deposit in the capitalized interest account will be used solely to cover shortfalls in interest that may arise as a result of utilization of the pre-funding account. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the loans. To the extent that the entire amount on deposit in the capitalized interest account has not been used to cover shortfalls in interest by the end of the funding period, any remaining amounts will be paid to the depositor.

SUBSERVICING BY SELLERS

     The servicer may enter into subservicing agreements with any servicing entity which will act as the subservicer for the loans, which subservicing agreements will not contain any terms inconsistent with the related Agreement. While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the servicer for that series of securities is no longer the servicer of the loans, the trustee or any successor servicer must recognize the subservicer's rights and obligations under the related subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the servicer alone were servicing the loans.

COLLECTION PROCEDURES

     The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow those collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the servicer may, in its discretion:

     - waive any prepayment charge, assumption fee, late payment or other charge in connection with a loan; and

     - to the extent not inconsistent with the rules applicable to REMIC, and with the coverage of an individual loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payment on the loan for a period of up to six months, or arrange with the related borrower a schedule for the liquidation of delinquencies.

The servicer's obligation, if any, to make or cause to be made advances on a loan will remain during any period of this type of arrangement.

     Under the Agreement, the servicer will be required to enforce due-on-sale clauses with respect to any loans to the extent contemplated by the terms of those loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a loan is required by law, upon receipt of assurance that the primary mortgage insurance policy covering such loan will not be affected, the servicer may permit the assumption of a loan, pursuant to which the original borrower would remain liable on the related loan note, or a substitution of liability with respect to the loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the loan note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the servicer as additional servicing compensation. In connection with any assumption or substitution, generally neither the loan rate borne by the related loan note nor its payment terms may be changed.

HAZARD INSURANCE

     Except as otherwise specified in the prospectus supplement, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary for the type of property in the state in which such property is located. This hazard insurance coverage will be in an amount that is at least equal to the lesser of:

     - the maximum insurable value of the improvements securing the loan from time to time; and

     - either the combined principal balance owing on the loan and any mortgage loan senior to such loan or an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or obligor and/or the lender from becoming a co-insurer, whichever is greater.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the servicer's normal servicing procedures) will be deposited in the related collection account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. If the blanket policy relating to a trust contains a deductible clause, the servicer will be required to deposit from its own funds into the collection account an amount equal to the amount which would have been deposited therein but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions listed in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of these types of policies are dictated by respective state laws, and most hazard policies typically do not cover (among other things) any physical damage resulting from the following:

     - war;

     - revolution;

     - governmental actions;

     - floods and other water-related causes;

     - earth movement, including earthquakes, landslides and mud flows;

     - nuclear reactions;

     - wet or dry rot;

     - vermin, rodents, insects or domestic animals; or

     - theft and, in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

     If, however, any mortgaged property at the time of origination of the related loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Any flood insurance policy so maintained will provide coverage in an amount at least equal to the lesser of the principal balance of the loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis. The amount of coverage provided will not be greater than the maximum amount of flood insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (a) the replacement costs of the improvements less physical depreciation and (b) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing a loan declines as the principal balances owing on the loan itself decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

PRIMARY MORTGAGE INSURANCE

     The servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each loan for which that coverage is required. Unless required by law, the servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the loan and reimbursement of certain expenses, less:

     - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

     - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the loan;

     - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

     - claim payments previously made by the insurer; and

     - unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

     - fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the loan;

     - failure to construct the property subject to the loan in accordance with specified plans;

     - physical damage to the property; and

     - the related subservicer not being approved as a servicer by the insurer.

     Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the loan. The servicer, on behalf of itself, the trustee and the securityholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted loans. Amounts collected by the servicer on behalf of the servicer, the trustee and the securityholders shall be deposited in the related collection account for distribution as set forth above.

CLAIMS UNDER INSURANCE POLICIES AND OTHER REALIZATION UPON DEFAULTED LOANS

     The servicer or subservicers, on behalf of the trustee and securityholders, will present claims to the insurer under any applicable insurance policies. If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) that the expenditure will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted loan under any insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures that it deems necessary or advisable to realize upon the defaulted loan. If the net proceeds after reimbursable expenses of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement.

     The proceeds from any liquidation of a loan will be applied in the following order of priority:

     - first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the servicer with respect to the loan;

     - second, to reimburse the servicer for any unreimbursed advances with respect to the loan;

     - third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

     - fourth, as a recovery of principal of the loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The servicer's primary compensation for its activities as servicer will come from the payment to it, with respect to each interest payment on a loan, of the amount specified in the prospectus supplement. As principal payments are made on the loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the servicer will decrease as the loans amortize. Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the servicer to decrease. Subservicers, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement in compensation for their servicing duties. In addition, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable collection account (unless otherwise specified in the prospectus supplement).

     The servicer will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and only if specified in the prospectus supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that the servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the trustee. Each annual report will state that the firm has performed certain procedures specified in the related Agreement and that the review has disclosed no items of noncompliance with the provisions of the Agreement which, in the opinion of the firm, are material, except for any items of noncompliance that are forth in such report.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The servicer under each pooling and servicing agreement or servicing agreement, as applicable, will be named in the prospectus supplement. The entity serving as servicer may have normal business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor servicer and receipt by the trustee of a letter from the applicable rating agency or rating agencies that the servicer's resignation and the successor servicer's appointment will not result in a downgrade of the securities or (b) a determination that its performance of its duties thereunder is no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

     Each Agreement generally will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor (each, an "indemnified party") will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement generally will further provide that each indemnified party will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for the related series, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that indemnified party's duties thereunder or by reason of reckless disregard by that indemnified party of obligations and duties thereunder. In addition, each Agreement generally will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for those costs and liabilities out of funds which would otherwise be distributed to securityholders.

     Except as otherwise specified in the prospectus supplement, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac. Furthermore, the merger, consolidation or succession may not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT.   Events of default
under each Agreement will be specified in the prospectus supplement and may include:

     - any failure by the servicer to make an Advance which continues unremedied for one business day;

     - any failure by the servicer to make or cause to be made any other required payment pursuant to the Agreement which continues unremedied for one business day after written notice of such failure to the servicer in the manner specified in the Agreement;

     - any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after written notice of the failure to the servicer in the manner specified in the Agreement; and

     - certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     Unless otherwise provided in the prospectus supplement, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing not less than 25% of the aggregate voting rights of such series and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the servicer under the Agreement relating to such trust and in and to the related trust assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act as successor to the servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer with a net worth of a least $15,000,000 to act as successor to the servicer under the Agreement. Pending the appointment of a successor servicer, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

     Unless otherwise provided in the prospectus supplement, no securityholder, solely by virtue of the securityholder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to that Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the aggregate voting rights for the related series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, the trustee for 60 days has neglected or refused to institute any such proceeding, and all other conditions precedent for the initiation of suit as described in the Agreement have been met. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement for any series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any securityholders, unless those securityholders have offered and provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     INDENTURE.   Except as otherwise specified in the prospectus supplement, events of default or rapid amortization events under the indenture for each series of notes or bonds include:

     - a default in the payment of any principal of or interest on any note or bond as specified in the prospectus supplement;

     - failure to perform in any material respect any other covenant of the depositor or the trust in the indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the prospectus supplement;

     - certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

     - any other event of default provided with respect to notes or bonds of that series including, but not limited to, certain defaults on the part of the trust, if any, of a credit enhancement instrument supporting such notes or bonds.

     If an event of default with respect to the notes or bonds of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes or bonds of that series or the credit enhancer of that series, if any, may declare the principal amount (or, if the notes or bonds have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of that series, as provided in the prospectus supplement) of all the notes or bonds of that series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the bonds of the related series. Rapid amortization events will trigger an accelerated rate of payment of principal on the notes or bonds, as described in the related prospectus supplement.

     If, following an event of default with respect to any series of notes or bonds, the notes or bonds of that series have been declared to be due and payable and the prospectus supplement and applicable Agreement so provide, the trustee may, in its discretion, notwithstanding the acceleration of the notes or bonds, elect to maintain possession of the collateral securing the notes or bonds of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes or bonds of that series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes or bonds of a series following an event of default or a rapid amortization event, unless:

     - the holders of 100% of the aggregate voting rights of the bonds of such series consent to the sale;

     - the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes or bonds of the series at the date of the sale; or

     - the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes or bonds as those payments would have become due if the notes or bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate voting rights of the notes or bonds of that series.

     In the event that the trustee liquidates the collateral in connection with an event of default or a rapid amortization event, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default or rapid amortization event, the amount available for distribution to the noteholders or bondholders could be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders or bondholders after the occurrence of an event of default or rapid amortization event.

     Except as otherwise specified in the prospectus supplement, in the event the principal of the notes or bonds of a series is declared due and payable, as described above, the holders of any of the notes or bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default or a rapid amortization event shall occur and be continuing with respect to a series of notes or bonds, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes or bonds of the series, unless those holders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with their request or direction. Subject to these provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes or bonds of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes or bonds of the series, and the holders of a majority of the then aggregate outstanding amount of the notes or bonds of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes or bonds of the series affected thereby.

AMENDMENT

     Except as otherwise specified in the prospectus supplement, each Agreement may be amended by the depositor, the servicer, the trustee and, if applicable, the credit enhancer, without the consent of any of the securityholders:

     - to cure any ambiguity;

     - to correct a defective provision or correct or supplement any provision therein which may be inconsistent with any other provision therein;

     - to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     - to comply with any requirements imposed by the Code or any regulation thereunder; provided, however, that no such amendments (except those pursuant to this clause) will adversely affect in any material respect the interests of any securityholder.

     An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the trustee receives a letter from each rating agency requested to rate the class or classes of securities of such series stating that the proposed amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. Each Agreement may also be amended by the depositor, the servicer, the trustee and, if applicable, the credit enhancer with consent of holders of securities of such series evidencing not less than 66 2/3% of the aggregate voting rights of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or (b) with respect to any series of securities, reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the proposed amendment will not cause such trust to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT.   Unless otherwise
specified in the related Agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the collection account or by the servicer and required to be paid to them pursuant to the Agreement following the later of:

     (a) the final payment of or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure of any such trust assets remaining in the trust; and

     (b) the purchase by the servicer or, if REMIC treatment has been elected and if specified in the prospectus supplement, by the holder of the residual interest or any other party specified to have such rights (see "Federal Income Tax Consequences" below), from the related trust of all of the remaining trust assets and all property acquired in respect of the related trust assets.

     Unless otherwise specified by the prospectus supplement, any purchase of trust assets and property acquired in respect of trust assets evidenced by a series of securities will be made at the option of the servicer, such other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, such other person or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related trust assets being less than the percentage specified in the prospectus supplement of the aggregate principal balance of the trust assets at the Cut-Off Date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any repurchase pursuant to clause (b) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     INDENTURE.   The indenture will be discharged with respect to a series of notes or bonds, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or bonds of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes or bonds of that series.

     In addition to this type of discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes or bonds of any series, the related trust will be discharged from any and all obligations in respect of the notes or bonds of the related series (except for certain obligations relating to temporary notes or bonds and exchange of notes or bonds, to register the transfer of or exchange notes or bonds of such series, to replace stolen, lost or mutilated notes or bonds of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes or bonds of the series on the last scheduled payment date for the notes or bonds and any installment of interest on the notes or bonds in accordance with the terms of the indenture and the notes or bonds of that series. In the event of any defeasance and discharge of notes or bonds of the series, holders of notes or bonds of the series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their notes or bonds until maturity.

THE TRUSTEE

     The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, savings and loan association or trust company serving as trustee may have banking and other relationships with the depositor, the servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because these legal aspects are governed primarily by applicable state law and because the applicable state laws may differ substantially from state to state, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

     DEEDS OF TRUST AND MORTGAGES.   The loans for a series may be secured by
deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     COOPERATIVE LOANS.   Some of the loans may be cooperative loans. A
cooperative is owned by tenant-stockholders, who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. The cooperative owns the real property and the specific units and is responsible for management of the property. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.

FORECLOSURE/REPOSSESSION

     DEED OF TRUST.   Foreclosure of a deed of trust is generally accomplished
by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, these foreclosures also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, including California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     MORTGAGES.   Foreclosure of a mortgage is generally accomplished by
judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where deficiency judgments are available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have eliminated the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to maintain the property adequately or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statue. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust.

     COOPERATIVE LOANS.   The cooperative shares owned by the tenant-stockholder
and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 also provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. Please refer to the discussion under the heading "Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to environmental risks. Such risks, among other things, could substantially impair a borrower's ability to repay a loan, result in substantial diminution in the value of the property pledged as collateral to secure the loan and/or give rise to liability which could exceed the value of such property or the principal balance of the related loan.

     Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the related property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property and related costs, even though the environmental damage or threat was caused by a prior or current owner or operator or another third party. CERCLA imposes liability for these costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who, without participating in the management of a facility or property, holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     If a lender is or becomes liable, it may be entitled to bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup and the diminution in value of contaminated property and related liabilities or losses may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as the holder does not exercise decisionmaking control over the borrower's enterprise, participate in the management or control of decisionmaking relating to the operation of a tank, as long as petroleum is not added to, stored in or dispensed from the tank, or as long as holder does not deviate from certain other requirements specified in the rule. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, similar protections to those accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender, regardless of whether lender actually exercised such influence.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property. As noted above, the secured creditor exclusion does not govern liability for cleanup costs except under the federal laws discussed above. In addition, certain other environmental conditions may be required to be addressed under other federal, state or local laws or in order to improve the marketability of a property. Therefore, under certain circumstances, including but not limited to after foreclosure, a lender may incur costs under applicable laws or in order to improve the marketability of a property in connection with environmental conditions associated with that property, such as the presence or release of regulated materials in underground storage tanks, asbestos-containing material, lead paint or radon gas. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties" including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. It is conceivable that the costs arising from such circumstances would result in a loss to securityholders.

     Except as otherwise specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Each conventional loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (a) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (b) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St. Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates, may increase the likelihood of refinancing or other early retirement of the related loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act formerly known as the Soldiers' and Sailors' Relief Act of 1940, (the "Relief Act"), a borrower who enters military service after the origination of his or her loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of his or her active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is affected by the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the loans comprising the trust for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will be included in the trust. The priority of the lien securing any advance made under a future advance clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the originating, servicing and enforcing of loans secured by single family properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities, as based on the advice of Chapman and Cutler LLP, special tax counsel to the Issuer. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations (including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations")), rulings and decisions in effect as of the date of this prospectus, all of which are subject to change. This summary does not address federal income tax consequences applicable to all categories of investors, some of which (such as banks and insurance companies) may be subject to special rules. In addition, the summary is limited to investors who will hold the securities as "capital assets" (generally, property held for investment) as defined in section 1221 of the Code. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. As applied to any particular class or series of securities, the summary is subject to further discussion or change as provided in the related prospectus supplement.

OVERVIEW

     The federal income tax consequences applicable with respect to a specific series of securities will vary depending on whether an election is made to treat the trust estate relating to such series of securities as a real estate mortgage investment conduit ("REMIC") under Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made with respect to such series. Securities of any series that is not the subject of a REMIC election ("non-REMIC securities") are intended to be classified as indebtedness of the Issuer for federal income tax purposes.

NON-REMIC SECURITIES

     General.   If a REMIC election is not made, Chapman and Cutler LLP will deliver its opinion that, although no regulations, published rulings or judicial decisions exist that specifically discuss the characterization for federal income tax purposes of securities with terms substantially the same as the non-REMIC securities, in its opinion such securities will be treated for federal income tax purposes as indebtedness of the Issuer and not as an ownership interest in the collateral or an equity interest in the Issuer.

     Status as Real Property Loans.   Because, in such counsel's opinion, the
non-REMIC securities will be treated as indebtedness of the Issuer for federal income tax purposes, (i) such securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v), (ii) interest on non-REMIC securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B), and non-REMIC securities will not constitute "real estate assets" or "government securities" within the meaning of Code section 856(c)(4)(A), and (iii) non-REMIC securities held by a regulated investment company will not constitute "government securities" within the meaning of Code section 851(b)(4)(A)(i).

     Interest on Non-REMIC Securities.   Except as described below with respect
to original issue discount, market discount or premium, interest paid or accrued on non-REMIC securities generally will be treated as ordinary income to the holder, and will be includible in income in accordance with such holder's regular method of accounting.

     Original Issue Discount.   All accrual securities will be, and some or all
of the other securities may be, issued with "original issue discount" within the meaning of Code section 1273(a). Holders of any class of securities having original issue discount must generally include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in accordance with the constant yield method, in advance of receipt of the cash attributable to such income. When required by the Code and/or applicable regulations, the Issuer will indicate on the face of each security issued by it information concerning the application of the original issue discount rules to such security and certain other information that may be required. The Issuer will report annually to the Internal Revenue Service (the "IRS") and to holders of record of such securities information with respect to the original issue discount accruing on such securities during the reporting period.

     Rules governing original issue discount are set forth in Code sections 1271 through 1273, 1275 and 1281 through 1283 and in regulations issued thereunder (the "OID Regulations"). The Code or the OID Regulations either do not address, or are subject to varying interpretations with respect to, several issues relevant to obligations, such as the securities, that are subject to prepayment. Therefore, there is some uncertainty as to the manner in which the original issue discount rules of the Code will be applied to the securities.

     Original Issue Discount Defined.   In general, each security will be
treated as a single installment obligation for purposes of determining the original issue discount includible in a securityholder's income. The amount of original issue discount on such a security is the excess of the stated redemption price at maturity of the security over its issue price. The issue price of a security is the initial offering price to the public at which a substantial amount of the securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the prospectus supplement for a series of securities. If less than a substantial amount of a particular class of securities is sold for cash on or prior to the date of the their initial issuance, the issue price for such class will likely be treated as equal to its fair market value on the closing date. The portion of the initial offering price which consists of payment for interest accrued on the securities prior to the closing date generally may, at the option of the initial securityholders, be subtracted from the issue price of the securities and treated as an offset to interest received on the first payment date.

     The stated redemption price at maturity of a security is equal to the total of all payments to be made on the security other than "qualified stated interest payments." "Qualified stated interest payments" are payments on the securities which are paid at least annually and are based on either a fixed rate or a "qualified variable rate." Under the OID Regulations, interest is treated as payable at a "qualified variable rate" and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the security does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such security. Generally, the stated redemption price at maturity of a security (other than an accrual security or a payment lag security, as defined below) is its stated principal amount; the stated redemption price at maturity of an accrual security is the sum of all payments (regardless of how denominated) scheduled to be received on such security under the Tax Prepayment Assumption (as defined below). Any payment denominated as interest that does not constitute a qualified stated interest payment is generally referred to as a "contingent interest payment." The related prospectus supplement will discuss whether the payments on a security denominated as interest are qualified stated interest payments and the treatment for federal income tax purposes of any contingent interest payments.

     De Minimis Original Issue Discount.   Notwithstanding the general
definition of original issue discount above, any original issue discount with respect to a security will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life (a "de minimis" amount). The weighted average life of a security for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the security): (i) the number of complete years (rounded down for partial years) from the closing date until the date on which each such payment is scheduled to be made under the Tax Prepayment Assumption, multiplied by(ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the security's stated redemption price at maturity. Securityholders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the security is held as a capital asset. However, accrual method holders may elect to accrue all interest on a security, including de minimis original issue discount and market discount and as adjusted by any premium, under a constant yield method.

     Accrual of Original Issue Discount.   The Code requires that the amount and
rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgage loans, the mortgage loans underlying any mortgaged-backed securities and/or other mortgage collateral securing the securities (the "Tax Prepayment Assumption") and prescribes a method for adjusting the amount and rate of accrual of such discount if actual prepayment rates exceed the Tax Prepayment Assumption. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for original issue discount previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption is required to be determined in the manner prescribed by regulations that have not yet been issued. It is anticipated that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such securities. The related prospectus supplement for each series of securities will specify the Tax Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the mortgage collateral will prepay at the Tax Prepayment Assumption or at any other rate.

     Generally, a securityholder must include in gross income the sum of the "daily portions," as determined below, of the original issue discount that accrues on a security for each day the securityholder holds that security, including the purchase date but excluding the disposition date. In the case of an original holder of a security, a calculation will be made of the portion of the original issue discount that accrues during each successive period (or shorter period from date of original issue) (an "accrual period") that ends on the day in the calendar year corresponding to each of the payment dates on the securities (or the date prior to each such date). This will be done, in the case of each full accrual period, by:

         (1) adding (A) the present value at the end of the accrual period of all remaining payments to be received on the securities, computed taking into account (i) the yield to maturity of the security at the issue date,
     (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Tax Prepayment Assumption, and (B) any payments received during such accrual period, other than payments of qualified stated interest, and

         (2) subtracting from that total the "adjusted issue price" of the securities at the beginning of such accrual period.

The adjusted issue price of a security at the beginning of the initial accrual period is its issue price; the adjusted issue price of a security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to such accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during such accrual period. The original issue discount accrued during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the securities.

     With respect to any security that is a variable rate debt instrument, the sum of the daily portions of original issue discount that is includible in the holder's gross income is determined under the same principles described above, with the following modifications: the yield to maturity on the securities should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of original issue discount on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such securities for federal income tax purposes.

     Subsequent Purchasers of Securities with Original Issue Discount.   A
subsequent purchaser of an accrual security or any other security issued with original issue discount who purchases the security at a cost less than the remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such security is held, the sum of the daily portions of original issue discount on the security. In computing the daily portions of original issue discount with respect to a security for such a subsequent purchaser, however, the daily portion for any day shall be reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the security exceeds its adjusted issue price (the "acquisition premium"), and the denominator of which is the amount by which the remaining stated redemption price at maturity exceeds the adjusted issue price.

     Premium.   A holder who purchases a security at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of securities of a series will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Market Discount.   The securities are subject to the market discount
provisions of Code sections 1276 through 1278. These rules provide that if a subsequent holder of a security purchases it at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the security will be taxable as ordinary interest income. Market discount on a security means the excess, if any, of (1) the sum of its issue price and the aggregate amount of original issue discount includible in the gross income of all holders of the security prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the security. Market discount on a security will be considered to be zero if such discount is less than .25% of the stated redemption price at maturity of such security multiplied by its weighted average life, which presumably would be calculated in a manner similar to weighted average life (described above), taking into account distributions (including prepayments) prior to the date of acquisition of such security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such security and when each such distribution is made, gain equal to the discount allocated to such distribution will be recognized.

     Any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount security is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the securities is to be reduced by the amount so treated as ordinary income.

     The Tax Reform Act of 1986 grants authority to the U.S. Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the U.S. Treasury, certain rules described in the legislative history accompanying the Tax Reform Act of 1986 will apply. Under those rules, the holder of a market discount security may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods. For securities issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For securities issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by
(ii) a fraction, the
numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the securities) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount shall apply. Regulations are to provide similar rules for computing the accrual of amortizable security premium on instruments payable in more than one principal installment. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter. In addition, accrual method holders may elect to accrue all interest on a security, including de minimis original issue discount and market discount and as adjusted by any premium, under a constant yield method.

     A subsequent holder of a security who acquired the security at a market discount also may be required to defer, until the maturity date of the security or the earlier disposition of the security in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the security in excess of the aggregate amount of interest (including original issue discount) includible in his or her gross income for the taxable year with respect to such security. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the security for the days during the taxable year on which the subsequent holder held the security, and the amount of such deferred deduction to be taken into account in the taxable year in which the security is disposed of in a transaction in which gain or loss is not recognized in whole or in part is limited to the amount of gain recognized on the disposition. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

     Because the regulations described above with respect to market discounts and premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a security purchased at a discount or premium in the secondary market.

     Election to Treat All Interest as Original Issue Discount.   The OID
Regulations permit a holder of a security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities acquired on or after April 4, 1994. If such an election were to be made with respect to a security with market discount, the holder of the security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the securities acquires during the year of the election or thereafter. Similarly, a holder of a security that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize security premium with respect to all debt instruments having amortizable security premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a security is irrevocable.

     Sale or Redemption.   If a security is sold, exchanged, redeemed or
retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller's adjusted basis in the security. Such adjusted basis generally will equal the cost of the security to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the security and reduced by payments, other than payments of qualified stated interest, previously received by the seller and by any amortized premium. If a securityholder is a bank, thrift or similar institution described in section 582(c) of the Code, gain or loss realized on the sale or exchange of a security will be taxable as ordinary income or loss. Any such gain or loss recognized by any other seller generally will be capital gain or loss provided that the security is held by the seller as a "capital asset" (generally, property held for investment) within the meaning of Code section 1221. Such gain or loss will be long-term gain or loss if the security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

REMIC SECURITIES

     General.   If a REMIC election is made with respect to a series of
securities, Chapman and Cutler LLP will deliver an opinion generally to the effect that, under existing law, assuming timely filing of a REMIC election and ongoing compliance with all provisions of the related Agreements, all or a portion of the trust estate securing such series of securities will qualify as a REMIC for federal income tax purposes.

     The securities in such series will be designated either as one or more "regular interests" in a REMIC, which generally are treated as debt for federal income tax purposes, or as "residual interests" in a REMIC, which generally are not treated as debt for such purposes but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The prospectus supplement for such series will indicate which classes of securities are being designated as regular interests ("regular interest securities") and which class is being designated as the residual interest ("residual interest securities").

     Tiered REMIC Structures.   For certain series of securities, multiple
separate elections may be made to treat designated portions of the related trust estate as REMICs (referred to as the "Upper Tier REMIC" and the "Lower Tier REMIC(s)" respectively) for federal income tax purposes. Upon the issuance of any such series of securities, Chapman and Cutler LLP will deliver its opinion generally to the effect that, under existing law, assuming timely filing of applicable REMIC elections and ongoing compliance with all provisions of the related Agreements, the Upper Tier REMIC and each Lower Tier REMIC will each qualify as a REMIC for federal income tax purposes. In certain cases, a single residual interest security may represent the residual interest in both the Upper Tier REMIC and each Lower Tier REMIC. In such case, the discussion of residual interest securities set forth below should be interpreted as applying to each residual interest separately.

     Status as Real Property Loans.   Except to the extent otherwise provided in
the related prospectus supplement: (i) REMIC securities held by a "domestic building and loan association" will constitute assets described in Code section 7701(a)(19)(C)(xi); (ii) REMIC securities held by a "real estate investment trust" ("REIT") will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on such securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B); and (iii) regular interest securities held by a "financial assets securitization investment trust" ("FASIT") will qualify for treatment as "permitted assets" within the meaning of Code section 860L(c)(1)(G) and as "qualified mortgages" within the meaning of Code section 860G(a)(3) of if held by another REMIC. REMIC securities held by REITs or regulated investment companies will not constitute "government securities" within the meaning of Code section 856(c)(5)(A) or 851(b)(4)(A)(ii), respectively. REMIC securities held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code section 582(c)(1).

     In the case of items (i), (ii) and (iii) above, if less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the REMIC securities will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. If a series of securities employs a multi-tier REMIC structure, both the Upper Tier REMIC and the Lower Tier REMIC will be treated as a single REMIC for purposes of determining the extent to which the related REMIC securities and the income thereon will be treated as such assets and income.

   TAXATION OF REGULAR INTEREST SECURITIES.

     General.   Except as otherwise stated in this discussion, regular interest securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of regular interest securities that otherwise report income under a cash method of accounting will be required to report income with respect to regular interest securities under an accrual method.

     Original Issue Discount.   Certain classes of regular interest securities
may be issued with original issue discount within the meaning of section 1273(a) of the Code. The rules governing original issue discount with respect to a regular interest security are described above under "Non-REMIC
Securities -- Original Issue Discount." Holders of regular interest securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the regular interest securities. In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on regular interest securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such regular interest securities for federal income tax purposes.

     Although unclear at present, the depositor intends to treat interest on a regular interest security that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular interest securities will be deemed to be the index in effect through the life of the regular interest securities. It is possible, however, that the IRS may treat some or all of the interest on regular interest securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such regular interest securities.

     Market Discount.   A subsequent purchaser of a regular interest security
may also be subject to the market discount provisions of Code sections 1276 through 1278. These rules are described above under "Non-REMIC
Securities -- Market Discount."

     Premium.   The rules governing "premium" apply equally to regular interest securities (see above "Non-REMIC Securities -- Premium").

     Effects of Defaults and Delinquencies.   Certain series of securities may
contain one or more classes of subordinated securities, and in the event there are defaults or delinquencies on the mortgage assets, amounts that would otherwise be distributed on the subordinated securities may instead be distributed on the senior securities. Subordinated securityholders nevertheless will be required to report income with respect to such securities under an accrual method without giving effect to delays and reductions in distributions on such subordinated securities attributable to defaults and delinquencies on the mortgage assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a subordinated securityholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated security is reduced as a result of defaults and delinquencies on the mortgage assets.

     Treatment of Realized Losses.   Although not entirely clear, it appears
that holders of securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such securities becoming wholly or partially worthless, and that, in general, holders of securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such securities becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of securities may be allowed a bad debt deduction at such time that the principal balance of any such security is reduced to reflect realized losses resulting from any liquidated mortgage assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage assets remaining in the related trust fund have been liquidated or the securities of the related series have been otherwise retired. Potential investors and holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such securities, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on securities.

     Sale or Exchange.   If a regular interest security is sold, exchanged,
redeemed or retired, the holder will recognize gain or loss equal to the difference between the amount realized on such disposition and the adjusted basis in the regular interest security. Similarly, a holder who receives a payment denominated as principal with respect to a regular interest security will recognize gain equal to the excess of the amount of such payment over his adjusted basis in the regular interest security. A holder that receives a final payment that is less than the holder's adjusted basis in a regular interest security will generally recognize a loss. The adjusted basis of a regular interest security generally will equal the cost of the regular interest security to the holder, increased by any original issue discount or market discount previously included in the holder's gross income with respect to the regular interest security, and reduced by payments (other than payments of qualified stated interest) previously received by the holder on the regular interest security and by any amortized premium.

     Except as note above with respect to market discount and except as noted below, any such gain or loss on a regular interest security generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the regular interest security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

     If the holder of a regular interest security is a bank, a mutual savings bank, a thrift, or a similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of the regular interest security will be treated as ordinary income or loss.

     In the case of other types of holders, gain from the disposition of a regular interest security that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the regular interest security by the holder during his holding period is less than the amount that would have been includible in income if the yield on that regular interest security during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the holder acquired the regular interest security. Although the relevant legislative history indicates that the portion of the gain from disposition of a regular interest security that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the regular interest security that was not previously includible in income, the applicable Code provision contains no such limitation.

   TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES.

     The REMIC will not be subject to Federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"-- Prohibited Transactions and Contributions Tax" below. Instead, the original holder of a security representing a residual interest (a "residual interest security") will report on its federal income tax return, as ordinary income, the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the residual interest securities in proportion to their respective holdings on such day.

     The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of residual interest securities without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual interest securities will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the residual interest securities will be subject to tax rules, described below, that differ from those that would apply if the residual interest securities were treated for federal income tax purposes as direct ownership interests in the mortgage assets or as debt instruments issued by the REMIC.

     The holder of a residual interest security may be required to include taxable income from the residual interest security in excess of the cash distributed. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate security or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of such a security or instrument.

     A subsequent residual interest securityholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such residual interest securityholder owns such residual interest security. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual interest securityholder, as described above. The legislative history to the Code provisions governing this matter indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual interest security that purchased such residual interest security at a price greater than (or less than) the adjusted basis such residual interest security would have in the hands of an original residual interest securityholder. See "-- Sale or Exchange" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Limitation on Losses.   The REMIC will have a net loss for any calendar
quarter in which its deductions exceed its gross income. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a residual interest security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions.   Distributions on a residual interest security (whether at
their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of such payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of such excess.

     Sale or Exchange.   A holder of a residual interest security will recognize
gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the residual interest security at the time of such sale or exchange. In general, any such gain or loss will be capital gain or loss provided the residual interest security is held as a capital asset. However, residual interest securities will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a residual interest security by a bank or thrift institution to which such section applies would be ordinary income or loss. Any loss upon disposition of a residual interest security may be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. In that event, any loss will increase such regular interest securityholder's adjusted basis in the newly acquired interest.

     Excess Inclusions.   The excess inclusion portion of a REMIC's income is
generally equal to the excess, if any, of (a) REMIC taxable income for the quarterly period allocable to a residual interest security, over (b) the daily accruals for such quarterly period. For this purpose, daily accruals are determined by allocating to each day in the calendar quarter its ratable portion of the "adjusted issue price" of the residual interest security at the beginning of such quarterly period and 120% of the long term applicable federal rate in effect on the date the residual interest security is issued. The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income will be subject to federal income tax in all events and may not be offset by unrelated deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual securities continuously held by a thrift institution since November 1, 1995.

     In the case of any residual interest securities held by a real estate investment trust, the Code provides that under regulations to be issued the aggregate excess inclusions with respect to such residual interest securities, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual interest security as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules. No such regulations have been issued to date and it is unclear how this provision would be applied in practice.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     Restrictions on Ownership and Transfer of Residual Interest
Securities.   As a condition to qualification as a REMIC, reasonable
arrangements must be made to prevent the ownership of a residual interest security by any "disqualified organization." Disqualified organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a residual interest security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such residual interest security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     Under the REMIC Regulations, if a residual interest security is a "noneconomic residual interest," as described below, such transfer of a residual interest security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest security is a "noneconomic residual interest" unless at the time of the transfer (i) the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under final regulations issued by the Treasury Department on July 19, 2002, a transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the financial condition of the transferee, (ii) the transferee acknowledges to the transferor that the residual interest security may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest security as they become due, (iii) the transferee represents that it will not cause income from the residual interest security to be attributable to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer and (iv) the transfer satisfies either an "asset test" or "formula test." The "asset test" requires that the transfer be to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the aforementioned "safe harbor." The asset test is not satisfied if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the residual interest security will not be paid. Meanwhile, the "formula test" requires that the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of (i) the present value of any consideration given to the transferee to acquire the interest, (ii) the present value of the expected future distributions on the interest, and (iii) the present value of any anticipated tax savings associated with holding the interest as the REMIC generates losses. If a transfer of a "noneconomic residual security" is disregarded, the transferor would continue to be treated as the owner of the residual interest security and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Inducement Fees.   The REMIC Regulations (i) require transferees of
noneconomic residual interests that receive payments made to induce the acquisition of such interests ("inducement fees") to recognize such fees as income over the expected remaining life of the acquired REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding the residual interests, and (ii) specify that inducement fees constitute income from sources within the United States. These regulations will apply to any inducement fee received in connection with the acquisition of a residual interest security.

     Foreign Investors.   The REMIC Regulations provide that the transfer of a
residual interest security that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the residual interest security is effectively connected with the conduct of a United Sates trade or business. A residual interest security is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the residual interest security to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreements will provide that no residual interest security may be transferred to a non-U.S. Person. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is not a Non-U.S. Person.

     The Agreements provide that any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual interest securities are advised to consult their own tax advisors with respect to transfers of the residual interest securities and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Mark to Market Rules.   Prospective purchasers of a residual interest
security should be aware that such a security acquired after January 3, 1995 cannot be marked-to-market.

     Administrative Matters.   The REMIC's books must be maintained on a
calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

   TAXATION OF THE REMIC

     General.   Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Qualification as a REMIC.   The trust estate or one or more designated
pools of the assets of the trust estate may elect to be treated under the Code as a REMIC in which the regular interest securities and residual interest securities will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the holders' interests in the REMIC are met on a continuing basis. A loss of REMIC status could have a number of consequences for holders. If, as the result of REMIC disqualification, the trust estate were treated as an association taxable as a corporation, distributions on the security could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital. Alternatively, distributions on a regular interest security could continue to be treated as comprised of interest and principal notwithstanding REMIC disqualification, in which case a cash-basis holder might not be required to continue to recognize interest and market discount with respect to the security on a accrual basis. Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could cause the securities and the associated distributions not to be qualified assets and income for the various purposes of domestic building and loan associations, FASITs and REITs described under "REMIC Securities -- Status as Real Property Loans" above, although such a loss would not affect the status of the securities as "government securities" for REITs. The securities should continue to qualify as "government securities" for regulated investment companies, regardless of whether REMIC status is lost.

     Calculation of REMIC Income.   The taxable income or net loss of a REMIC is
determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income on such loans will be equivalent to the method under which securityholders accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax.   The REMIC will be subject
to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of residual interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

WITHHOLDING WITH RESPECT TO CERTAIN FOREIGN INVESTORS

     Interest paid to or accrued by a beneficial owner of a security who is a not a U.S. Person (a "foreign person") generally will be considered portfolio interest and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the depositor or its affiliates or a controlled foreign corporation with respect to which the depositor or its affiliates is a related person (all within the meaning of the Code) and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the securities (the "withholding agent") with an appropriate statement on Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the securities is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a security through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a security.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

     For purposes of this discussion, the term "U.S. Person" means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

BACKUP WITHHOLDING

     Under federal income tax law, a securityholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to such person who is a United States person if such person, among other things, (i) fails to furnish his social security number or other taxpayer identification number, (ii) furnishes an incorrect taxpayer identification number, (iii) fails to report properly interest and dividends, or
(iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is correct and that such person is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a securityholder who is a Non-U.S. Person if the securityholder fails to provide securities broker with a Foreign Person Certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of regular interest securities or residual interest securities. The backup withholding rate is generally the fourth lowest rate of income tax as in effect from time to time. Backup withholding, however, does not apply to payments on a security made to certain exempt recipients, such as tax-exempt organizations, and to certain Non-U.S. Persons. Securityholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a security.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and Section 4975 of the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such securities.

     ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and certain Keogh plans, and on collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances unless certain exceptions apply.

     Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the securities of a series consist of notes or bonds that are not treated as equity interests in the issuing trust for purposes of the Plan Asset Regulation, a Plan's investment in such notes or bonds would not cause the trust assets to be deemed Plan assets. However, the depositor, the servicer, the trustee and the underwriter may be the depositor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes or bonds, the purchase of notes or bonds using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, notes or bonds may not be purchased using the assets of any Plan if the depositor, the servicer, the trustee, the underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

     In addition, the issuing trust or an affiliate might be considered or might become a Party in Interest with respect to a Plan. Also, any holder of certificates issued by the trust, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans depositored by such holder. In either case, the acquisition or holding of notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

     - Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

     - PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

     - PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

     - PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

     - PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

     The prospectus supplement for a series of securities may require that Plans investment in notes or bonds represent that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

     The Plan Asset Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

     If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in a trust established for a series of securities, then the trust assets would be considered to be assets of the Plan. Because the loans held by the trust may be deemed Plan assets of each Plan that purchases equity securities, an investment in the securities by a Plan might be a prohibited transaction under Sections 406 and 407 of ERISA and subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory or administrative exemption applies.

     The DOL has issued PTCE 83-1, which exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. If the general conditions (discussed below) of PTEC 83-1 are satisfied, investments by a Plan in certificates that provide for pass-through payments of principal and interest and represent beneficial undivided fractional interests in a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash ("single family securities") will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the single family securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool depositor, the Plan does not purchase more than 25% of all single family securities, and at least 50% of all single family securities are purchased by persons independent of the pool depositor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities.

     The discussion in this and the next succeeding paragraph applies only to single family securities. PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     - the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     - the existence of a pool trustee who is not an affiliate of the pool depositor; and

     - a limitation on the amount of the payment retained by the pool depositor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool depositor to the pool.

     The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold single family securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of securities issued by the investment pools whose assets consist of:

     - certain types of secured receivables, secured loans and other secured obligations, including home equity loans, obligations secured by shares issued by a cooperative housing association, and obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multi-family residential real property (including obligations secured by leasehold interests on residential real property);

     - property securing a permitted obligation;

     - undistributed cash, cash credited to a "pre-funding account" or a "capitalized interest account", and certain temporary investments made therewith; and

     - certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or REMIC) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

     Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

     - the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

     - the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a "designated transaction";

     - at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor's Rating Services, Moody's Investors Service, Inc. or Fitch Ratings, each referred to herein as a "rating agency";

     - the trustee must not be an affiliate of any other member of the "restricted group";

     - the sum of all payments made to and retained by the underwriter must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer's depositor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

     - the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

     - in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

     The issuer must also meet the following requirements:

     - the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

     - securities evidencing interests in other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities; and

     - investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

     For purposes of the underwriter exemptions, the term "designated transaction" includes any securitization transaction in which the assets of the issuer consist solely of home equity loans, obligations secured by shares issued by a cooperative housing association and/or obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multi-family residential real property (including obligations secured by leasehold interests on residential real property). Such home equity loans and residential mortgage loans may be less than fully secured, provided that:

     - the securities acquired by a plan in the designated transaction are not subordinated to any other class of securities issued by the same issuer;

     - at the time of acquisition, the securities acquired by the plan must have received a rating in one of the two highest generic rating categories from a rating agency; and

     - the obligations must be secured by collateral whose fair market value on the closing date of the designated transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the obligation and (ii) the outstanding principal balance of any other obligations of higher priority (whether or not held by the issuer) which are secured by the same collateral.

     The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

     - in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

     - the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

     - the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

     - immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemptions do not apply to plans depositored by a member of the restricted group, which includes the depositor, the servicer (and any subservicer), the trustee, the underwriter, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

     Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer's assets. As with certificates, exemptive relief would not be available for plans depositored by a member of the restricted group.

     The prospectus supplement will provide further information that plans should consider before purchasing the securities. Any plan fiduciary that proposes to cause a plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any underwriter exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and composition of the plan's investment portfolio.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of this type of legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractually commitment was made or such securities were acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by NCUA Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a mortgage related security).

     All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a mortgage related security) should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including mortgage related securities which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, high-risk mortgage securities include securities not entitled to distributions allocated to principal or interest and subordinate securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a high-risk mortgage security, and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     The securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust) through any of the following methods:

     - by negotiated firm commitment underwriting and public reoffering by underwriters;

     - by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     - by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth:

     - the identity of any underwriters thereof;

     - either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor or the method by which the price at which the underwriters will sell the securities will be determined;

     - information regarding the nature of the underwriters' obligations;

     - any material relationship between the depositor and any underwriter; and

     - where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered.

     In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the related series if any of those securities are purchased.

Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     Redwood Trust, Inc. or other affiliates of the depositor may purchase securities and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the securities, from time to time, either directly or indirectly through one or more underwriters, underwriting syndicates or designated agents.

     If a series is offered other than through underwriters, the prospectus supplement relating to that series will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

                                 LEGAL MATTERS

     The validity of the securities will be passed upon for the depositor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the securities will be passed upon for the depositor by Chapman and Cutler LLP, San Francisco, California.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the prospectus supplement.

                             AVAILABLE INFORMATION

     The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the supplement relating to each series of securities contain information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such registration statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:

Chicago Regional Office,             New York Regional Office
500 West Madison Street, Suite 1400  233 Broadway
Chicago, Illinois 60661              New York, New York 10279

     Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference some of the information filed with it, which means that important information can be disclosed by referring to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus. Neither the depositor nor the servicer for any series intends to file with the SEC periodic reports with respect to the related trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     All documents filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of that prospectus supplement and prior to the termination of any offering of the securities issued by the trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents.

     The trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for these documents should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                     RATING

     It is a condition to the issuance of the securities of each series offered hereby and by the supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

     Ratings on asset-backed securities address the likelihood of receipt by securityholders of all distributions on the trust assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the trust assets and the credit quality of the credit enhancer or guarantor, if any. Ratings on asset-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which actual prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, security ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS


accrual securities..........................................       35
accrued period..............................................       87
acquisition premium.........................................       88
adjusted issue price........................................   87, 96
Agreement...................................................       14
backup withholding..........................................      103
balloon payment.............................................       15
beneficial owners...........................................       42
buydown.....................................................       21
capital asset...............................................       84
CERCLA......................................................       77
class security balance......................................       34
Code........................................................   33, 84
collateral value............................................       18
collection account..........................................       58
components..................................................       39
contingent interest payment.................................       86
cut-off date................................................       13
daily portions..............................................       87
disqualified organization...................................       98
DOL.........................................................      105
DTC.........................................................       11
due on sale.................................................       16
EPA.........................................................       77
ERISA.......................................................       33
evidences of indebtedness...................................   92, 96
Exchange Act................................................      106
FASIT.......................................................       92
FHA loans...................................................       19
Garn-St. Germain Act........................................       80
government securities.......................................   85, 92
indemnified party...........................................       67
IRS.........................................................       85
lockout periods.............................................       16
Lower Tier REMIC............................................       91
mortgage related securities.................................   7, 111
NCUA........................................................      111
noneconomic residual interest...............................       98
non-REMIC Securities........................................       84
OID Regulations.............................................       85


Parties in Interest.........................................      104
passive losses..............................................       95
permitted assets............................................       92
permitted investments.......................................       50
Plans.......................................................      104
Policy Statement............................................      111
portfolio income............................................       95
PTCE........................................................      105
qualified mortgages.........................................       92
RCRA........................................................       78
refinance loan..............................................       18
regular interest securities.................................       91
REIT........................................................       92
Relief Act..................................................       82
REMIC.......................................................       84
REMIC Regulations...........................................       84
residual interest securities................................       94
secured creditor exclusion..................................       77
single family securities....................................      106
SMMEA.......................................................      111
strip.......................................................       41
structuring range...........................................       40
Tax Prepayment Assumption...................................       87
thrift institutions.........................................       97
Title V.....................................................       81
Upper Tier REMIC............................................       91
US person...................................................      102
VA loans....................................................       19
withholding agent...........................................      102

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED          , 2004)

                                       $

           [LOGO] SEQUOIA MORTGAGE TRUST
                                  BOND ISSUER
                          [LOGO] [                  ]
                                   DEPOSITOR

  Consider carefully the risk         COLLATERALIZED MORTGAGE BONDS
  factors beginning on page S-7 of    $        CLASS A-1 BONDS
  this prospectus supplement and on   $        CLASS B-1 BONDS
  page 8 of the prospectus.           THE TRUST WILL ISSUE:
                                      - One class of Senior Class A-1 Bonds; and
  The bonds are redeemable only       - One class of Subordinated Class B-1 Bonds.
  under circumstances described in    THE BONDS:
  this prospectus supplement.         - Will be collateralized by primarily      year [fixed adjustable] rate,
                                        mortgage loans secured by first liens on one- to four-family
  The bonds represent obligations of    residential properties;
  the trust only and do not           - Pay the holders of senior bonds payments of interest and principal from
  represent an interest in or           the collateral pledged to secure the Bonds and the bond insurance
  obligation of the trustee, the        policy;
  depositor or any of their           - Pay the holders of subordinated bonds payments of interest and
  affiliates.                           principal solely from the collateral pledged to secure the bonds; and
                                      - Pay all holders of bonds the amounts of principal and interest due
  This prospectus supplement may be     thereon on the      th day of each month, or if such day is not a
  used to offer and sell bonds only     business day, the next succeeding business day, commencing on
  if accompanied by the prospectus.                 , 200  .

The senior bonds will be unconditionally and irrevocably guaranteed as to payment of insured payments, as defined in this prospectus supplement, pursuant to the terms of the financial guaranty insurance policy to be issued:

                                 [INSURER LOGO]

Bonds of each series will be characterized for federal income tax purposes as debt instruments.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Important Notice about the Information Presented in this
  Prospectus Supplement and the Accompanying Prospectus.....   S-3
Where You can Find More Information.........................   S-3
Summary.....................................................   S-4
Risk Factors................................................   S-7
The Issuer..................................................   S-7
Description of the Bonds....................................   S-8
Credit Enhancement..........................................  S-19
Security for the Bonds......................................  S-19
Servicing of the Mortgage Loans.............................  S-27
Use of Proceeds.............................................  S-30
Federal Income Tax Consequences.............................  S-30
ERISA Matters...............................................  S-30
Method of Distribution......................................  S-31
Legal Matters...............................................  S-31
Ratings.....................................................  S-32
Index of Defined Terms......................................   I-1

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the bonds in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of bonds, and (2) this prospectus supplement, which describes the specific terms of your series of bonds and may be different from the information in the prospectus.

     IF THE TERMS OF YOUR SERIES OF BONDS AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" beginning on page S-38 in this prospectus supplement.

     The underwriter may engage in transactions that stabilize, maintain, or in some way affect the price of the bonds. These types of transactions may include stabilizing the purchase of bonds to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting" in this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

New York Regional Office                   Chicago Regional Office
233 Broadway                               500 West Madison Street, Suite 1400
New York, New York 10279                   Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the Depositor with the SEC (Registration No.
          ). You may request a free copy of any of the above filings by writing or calling:
                                          [DEPOSITOR]
                                          ONE BELVEDERE PLACE
                                          MILL VALLEY, CA 94941
                                          (415) 389-7373

     You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                                    SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the Offered Bonds.

                                 OFFERED BONDS

     Sequoia Mortgage Trust                , collateralized mortgage bonds,
Class A-1 and Class B-1 are the bonds being offered in this prospectus supplement.

                    SECURITIES OTHER THAN THE OFFERED BONDS

     In addition to the bonds, the investor certificate will be issued but will not be offered by this prospectus supplement. The investor certificate will provide limited credit support for the bonds as described in this prospectus supplement.

                                  DESIGNATIONS

Senior bonds --        Class A-1 Bonds
Subordinated bonds --  Class B-1 Bonds
Offered Bonds --       the senior bonds and
                       the subordinated
                       bonds
Book-entry bonds --    all classes of bonds

                                  BOND ISSUER

     The bond issuer, Sequoia Mortgage Trust      , is a statutory business
trust established under the laws of the State of Delaware by the deposit trust agreement, as defined in this prospectus supplement, for the sole purpose of issuing the bonds and the investor certificate. The depositor settlor and sole beneficiary of the issuer is [depositor], a Delaware corporation, and [a wholly owned subsidiary of RWT Holdings Inc.,] a wholly owned subsidiary of Redwood Trust, Inc., a Maryland corporation. Redwood Trust will be the manager of the issuer pursuant to a management agreement entered into with the issuer. None of the depositor, Redwood Trust or the bond trustee has guaranteed or is otherwise obligated with respect to payment of the bonds, and no other person or entity other than the issuer is obligated to pay the bonds.

                                  BOND TRUSTEE

                    , a banking corporation organized under the laws of
               .

                                 OWNER TRUSTEE

                    , a banking corporation organized under the laws of the state of Delaware.

                           MASTER SERVICING AGREEMENT

     The mortgage loans will be serviced pursuant to a master servicing
agreement dated as of           1, 200 , among the issuer, the bond trustee and
the master servicer.

                                MASTER SERVICER

                    will act as master servicer for the mortgage loans.

                            DEPOSIT TRUST AGREEMENT

     The issuer will be established and the investor certificate will be issued
pursuant to a deposit trust agreement dated as of            , 200 , among the
depositor and the owner trustee.

                                   INDENTURE

     The bonds and the investor certificate will be issued pursuant to an
indenture dated as of            , 200  , among the issuer and the bond trustee.

                                  CUT-OFF DATE

                 , 200

                                  CLOSING DATE

     On or about             , 200

                               DETERMINATION DATE

     The      th day of each month or, if such day is not a business day, the first business day thereafter.

                                  PAYMENT DATE

     The      th day of each month or if such day is not a business day, the
next business day thereafter, commencing in             200 . Payments on each
payment date will be made to bondholders of record as of the related record date, except that the final payment on the bonds will be made only upon presentment and surrender of the bonds at the corporate trust office of the bond trustee.

                                  RECORD DATE

     The last business day preceding a payment date unless the bonds are no longer book-entry bonds in which case the record date is the last business day of the month preceding the month of a payment date.

                              PRIORITY OF PAYMENTS

     Payments will be made on each payment date from available funds in the following order of priority:

     1. To interest on the senior bonds;

     2. To principal of the senior bonds;

     3. To interest on the subordinated bonds;

     4. To principal of the subordinated bonds;

     5. To interest on the investor certificate;

     6. To principal of the investor certificate; and

     7. To the holder of the investor certificate, all remaining funds.

                              PAYMENTS OF INTEREST

     To the extent funds are available, each class of bonds will be entitled to receive interest in the amount of the interest payment amount. The interest accrual period for each class of bonds will be the calendar month preceding the month of the respective payment date.

                             PAYMENTS OF PRINCIPAL

     To the extent funds are available, principal payments in reduction of the class principal amount of each class of bonds will be made on each payment date.

                                STATED MATURITY

     The stated maturity for each class of bonds is the date determined by the Depositor which is years after the payment date immediately following the last maturity date of any mortgage loan.

                        OPTIONAL REDEMPTION OF THE BONDS

     The bonds may be redeemed at a redemption price equal to 100% of the unpaid principal amount of such bonds, plus accrued and unpaid interest thereon at the applicable bond interest rate. The bonds are not otherwise subject to redemption or call at the option of the issuer nor are they subject to special redemption.

                               CREDIT ENHANCEMENT

     - SUBORDINATION

     The subordinated bonds and the investor certificate will provide credit enhancement for the senior bonds. The investor certificate will provide credit enhancement for the subordinated bonds.

     The rights of holders of the subordinated bonds and the investor certificate to receive payments with respect to the mortgage loans will be subordinated to such rights of the holders of the senior bonds, and the rights of the holder of the investor certificate will be further subordinated to such rights as the holders of the subordinated bonds.

     - BOND INSURANCE POLICY

                    will issue a financial guaranty insurance policy pursuant to which it will irrevocably and unconditionally guarantee payment of the insured payment if the bond trustee determines that available funds for a payment date are less than the senior bond interest payment amount and the senior bond
principal payment amount. The insurer's claims paying ability is rated      by
               .

                                    ADVANCES

     The master servicer is obligated to make advances of cash which will be included with mortgage collections, in an amount equal to the delinquent monthly payments due on the immediately preceding monthly payment date. The master servicer is under no obligation to make advances to the extent it determines such advances are not recoverable from future payments or collections on the related mortgage loans or to guarantee or insure against losses.

                             SECURITY FOR THE BONDS

     The bonds will be secured by collateral consisting of the following:

     - mortgage loans;

     - bond account;

     - distribution account; or

     - any combination of the above.

                        FEDERAL INCOME TAX CONSEQUENCES

     The bonds will be treated as debt for federal income tax purposes, and interest, including original issue discount with respect to any class of offered bonds issued with original issue discount, will be taxable to nonexempt bondholders.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the purchase or holding of Class A Bonds could give rise to a transaction prohibited or not otherwise permissible under applicable law.

                                LEGAL INVESTMENT

     So long as the Class A Bonds are rated in one of the two highest ratings categories by at least one nationally recognized statistical rating agency, the Class A Bonds will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA.

                                  BOND RATING
     It is a condition to the issuance of the Class A Bonds that the Class A Bonds be rated "AAAr" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc. Standard & Poor's assigns the additional symbol of "r" to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit volatility or variability in total return.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors.

                                USE OF PROCEEDS

     The issuer intends to distribute all of the net proceeds of the issuance of the bonds to the depositor which will apply such proceeds to the purchase of the mortgage loans.

                                  RISK FACTORS

     INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF BONDS. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS.

CASH FLOW CONSIDERATIONS AND RISKS

     The mortgaged property assets of the trust are the sole source of distributions for the bonds. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the bonds if the credit enhancement created by the overcollateralization of the bonds is insufficient and if payments under the bond insurance policy were unavailable. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to bondholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, bondholders could experience a loss if the credit enhancement created by the overcollateralization of the bonds has been exhausted and if payments under the bond insurance policy were unavailable.

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

     Most of the mortgage loans are secured by mortgaged properties located in
          and           . Consequently, losses and prepayments on the mortgage
loans and the resultant payments on the bonds may be affected significantly by changes in the housing markets and the regional economies in these areas and by the the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods, in these areas.

BANKRUPTCY AND INSOLVENCY RISKS

     It is believed that the transfer of the initial mortgage loans from the seller to the depositor and the depositor to the bond issuer will each be treated as a sale rather than a secured financing for purposes of state law. Counsel for the seller will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the depositor, the mortgage loans and other assets of the bond issuer would not be considered part of the seller's or depositor's bankruptcy estates and, thus, would not be available to their creditors. On the other hand, a bankruptcy trustee or one of the creditors of the seller or the depositor might challenge this conclusion and argue that the transfer of the pledge mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in payments on the bonds.

                                   THE ISSUER

     The issuer is a statutory business trust established under the laws of the State of Delaware by an amended and restated deposit trust agreement, dated as
of                     , 200     . The issuer was formed for the sole purpose of
issuing the bonds and the investor certificate. The depositor is the settlor and
sole beneficiary of the issuer and                     is the owner trustee of
the issuer. The depositor is a limited purpose finance corporation the capital
stock of which is wholly owned by [     ] Redwood Trust, Inc., a Maryland
corporation. Redwood Trust will be the manager of the issuer pursuant to a management agreement entered into with the issuer. None of the depositor,
Redwood Trust,                     or any of their respective affiliates has
guaranteed or is otherwise obligated with respect to payment of the bonds and no person or entity other than the issuer is obligated to pay the bonds, except as specifically set forth in this prospectus supplement with regard to the bond insurance policy.

     The Issuer's assets will consist almost entirely of the mortgages which will be pledged to secure the bonds. If the mortgage loans and other collateral securing the bonds are insufficient for payment of the bonds, it is unlikely that significant other assets of the issuer will be available for payment of the bonds. The amount of funds available to pay the bonds may be affected by, among other things, realized losses incurred on defaulted mortgage loans.

     The Indenture prohibits the issuer from incurring any indebtedness other than the bonds, or assuming or guaranteeing the indebtedness of any other person.

                            DESCRIPTION OF THE BONDS

GENERAL

     The Bonds will be issued pursuant to the Indenture. Set forth below are summaries of the specific terms and provisions pursuant to which the Bonds will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Sequoia Mortgage Trust                , Collateralized Mortgage Bonds
(the "Bonds"), will consist of the Class A-1 Bonds (the "Senior Bonds") and the Class B-1 Bonds (the "Subordinated Bonds"). The Issuer will also issue the Investor Certificate (the "Investor Certificate") as described herein. The Senior Bonds and the Subordinated Bonds are collectively referred to herein as the "Offered Bonds." Only the Bonds are offered hereby. The Classes of Bonds will have the respective Bond Interest Rates described on the cover hereof. The Investor Certificate will bear interest at the "Certificate Interest Rate" described herein.

     The "Class Principal Amount" of (a) the Senior Bonds (the "Senior Class Principal Amount") as of any Payment Date is the Original Senior Class Principal Amount reduced by all amounts previously distributed to holders of the Senior Bonds as payments of principal, (b) the Subordinated Bonds (the "Subordinated Class Principal Amount") as of any Payment Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the Senior Class Principal Amount immediately prior to such date, and (ii) the Original Subordinated Class Principal Amount reduced by all amounts previously distributed to holders of the Subordinated Bonds as payments of principal. The Senior Bonds will have an original Senior Class Principal Amount of
$               (the "Original Senior Class Principal Amount") and the
Subordinated Bonds will have an original Subordinated Class Principal Amount of
$               (the "Original Subordinated Class Principal Amount"). The
"Invested Amount" of the Investor Certificate as of any Payment Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the sum of (x) the Senior Class Principal Amount and (y) the Subordinated Class Principal Amount, in each case immediately prior to such date, and (ii) the Original Invested Amount reduced by all amounts previously distributed to the holder of the Investor Certificate in reduction of the Invested Amount. The Investor Certificate will have an original Invested Amount
of approximately $               (the "Original Invested Amount").

BOOK-ENTRY BONDS

     The Bonds will be book-entry Bonds (each, a Class of "Book-Entry Bonds"). Persons acquiring beneficial ownership interests in the Bonds ("Bond Owners") may elect to hold their Bonds through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Bonds will be issued in one or more certificates which equal the aggregate principal amount of the Bonds and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Bonds in minimum denominations
representing Class Principal Amounts of $               and in multiples of
$1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Bond (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Bond (a "Definitive Bond"). Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholders" of the Bonds will be Cede & Co., as nominee of DTC. Bond Owners will not be Bondholders as that term is used in the Indenture. Bond Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Bond Owners will receive all payments of principal of, and interest on, the Bonds from the Bond Trustee through DTC and DTC participants. While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit payments of principal of, and interest on, the Bonds. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Bond Owners have accounts with respect to Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess certificates, the Rules provide a mechanism by which Bond Owners will receive payments and will be able to transfer their interest.

     Bond Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Bond Owners who are not Participants may transfer ownership of Bonds only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bond Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the Bonds, see "FEDERAL INCOME TAX CONSEQUENCES -- Withholding with Respect to Certain Foreign Investors" and "-- Backup Withholding" in the prospectus and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the

Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Bonds, whether held for its own account or as nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Bonds will be made on each Distribution Date by the Bond Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Bonds that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Bonds that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Bonds may experience some delay in their receipt of payments, since such payments will be forwarded by the Bond Trustee to Cede & Co., as nominee of DTC. Payments with respect to Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES -- Withholding with Respect to Certain Foreign Investors" and
"-- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Bond, may be limited due to the lack of physical certificates for such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market since certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

     Monthly and annual reports on the Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Bonds of such beneficial owners are credited.

     DTC has advised the Issuer and the Bond Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Bonds under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Bonds which conflict with actions taken with respect to other Bonds.

     Definitive Bonds will be issued to beneficial owners of the Book-Entry Bonds, or their nominees rather than to DTC, only if (a) DTC or the Issuer advises the Bond Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Bonds and the Issuer or the Bond Trustee is unable to locate a qualified successor or (b) the Issuer, at its sole option, elects to terminate a book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Bond Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the Definitive Bonds. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Bonds and instructions for re-registration, the Bond Trustee will issue Definitive Bonds, and thereafter the Bond Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Bonds among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Company, the Issuer or the Bond Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Bonds held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Master Servicer will establish and maintain or cause to be established and maintained a separate account or accounts for the collection of payments on the Mortgage Loans (the "Collection Account"). On or prior to the Closing Date, the Bond Trustee will establish an account (the "Distribution Account"), which will be maintained with the Bond Trustee in trust for the benefit of the Bondholders. On or prior to the business day immediately preceding each Payment Date, the Master Servicer will withdraw from the Collection Account the Bond Distribution Amount for such Payment Date, to the extent of Available Funds on deposit therein, and will deposit such amount in the Distribution Account. The "Bond Distribution Amount" for any Payment Date will equal the sum of (i) the Senior Interest Payment Amount, (ii) the Senior Principal Payment Amount, (iii) the Subordinated Interest Payment Amount and (iv) the Subordinated Principal Payment Amount (as each such term is defined herein). Funds credited to the Bond Account or the Distribution Account may be invested at the direction of the Company for the benefit and at the risk of the Company in Permitted Investments, as defined in the Master Servicing Agreement, that are scheduled to mature on or prior to the business day preceding the next Payment Date.

PAYMENTS

     Payments on the Bonds will be made by the Bond Trustee on [the   th day of
each month], or if such day is not a business day, on the first business day
thereafter, commencing in             200 (each, a "Payment Date"), to the
persons in whose names such Bonds are registered at the close of business on the last business day of the month preceding the month of such Payment Date (the "Record Date").

     Payments on each Payment Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable bond register or, in the case of a Bondholder who holds 100% of a Class of Bonds or who holds Bonds with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Bond Trustee in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such Bondholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Bonds will be made only upon presentment and surrender of such Bonds at the Corporate Trust Office of the Bond Trustee.

     As more fully described herein, payments will be made on each Payment Date from Available Funds in the following order of priority: (i) to interest on the Senior Bonds; (ii) to principal of the Senior Bonds; (iii) to interest on the Subordinated Bonds; (iv) to principal of the Subordinated Bonds; (v) to interest on the Investor Certificate; (vi) to principal of the Investor Certificate; and
(vii) to the holder of the Investor Certificate, all remaining Available Funds, subject to certain limitations set forth herein under " -- Principal."

     "Available Funds" with respect to any Payment Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due [on the Due Date in the month] in which such Payment Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer's or the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), during the [month] preceding the month of such Payment Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the [month] preceding the month of such Payment Date; and (iv) amounts received with respect to such Payment Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by Redwood Trust [or by the Master Servicer or the Company] as of such Payment Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the applicable Servicer or the Master Servicer is entitled to be reimbursed pursuant to the Master Servicing Agreement.

     On each Payment Date after the Subordinated Class Principal Amount and the Invested Amount have been reduced to zero, the amount, if any, by which the Senior Interest Payment Amount and the Senior Principal Payment Amount exceed the Available Funds, shall be paid by the Insurer to the Senior Bondholders pursuant to the Bond Insurance Policy.

INTEREST

     The Bond Interest Rate for each Class of Bonds for each Payment Date (each, a "Bond Interest Rate") is described on the cover hereof. On each Payment Date, to the extent of funds available therefor, each Class of Bonds and the Investor Certificate will be entitled to receive an amount allocable to interest as described below (as to each such Class or the Investor Certificate, as applicable, the "Interest Payment Amount") with respect to the related Interest Accrual Period. With respect to each Payment Date, the "Interest Accrual Period" for each Class of Bonds and the Investor Certificate will be the [calendar month] preceding the month of such Payment Date.

     The Interest Payment Amount for the Senior Bonds (the "Senior Interest Payment Amount") will be equal to the sum of (i) interest at the Senior Bond Interest Rate on the Senior Class Principal Amount, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Payment Date exceeded the amount actually distributed as interest on such prior Payment Dates and not subsequently distributed. The Interest Payment Amount for the Subordinated Bonds (the "Subordinated Interest Payment Amount") will be equal to the sum of (i) interest at the Subordinated Bond Interest Rate on the Subordinated Class Principal Amount, (ii) interest at the Subordinated Bond Interest Rate on any Subordinated Principal Carryover Shortfall, (iii) the sum of the amounts, if any, by which the sum of the amounts described in clauses (i) and (ii) above on each prior Payment Date exceeded the amount actually distributed as interest on such prior Payment Dates and not subsequently distributed (the "Subordinated Interest Carryover Shortfall") and (iv) interest at the Subordinated Bond Interest Rate on any Subordinated Interest Carryover Shortfall (to the extent permitted by applicable law). The Interest Payment Amount for the Investor Certificate (the "Certificate Interest Payment Amount") will be equal to interest at the Certificate Interest Rate on the Invested Amount. The Senior Bonds will not be entitled to interest on any Senior Interest Payment Amount not paid when due prior to such time as the Bonds are declared immediately due and payable upon the occurrence of an Event of Default as described herein under "-- Priority of Payments and Allocation of Shortfalls." The Investor Certificate will not be entitled to interest on any Certificate Interest Payment Amount not paid when due.

     The interest payable on any Payment Date as described above, but not the entitlement thereto, for the Subordinated Bonds, and in the event of a default of the Insurer under the Bond Insurance Policy, the Senior Bonds, will be reduced by their respective proportionate amounts of "Net Interest Shortfalls" for such Payment Date, if any, based on the amount of interest each Class of Bonds would otherwise be entitled to receive on such Payment Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. With respect to any Payment Date, the "Net Interest Shortfall" is equal to the amount by which the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction and (ii) any Prepayment Interest Shortfalls, in each case during the calendar month preceding the month of such Payment Date, exceeds the sum of (i) the Master Servicing Fee for such period and (ii) the amounts otherwise payable on such Payment Date to the holder of the Investor Certificate as described in clauses "fifth", "sixth" and "seventh" under "-- Priority of Payments and Allocation of Shortfalls" below. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Servicemembers

Civil Relief Act. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan.

     Accrued interest to be paid on any Payment Date will be calculated, in the case of each Class of Bonds and the Investor Certificate, on the basis of the related Class Principal Amount or Invested Amount, as applicable, immediately prior to such Payment Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

PRINCIPAL

     GENERAL. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated among the Senior Bonds, the Subordinated Bonds and the Investor Certificate.

     SENIOR PRINCIPAL PAYMENT AMOUNT. On each Payment Date, the Available Funds remaining after payment of interest with respect to the Senior Bonds, up to the amount of the Senior Principal Payment Amount for such Payment Date, will be distributed as principal of the Senior Bonds. The "Senior Principal Payment Amount" for any Payment Date will equal the Senior Percentage of the sum of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement (as defined herein) [or any optional purchase by the Master Servicer or the Company of a default Mortgage Loan] as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Payment Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Payment Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Payment Date, the Stated Principal Balance of such Mortgage Loan, and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Payment Date.

     "Stated Principal Balance" means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The "Pool Principal Balance" with respect to any Payment Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Payment Date.

     The "Senior Percentage" for any Payment Date is the percentage equivalent of a fraction the numerator of which is the Senior Class Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Subordinated Class Principal Amount and (iii) the Invested Amount, in each case immediately prior to such date. The "Subordinated Percentage" for any Payment Date is the percentage equivalent of a fraction the numerator of which is the Subordinated Class Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Subordinated Class Principal Amount and (iii) the Invested Amount, in each case immediately prior to such date. The "Investor Percentage" for any Payment Date will be calculated as the difference between 100% and the sum of the Senior Percentage and the Subordinated Percentage for such date.

     SUBORDINATED PRINCIPAL PAYMENT AMOUNT. On each Payment Date, to the extent of Available Funds therefor, the Subordinated Principal Payment Amount for such Payment Date will be distributed as principal of the Subordinated Bonds. The "Subordinated Principal Payment Amount" for any Payment Date will equal the sum of (i) the Subordinated Percentage of the sum of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan

Purchase Agreement [or by the Master Servicer or the Company in connection with any optional purchase by the Master Servicer of a defaulted Mortgage Loan] as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Payment Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Payment Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Payment Date, the Stated Principal Balance of such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Payment Date and (ii) any Subordinated Principal Carryover Shortfall. The "Subordinated Principal Carryover Shortfall" for any Payment Date will equal the excess of (a) the Original Subordinated Class Principal Amount reduced by all amounts previously distributed to holders of the Subordinated Bonds as payments of principal or Subordinated Principal Carryover Shortfall, over (b) the Subordinated Class Principal Amount immediately prior to such date.

     INVESTED AMOUNT PAYMENT. On each Payment Date, to the extent of Available Funds therefor, the Invested Amount Payment for such Payment Date will be distributed in reduction of the Invested Amount of the Investor Certificate. The "Invested Amount Payment" for any Payment Date will equal the sum of (i) the Investor Percentage of the sum of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement (as defined herein) [or any optional purchase by the Master Servicer or the Company of a defaulted Mortgage Loan] as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Payment Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Payment Date, and (e) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Payment Date and (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Payment Date, the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (e) of the definition of Senior Principal Payment Amount and clause (e) of the definition of Subordinated Principal Payment Amount.

PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS

     Prior to the declaration that the Bonds are due and payable, on any Payment Date Available Funds will be applied in the following order of priority:

          first, to the Senior Interest Payment Amount;

          second, to the Senior Principal Payment Amount;

          third, to the Subordinated Interest Payment Amount;

          fourth, to the Subordinated Principal Payment Amount;

          fifth, to the Certificate Interest Payment Amount;

          sixth, to the Invested Amount Payment; and

          seventh, to the holder of the Investor Certificate, the balance of any Available Funds remaining in the Bond Account.

     If a Realized Loss results in the Stated Principal Balances of the Mortgage Loans declining in an amount greater than the sum of (i) the payments of principal on the Senior Bonds, (ii) the payments of principal on the Subordinated Bonds and (iii) the payment in reduction of the Invested Amount, the Senior Percentage, the Subordinated Percentage and the Investor Percentage may shift (as a result of their methods of computation as described above under "-- Principal") such that funds available in the Distribution Account for payments of principal on each future Payment Date may be allocated in a higher ratio to the Senior Bonds as a result of such shortfall. This shift of the Senior Percentage, the Subordinated Percentage and the Investor Percentage may cause the Senior Bonds to amortize more rapidly, and the Subordinated Bonds and the Investor Certificate to amortize more slowly, than would otherwise have been the case in the absence of such shortfalls. An investor should consider the risk that, in the case of any Bond purchased at a discount, a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, an investor in the Bonds should consider the risk that there can be no assurance that investors in the Bonds will be able to reinvest the payments thereon at yields equaling or exceeding the yields on such Bonds. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Bonds. In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the related Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     Under the Indenture, an Event of Default will not occur solely due to the occurrence of Shortfalls that affect only the Subordinated Bonds until all the Senior Bonds have been paid in full and then only if Shortfalls on the Subordinated Bonds have not been paid. In addition, an Event of Default by reason of any Shortfalls that affect the Senior Bonds will occur on any Payment Date only when the Pool Principal Balance is less than the principal amount of the Senior Bonds outstanding after application of all available amounts on deposit in the Distribution Account on such Payment Date. Nevertheless, at any time following an Event of Default arising from a Shortfall affecting the Senior Bonds, the holders of outstanding Bonds, whether Senior Bonds or Subordinated Bonds, representing more than 50% in principal amount of all Bonds then outstanding, may declare the Bonds due and payable or take any other action pursuant to the terms of the Indenture. Until the Bonds have been declared due and payable following an Event of Default, the holders of the Subordinated Bonds may not request the Bond Trustee to take any action, other than the application of available funds in the Distribution Account to pay principal and interest as provided herein, and may not otherwise cause any action to be taken to enforce the obligation of the Issuer to pay principal and interest on the Subordinated Bonds. Additionally, prior to the Bonds being declared due and payable following an Event of Default, the Senior Bonds will not accrue interest in any form on the interest component of any Shortfall attributable to the Senior Bonds. Should an Event of Default occur, payments will be allocated on each Payment Date in accordance with the priorities described herein under "-- Principal", which would otherwise be applicable on such Payment Date had an Event of Default not occurred.

     If Available Funds are insufficient to make payments on the Senior Bonds, Senior Bondholders will be dependent upon the ability of the Insurer to meet its obligations under the Bond Insurance Policy. For any Payment Date, the amount of Available Funds will be dependent in part upon whether any Realized Losses have been incurred on the Mortgage Loans during the most recent Prepayment Period. Realized Losses on the Mortgage Loans will be allocated first to the Investor Certificate, second to the Subordinated Bonds and third, in the event the Insurer defaults on its obligations under the Bond Insurance Policy, to the Senior Bonds.

STATED MATURITY

     The Stated Maturity for each Class of Bonds is the date determined by the Company which is years after the Payment Date immediately following the latest maturity date of any Mortgage Loan. The Stated Maturity of each Class of Bonds
is             , 20  .

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Mortgage Loan Pool consists of one Mortgage Loan with the following characteristics:

                                                     ORIGINAL TERM   REMAINING TERM
      PRINCIPAL                       NET MORTGAGE    IN MATURITY     TO MATURITY
       BALANCE        MORTGAGE RATE       RATE        (IN MONTHS)     (IN MONTHS)
  -----------------   -------------   ------------   -------------   --------------
      $                        %              %

(ii) the Mortgage Loans prepay at the specified constant Prepayment Assumptions,
(iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (i) above such that each such mortgage loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity, (viii) the initial Class Principal Amount or Invested Amount, as applicable, of each Class of Bonds and the Investor Certificate, respectively, is as set forth on the cover page hereof and under "SUMMARY -- Securities Other than the Bonds" herein, (ix) interest accrues on each Class of Bonds and the Investor Certificate at the applicable interest rate described on the cover hereof or described herein, (x) payments in respect of the Bonds and the
Investor Certificate are received in cash on the   th day of each month
commencing in the calendar month following the Closing Date, (xi) the closing
date of the sale of the Bonds is             , 200 , (xii) Redwood Trust is not
required to purchase or substitute for any Mortgage Loan and (xiii) [the Master Servicer or the Company does not exercise any option to purchase any Mortgage Loans described herein under "-- Optional Purchase of Defaulted Loans"] and the Issuer does not exercise any option to redeem the Bonds as described herein under "-- Redemption at the Option of the Issuer." While it is assumed that each of the Mortgage Loans prepays at the specified constant Prepayment Assumptions, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans which will be delivered to the Bond Trustee and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relevant to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% Prepayment Assumption assumes a Constant
Prepayment Rate ("CPR") of      % per annum of the then outstanding principal
balance of such mortgage loans in the first month of the life of the mortgage
loans and an additional      % per annum in each month thereafter until the
month. Beginning in the month and in each month thereafter during the life of
such mortgage loans, a 100% Prepayment Assumption assumes a CPR of      % per
annum each month. As used in the tables below, a      % Prepayment Assumption
assumes a prepayment rate equal to      % of the Prepayment Assumption.
Correspondingly, a      % Prepayment Assumption assumes a prepayment rate equal
to      % of the Prepayment Assumption, and so forth.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The Master Servicer or the Company may, at its option, purchase from the
Issuer any Mortgage Loan which is delinquent in payment by      days or more.
Any such purchase will be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month in which such amount is to be distributed.

WEIGHTED AVERAGE LIVES OF THE BONDS

     The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Amount of such Bond on each Payment Date by the number of years from the date of issuance to such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Amount of such Bond referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "RISK FACTORS -- Yield, Prepayment and Maturity Risks" herein and "RISK FACTORS -- Prepayment and Yield Considerations" in the Prospectus.

     In general, the weighted average lives of the Bonds will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Bonds will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Bonds.

     The interaction of the foregoing factors may have different effects on the Senior Bonds and the Subordinated Bonds and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Bonds. Further, to the extent the prices of the Bonds represent discounts or premiums to their respective original Class Principal Amounts, variability in the weighted average lives of such Classes of Bonds will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Bonds may be affected at various constant Prepayment Assumptions, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Principal Amounts of the Classes of Bonds that would be outstanding after each of the dates shown at various constant Prepayment Assumptions and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant Prepayment Assumptions specified in the tables or at any constant Prepayment Assumption or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the specified constant Prepayment Assumptions, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

             PERCENT OF INITIAL CLASS PRINCIPAL AMOUNTS OUTSTANDING

                               [DECREMENT TABLES]

REDEMPTION AT THE OPTION OF THE ISSUER

     The Bonds may be redeemed in whole, but not in part, at the Issuer's option, on any Payment Date on or after the earlier of (a) years after the initial issuance of the Bonds and (b) the Payment Date on which the sum of (i) the Senior Class Principal Amount (ii) the Subordinated Class Principal Amount and (iii) the Invested Amount, after giving effect to payments to be made on
such Payment Date, is      % or less of the aggregate of the Stated Principal
Balances of the Mortgage Loans as of the Cut-off Date, at a redemption price equal to 100% of the unpaid principal amount of such Bonds (including, in the case of the Subordinated Bonds, any unpaid Subordinated Principal Carryover Shortfall), plus accrued and unpaid interest at the applicable Bond Interest Rate through the month preceding the month in which such optional redemption date occurs. The Bonds are not otherwise subject to call or redemption at the option of the Issuer nor are they subject to special redemption.

     Notice of any redemption to be made at the option of the Issuer must be given by the Issuer to the Bond Trustee not less than 30 days prior to the redemption date and must be mailed by the Issuer or the Bond Trustee to affected Bondholders at least ten days prior to the redemption date.

CONTROLLING CLASS UNDER THE INDENTURE

     For the purposes described in the prospectus under the headings "The Indenture -- Modification of Indenture," "-- Events of Default" and "Rights Upon Event of Default," the "Controlling Class" shall be the Class A-1 Bondholders or, if the Class A-1 Bonds are no longer outstanding, the Class B-1 Bondholders.

                               CREDIT ENHANCEMENT

     Credit enhancement for the Senior Bonds will be provided by the Subordinated Bonds, by the Investor Certificate and by the Bond Insurance Policy (as defined herein). Credit enhancement for the Subordinated Bonds will be provided by the Investor Certificate.

SUBORDINATION

     The rights of holders of the Subordinated Bonds and the Investor Certificate to receive payments with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Bonds and the rights of the holders of the Investor Certificate will be subordinated to such rights of the holders of the Subordinated Bonds, in each case only to the extent described herein.

     The subordination of the Subordinated Bonds and the Investor Certificate to the Senior Bonds and the further subordination of the Investor Certificate to the Subordinated Bonds are each intended to increase the likelihood of timely receipt by the holders of Bonds with higher relative payment priority of the maximum amount to which they are entitled on any Payment Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described herein. However, the amount of protection afforded the Subordinated Bondholders by subordination of the Investor Certificate may be exhausted and Shortfalls in payments on the Subordinated Bonds could result. Any losses realized on the Mortgage Loans in excess of the protection afforded by the Investor Certificate will result in losses on the Subordinated Bonds.

THE BOND INSURANCE POLICY

                   [DESCRIPTION OF THE BOND INSURANCE POLICY]

THE INSURER

                          [DESCRIPTION OF THE INSURER]

                             SECURITY FOR THE BONDS

GENERAL

     The Bonds will be secured by assignments to the Bond Trustee of collateral consisting of (i) the Mortgage Loans, (ii) funds on deposit in the Bond Account and the Distribution Account, (iii) the Issuer's rights under the Master Servicing Agreement, (iv) [the Issuer's rights under any Servicing Agreement,]
(v) the Issuer's rights under the Mortgage Loan Purchase Agreement (as defined herein), and (vi) the proceeds of all of the foregoing.

THE MORTGAGE LOANS

     The Bonds will be secured by a pool (the "Mortgage Loan Pool") of -year conventional mortgage loans secured by first liens on one- to four-family residential properties (each, a "Mortgaged Property"). None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will have been deposited with the Issuer by the Company which, in turn, will have acquired them from Redwood Trust pursuant to an agreement (the "Mortgage Loan Purchase Agreement") between the Company and Redwood Trust. All of the Mortgage Loans will have been acquired by Redwood Trust in the ordinary course of its business and substantially in accordance with the underwriting criteria specified herein.

     GENERAL. Under the Mortgage Loan Purchase Agreement, Redwood Trust will make certain representations, warranties and covenants to the Company relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under "-- Assignment of Mortgage Loans," will be obligated to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Deposit Trust Agreement, the Company will assign all of its rights under the Mortgage Loan Purchase Agreement to the Issuer. Under the Indenture, the Issuer will pledge all its right, title and interest in and to such representations, warranties and covenants (including Redwood Trust's purchase obligation) to the Bond Trustee for the benefit of the Bondholders. The Issuer will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The obligations of Redwood Trust with respect to the Bonds are limited to Redwood Trust's obligation to purchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective under the Mortgage Loan Purchase Agreement.

     Certain information with respect to the Mortgage Loan Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the collateral and other Mortgage Loans may be substituted therefor. The Issuer believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Loan Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of
the Mortgage Loans is expected to be approximately $          (the "Cut-off Date
Pool Principal Balance"). [The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments.] All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had
stated terms to maturity of      years. Scheduled monthly payments made by the
Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. [Mortgagors may prepay their Mortgage Loans at any time without penalty.]

     Each Mortgage Loan will bear interest at a [fixed][adjustable] Mortgage Rate. [Each Mortgage Loan will bear interest at a Mortgage Rate, subject to annual adjustment on the first day of the month specified in the related Mortgage Note (each such date, an "Adjustment Date"), equal to the sum, rounded
to the nearest             of one percentage point (     %), of (i)
(the "Index") as made available by the             and most recently available
as of      days prior to the Adjustment Date and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Margin") provided, however, that the Mortgage Rate will not increase or decrease by more than percentage points
(     %), except for      Mortgage Loans, representing approximately      % of
the Cut-off Date Pool Principal Balance which will not increase or decrease by
more than      percentage points (     %), on the first Adjustment Date or more
than      percentage points (     %) on any Adjustment Date thereafter (the
"Periodic Rate Cap"). The Index with respect to any Bond Interest Rate and any Payment Date shall be the Index in effect as of the first day of the month preceding the month in which such Payment Date occurs.]

     [All of the Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event increase by more than the Mortgage Rate fixed at origination plus a fixed number of percentage points specified in the related Mortgage Note (such rate, the "Maximum Rate"). None of the Mortgage Loans are subject to minimum Mortgage Rates. Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the Scheduled Payment will be adjusted to an amount which will pay interest at the adjusted rate and fully amortize the then-outstanding principal balance of the Mortgage Loan over its remaining term. If the Index ceases to be published or is otherwise unavailable, the Master Servicer will select an alternative index based upon comparable information.]

     Each Mortgage Loan is, by its terms, assumable in connection with a transfer of the related Mortgaged Property if the proposed transferee submits certain information to the Master Servicer required to enable it to evaluate the transferee's ability to repay the Mortgage Loan and if the Master Servicer reasonably determines that the security for the Mortgage Loan would not be impaired by the assumption. See "RISK FACTORS" herein and in the Prospectus.

     Each Mortgage Loan was originated on or after             , 19  .

     The latest stated maturity date of any Mortgage Loan is             , 20  .
The earliest stated maturity date of any Mortgage Loan is             , 20  .

     [As of the Cut-off Date, no Mortgage Loan was delinquent more than days.]

     [None of the Mortgage Loans are subject to buydown agreements.] [No Mortgage Loan provides for deferred interest or negative amortization.]

     No Mortgage Loan had a Loan-to-Value Ratio at origination of more than
     %. [Except for      Mortgage Loans, representing approximately      % of
the Cut-off Date Pool Principal Balance,] each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage insurance policy (each a "Primary Mortgage Insurance Policy") issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgage Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such Primary Mortgage Insurance Policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value. See "-- Underwriting Standards" herein.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                               ORIGINAL LOAN-TO-VALUE RATIOS(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
           ORIGINAL LOAN-TO-VALUE RATIOS(%)                LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is
    expected to be approximately   %.

                                 ORIGINAL TERMS TO MATURITY(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
          ORIGINAL TERM TO MATURITY (MONTHS)               LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of
    the Mortgage Loans is expected to be approximately        months.

                          CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
   RANGE OF CURRENT MORTGAGE LOAN PRINCIPAL BALANCES       LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the average current Mortgage Loans principal balance
    is expected to be approximately $          .

                                   CURRENT MORTGAGE RATES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
               CURRENT MORTGAGE RATES(%)                   LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
    Loans is expected to be approximately   % per annum.

                                   PURPOSE OF MORTGAGE LOANS
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                     LOAN PURPOSE                          LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Purpose................................................                $                    %
Refinance (Rate or Term)...............................
Refinance (Cash-out)...................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

                         STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                         STATE                             LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

Other(1)...............................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) Other includes other states, and the District of Columbia, with under % concentrations individually. No more than approximately % of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                               DOCUMENTATION FOR MORTGAGE LOANS
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                    TYPE OF PROGRAM                        LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Full...................................................                $                    %
Alternative............................................
Reduced................................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

                                      OCCUPANCY TYPES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                    OCCUPANCY TYPE                         LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Primary Home...........................................                $                    %
Investor...............................................
Second Home............................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                                         PROPERTY TYPE
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                     PROPERTY TYPE                         LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Single Family..........................................                $                    %
Planned Unit Development
Condominium............................................
2-4 Units..............................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

                                   MAXIMUM MORTGAGE RATES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                   LIFETIME CAPS(%)                        LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average Lifetime Cap of the Mortgage
    Loans is expected to be approximately   % per annum.

                                           MARGIN(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                        MARGIN                             LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average margin of the Mortgage Loans is
    expected to be approximately   %.

                              NEXT NOTE RATE ADJUSTMENT DATES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                        MONTHS                             LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average months to the next Adjustment
    Date of the Mortgage Loans was approximately   months.

THE INDEX

                             [DESCRIPTION OF INDEX]

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Indenture, the Issuer on the Closing Date will pledge, transfer, assign, set over and otherwise convey without recourse to the Bond Trustee in trust for the benefit of the Bondholders all right, title and interest of the Issuer in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Collateral, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with such transfer and assignment, the Issuer will deliver or cause to be delivered to the Bond Trustee, or a custodian for the Bond Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Bond Trustee as soon as the same is available to the Issuer) (collectively, the "Mortgage File"). [Assignments of the Mortgage Loans to the Bond Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, such recording is not required to protect the Bond Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Issuer.]

     The Bond Trustee will review each Mortgage File within      days of the
Closing Date (or promptly after the Bond Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the
Issuer does not cure such defect within      days of notice thereof from the
Bond Trustee (or within such longer period not to exceed      days after the
Closing Date as provided in the Mortgage Loan Purchase Agreement in the case of missing documents not returned from the public recording office), Redwood Trust will be obligated to purchase the related Mortgage Loan. Rather than purchase the Mortgage Loan as provided above, Redwood

Trust may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Collateral and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not
more than      % less than, the Stated Principal Balance of the Deleted Mortgage
Loan (the amount of any shortfall to be deposited in the Bond Account by Redwood and held for distribution to the Bondholders on the related Payment Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than,
and not more than    % per annum higher than, that of the Deleted Mortgage Loan,
(iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement as of the date of substitution. This cure, purchase or substitution obligation constitutes the sole remedy available to Bondholders or the Bond Trustee for omission of, or a material defect in, a Mortgage Loan document.

UNDERWRITING STANDARDS

     All of the Mortgage Loans have been purchased by Redwood Trust in the ordinary course of business directly from banks, savings and loan associations, mortgage bankers and other mortgage loan originators (each, an "Originator") or in the secondary market. Redwood Trust approves individual institutions as eligible Originators after an evaluation of certain criteria, including the Originator's mortgage origination and servicing experience and financial stability. Each Originator and/or the entity from which Redwood Trust purchased the Mortgage Loans will represent and warrant that all Mortgage Loans originated and/or sold by it will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

                        SERVICING OF THE MORTGAGE LOANS

THE MASTER SERVICER

                 will act as Master Servicer. The principal executive offices of
          are located at             .

     The Master Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Master Servicing Agreement. The Master Servicer may perform its servicing obligations under the Master Servicing Agreement through one or more servicers (each, a "Servicer"). On or prior to the Closing Date, the Master Servicer may enter into a mortgage servicing agreement (each, a "Servicing Agreement") with each Servicer pursuant to which such Servicer will perform certain servicing functions with respect to the Mortgage Loans. The Master Servicer will administer and supervise the performance of each Servicer, who may in turn be administering and supervising the performance of subservicers of the Mortgage

Loans. Notwithstanding any such servicing arrangements, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement.

SERVICING AND COLLECTION PROCEDURES

     Under the Master Servicing Agreement, the Master Servicer's servicing functions include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.

     On or before the Closing Date, the Master Servicer will establish one or more accounts (the "Collection Account") into which it will remit collections on the Mortgage Loans (net of its related master servicing compensation). For
purposes of the Master Servicing Agreement,           , as Master Servicer, will
be deemed to have received any amounts with respect to the Mortgage Loans that are received by a Servicer regardless of whether such amounts are remitted by the Servicer to the Master Servicer.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

     The following table summarizes the delinquency, foreclosure and loss
experience, respectively, as of December 31,      , December 31,      and
December 31,      on approximately $          , $          and $          ,
respectively, in outstanding principal balance of conventional mortgage loans
master serviced by           .             commenced master servicing
conventional mortgage loans during             . The delinquency and foreclosure
percentages and the loss experience may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:

                                                           AS OF           AS OF           AS OF
                                                        DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                            199             199             199
                                                        ------------    ------------    ------------
Total Number of Conventional Mortgage Loans in
  Portfolio...........................................
Delinquent Mortgage Loans and Pending Foreclosures at
  Period End (1):.....................................
     30-59 days.......................................
     60-89............................................
     90 days or more (excluding foreclosures).........
     Total Delinquencies..............................
Foreclosures pending
  Total delinquencies and foreclosures pending........
Net Loss(2)...........................................

---------------
(1) As a percentage of the total number of loans master serviced.

(2) There is no material difference between gross loss and net loss.

     There can be no assurance that factors beyond the Master Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. [For example, over the last several years there has been a general deterioration of the real estate market and weakening of the economy in many regions of the of the country, including California. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Master Servicer may experience an increase in delinquencies on the loans it services and higher net loss on liquidated loans.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The Expenses Fees will vary from Mortgage Loan to Mortgage Loan. The rate at which the Expense Fees accrue (the
"Expense Fee Rate") will range from      % to      % per annum, in each case of
the Stated Principal Balance of the related Mortgage Loan. As of the Cut-off
Date, the weighted average Expense Fee Rate equaled approximately      %. The
Expense Fees consist of (a) master servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee"), and (b) fees payable to the Bond Trustee in respect of its activities as
trustee under the Indenture. The Master Servicing Fee will be      % per annum
of the Stated Principal Balance of each Mortgage Loan. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Master Servicer in connection with its responsibilities under the Master Servicing Agreement and such amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "-- Adjustment to Master Servicing Fee and Invested Amount in Connection with Certain Prepaid Mortgage Loans." The Master Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Master Servicer will be entitled to receive all reinvestment income earned on amounts on deposited in the Collection Account and the Distribution Account. The Net Mortgage Rate of a Mortgage Loan is the Mortgage Rate thereof minus the related Expense Fee Rate.

ADJUSTMENT TO MASTER SERVICING FEE AND INVESTED AMOUNT IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received during a calendar month will be distributed to Bondholders on the Payment Date in the month following the month of receipt. Pursuant to the Master Servicing Agreement, the Master Servicing Fee for any month may be reduced by an amount with respect to each such prepaid Mortgage Loan sufficient to pay to Bondholders the full amount of interest to which they would be entitled in respect of such Mortgage Loan on the related Payment Date. If shortfalls in interest as a result of prepayments in any month exceed the sum of (i) amount of the Master Servicing Fee for such month and (ii) the amounts otherwise payable on such Payment Date to the holder of the Investor Certificate as described in clauses "fifth", "sixth" and "seventh" under "DESCRIPTION OF THE BONDS -- Priority of Payments and Allocation of Shortfalls" herein, the amount of funds available to be paid to Bondholders in respect of interest on such Payment Date will be reduced by the amount of such excess. See "DESCRIPTION OF THE BONDS -- Interest" herein.

ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance prior to each Payment Date, from its own funds, funds advanced by the related Servicer or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for such Payment Date, an amount equal to the aggregate of payments of principal of and interest on the Mortgage Loans (net of the Master Servicing Fee and the applicable Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Bond Trustee through foreclosure or deed-in-lieu of foreclosure ("REO Property") (any such advance, an "Advance").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Bonds and the Investor Certificate rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the payment to Bondholders and the holder of the Investor Certificate on the related Payment Date. Any failure by the Master Servicer to make an Advance as required under the Master Servicing Agreement with respect to the Bonds and the Investor Certificate will constitute a Servicing Default thereunder, in which case the Bond Trustee or the successor master servicer will be obligated to make any such Advance, in accordance with the terms of the Master Servicing Agreement. Subject to the terms of the Bond Insurance Policy, the Bond Insurance Policy will provide protection to the Senior Bondholders against any shortfall resulting from delinquencies as to which a required Advance is not made as described above or is determined to be nonrecoverable, to the extent such shortfall is not otherwise covered by Available Funds.

                                USE OF PROCEEDS

     The Issuer intends to distribute all of the net proceeds of the issuance of the Bonds to the Company which will use such proceeds to pay certain indebtedness incurred by Redwood Trust in connection with the acquisition of the Mortgage Loans.

                        FEDERAL INCOME TAX CONSEQUENCES

     Investors may wish to review the material set forth in this section together with the information in the section "Federal Income Tax Consequences" in the prospectus.

     Chapman and Cutler LLP has advised us that in its opinion the bonds will be treated as debt for federal income tax purposes and not as an ownership interest in the mortgage collateral, the issuer or a separate association taxable as a corporation. Interest, including original issue discount with respect to any class of bonds issued with original issue discount, will be taxable to non-exempt bondholders. The Tax Prepayment Assumption (as defined in the prospectus under "Federal Income Tax Consequences -- Original Issue Discount") for the purposes of determining the amount and rate of accrual of original issue discount on the Bonds assumes that the Mortgage Loans are prepaid at a rate of
     % of the Prepayment Assumption. Based upon (i) [the assumed prepayment rate] and (ii) the expected price to the public of each Class of the Bonds as of the date hereof (including interest accrued before the issue date, if any), the Senior Bonds will not be issued with original issue discount and the Subordinated Bonds will be treated as issued with original issue discount. [Although such treatment is not entirely certain, the Issuer intends to treat the Bonds as "Variable Rate Debt Instruments" and the stated interest on the Bonds as "qualified stated interest payments" (as each term is defined in the prospectus under "Federal Income Tax Consequences")].

     Notwithstanding the use of             in pricing the Bonds, no
representation is made that the Mortgage Loans will actually prepay at or at any other rate. The amount of original issue discount and certain other information with respect to each Bond will be set forth on the face of such Bond as required by applicable regulations and as described in the prospectus.

     The Issuer will not elect to treat the segregated pool of assets securing the Bonds as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. Chapman and Cutler LLP has further advised us that, in its opinion, the Issuer will not be classified as a taxable mortgage pool.

                                 ERISA MATTERS

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code") (any of the foregoing a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should carefully review with their legal advisors whether the purchase or holding of the Bonds could give rise to a transaction that is prohibited under ERISA or the Code or cause the Mortgage Loans securing the Bonds to be treated as "plan assets" for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of the Bonds.

     If the Bonds are treated as equity for purposes of ERISA, the purchaser of the Bonds could be treated as having acquired a direct interest in the Mortgage Loans securing the Bonds. In that event, the purchase, holding, or resale of the Bonds could result in a transaction that is prohibited under ERISA or the Code. Furthermore, regardless of whether the Bonds are treated as equity for purposes of ERISA, the acquisition or holding of the Bonds by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuer, the Trustee, the Master Servicer, any Servicer or any of their respective Affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. However, one or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire the Bonds and the circumstances under which such decision is made. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; or (v) PTCE 96-23, regarding transactions effected by in-house asset managers. Before purchasing the Bonds, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of the Bonds should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

     Although not entirely free from doubt, the Issuer believes that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires the Bonds should not be treated as having acquired a direct interest in the assets of the Issuer. However, there can be no complete assurance that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the depositor, Redwood Trust and the Underwriter, the depositor has agreed to cause the Issuer to sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuer, the bonds. Distribution of the Bonds will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the bonds, the Underwriter may be deemed to have received compensation from the Issuer in the form of underwriting discounts.

     The Underwriter intends to make a secondary market in the bonds, but has no obligation to do so. There can be no assurance that a secondary market for the bonds will develop or, if it does develop, that it will continue or that it will provide bondholders with a sufficient level of liquidity of investment. The bonds will not be listed on any national securities exchange.

     The depositor and Redwood Trust have agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the Bonds will be passed upon for the Issuer by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by for the Issuer by Chapman and Cutler LLP, San
Francisco, California.                will act as counsel for the underwriter.

                                    RATINGS

     It is a condition of the issuance of the Senior Bonds that they be rated
AAA by             and AAA by             (            and             ,
together, the "Rating Agencies"). It is a condition to the issuance of the
Subordinated Bonds that they be rated [AA] by             .

     The ratings assigned by             to collateralized mortgage obligations
address the likelihood of the receipt of all payments on the mortgage loans by the related bondholders under the agreements pursuant to which such bonds are
issued.             's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such
bonds.             's ratings on such bonds do not, however, constitute a
statement regarding frequency of prepayments of the mortgage loans.

     The ratings assigned by             to the Senior Bonds address the
likelihood of the receipt of all payments on the mortgage loans by the related Bondholders under the agreements pursuant to which such bonds are issued.
            's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such bonds.
            's ratings on such bonds do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Bondholders may receive a lower than anticipated yield.

     The ratings assigned to the Bonds should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Issuer has not requested a rating of the Bonds by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Bonds or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Bonds could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                                                    PAGE
                                                                    ----
Adjustment Date.............................................              S-24

Advance.....................................................              S-34

Available Funds.............................................              S-16

Belgian Cooperative.........................................              S-14

Beneficial owner............................................              S-12

Bond Distribution Amount....................................              S-15

Bond Interest Rate..........................................              S-16

Bond Owners.................................................              S-12

Bond Trustee................................................              S-15

Bonds.......................................................    S-1, S-5, S-11

Book-Entry Bonds............................................              S-12

CEDEL Participants..........................................              S-13

Certificate Interest Payment Amount.........................              S-17

Certificate Interest Rate...................................              S-12

Class Principal Amount......................................              S-12

Code........................................................        S-10, S-35

Collection Account..........................................              S-12

Company.....................................................          S-2, S-5

Controlling Class...........................................              S-22

Cooperative.................................................              S-14

CPR.........................................................              S-21

Cut-off Date Pool Principal Balance.........................              S-24

Definitive Bond.............................................              S-12

Deleted Mortgage Loan.......................................              S-31

Deposit Trust Agreement.....................................               S-5

Distribution Account........................................         S-9, S-15

DTC.........................................................              S-12

Due Date....................................................              S-24

ERISA.......................................................        S-10, S-35

Euroclear Operator..........................................              S-14

Euroclear Participants......................................              S-14

European Depositaries.......................................              S-12

Expense Fee Rate............................................              S-33

FHLMC.......................................................              S-25

Financial Intermediary......................................              S-12

FNMA........................................................              S-25

Index.......................................................         S-8, S-24

Indirect Participants.......................................              S-13

Insurance Proceeds..........................................              S-16

Interest Accrual Period.....................................         S-6, S-17

Invested Amount.............................................              S-12

Invested Payment Amount.....................................              S-17

Investor Certificate........................................         S-1, S-11

Investor Percentage.........................................              S-18

Issuer......................................................         S-5, S-11

Liquidated Mortgage Loan....................................              S-20

                                                                    PAGE
                                                                    ----
Liquidation Proceeds........................................              S-16

Loan-to-Value Ratio.........................................              S-25

Management Agreement........................................               S-5

Margin......................................................              S-24

Master Servicing Fee........................................              S-33

Maximum Rate................................................              S-24

Morgan......................................................              S-14

Mortgage....................................................              S-30

Mortgage File...............................................              S-30

Mortgage Loan Pool..........................................         S-7, S-23

Mortgage Loan Purchase Agreement............................              S-23

Mortgage Loans..............................................              S-23

Mortgage Note...............................................              S-30

Mortgaged Property..........................................              S-23

Net Interest Shortfall......................................              S-17

Net Interest Shortfalls.....................................              S-17

Offered Bonds...............................................    S-1, S-5, S-12

Original Invested Amount....................................              S-12

Original Senior Class Principal Amount......................              S-12

Original Subordinated Class Principal Amount................              S-12

Originator..................................................              S-31

Owner Trustee...............................................               S-5

Participants................................................              S-12

Payment Date................................................    S-1, S-5, S-16

Periodic Rate Cap...........................................              S-24

Plan........................................................        S-10, S-35

Plan Asset Regulations......................................        S-10, S-35

Plan Investors..............................................        S-10, S-35

Pool Principal Balance......................................              S-18

Prepayment Assumption.......................................              S-21

Prepayment Interest Shortfall...............................              S-17

Primary Mortgage Insurance Policy...........................              S-25

PTCE........................................................              S-35

Rating Agencies.............................................         S-8, S-36

Realized Loss...............................................              S-20

Record Date.................................................              S-16

Redwood Trust...............................................    S-2, S-5, S-11

Relevant Depositary.........................................              S-12

REMIC.......................................................              S-35

REO Property................................................              S-34

Replacement Mortgage Loan...................................              S-31

Rules.......................................................              S-12

Scheduled Payments..........................................              S-24

Senior Bond Interest Rate...................................              S-17

Senior Bonds................................................         S-1, S-11

Senior Class Principal Amount...............................              S-12

Senior Interest Payment Amount..............................              S-17

Senior Percentage...........................................              S-18

                                                                    PAGE
                                                                    ----
Senior Principal Payment Amount.............................              S-18

Servicing Fee...............................................              S-33

Shortfalls..................................................              S-19

SMMEA.......................................................               S-7

Stated Principal Balance....................................              S-18

Structuring Assumptions.....................................              S-20

Subordinated Bond Interest Rate.............................              S-17

Subordinated Bonds..........................................         S-1, S-11

Subordinated Class Principal Amount.........................              S-12

Subordinated Interest Carryover Shortfall...................              S-17

Subordinated Interest Payment Amount........................              S-17

Subordinated Percentage.....................................              S-18

Subordinated Principal Carryover Shortfall..................              S-18

Subordinated Principal Payment Amount.......................              S-18

Substitution Adjustment Amount..............................              S-31

Terms and Conditions........................................              S-14

Variable Rate Debt Instruments..............................              S-35

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Sequoia
Mortgage Trust           , Collateralized Mortgage Bonds (the "Global Bonds")
will be available only in book-entry form. Investors in the Global Bonds may hold such Global Bonds through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Bonds will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Bonds through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Bonds through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage bond issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Bonds will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Bonds will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC (each, a "DTC Participant"). As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Bonds through DTC will follow the settlement practices' applicable to other collateralized mortgage bond issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Bonds through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage bond issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Bonds are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Bonds against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment date to and excluding the

                                      S-A-1
settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Bonds. After settlement has been completed, the Global Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Bonds will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Bonds are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Bonds were credited to their accounts. However, interest on the Global Bonds would accrue from the value date. Therefore, in many cases the investment income on the Global Bonds earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Bonds to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Bonds are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended valued date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Bonds from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would

                                      S-A-2
automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Bonds in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Bonds sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of the Global Bonds holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of the Global Bonds that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Bond Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Bond Owner or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Bond Owner of a Bond or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Bonds. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Bonds.

                                      S-A-3

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED          , 2004)

                                $

           [LOGO] SEQUOIA MORTGAGE TRUST
                                  BOND ISSUER
                          [LOGO] [                  ]
                                   DEPOSITOR

 Consider carefully the
 risk factors beginning on
 page S-6 of this
 prospectus supplement and
 on page 8 of the
 prospectus.



 The bonds are redeemable
 only under circumstances
 described in this
 prospectus supplement.



 The bonds represent
 obligations of the trust
 only and do not represent
 an interest in or
 obligation of the trustee,
 the depositor or any of
 their affiliates.



 This prospectus supplement
 may be used to offer and
 sell bonds only if
 accompanied by the
 prospectus.

                                        COLLATERALIZED MORTGAGE BONDS
                                         $            CLASS A-1 BONDS
                                         $            CLASS B-1 BONDS

                              THE TRUST WILL ISSUE:

                              - One class of Senior Class A-1 Bonds;

                              - One class of Subordinated Class B-1 Bonds; and

                              - [One or Two] classes of Residual [Certificates
                                or Bonds].

                              THE BONDS:

                              - Will be collateralized by primarily   year
                                [fixed adjustable] rate, conventional mortgage loans secured by first liens on one- to four-family residential properties;

                              - Pay the holders of senior bonds payments of
                                interest and principal from the collateral pledged to secure the bonds and the bond insurance policy;

                              - Pay the holders of subordinated bonds payments
                                of interest and principal solely from the collateral pledged to secure the bonds; and

                              - Pay all holders of bonds the amounts of
                                principal and interest due thereon on the   th
                                day of each month, or if such day is not a
                                business day, the next succeeding business day,
                                commencing on                , 200 .

The senior bonds will be unconditionally and irrevocably guaranteed as to payment of insured payments, as defined in this prospectus supplement, pursuant to the terms of the financial guaranty insurance policy to be issued:

                                 [INSURER LOGO]

The Trust will make a REMIC election for federal income tax purposes.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                      PROSPECTUS SUPPLEMENT
Important Notice about the Information Presented in this
  Prospectus Supplement and the Accompanying Prospectus.....   S-2
Where You Can Find More Information.........................   S-2
Summary.....................................................   S-3
Risk Factors................................................   S-6
The Bond Issuer.............................................   S-6
Description of the Bonds....................................   S-7
Credit Enhancement..........................................  S-18
Security for the Bonds......................................  S-18
Servicing of the Mortgage Loans.............................  S-26
Use of Proceeds.............................................  S-30
Federal Income Tax Consequences.............................  S-30
ERISA Matters...............................................  S-30
Method of Distribution......................................  S-31
Legal Matters...............................................  S-31
Ratings.....................................................  S-32
Index of Defined Terms......................................   I-1

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the bonds in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of bonds, and (2) this prospectus supplement, which describes the specific terms of your series of bonds and may be different from the information in the prospectus.

     IF THE TERMS OF YOUR SERIES OF BONDS AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" beginning on page S-36 in this prospectus supplement.

The underwriter may engage in transactions that stabilize, maintain, or in some way affect the price of the bonds. These types of transactions may include stabilizing the purchase of bonds to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting" in this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

        New York Regional Office                   Chicago Regional Office
        233 Broadway                               500 West Madison Street, Suite 1400
        New York, New York 10279                   Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the Depositor with the SEC (Registration No.
          ). You may request a free copy of any of the above filings by writing or calling:

                                          [DEPOSITOR]
                                          ONE BELVEDERE PLACE
                                          MILL VALLEY, CA 94941
                                          (415) 389-7373

You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                                    SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the Offered Bonds.

                                 OFFERED BONDS

     Sequoia Mortgage Trust                , collateralized mortgage bonds,
Class A-1 and Class B-1 are the bonds being offered by this prospectus supplement.

                    SECURITIES OTHER THAN THE OFFERED BONDS

     In addition to the bonds, the residual [certificates or bonds] will be issued but will not be offered by this prospectus supplement. [The residual bonds will provide limited credit support for the bonds as described in this prospectus supplement.]

                                  DESIGNATIONS

Senior bonds --            Class A-1 Bonds
Subordinated bonds --      Class B-1 Bonds
[Residual certificates --  Class R-UT
                           Certificates
                           and Class R-LT
                           Certificates]
[Residual bonds --         Residual Bonds]
Bonds --                   the senior
                           bonds, the
                           subordinated
                           bonds [and the
                           residual bonds]
Book-entry bonds --        all classes of
                           bonds

                                  BOND ISSUER

     The bond issuer, Sequoia Mortgage Trust        , is a statutory business
trust established under the laws of the State of Delaware by the deposit trust agreement, as defined in this prospectus supplement, for the sole purpose of issuing the bonds and the residual [certificates or bonds]. The depositor, settlor and sole beneficiary of the issuer is [depositor], a Delaware corporation (the "Depositor" or the "Company"), and [a wholly owned subsidiary of RWT Holdings, Inc.,] a wholly owned subsidiary of Redwood Trust, Inc., a
Maryland corporation. The owner trustee of the issuer is        . Redwood Trust
will be the manager of the issuer pursuant to a management agreement entered
into with the issuer. None of the depositor, Redwood Trust or        has
guaranteed or is otherwise obligated with respect to payment of the bonds, and no other person or entity other than the issuer is obligated to pay the bonds.

                                  BOND TRUSTEE

            , a banking corporation organized under the laws of        .

                                 OWNER TRUSTEE

               , a banking corporation organized under the laws of the state of Delaware.

                         MASTER SERVICER AND SERVICERS

               will act as master servicer on behalf of the bond issuer.

     The servicers will be           and           . The servicers will service
the mortgage loans pursuant to existing servicing agreements between each such servicer and [RWT Holdings, Inc. -- Redwood Trust, Inc.] [RWT Holdings,
Inc. -- Redwood Trust, Inc.] will assign its right under the servicing agreements to the depositor who will, in turn, assign such right to the bond issuer.

     We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

                            DEPOSIT TRUST AGREEMENT

     The bond issuer will be established pursuant to an amended and restated
deposit trust agreement dated as of        , 200       , among the depositor and
the owner trustee.

                                   INDENTURE

     The bonds [and residual certificates] will be issued pursuant to an
indenture dated as of        , 20       , among the bond issuer and the trustee.

                                  CUT-OFF DATE

            , 200

                                  CLOSING DATE

     On or about        , 200

                               DETERMINATION DATE

     The        th day of each month or, if such day is not a business day, the first business day thereafter.

                                  PAYMENT DATE

     The        th day of each month or if such day is not a business day, the
next business day thereafter, commencing in        200       . Payments on each
payment date will be made to bondholders of record as of the related record date, except that the final payment on the bonds will be made only upon presentment and surrender of the bonds at the corporate trust office of the bond trustee.

                                  RECORD DATE

     The last business day preceding a payment date unless the bonds are no longer book-entry bonds in which case the record date is the last business day of the month preceding the month of a payment date.

                              PRIORITY OF PAYMENTS

     Payments will be made on each payment date from available funds in the following order of priority:

     1. To interest on the senior bonds;

     2. To principal of the senior bonds;

     3. To interest on the subordinated bonds;

     4. To principal of the subordinated bonds;

     5. [To interest on the residual bonds];

     6. [To principal of the residual bonds]; and

     7. [To the holder of the residual certificate, all remaining funds.]

PAYMENTS OF INTEREST

     To the extent funds are available, each class of bonds will be entitled to receive interest in the amount of the interest payment amount. The interest accrual period for each class of bonds will be the calendar month preceding the month of the respective payment date.

PAYMENTS OF PRINCIPAL

     To the extent funds are available, principal payments in reduction of the class principal amount of each class of bonds will be made on each payment date.

                                STATED MATURITY

     The stated maturity for each class of bonds is the date determined by the
depositor which is   years after the payment date immediately following the last maturity date of any mortgage loan.

                        OPTIONAL REDEMPTION OF THE BONDS

     The bonds may be redeemed at a redemption price equal to 100% of the unpaid principal amount of such bonds, plus accrued and unpaid interest thereon at the applicable bond interest rate. The bonds are not otherwise subject to redemption or call at the option of the issuer nor are they subject to special redemption.

                               CREDIT ENHANCEMENT

     - SUBORDINATION

     The subordinated bonds [and the residual bonds] will provide credit enhancement for the senior bonds. [The residual bonds will provide credit enhancement for the subordinated bonds.]

     The rights of holders of the subordinated bonds [and the residual bonds] to receive payments with respect to the mortgage loans will be subordinated to such rights of the holders of the senior bonds, [and the rights of the holder of the residual bonds will be further subordinated to such rights of the holders of the subordinated bonds.]

     - BOND INSURANCE POLICY

                    will issue a financial guaranty insurance policy pursuant to which it will irrevocably and unconditionally guarantee payment of the insured payment if the bond trustee determines that available funds for a payment date are less than the senior bond interest payment amount and the senior bond principal payment amount. The insurer's
claims paying ability is rated        by        .

                                    ADVANCES

     Each servicer is obligated to make advances of cash which will be included with mortgage collections, in an amount equal to the delinquent monthly payments due on the immediately preceding monthly payment date. No servicer is under an obligation to make advances to the extent it determines such advances are not recoverable from future payments or collections on the related mortgage loans or to guarantee or insure against losses.

                             SECURITY FOR THE BONDS

     The bonds will be secured by collateral consisting of the following:

     - mortgage loans;

     - bond account;

     - distribution account; or

     - any combination of the above.

                        FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the trust fund, will comprise multiple real estate mortgage investment conduits, organized in a [tiered] REMIC structure. The Class A-1 Bonds and Class B-1 Bonds will represent beneficial ownership of REMIC regular interests in the upper tier REMIC identified in the pooling and servicing agreement.

     The Class R Bonds will represent the beneficial ownership of the sole class of residual interest in each REMIC.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the purchase or holding of Class A Bonds could give rise to a transaction prohibited or not otherwise permissible under applicable law.

                                LEGAL INVESTMENT

     So long as the Class A Bonds are rated in one of the two highest ratings categories by at least one nationally recognized statistical rating agency, the Class A Bonds will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA.

                                  BOND RATING

     It is a condition to the issuance of the Class A Bonds that the Class A Bonds be rated "AAAr" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc. Standard & Poor's assigns the additional symbol of "r" to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit volatility or variability in total return.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors.

                                USE OF PROCEEDS

     The bond issuer intends to distribute all of the net proceeds of the issuance of the bonds to the depositor which will apply such proceeds to the purchase of the mortgage loans.

                                  RISK FACTORS

     INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF BONDS. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS.

CASH FLOW CONSIDERATIONS AND RISKS

     The mortgaged property assets of the trust are the sole source of distributions for the bonds. Even if the mortgaged properties provide adequate security for the bond collateral mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the bonds if the credit enhancement created by the overcollateralization of the bonds is insufficient and if payments under the bond insurance policy were unavailable. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to bondholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, bondholders could experience a loss if the credit enhancement created by the overcollateralization of the bonds has been exhausted and if payments under the bond insurance policy were unavailable.

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

     Most of the mortgage loans are secured by mortgaged properties located in
          and           . Consequently, losses and prepayments on the mortgage
loans and the resultant payments on the bonds may be affected significantly by changes in the housing markets and the regional economies in these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods, in these areas.

BANKRUPTCY AND INSOLVENCY RISKS

     It is believed that the transfer of the initial mortgage loans from the seller to the depositor and the depositor to the bond issuer will each be treated as a sale rather than a secured financing for purposes of state law. Counsel for the seller will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the depositor, the mortgage loans and other assets of the bond issuer would not be considered part of the seller's or depositor's bankruptcy estates and, thus, would not be available to their creditors. One the other hand, a bankruptcy trustee or one of the creditors of the seller or the depositor might challenge this conclusion and argue that the transfer of the pledge mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in payments on the bonds.

                                THE BOND ISSUER

     The bond issuer is a statutory business trust established under the laws of the State of Delaware by an amended and restated deposit trust agreement, dated
as of                     , 200     . The bond issuer was formed for the sole
purpose of issuing the bonds [and the residual certificates]. The depositor is
the settlor and sole beneficiary of the bond issuer and                     is
the owner trustee of the issuer. The depositor is a limited purpose finance
corporation the capital stock of which is wholly owned by [          ] Redwood
Trust, Inc., a Maryland corporation. Redwood Trust will be the manager of the bond issuer pursuant to a management agreement entered into with the issuer.
None of the depositor, Redwood Trust,                     or any of their
respective affiliates has guaranteed or is otherwise obligated with respect to payment of the bonds and no person or entity other than the issuer is obligated to pay the bonds, except as specifically set forth in this prospectus supplement with regard to the bond insurance policy.

     The bond issuer's assets will consist almost entirely of the mortgages which will be pledged to secure the bonds. If the mortgage loans and other collateral securing the bonds are insufficient for payment of the bonds, it is unlikely that significant other assets of the issuer will be available for payment of the bonds. The amount of funds available to pay the bonds may be affected by, among other things, realized losses incurred on defaulted mortgage loans.

     The Indenture prohibits the issuer from incurring any indebtedness other than the bonds, or assuming or guaranteeing the indebtedness of any other person.

                            DESCRIPTION OF THE BONDS

GENERAL

     The Bonds [and the Residual Certificates] will be issued pursuant to the Indenture. Set forth below are summaries of the specific terms and provisions pursuant to which the Bonds [and Residual Certificates] will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Sequoia Mortgage Trust                , Collateralized Mortgage Bonds
(the "Bonds"), will consist of the Class A-1 Bonds (the "Senior Bonds") and the Class B-1 Bonds (the "Subordinated Bonds") [and the Residual Bonds (the "Residual Bonds")]. [The Issuer will also issue the Class R-UT Certificate and Class R-LT Certificate (the Class R-LT Certificate (the Class R-UT Certificate and the Class R-LT Certificate collectively, the "Residual Certificates")] as described herein. The Senior Bonds and the Subordinated Bonds are collectively referred to herein as the "Offered Bonds." Only the Senior Bonds and the Subordinated Bonds are offered hereby. The Classes of Bonds will have the respective Bond Interest Rates described on the cover hereof.

     The "Class Principal Amount" of (a) the Senior Bonds (the "Senior Class Principal Amount") as of any Payment Date is the Original Senior Class Principal Amount reduced by all amounts previously distributed to holders of the Senior Bonds as payments of principal, (b) the Subordinated Bonds (the "Subordinated Class Principal Amount") as of any Payment Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the Senior Class Principal Amount immediately prior to such date, and (ii) the Original Subordinated Class Principal Amount reduced by all amounts previously distributed to holders of the Subordinated Bonds as payments of principal [and
(c) the Residual Bonds (the "Residual Class Principal Amount") as of any Payment Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans. Less the Senior and Subordinated Class Principal Amount immediately prior to such date, and (ii) the Original Residual Class Principal Amount reduced by all amounts previously distributed to holders of the Residual Bonds as payments of principal]. The Senior Bonds will have an original Senior
Class Principal Amount of $               (the "Original Senior Class Principal
Amount") and the Subordinated Bonds will have an original Subordinated Class
Principal Amount of $               (the "Original Subordinated Class Principal
Amount") [and the Residual Bonds will have an original Residual Class Principal
Amount of $          (the "Original Residual Class Principal Amount")].

BOOK-ENTRY BONDS

     The Bonds will be book-entry Bonds (each, a Class of "Book-Entry Bonds"). Persons acquiring beneficial ownership interests in the Bonds ("Bond Owners") may elect to hold their Bonds through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Bonds will be issued in one or more certificates which equal the aggregate principal amount of the Bonds and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Bonds in minimum denominations representing Class

Principal Amounts of $               and in multiples of $1,000 in excess
thereof. Except as described below, no person acquiring a Book-Entry Bond (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Bond (a "Definitive Bond"). Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholders" of the Bonds will be Cede & Co., as nominee of DTC. Bond Owners will not be Bondholders as that term is used in the Indenture. Bond Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Bond Owners will receive all payments of principal of, and interest on, the Bonds from the Bond Trustee through DTC and DTC participants. While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit payments of principal of, and interest on, the Bonds. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Bond Owners have accounts with respect to Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess certificates, the Rules provide a mechanism by which Bond Owners will receive payments and will be able to transfer their interest.

     Bond Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Bond Owners who are not Participants may transfer ownership of Bonds only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bond Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the Bonds, see "FEDERAL INCOME TAX CONSEQUENCES -- Withholding with Respect to Certain Foreign Investors" and "-- Backup Withholding" in the prospectus and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Bonds, whether held for its own account or as nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Bonds will be made on each Distribution Date by the Bond Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Bonds that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Bonds that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Bonds may experience some delay in their receipt of payments, since such payments will be forwarded by the Bond Trustee to Cede & Co., as nominee of DTC. Payments with respect to Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES -- Withholding with Respect to Certain Foreign Investors" and
"-- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Bond, may be limited due to the lack of physical certificates for such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market since certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

     Monthly and annual reports on the Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Bonds of such beneficial owners are credited.

     DTC has advised the Issuer and the Bond Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Bonds under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Bonds which conflict with actions taken with respect to other Bonds.

     Definitive Bonds will be issued to beneficial owners of the Book-Entry Bonds, or their nominees rather than to DTC, only if (a) DTC or the Issuer advises the Bond Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Bonds and the Issuer or the Bond Trustee is unable to locate a qualified successor or (b) the Issuer, at its sole option, elects to terminate a book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Bond Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the Definitive Bonds. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Bonds and instructions for re-registration, the Bond Trustee will issue Definitive

Bonds, and thereafter the Bond Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Bonds among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Company, the Issuer or the Bond Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Bonds held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the closing date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's other assets (each, a "Custodial Account"). On or prior to the Closing Date, the Master Servicer will establish and maintain or cause to be established and maintained a separate account or accounts for the collection of payments on the Mortgage Loans (the "Collection Account"). On or prior to the Closing Date, the Bond Trustee will establish an account (the "Distribution Account"), which will be maintained with the Bond Trustee in trust for the benefit of the Bondholders. On the 18(th) day of each month (or, if such 18(th) day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Collection Account. On or prior to the business day immediately preceding each Payment Date, the Master Servicer will withdraw from the Collection Account the Bond Distribution Amount for such Payment Date, to the extent of Available Funds on deposit therein, and will deposit such amount in the Distribution Account. The "Bond Distribution Amount" for any Payment Date will equal the sum of (i) the Senior Interest Payment Amount, (ii) the Senior Principal Payment Amount, (iii) the Subordinated Interest Payment Amount and (iv) the Subordinated Principal Payment Amount [(v) the Residual Interest Payment Amount and (vi) the Residual Principal Payment Amount,] (as each such term is defined herein). Funds credited to the Collection Account or the Distribution Account may be invested at the direction of the Company for the benefit and at the risk of the Company in Permitted Investments, as defined in the Indenture, that are scheduled to mature on or prior to the business day preceding the next Payment Date.

PAYMENTS

     Payments on the Bonds will be made by the Bond Trustee on [the   th day of
each month], or if such day is not a business day, on the first business day
thereafter, commencing in             200 (each, a "Payment Date"), to the
persons in whose names such Bonds are registered at the close of business on the last business day of the month preceding the month of such Payment Date (the "Record Date").

     Payments on each Payment Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable bond register or, in the case of a Bondholder who holds 100% of a Class of Bonds or who holds Bonds with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Bond Trustee in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such Bondholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Bonds will be made only upon presentment and surrender of such Bonds at the Corporate Trust Office of the Bond Trustee.

     As more fully described herein, payments will be made on each Payment Date from Available Funds in the following order of priority: (i) to interest on the Senior Bonds; (ii) to principal of the Senior Bonds; (iii) to interest on the Subordinated Bonds; (iv) to principal of the Subordinated Bonds; [(v) to interest on the Residual Bonds; (vi) to principal of the Residual Bonds; and] [(vii) to the holder of the Residual Certificates, all remaining Available Funds, subject to certain limitations set forth herein under " -- Principal."]

     "Available Funds" with respect to any Payment Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due [on the Due Date in the month] in which such Payment Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer's or the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), during the [month] preceding the month of such Payment Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the [month] preceding the month of such Payment Date; and (iv) amounts received with respect to such Payment Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by Redwood Trust [or by the Master Servicer or the Company] as of such Payment Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the applicable Servicer or the Master Servicer is entitled to be reimbursed pursuant to the Master Servicing Agreement.

     On each Payment Date after the Subordinated Class Principal Amount and the Residual Class Principal Amount have been reduced to zero, the amount, if any, by which the Senior Interest Payment Amount and the Senior Principal Payment Amount exceed the Available Funds, shall be paid by the Insurer to the Senior Bondholders pursuant to the Bond Insurance Policy.

INTEREST

     The Bond Interest Rate for each Class of Bonds for each Payment Date (each, a "Bond Interest Rate") is described on the cover hereof. On each Payment Date, to the extent of funds available therefor, each Class of Bonds will be entitled to receive an amount allocable to interest as described below (as to each such Class, as applicable, the "Interest Payment Amount") with respect to the related Interest Accrual Period. With respect to each Payment Date, the "Interest Accrual Period" for each Class of Bonds will be the [calendar month] preceding the month of such Payment Date.

     The Interest Payment Amount for the Senior Bonds (the "Senior Interest Payment Amount") will be equal to the sum of (i) interest at the Senior Bond Interest Rate on the Senior Class Principal Amount, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Payment Date exceeded the amount actually distributed as interest on such prior Payment Dates and not subsequently distributed. The Interest Payment Amount for the Subordinated Bonds (the "Subordinated Interest Payment Amount") will be equal to the sum of (i) interest at the Subordinated Bond Interest Rate on the Subordinated Class Principal Amount, (ii) interest at the Subordinated Bond Interest Rate on any Subordinated Principal Carryover Shortfall, (iii) the sum of the amounts, if any, by which the sum of the amounts described in clauses (i) and (ii) above on each prior Payment Date exceeded the amount actually distributed as interest on such prior Payment Dates and not subsequently distributed (the "Subordinated Interest Carryover Shortfall") and (iv) interest at the Subordinated Bond Interest Rate on any Subordinated Interest Carryover Shortfall (to the extent permitted by applicable law). [The Interest Payment Amount for the Residual Bonds (the "Residual Interest Payment Amount") will be equal to sum of (i) interest at the Residual Bond Interest Rate on the Residual Class Principal Amount, (ii) interest at the Residual Bond Interest Rate on any Residual Principal Carryover Shortfall, (iii) the sum of the amounts, if any, by which the sum of the amounts described in clauses (i) and (ii) above on each prior Payment Date exceeded the amount actually distributed as interest on such prior Payment Dates and not subsequently distributed (the "Residual Interest Carryover Shortfall") and (iv) interest at the Residual Bond Interest Rate on any Residual Interest Carryover Shortfall (to the extent permitted by applicable law).] The Senior Bonds will not be entitled to interest on any Senior Interest Payment Amount not paid when due prior to such time as the Bonds are declared immediately due and payable upon the occurrence of an Event of Default as described herein under " -- Priority of Payments and Allocation of Shortfalls."

     The interest payable on any Payment Date as described above, but not the entitlement thereto, for the Subordinated Bonds, and in the event of a default of the Insurer under the Bond Insurance Policy, the Senior Bonds, will be reduced by their respective proportionate amounts of "Net Interest Shortfalls" for such Payment Date, if any, based on the amount of interest each Class of Bonds would otherwise be entitled to receive on such Payment Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. With respect to any Payment Date, the "Net Interest Shortfall" is equal to the amount by which the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction and (ii) any Prepayment Interest Shortfalls, in each case during the calendar month preceding the month of such Payment Date, exceeds the [sum of (i)] the Master Servicing Fee for such period [and (ii) the amounts otherwise payable on such Payment Date to the holder of the Residual Bond as described in clauses "fifth", and "sixth" under " -- Priority of Payments and Allocation of Shortfalls" below.] A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan.

     Accrued interest to be paid on any Payment Date will be calculated, in the case of each Class of Bonds, on the basis of the related Class Principal Amount, as applicable, immediately prior to such Payment Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

PRINCIPAL

     GENERAL. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated among the Senior Bonds, the Subordinated Bonds [and the Residual Bonds].

     SENIOR PRINCIPAL PAYMENT AMOUNT. On each Payment Date, the Available Funds remaining after payment of interest with respect to the Senior Bonds, up to the amount of the Senior Principal Payment Amount for such Payment Date, will be distributed as principal of the Senior Bonds. The "Senior Principal Payment Amount" for any Payment Date will equal the Senior Percentage of the sum of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement (as defined herein) [or any optional purchase by the Master Servicer or the Company of a default Mortgage Loan] as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Payment Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Payment Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Payment Date, the Stated Principal Balance of such Mortgage Loan, and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Payment Date.

     "Stated Principal Balance" means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The "Pool Principal Balance" with respect to any Payment Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Payment Date.

     The "Senior Percentage" for any Payment Date is the percentage equivalent of a fraction the numerator of which is the Senior Class Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Subordinated Class Principal Amount [and (iii) the Residual Class Principal Amount,] in each case immediately prior to such date. The "Subordinated

Percentage" for any Payment Date is the percentage equivalent of a fraction the numerator of which is the Subordinated Class Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Subordinated Class Principal Amount [and (iii) the Residual Class Principal Amount,] in each case immediately prior to such date.

     SUBORDINATED PRINCIPAL PAYMENT AMOUNT. On each Payment Date, to the extent of Available Funds therefor, the Subordinated Principal Payment Amount for such Payment Date will be distributed as principal of the Subordinated Bonds. The "Subordinated Principal Payment Amount" for any Payment Date will equal the sum of (i) the Subordinated Percentage of the sum of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement [or by the Master Servicer or the Company in connection with any optional purchase by the Master Servicer of a defaulted Mortgage Loan] as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Payment Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Payment Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Payment Date, the Stated Principal Balance of such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Payment Date and (ii) any Subordinated Principal Carryover Shortfall. The "Subordinated Principal Carryover Shortfall" for any Payment Date will equal the excess of (a) the Original Subordinated Class Principal Amount reduced by all amounts previously distributed to holders of the Subordinated Bonds as payments of principal or Subordinated Principal Carryover Shortfall, over (b) the Subordinated Class Principal Amount immediately prior to such date.

     [RESIDUAL PRINCIPAL PAYMENT AMOUNT. On each Payment Date, to the extent of Available Funds therefor, the Residual Principal Payment Amount shall be distributed as set forth in the Priority of Payments and Allocation of Shortfalls.]

PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS

     Prior to the declaration that the Bonds are due and payable, on any Payment Date Available Funds will be applied in the following order of priority:

          first, to the Senior Interest Payment Amount;

          second, to the Senior Principal Payment Amount;

          third, to the Subordinated Interest Payment Amount;

          fourth, to the Subordinated Principal Payment Amount;

          [fifth, to the Residual Interest Payment Amount;]

          [sixth, to the Residual Amount Payment; and]

          [seventh, to the holder of the Residual Certificate, the balance of any Available Funds remaining in the Bond Account.]

     If a Realized Loss results in the Stated Principal Balances of the Mortgage Loans declining in an amount greater than the sum of (i) the payments of principal on the Senior Bonds, (ii) the payments of principal on the Subordinated Bonds [and (iii) the payments of principal on the Residual Bonds], the Senior Percentage, the Subordinated Percentage [and the residual percentage] may shift (as a result of their methods of computation as described above under "-- Principal") such that funds available in the Distribution Account for payments of principal on each future Payment Date may be allocated in a higher ratio to the Senior Bonds as a result of such shortfall. This shift of the Senior Percentage, the Subordinated Percentage [and the Residual Percentage] may cause the Senior Bonds to amortize more rapidly, and the Subordinated Bonds [and the Residual Bonds] to amortize more slowly, than would otherwise have been the case in the absence of such shortfalls. An investor should consider the risk that, in the case of any Bond purchased at a discount, a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, an investor in the Bonds should consider the risk that there can be no assurance that investors in the Bonds will be able to reinvest the payments thereon at yields equaling or exceeding the yields on such Bonds. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Bonds. See "RISK FACTORS -- Yield, Prepayment and Maturity Risks" herein and "RISK
FACTORS -- Prepayment and Yield Considerations" in the Prospectus. In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the related Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     Under the Indenture, an Event of Default will not occur solely due to the occurrence of Shortfalls that affect only the Subordinated Bonds [and/or the Residual Bonds] until all the Senior Bonds have been paid in full and then only if Shortfalls on the Subordinated Bonds have not been paid. In addition, an Event of Default by reason of any Shortfalls that affect the Senior Bonds will occur on any Payment Date only when the Pool Principal Balance is less than the principal amount of the Senior Bonds outstanding after application of all available amounts on deposit in the Distribution Account on such Payment Date. Nevertheless, at any time following an Event of Default arising from a Shortfall affecting the Senior Bonds, the holders of outstanding Bonds, whether Senior Bonds or Subordinated Bonds [or Residual Bonds], representing more than 50% in principal amount of all Bonds then outstanding, may declare the Bonds due and payable or take any other action pursuant to the terms of the Indenture. Until the Bonds have been declared due and payable following an Event of Default, the holders of the Subordinated Bonds [or the Residual Bonds] may not request the Bond Trustee to take any action, other than the application of available funds in the Distribution Account to pay principal and interest as provided herein, and may not otherwise cause any action to be taken to enforce the obligation of the Issuer to pay principal and interest on the Subordinated Bonds. Additionally, prior to the Bonds being declared due and payable following an Event of Default, the Senior Bonds will not accrue interest in any form on the interest component of any Shortfall attributable to the Senior Bonds. Should an Event of Default occur, payments will be allocated on each Payment Date in accordance with the priorities described herein under " -- Principal", which would otherwise be applicable on such Payment Date had an Event of Default not occurred.

     If Available Funds are insufficient to make payments on the Senior Bonds, Senior Bondholders will be dependent upon the ability of the Insurer to meet its obligations under the Bond Insurance Policy. For any Payment Date, the amount of Available Funds will be dependent in part upon whether any Realized Losses have been incurred on the Mortgage Loans during the most recent Prepayment Period. Realized Losses on the Mortgage Loans will be allocated first to the [Residual Bonds], second to the Subordinated Bonds and third, in the event the Insurer defaults on its obligations under the Bond Insurance Policy, to the Senior Bonds.

STATED MATURITY

     The Stated Maturity for each Class of Bonds is the date determined by the Company which is years after the Payment Date immediately following the latest maturity date of any Mortgage Loan. The Stated Maturity of each Class of Bonds
is             , 20  .

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Mortgage Loan Pool consists of one Mortgage Loan with the following characteristics:

                                                     ORIGINAL TERM   REMAINING TERM
      PRINCIPAL                       NET MORTGAGE    IN MATURITY     TO MATURITY
       BALANCE        MORTGAGE RATE       RATE        (IN MONTHS)     (IN MONTHS)
  -----------------   -------------   ------------   -------------   --------------
      $                        %              %

(ii) the Mortgage Loans prepay at the specified constant Prepayment Assumptions,
(iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (i) above such that each such mortgage loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity, (viii) the initial Class Principal Amount, of each Class of Bonds, is as set forth on the cover page hereof and under "SUMMARY -- Securities Other than the Bonds" herein, (ix) interest accrues on each Class of Bonds at the applicable interest rate described on the cover hereof or described herein, (x)
payments in respect of the Bonds are received in cash on the   th day of each
month commencing in the calendar month following the Closing Date, (xi) the
closing date of the sale of the Bonds is             , 200 , (xii) Redwood Trust
is not required to purchase or substitute for any Mortgage Loan and (xiii) [the Master Servicer or the Company does not exercise any option to purchase any Mortgage Loans described herein under "-- Optional Purchase of Defaulted Loans"] and the Issuer does not exercise any option to redeem the Bonds as described herein under "-- Redemption at the Option of the Issuer." While it is assumed that each of the Mortgage Loans prepays at the specified constant Prepayment Assumptions, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans which will be delivered to the Bond Trustee and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relevant to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% Prepayment Assumption assumes a Constant
Prepayment Rate ("CPR") of      % per annum of the then outstanding principal
balance of such mortgage loans in the first month of the life of the mortgage
loans and an additional      % per annum in each month thereafter until the
month. Beginning in the month and in each month thereafter during the life of
such mortgage loans, a 100% Prepayment Assumption assumes a CPR of      % per
annum each month. As used in the tables below, a      % Prepayment Assumption
assumes a prepayment rate equal to      % of the Prepayment Assumption.
Correspondingly, a      % Prepayment Assumption assumes a prepayment rate equal
to      % of the Prepayment Assumption, and so forth.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The Master Servicer or the Company may, at its option, purchase from the
Issuer any Mortgage Loan which is delinquent in payment by      days or more.
Any such purchase will be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month in which such amount is to be distributed.

WEIGHTED AVERAGE LIVES OF THE BONDS

     The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Amount of such Bond on each Payment Date by the number of years from the date of issuance to such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Amount of such Bond referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "RISK FACTORS -- Yield, Prepayment and Maturity Risks" herein and "RISK FACTORS -- Prepayment and Yield Considerations" in the Prospectus.

     In general, the weighted average lives of the Bonds will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Bonds will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Bonds. See "DESCRIPTION OF THE BONDS -- Principal" herein.

     The interaction of the foregoing factors may have different effects on the Senior Bonds and the Subordinated Bonds [and the Residual Bonds] and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Bonds. Further, to the extent the prices of the Bonds represent discounts or premiums to their respective original Class Principal Amounts, variability in the weighted average lives of such Classes of Bonds will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Bonds may be affected at various constant Prepayment Assumptions, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Principal Amounts of the Classes of Bonds that would be outstanding after each of the dates shown at various constant Prepayment Assumptions and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant Prepayment Assumptions specified in the tables or at any constant Prepayment Assumption or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the specified constant Prepayment Assumptions, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

             PERCENT OF INITIAL CLASS PRINCIPAL AMOUNTS OUTSTANDING

                               [DECREMENT TABLES]

REDEMPTION AT THE OPTION OF THE ISSUER

     The Bonds may be redeemed in whole, but not in part, at the Issuer's option, on any Payment Date on or after the earlier of (a) years after the initial issuance of the Bonds and (b) the Payment Date on which the sum of (i) the Senior Class Principal Amount (ii) the Subordinated Class Principal Amount and [(iii) the Residual Class Principal Amount, after giving effect to payments
to be made on such Payment Date, is      % or less of the aggregate of the
Stated Principal Balances of the Mortgage Loans as of the Cut-off Date, at a redemption price equal to 100% of the unpaid principal amount of such Bonds (including, in the case of the Subordinated Bonds, any unpaid Subordinated Principal Carryover Shortfall), plus accrued and unpaid interest at the applicable Bond Interest Rate through the month preceding the month in which such optional redemption date occurs. The Bonds are not otherwise subject to call or redemption at the option of the Issuer nor are they subject to special redemption.

     Notice of any redemption to be made at the option of the Issuer must be given by the Issuer to the Bond Trustee not less than 30 days prior to the redemption date and must be mailed by the Issuer or the Bond Trustee to affected Bondholders at least ten days prior to the redemption date.

CONTROLLING CLASS UNDER THE INDENTURE

     For the purposes described in the prospectus under the headings "The Indenture -- Modification of Indenture," "-- Events of Default" and "Rights Upon Event of Default," the "Controlling Class" shall be the Class A-1 Bondholders or, if the Class A-1 Bonds are no longer outstanding, the Class B-1 Bondholders.

                               CREDIT ENHANCEMENT

     Credit enhancement for the Senior Bonds will be provided by the Subordinated Bonds, [by the Residual Bonds] and by the Bond Insurance Policy (as defined herein). [Credit enhancement for the Subordinated Bonds will be provided by the Residual Bonds.]

SUBORDINATION

     The rights of holders of the Subordinated Bonds [and the Residual Bonds] to receive payments with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Bonds [and the rights of the holders of the Residual Bonds will be subordinated to such rights of the holders of the Subordinated Bonds, in each case only to the extent described herein.]

     The subordination of the Subordinated Bonds [and the Residual Bonds] to the Senior Bonds [and the further subordination of the Residual Bonds to the Subordinated Bonds] are each intended to increase the likelihood of timely receipt by the holders of Bonds with higher relative payment priority of the maximum amount to which they are entitled on any Payment Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described herein. [However, the amount of protection afforded the Subordinated Bondholders by subordination of the Residual Bonds may be exhausted and Shortfalls in payments on the Subordinated Bonds could result. Any losses realized on the Mortgage Loans in excess of the protection afforded by the Residual Bonds will result in losses on the Subordinated Bonds.]

THE BOND INSURANCE POLICY

                   [DESCRIPTION OF THE BOND INSURANCE POLICY]

THE INSURER

                          [DESCRIPTION OF THE INSURER]

                             SECURITY FOR THE BONDS

GENERAL

     The Bonds will be secured by assignments to the Bond Trustee of collateral consisting of (i) the Mortgage Loans, (ii) funds on deposit in the Bond Account and the Distribution Account, (iii) the Issuer's rights under the Master Servicing Agreement, (iv) [the Issuer's rights under any Servicing Agreement,]
(v) the Issuer's rights under the Mortgage Loan Purchase Agreement (as defined herein), and (vi) the proceeds of all of the foregoing.

THE MORTGAGE LOANS

     The Bonds will be secured by a pool (the "Mortgage Loan Pool") of -year conventional mortgage loans secured by first liens on one- to four-family residential properties (each, a "Mortgaged Property"). None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will have been deposited with the Issuer by the Company which, in turn, will have acquired them from Redwood Trust pursuant to an agreement (the "Mortgage Loan Purchase Agreement") between the Company and Redwood Trust. All of the Mortgage Loans will have been acquired by Redwood Trust in the ordinary course of its business and substantially in accordance with the underwriting criteria specified herein.

     GENERAL. Under the Mortgage Loan Purchase Agreement, Redwood Trust will make certain representations, warranties and covenants to the Company relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under " -- Assignment of Mortgage Loans," will be obligated to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Deposit Trust Agreement, the Company will assign all of its rights under the Mortgage Loan Purchase Agreement to the Issuer. Under the Indenture, the Issuer will pledge all its right, title and interest in and to such representations, warranties and covenants (including Redwood Trust's purchase obligation) to the Bond Trustee for the benefit of the Bondholders. The Issuer will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The obligations of Redwood Trust with respect to the Bonds are limited to Redwood Trust's obligation to purchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective under the Mortgage Loan Purchase Agreement.

     Certain information with respect to the Mortgage Loan Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the collateral and other Mortgage Loans may be substituted therefor. The Issuer believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Loan Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of
the Mortgage Loans is expected to be approximately $          (the "Cut-off Date
Pool Principal Balance"). [The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments.] All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had
stated terms to maturity of      years. Scheduled monthly payments made by the
Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. [Mortgagors may prepay their Mortgage Loans at any time without penalty.]

     Each Mortgage Loan will bear interest at a [fixed][adjustable] Mortgage Rate. [Each Mortgage Loan will bear interest at a Mortgage Rate, subject to annual adjustment on the first day of the month specified in the related Mortgage Note (each such date, an "Adjustment Date"), equal to the sum, rounded
to the nearest             of one percentage point (     %), of (i)
(the "Index") as made available by the             and most recently available
as of      days prior to the Adjustment Date and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Margin") provided, however, that the Mortgage Rate will not increase or decrease by more than percentage points
(     %), except for        Mortgage Loans, representing approximately      % of
the Cut-off Date Pool Principal Balance which will not increase or decrease by
more than      percentage points (     %), on the first Adjustment Date or more
than      percentage points (     %) on any Adjustment Date thereafter (the
"Periodic Rate Cap"). The Index with respect to any Bond Interest Rate and any Payment Date shall be the Index in effect as of the first day of the month preceding the month in which such Payment Date occurs.]

     [All of the Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event increase by more than the Mortgage Rate fixed at origination plus a fixed number of percentage points specified in the related Mortgage Note (such rate, the "Maximum Rate"). None of the Mortgage Loans are subject to minimum Mortgage Rates. Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the Scheduled Payment will be adjusted to an amount which will pay interest at the adjusted rate and fully amortize the then-outstanding principal balance of the Mortgage Loan over its remaining term. If the Index ceases to be published or is otherwise unavailable, the Master Servicer will select an alternative index based upon comparable information.]

     Each Mortgage Loan is, by its terms, assumable in connection with a transfer of the related Mortgaged Property if the proposed transferee submits certain information to the Master Servicer required to enable it to evaluate the transferee's ability to repay the Mortgage Loan and if the Master Servicer reasonably determines that the security for the Mortgage Loan would not be impaired by the assumption. See "RISK FACTORS" herein and in the Prospectus.

     Each Mortgage Loan was originated on or after             , 19  .

     The latest stated maturity date of any Mortgage Loan is             , 20  .
The earliest stated maturity date of any Mortgage Loan is             , 20  .

     [As of the Cut-off Date, no Mortgage Loan was delinquent more than days.]

     [None of the Mortgage Loans are subject to buydown agreements.] [No Mortgage Loan provides for deferred interest or negative amortization.]

     No Mortgage Loan had a Loan-to-Value Ratio at origination of more than
     %. [Except for        Mortgage Loans, representing approximately      % of
the Cut-off Date Pool Principal Balance,] each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage insurance policy (each a "Primary Mortgage Insurance Policy") issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgage Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such Primary Mortgage Insurance Policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value. See " -- Underwriting Standards" herein.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                               ORIGINAL LOAN-TO-VALUE RATIOS(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
           ORIGINAL LOAN-TO-VALUE RATIOS(%)                LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is
    expected to be approximately   %.

                                 ORIGINAL TERMS TO MATURITY(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
          ORIGINAL TERM TO MATURITY (MONTHS)               LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of
    the Mortgage Loans is expected to be approximately        months.

                          CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
   RANGE OF CURRENT MORTGAGE LOAN PRINCIPAL BALANCES       LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the average current Mortgage Loans principal balance
    is expected to be approximately $          .

                                   CURRENT MORTGAGE RATES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
               CURRENT MORTGAGE RATES(%)                   LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
    Loans is expected to be approximately   % per annum.

                                   PURPOSE OF MORTGAGE LOANS
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                     LOAN PURPOSE                          LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Purpose................................................                $                    %
Refinance (Rate or Term)...............................
Refinance (Cash-out)...................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

                         STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                         STATE                             LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

Other(1)...............................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) Other includes other states, and the District of Columbia, with under % concentrations individually. No more than approximately % of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                               DOCUMENTATION FOR MORTGAGE LOANS
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                    TYPE OF PROGRAM                        LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Full...................................................                $                    %
Alternative............................................
Reduced................................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

                                      OCCUPANCY TYPES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                    OCCUPANCY TYPE                         LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Primary Home...........................................                $                    %
Investor...............................................
Second Home............................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                                         PROPERTY TYPE
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                     PROPERTY TYPE                         LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Single Family..........................................                $                    %
Planned Unit Development
Condominium............................................
2-4 Units..............................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

                                   MAXIMUM MORTGAGE RATES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                   LIFETIME CAPS(%)                        LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average Lifetime Cap of the Mortgage
    Loans is expected to be approximately   % per annum.

                                           MARGIN(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                        MARGIN                             LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average margin of the Mortgage Loans is
    expected to be approximately   %.

                              NEXT NOTE RATE ADJUSTMENT DATES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                        MONTHS                             LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average months to the next Adjustment
    Date of the Mortgage Loans was approximately   months.

THE INDEX

                             [DESCRIPTION OF INDEX]

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Indenture, the Issuer on the Closing Date will pledge, transfer, assign, set over and otherwise convey without recourse to the Bond Trustee in trust for the benefit of the Bondholders all right, title and interest of the Issuer in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Collateral, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with such transfer and assignment, the Issuer will deliver or cause to be delivered to the Bond Trustee, or a custodian for the Bond Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Bond Trustee as soon as the same is available to the Issuer) (collectively, the "Mortgage File"). [Assignments of the Mortgage Loans to the Bond Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, such recording is not required to protect the Bond Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Issuer.]

     The Bond Trustee will review each Mortgage File within      days of the
Closing Date (or promptly after the Bond Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the
Issuer does not cure such defect within      days of notice thereof from the
Bond Trustee (or within such longer period not to exceed      days after the
Closing Date as provided in the Mortgage Loan Purchase Agreement in the case of missing documents not returned from the public recording office), Redwood Trust will be obligated to purchase the related Mortgage Loan. Rather than purchase the Mortgage Loan as provided above, Redwood

Trust may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Collateral and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not
more than      % less than, the Stated Principal Balance of the Deleted Mortgage
Loan (the amount of any shortfall to be deposited in the Bond Account by Redwood and held for distribution to the Bondholders on the related Payment Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than,
and not more than    % per annum higher than, that of the Deleted Mortgage Loan,
(iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement as of the date of substitution. This cure, purchase or substitution obligation constitutes the sole remedy available to Bondholders or the Bond Trustee for omission of, or a material defect in, a Mortgage Loan document. Notwithstanding anything contained herein to the contrary, no Replacement Mortgage Loan may be substituted for a Deleted Mortgage Loan at any time after two (2) years after the Closing Date.

UNDERWRITING STANDARDS

     All of the Mortgage Loans have been purchased by Redwood Trust in the ordinary course of business directly from banks, savings and loan associations, mortgage bankers and other mortgage loan originators (each, an "Originator") or in the secondary market. Redwood Trust approves individual institutions as eligible Originators after an evaluation of certain criteria, including the Originator's mortgage origination and servicing experience and financial stability. Each Originator and/or the entity from which Redwood Trust purchased the Mortgage Loans will represent and warrant that all Mortgage Loans originated and/or sold by it will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

                 , with its principal master servicing offices at             ,
will perform the duties of Master Servicer in accordance with the terms set forth in the Indenture. The Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "-- Servicing Compensation and Payment of Expenses; Master Servicing Compensation," "-- Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" and "-- Advances" below. If any Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer is obligated to terminate that Servicer and appoint a successor servicer as provided in the Indenture.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

     The following table summarizes the delinquency, foreclosure and loss
experience, respectively, as of December 31,      , December 31,      and
December 31,      on approximately $          , $          and $          ,
respectively, in outstanding principal balance of conventional mortgage loans
master serviced by           .             commenced master servicing
conventional mortgage loans during             . The delinquency and foreclosure
percentages and the loss experience may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:

                                                           AS OF           AS OF           AS OF
                                                        DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                            199             199             199
                                                        ------------    ------------    ------------
Total Number of Conventional Mortgage Loans in
  Portfolio...........................................
Delinquent Mortgage Loans and Pending Foreclosures at
  Period End(1):......................................
     30-59 days.......................................
     60-89............................................
     90 days or more (excluding foreclosures).........
     Total Delinquencies..............................
Foreclosures pending
  Total delinquencies and foreclosures pending........
Net Loss(2)...........................................

---------------
(1) As a percentage of the total number of loans master serviced.

(2) There is no material difference between gross loss and net loss.

     There can be no assurance that factors beyond the Master Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. [For example, over the last several years there has been a general deterioration of the real estate market and weakening of the economy in many regions of the of the country, including California. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Master Servicer may experience an increase in delinquencies on the loans it services and higher net loss on liquidated loans.]

SERVICING AND COLLECTION PROCEDURES

     Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claim and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

     Each Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, each Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. So long as no Event of Default has occurred and is continuing under the Indenture, the Bond Issuer's prior approval or consent will be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

     Pursuant to each Servicing Agreement, the Servicer will deposit collections on the Mortgage Loans into the Custodial Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement. Under each Servicing Agreement, amounts on deposit in the Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to the Custodial Account by the related Servicer out of its own funds.

     On or before the closing date, the Master Servicer, on behalf of the Trustee, will establish the Collection Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer's servicing compensation) on the 18(th) day of each month (or, if the 18(th) is not a Business Day, on the immediately preceding Business Day). Not later than the 15(th) day of each month (a "Determination Date"), each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month's remittance.

     In the event of a default by a Servicer under its Servicing Agreement, the Master Servicer will have the right to remove the Servicer and will exercise the right if it considers such removal to be in the best interest of the Bondholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Indenture, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Bond Issuer and the Bond Trustee. In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Bond Issuer for all of its reasonable costs associated with the termination of the Servicer and the transfer of servicing to a successor servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES; MASTER SERVICING COMPENSATION

     Each Servicer shall be entitled to receive, from interest actually collected on each Mortgage Loan serviced by it, a servicing fee (the "Servicing Fee") equal to the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) a per annum rate (the
"Servicing Fee Rate") ranging from approximately      % to approximately      %.
As of the Cut-off Date, the weighted average Servicing Fee Rate is approximately
     % per annum. The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Custodial Accounts.

     The Master Servicer will be paid a monthly fee (the "Master Servicer Fee")
with respect to each Mortgage Loan, calculated as      % annually (the "Master
Servicing Fee Rate") of the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period. The Master Servicer will pay the fees of the Bond Trustee from the Master Servicing Fee. As additional compensation for master servicing, the Master Servicer is entitled to retain all investment earnings on amounts on deposit in the Distribution Account.

     The amount of the Master Servicing Fee and each Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "-- Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan in full between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer during the Due Period for a Payment Date will be distributed to Bondholders on the related Payment Date. Thus, less than one month's interest may have been collected on Mortgage

Loans that have been prepaid in full with respect to any Payment Date. Pursuant to each Servicing Agreement, either (i) the related Servicing Fee for any month will be reduced (but not below zero) by the amount of any prepayment Interest Shortfall or (ii) the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by a Servicer. The amount of interest available to be paid to Bondholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

ADVANCES

     Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Payment Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Payment Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on each Mortgage Loan which were due on the related Due Date and which were not received prior to the related Determination Date (any such advance, a "Monthly Advance"). The Master Servicer will be obligated to make any required Monthly Advance if the Servicer fails in its obligation to do so, to the extent provided in the Indenture and the related Servicing Agreement.

     Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Bonds rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its reasonable judgment, recoverable from future payment and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. Any failure by a Servicer to make a Monthly Advance as required under the related Servicing Agreement will constitute a default thereunder, in which case the Master Servicer will be required, as successor servicer, to make a Monthly Advance in accordance with the terms of the Indenture; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Bondholders on the related Payment Date. Any failure by the Master Servicer to make a Monthly Advance as required under the Indenture will constitute a Master Servicer Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make such Monthly Advance.

EVIDENCE AS TO COMPLIANCE

     Each Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Master Servicer, the Bond Issuer and the Bond Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the Servicer was conducted in compliance with its Servicing Agreement, except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

     Each Servicing Agreement also provides for delivery to the Master Servicer, the Bond Issuer and the Bond Trustee, on or before a specified date in each, of an annual officer's certificate to the effect that the Servicer has fulfilled its obligations under its Servicing Agreement throughout the preceding year.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

     If the Master Servicer is in default in its obligations under the Indenture, the Bond Trustee may, and must if directed to do so by Bondholders having more than 50% of the Class Principal Amount applicable to each Class of Bonds affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Indenture or succeed to the responsibilities of the Master Servicer.

     If a Servicer is in default in its obligations under the applicable Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable Servicing Agreement and the Indenture or succeed to the responsibilities of the terminated Servicer.

RESIGNATION OF SERVICERS; ASSIGNMENT AND MERGER

     A Servicer may not resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law, (ii) in certain cases, upon the sale of substantially all of its assets or (iii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consent of the Bond Issuer, which consent may not be unreasonably withheld. No such resignation will become effective until the Master Servicer or a successor servicer appointed by it has assumed the Servicer's obligations and duties under such Servicing Agreement.

     Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

                                USE OF PROCEEDS

     The Issuer intends to distribute all of the net proceeds of the issuance of the Bonds to the Company which will use such proceeds to pay certain indebtedness incurred by Redwood Trust in connection with the acquisition of the Mortgage Loans.

                        FEDERAL INCOME TAX CONSEQUENCES

     Investors may wish to review the material set forth in this section together with the information in the section "Federal Income Tax Consequences" in the prospectus.

     For federal income tax purposes, the Trust Estate [(exclusive of the rights in respect of the Additional Collateral)] will consist of a pool of assets with respect to which an election will be made to treat such pool as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. The Class A and Class B Bonds will be designated as "regular interests" in the REMIC and the Class R [Bonds/Certificates] will represent the "residual interest" in the [upper tier/lower tier] REMIC.

     The Class A and Class B Bonds may be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is a CPR of []%. No representation is made that the Mortgage Loans will, in fact, prepay at this or any other rate.

                                 ERISA MATTERS

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code") (any of the foregoing a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should carefully review with their legal advisors whether the purchase or holding of the Bonds could give rise to a transaction that is prohibited under ERISA or the Code or cause the Mortgage Loans securing the Bonds to be treated as "plan assets" for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of the Bonds.

     If the Bonds are treated as equity for purposes of ERISA, the purchaser of the Bonds could be treated as having acquired a direct interest in the Mortgage Loans securing the Bonds. In that event, the purchase, holding, or resale of the Bonds could result in a transaction that is prohibited under ERISA or the Code. Furthermore, regardless of whether the Bonds are treated as equity for purposes of ERISA, the acquisition or holding of the Bonds by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuer, the Trustee, the Master Servicer, any Servicer or any of their respective Affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. However, one or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire the Bonds and the circumstances under which such decision is made. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; or (v) PTCE 96-23, regarding transactions effected by in-house asset managers. Before purchasing the Bonds, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of the Bonds should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

     Although not entirely free from doubt, the Issuer believes that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires the Bonds should not be treated as having acquired a direct interest in the assets of the Issuer. However, there can be no complete assurance that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. [Revise per REMIC regular interests]

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the depositor, Redwood Trust and the underwriter, the depositor has agreed to cause the issuer to sell to the underwriter, and the underwriter has agreed to purchase from the Issuer, the Bonds. Distribution of the bonds will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the bonds, the Underwriter may be deemed to have received compensation from the issuer in the form of underwriting discounts.

     The underwriter intends to make a secondary market in the bonds, but has no obligation to do so. There can be no assurance that a secondary market for the bonds will develop or, if it does develop, that it will continue or that it will provide bondholders with a sufficient level of liquidity of investment. The bonds will not be listed on any national securities exchange.

     The depositor and Redwood Trust have agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the Bonds will be passed upon for the Issuer by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by for the Issuer by Chapman and Cutler LLP, San
Francisco, California.                will act as counsel for the underwriter.

                                    RATINGS

     It is a condition of the issuance of the Senior Bonds that they be rated
AAA by             and AAA by             (            and             ,
together, the "Rating Agencies"). It is a condition to the issuance of the
Subordinated Bonds that they be rated [AA] by             .

     The ratings assigned by             to collateralized mortgage obligations
address the likelihood of the receipt of all payments on the mortgage loans by the related bondholders under the agreements pursuant to which such bonds are
issued.             's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such
bonds.             's ratings on such bonds do not, however, constitute a
statement regarding frequency of prepayments of the mortgage loans.

     The ratings assigned by             to the Senior Bonds address the
likelihood of the receipt of all payments on the mortgage loans by the related Bondholders under the agreements pursuant to which such bonds are issued.
            's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such bonds.
            's ratings on such bonds do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Bondholders may receive a lower than anticipated yield.

     The ratings assigned to the Bonds should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Issuer has not requested a rating of the Bonds by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Bonds or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Bonds could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                                                    PAGE
                                                                    ----
Adjustment Date.............................................              S-22
Advance.....................................................              S-31
Available Funds.............................................              S-14
Belgian Cooperative.........................................              S-12
Beneficial owner............................................              S-10
Bond Distribution Amount....................................              S-14
Bond Interest Rate..........................................              S-15
Bond Owners.................................................              S-10
Bond Trustee................................................               S-3
Bonds.......................................................     S-1, S-3, S-9
Book-Entry Bonds............................................              S-10
CEDEL Participants..........................................              S-11
Class Principal Amount......................................              S-10
Code........................................................              S-32
Collection Account..........................................              S-11
Company.....................................................          S-3, S-9
Controlling Class...........................................              S-20
Cooperative.................................................              S-12
CPR.........................................................              S-19
Custodial Account...........................................              S-11
Cut-off Date Pool Principal Balance.........................              S-22
Definitive Bond.............................................              S-10
Deleted Mortgage Loan.......................................              S-28
Deposit Trust Agreement.....................................               S-3
Distribution Account........................................              S-13
DTC.........................................................              S-10
Due Date....................................................              S-22
ERISA.......................................................         S-5, S-32
Euroclear Operator..........................................              S-12
Euroclear Participants......................................              S-12
European Depositaries.......................................              S-10
Expense Fee Rate............................................              S-30
FHLMC.......................................................              S-23
Financial Intermediary......................................              S-10
FNMA........................................................              S-23
Index.......................................................              S-22
Indirect Participants.......................................              S-11
Insurance Proceeds..........................................              S-11
Interest Accrual Period.....................................              S-15
Interest Payment Amount.....................................              S-15
Issuer......................................................               S-3
Liquidated Mortgage Loan....................................              S-17
Liquidation Proceeds........................................              S-14
Loan-to-Value Ratio.........................................              S-23
Management Agreement........................................               S-3
Margin......................................................              S-22

                                                                    PAGE
                                                                    ----
Master Servicing Fee........................................              S-30
Maximum Rate................................................              S-22
Morgan......................................................              S-12
Mortgage....................................................              S-28
Mortgage File...............................................              S-28
Mortgage Loan Pool..........................................              S-21
Mortgage Loan Purchase Agreement............................              S-21
Mortgage Loans..............................................              S-21
Mortgage Note...............................................              S-28
Mortgaged Property..........................................              S-21
Net Interest Shortfall......................................              S-15
Net Interest Shortfalls.....................................              S-15
Offered Bonds...............................................    S-1, S-3, S-10
Original Subordinated Class Principal Amount................              S-10
Original Senior Class Principal Amount......................              S-10
Original Residual Class Principal Amount....................              S-10
Originator..................................................              S-28
Owner Trustee...............................................               S-3
Participants................................................              S-10
Payment Date................................................              S-14
Periodic Rate Cap...........................................              S-22
Plan........................................................              S-32
Plan Asset Regulations......................................              S-32
Plan Investors..............................................              S-32
Pool Principal Balance......................................              S-16
Prepayment Assumption.......................................              S-19
Prepayment Interest Shortfall...............................              S-15
Primary Mortgage Insurance Policy...........................              S-23
PTCE........................................................              S-32
Rating Agencies.............................................         S-6, S-33
Realized Loss...............................................              S-17
Record Date.................................................              S-14
Redwood Trust...............................................          S-3, S-9
Relevant Depositary.........................................              S-10
Relief Act Reduction........................................              S-15
REMIC.......................................................              S-32
REO Property................................................              S-31
Replacement Mortgage Loan...................................              S-28
Residual Bonds..............................................               S-9
Residual Certificates.......................................              S-10
Residual Class Principal Amount.............................              S-10
Residual Interest Carryover Shortfall.......................              S-15
Residual Interest Payment Amount............................              S-15
Rules.......................................................              S-10
Scheduled Payments..........................................              S-22
Senior Bond Interest Rate...................................              S-15
Senior Bonds................................................          S-3, S-9
Senior Class Principal Amount...............................              S-10

                                                                    PAGE
                                                                    ----
Senior Interest Payment Amount..............................              S-15
Senior Percentage...........................................              S-16
Senior Principal Payment Amount.............................              S-16
Servicer....................................................              S-29
Servicing Agreement.........................................              S-29
Servicing Fee...............................................              S-30
Shortfalls..................................................              S-17
SMMEA.......................................................               S-6
Stated Principal Balance....................................              S-16
Structuring Assumptions.....................................              S-18
Subordinated Bond Interest Rate.............................              S-15
Subordinated Bonds..........................................          S-3, S-9
Subordinated Class Principal Amount.........................              S-10
Subordinated Interest Carryover Shortfall...................              S-15
Subordinated Interest Payment Amount........................              S-15
Subordinated Percentage.....................................              S-16
Subordinated Principal Carryover Shortfall..................              S-16
Subordinated Principal Payment Amount.......................              S-16
Substitution Adjustment Amount..............................              S-28
Terms and Conditions........................................              S-12

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Sequoia
Mortgage Trust           , Collateralized Mortgage Bonds (the "Global Bonds")
will be available only in book-entry form. Investors in the Global Bonds may hold such Global Bonds through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Bonds will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Bonds through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Bonds through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage bond issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Bonds will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Bonds will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC (each, a "DTC Participant"). As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Bonds through DTC will follow the settlement practices' applicable to other collateralized mortgage bond issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Bonds through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage bond issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Bonds are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the

                                      S-A-1
respective Depositary, as the case may be, to receive the Global Bonds against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Bonds. After settlement has been completed, the Global Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Bonds will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Bonds are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Bonds were credited to their accounts. However, interest on the Global Bonds would accrue from the value date. Therefore, in many cases the investment income on the Global Bonds earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Bonds to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Bonds are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended valued date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Bonds from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would

                                      S-A-2
automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Bonds in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Bonds sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of the Global Bonds holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of the Global Bonds that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Bond Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Bond Owner or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Bond Owner of a Bond or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Bonds. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Bonds.

                                      S-A-3

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED           , 200

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED             , 2004)

                          $              (APPROXIMATE)

                           SEQUOIA MORTGAGE TRUST 200
              MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 200
                          [LOGO] [                  ]
                                  AS DEPOSITOR

                          [LOGO] [                  ]
                               AS MASTER SERVICER

 The certificates
 represent obligations
 of the trust only and
 do not represent an
 interest in or
 obligation of the
 depositor, the trustee
 or any of their
 affiliates.



 This prospectus
 supplement may be used
 to offer and sell the
 certificates only if
 accompanied by the
 prospectus.
                         THE TRUST

                         - will issue           classes of senior certificates;

                         - will issue a single residual certificate; and

                         - will make a REMIC election for federal income tax
                           purposes.

                         THE CERTIFICATES

                         - represent the entire beneficial interest in a trust,
                           whose assets consist of           pools of
                           conventional mortgage loans;

                         - currently have no trading market; and

                         - are obligations of the trust only and are not
                           obligations of the depositor or its affiliates.

                         CREDIT ENHANCEMENT

                         - will be provided in the form of overcollateralization
                           and an irrevocable and unconditional certificate guaranty insurance policy issued by
                           [Insurer].



REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-8 HEREIN AND ON PAGE 7 IN THE PROSPECTUS.

- For complete information about the certificates, read both this prospectus supplement and the prospectus.

-           , the underwriter, will buy the offered certificates from
                 at a price equal to           of their face value. The
  underwriter will sell the offered certificates from time to time in negotiated transactions.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[UNDERWRITER]
          , 200

                               TABLE OF CONTENTS

                        PROSPECTUS SUPPLEMENT
Important Notice about the Information Presented in this
  Prospectus Supplement and the Accompanying Prospectus.....       S-3
Where You can Find More Information.........................       S-3
Summary.....................................................       S-4
Risk Factors................................................       S-8
The Insurer.................................................       S-9
The Depositor...............................................       S-9
Description of the Mortgage Loans...........................       S-9
Servicing of the Mortgage Loans.............................      S-17
Description of the Certificates.............................      S-19
Use of Proceeds.............................................      S-34
Federal Income Tax Consequences.............................      S-34
Prepayment and Yield Considerations.........................      S-34
State Taxes.................................................      S-37
ERISA Considerations........................................      S-37
Legal Investment Considerations.............................      S-38
Underwriting................................................      S-38
Experts.....................................................      S-38
Legal Matters...............................................      S-38
Ratings.....................................................      S-38
Index of Defined Terms......................................       I-1
Annex I: Insurer's Audited Financial Statements.............   S-A-I-1
Annex II: Clearance, Settlement and Tax Documentation
  Procedures................................................  S-A-II-1

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates and may be different from the information in the prospectus.

     IF THE TERMS OF YOUR SERIES OF CERTIFICATES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" beginning on page S- in this prospectus supplement.

     The underwriter may engage in transactions that stabilize, maintain, or in some way affect the price of the certificates. These types of transactions may include stabilizing the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting" in this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

New York Regional Office                   Chicago Regional Office
233 Broadway                               500 West Madison Street, Suite 1400
New York, New York 10279                   Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the Depositor with the SEC (Registration No.
          ). You may request a free copy of any of the above filings by writing or calling:
                                          [DEPOSITOR]
                                          ONE BELVEDERE PLACE
                                          MILL VALLEY, CA 94941
                                          (415) 389-7373

     You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 200 -

                                                 INITIAL CLASS
                                   CERTIFICATE     PRINCIPAL     LAST SCHEDULED
CLASS                                 RATE          BALANCE       PAYMENT DATE    RATING   RATING   TYPE
-----                              -----------   -------------   --------------   ------   ------   ----
Class A-1........................          %      $                         --
Class A-2........................          %      $                         --
Class R..........................       N/A       $         0               --

     The initial class principal balance is subject to a variance of %.

     The Class R certificates are not being offered.

                                   THE SELLER

     [Seller]

                                 THE DEPOSITOR

     -

     -                maintains its principal office at One Belvedere Place,
       Suite      , Mill Valley, California 94941. Its telephone number is (415)
       389-7373.

                              THE MASTER SERVICER

     [Master Servicer] The master servicer will act as servicer under the pooling and servicing agreement.

                                     TRUST

     - Sequoia Mortgage Trust 200 .

                                    TRUSTEE

     - [Trustee]

                                    INSURER

     - [Insurer].

                                  CUT-OFF DATE

     -      , 200 .
                                  CLOSING DATE

     -      , 200 .

                                  PAYMENT DATE

     - The 15th day of each month, or if that day is not a business day, the
       next business day. The first payment date is           , 200 .

                                   DUE PERIOD

     - The calendar month immediately preceding a determination date or a payment date, as applicable.

                      REGISTRATION OF OFFERED CERTIFICATES

     We will issue the offered certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the certificates are book-entry, they will be registered in the name of a depository, or in the name of a depository's nominee.

                                 TRUST PROPERTY

     The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

     - two pools of closed-end fixed rate mortgage loans, secured by first and second deeds of trust or mortgages on one- to four-family residential properties;

     - payments on the mortgage loans received on and after the cut-off date;

     - property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

     - rights under any hazard insurance policies covering the mortgaged properties; and

     - amounts on deposit in accounts described in this prospectus supplement.

                               THE MORTGAGE LOANS

POOL I

     The mortgage loans in pool I will consist of:

     - Mortgage loans secured by first or second lien deeds of trust on
       residential properties located in    states [and in the District of
       Columbia]. As of the close of business on           , 200 , these
       mortgage loans in pool I had an aggregate principal balance of
       approximately $          and had the following characteristics:

Number of Mortgage Loans:
Range of Outstanding         $            to
  Principal Balances(1):           $
Average Outstanding
  Principal Balance(1):      $
Range of Remaining Terms to
  Stated Maturity:              to    months
Weighted Average Remaining
  Term to Stated
  Maturity(1):                        months
Range of Loan Rates:               % to    %
Weighted Average Loan
  Rate(1):                                 %
Range of Combined Loan-to-
  Value Ratios(1):                  % to   %
Weighted Average Combined
  Loan-to-Value Ratio(1):                  %
Geographic Concentrations
  in Excess of 5%(1):
  [State]                                  %

---------------

(1) Approximate

     - The mortgage loans in pool I substantially conform to loan origination standards with respect to the date of origination set forth by Freddie Mac.

POOL II

The mortgage loans in pool II will consist of:

     - Mortgage loans secured by first or second lien deeds of trust on
       residential properties located in    states [and the District of
       Columbia]. As of the close of business on           , 200 , these
       mortgage loans in pool II had an aggregate principal balance of
       approximately $       and had the following characteristics:

Number of Mortgage Loans:
Range of Outstanding
  Principal Balances(1):    $             to
                                   $
Average Outstanding
  Principal Balance(1):     $
Range of Remaining Terms
  to Stated Maturity:           to    months
Weighted Average Remaining
  Term to Stated
  Maturity(1):                        months
Range of Loan Rates:                % to   %
Weighted Average Loan
  Rate(1):                                 %
Range of Combined Loan-to-
  Value Ratios(1):                  % to   %
Weighted Average Combined
  Loan-to-Value Ratio(1):                  %
Geographic Concentrations
  in Excess of 5%(1):
  [State]                                  %

---------------

(1) Approximate

     - The mortgage loans in pool II do not conform to loan origination standards with respect to the date of origination set forth by Freddie Mac.

                                MONTHLY ADVANCES

     If the servicer reasonably believes that cash advances can be recovered from future payments or collections on the mortgage loans, the servicer will make cash advances to the trust to cover delinquent mortgage loan payments. The servicer will make advances only to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses.

                                THE CERTIFICATES

     1.  General

     - Each month the trustee will calculate the amount you are owed.

     - If you hold a certificate on the last day of a calendar month, you will be entitled to receive payments on the payment date in the next month.

     2.  Interest Distributions

     - Interest accrues on the certificates from the first day of a calendar month through the last day of that calendar month.

     On each payment date, you will be entitled to the following:

     - interest at the certificate rate that accrued during the interest period; and

     - any interest that was due on a prior payment date and not paid. In addition, interest will have accrued on the amount of interest which was previously due and not paid.

     3.  Principal distributions

     - Principal distributions are payable on each payment date. However, no class of certificates will receive a principal distribution until the other classes with a lower numerical class designation are paid in full.

     - Shortfalls in available funds may result in a class receiving less than what is due.

     - The calculation of the amount a class is entitled to receive on each payment date and the priority of principal distributions among the certificates is described in this prospectus supplement under "Description of the Certificates -- Principal."

                              CREDIT ENHANCEMENTS

     1. The Certificate Insurance Policy: The policy guarantees the payment of:

     - accrued and unpaid interest on the offered certificates;

     - principal losses on the mortgage loans; and

     - any principal amounts owed to the certificateholders on the last scheduled payment date.

     2. Overcollateralization: Certain receipts in excess of the amounts due on the certificates will be applied as principal payments to the certificates. This will result in an acceleration of principal payments on the certificates relative to the amortization of the related mortgage loans, increasing the amount of credit support for the certificates.

                              PRE-FUNDING ACCOUNT

     On the closing date, the depositor shall deposit cash to the trust, which the trust will use to acquire additional mortgage loans from the seller. The
trustee may only acquire such additional mortgage loans until           .

     If any amounts are left in the pre-funding accounts on           , 200 ,
holders of the certificates will receive such amounts as an early payment of principal.

                          CAPITALIZED INTEREST ACCOUNT

     On the closing date, the trustee shall deposit cash to the trust which will be used to cover interest shortfalls on the certificates expected to occur prior to the trust's purchase of the additional mortgage loans. Until the trust purchases the additional mortgage loans or prepays the certificates, interest payments on the mortgage loans will not cover the amount of interest due on the certificates.

     Any amounts left in the capitalized interest account after           , 200
will be paid to seller.

                              OPTIONAL TERMINATION

     If the total pool balance declines below [10%] of the total pool balance as of the cut-off date, then the depositor may purchase all of the trust assets and terminate the trust. In this event, you will receive a final distribution.

                        FEDERAL INCOME TAX CONSEQUENCES

     Chapman and Cutler LLP acted as special tax counsel to the trust and is of the opinion that the trust will be treated as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes and the class [A] certificates will be regular interests in the REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes.

                              ERISA CONSIDERATIONS

     The fiduciary responsibility provisions of ERISA and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, as amended, can limit investments by certain pension and other employee benefit plans. Provided certain conditions are met, the offered certificates may be purchased by pension and other employee benefit plans. If you are a fiduciary of a pension or other employee benefit plan which is subject to ERISA, you should consult with your counsel regarding the applicability of the provisions of ERISA and the Code before purchasing a certificate.

                        LEGAL INVESTMENT CONSIDERATIONS

     The certificates are not eligible under the Secondary Mortgage Market Enhancement Act of 1984. Consequently, some institutions will be unable to invest in the certificates.

                               CERTIFICATE RATING

     The trust will not issue the offered certificates unless they receive a
rating of "          " by [First Rating Agency] and "          " by [Second
Rating Agency].

     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

RATINGS BASED PRIMARILY ON CLAIMS -- PAYING ABILITY OF THE INSURER

     The ratings on the certificates depends primarily on an assessment by the rating agencies of the mortgage loans and upon the financial strength of the insurer. Any reduction of the rating assigned to the financial strength of the insurer may cause a corresponding reduction of the ratings assigned to the certificates. A reduction in the rating assigned to the certificates will reduce the market value of the certificates and may affect your ability to sell them.

INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE REDUCED

  PREPAYMENTS OF PRINCIPAL MAY REDUCE INTEREST PAYMENTS.

     If a mortgagor prepays a mortgage loan in full, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. The servicer is obligated to reduce its servicing fee in the month of such prepayment so that one month's interest is paid with such prepayment in full. If the servicing fee is insufficient to pay such interest shortfalls attributed to prepayments, a shortfall in interest due on the certificates may result. The insurer is required to cover this shortfall. If the insurer fails to perform its obligations under the policy, you may incur a loss.

  CERTAIN INTEREST SHORTFALLS ARE NOT COVERED BY THE SERVICER OR THE INSURANCE POLICY.

     The Servicemembers Civil Relief Act permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. Neither the servicer nor the insurer will pay for any interest shortfalls created by the Servicemembers Civil Relief Act.

RISK OF LOSSES AS A RESULT OF GEOGRAPHIC CONCENTRATION

     As of           , 200 , approximately   % of the mortgage loans in pool I
by aggregate pool principal balance were secured by properties that are located
in the state of [State] and approximately   % of the mortgage loans in pool I by
aggregate pool principal balance were secured by properties that are located in
the state of [State]. As of           , 200 , approximately   % of the mortgage
loans in pool II by aggregate pool principal balance were secured by properties
that are located in the state of [State] and approximately   % of the mortgage
loans in pool II by aggregate pool principal balance were secured by properties that are located in the state of [State]. An overall decline in the residential real estate markets in these states could reduce the values of the properties securing such mortgage loans such that the principal balances of the related mortgage loans, together with any primary financing on the properties underlying these mortgage loans, could equal or exceed the value of such properties. Since the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, there is no guaranty that the residential real estate markets in these states will not weaken. If these residential real estate markets should weaken after the dates of origination of the mortgage loans, losses on such mortgage loans will probably increase substantially. In the event of a natural disaster, such as an earthquake, fire or flood, the values of the properties may decline. Neither the mortgages, the Sale and Servicing Agreement nor the loan agreements require natural disaster insurance that would cover earthquake damage.

RISK OF INCREASED DELINQUENCY, DEFAULT AND FORECLOSURE EXPERIENCE DUE TO LESS STRINGENT UNDERWRITING STANDARDS

     The seller's underwriting standards are generally less stringent than those of Fannie Mae or the Freddie Mac with respect to credit history and certain other items. If a borrower has a poor credit history, the seller may still make a loan to the borrower. This approach to underwriting may result in higher rates of delinquencies, defaults and foreclosures than for mortgage loans underwritten in a more traditional manner.

[RISK OF PREPAYMENT DUE TO SUBSEQUENT MORTGAGE LOANS

     The trust will buy additional mortgage loans from the seller until
          . The seller will sell mortgage loans to the trust if it has mortgage loans to sell. The ability of the seller to originate and acquire additional mortgage loans is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. If the full amount deposited in the pre-funding accounts for the purpose of purchasing additional mortgage loans cannot be used for that purpose within [three] months from the closing date, any remaining amounts will be paid to you as a prepayment on the certificates.]

                                  THE INSURER

     The information set forth in this section has been provided by [Insurer] (the "INSURER") for inclusion in this Prospectus Supplement. No representation is made by [Underwriter] (the "UNDERWRITER"), the Depositor, the Servicer, the Indenture Trustee or any of their affiliates as to the accuracy or completeness of such information.

     [Information regarding the Insurer to be provided by the Insurer]

                                 THE DEPOSITOR

     [Sequoia] (the "DEPOSITOR") is a Delaware corporation which was
incorporated on           . The Depositor is a special purpose corporation
organized for limited purposes, with limited assets and a limited operating history. The depositor maintains its principal office at One Belvedere Place,
Suite   , Mill Valley, California 94941. Its telephone number is (415) 389-7373.

                       DESCRIPTION OF THE MORTGAGE LOANS

     The certificates will be secured by a pool of -year conventional mortgage loans secured by first liens on one- to four-family residential properties (each, a "Mortgaged Property"). None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will have been deposited with the Issuer by the Company which, in turn, will have acquired them from Redwood Trust pursuant to an agreement (the "Mortgage Loan Purchase Agreement") between the Company and Redwood Trust. All of the Mortgage Loans will have been acquired by Redwood Trust in the ordinary course of its business and substantially in accordance with the underwriting criteria specified herein.

     GENERAL. Under the Mortgage Loan Purchase Agreement, Redwood Trust will make certain representations, warranties and covenants to the Company relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under "-- Assignment of Mortgage Loans," will be obligated to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Deposit Trust Agreement, the Company will assign all of its rights under the Mortgage Loan Purchase Agreement to the Issuer. Under the Agreement, the Issuer will pledge all its right, title and interest in and to such representations, warranties and covenants (including Redwood Trust's purchase obligation) to the Trustee for the benefit of the certificateholders. The Issuer will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The obligations of Redwood Trust with respect to the certificates are limited to Redwood Trust's obligation to purchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective under the Mortgage Loan Purchase Agreement.

     Certain information with respect to the Mortgage Loan Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the collateral and other Mortgage Loans may be substituted therefor. The Issuer believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Loan Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of
the Mortgage Loans is expected to be approximately $       (the "Cut-off Date
Pool Principal Balance"). [The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments.] All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had
stated terms to maturity of   years. Scheduled monthly payments made by
Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. [Mortgagors may prepay their Mortgage Loans at any time without penalty.]

     Each Mortgage Loan will bear interest at a [fixed][adjustable] Mortgage Rate. [Each Mortgage Loan will bear interest at a Mortgage Rate, subject to annual adjustment on the first day of the month specified in the related Mortgage Note (each such date, an "Adjustment Date"), equal to the sum, rounded
to the nearest      of one percentage point (  %), of (i)          (the "Index")
as made available by the           and most recently available as of   days
prior to the Adjustment Date and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Margin") provided, however, that the Mortgage Rate
will not increase or decrease by more than      percentage points (     %),
except for      Mortgage Loans, representing approximately   % of the Cut-off
Date Pool Principal Balance which will not increase or decrease by more than
     percentage points (     %), on the first Adjustment Date or more than
          percentage points (     %) on any Adjustment Date thereafter (the
"Periodic Rate Cap"). The Index with respect to any Bond Interest Rate and any Payment Date shall be the Index in effect as of the first day of the month preceding the month in which such Payment Date occurs.]

     [All of the Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event increase by more than the Mortgage Rate fixed at origination plus a fixed number of percentage points specified in the related Mortgage Note (such rate, the "Maximum Rate"). None of the Mortgage Loans are subject to minimum Mortgage Rates. Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the Scheduled Payment will be adjusted to an amount which will pay interest at the adjusted rate and fully amortize the then-outstanding principal balance of the Mortgage Loan over its remaining term. If the Index ceases to be published or is otherwise unavailable, the Master Servicer will select an alternative index based upon comparable information.]

     Each Mortgage Loan is, by its terms, assumable in connection with a transfer of the related Mortgaged Property if the proposed transferee submits certain information to the Master Servicer required to enable it to evaluate the transferee's ability to repay the Mortgage Loan and if the Master Servicer reasonably determines that the security for the Mortgage Loan would not be impaired by the assumption. See "RISK FACTORS" herein and in the Prospectus.

     Each Mortgage Loan was originated on or after           , 19  .

     The latest stated maturity date of any Mortgage Loan is           , 20  .
The earliest stated maturity date of any Mortgage Loan is           , 20  .

     [As of the Cut-off Date, no Mortgage Loan was delinquent more than days.]

     [None of the Mortgage Loans are subject to buydown agreements.] [No Mortgage Loan provides for deferred interest or negative amortization.]

     No Mortgage Loan had a Loan-to-Value Ratio at origination of more than
     %. [Except for Mortgage Loans, representing approximately      % of the
Cut-off Date Pool Principal Balance,] each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage insurance policy (each a "Primary Mortgage Insurance Policy") issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgage Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such Primary Mortgage Insurance Policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value.

     The "Loan-to-Value Ratio" of a Mortgage Loan, at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                               ORIGINAL LOAN-TO-VALUE RATIOS(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
           ORIGINAL LOAN-TO-VALUE RATIOS(%)                LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is
    expected to be approximately   %.

                                 ORIGINAL TERMS TO MATURITY(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
          ORIGINAL TERM TO MATURITY (MONTHS)               LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of
    the Mortgage Loans is expected to be approximately        months.

                          CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
   RANGE OF CURRENT MORTGAGE LOAN PRINCIPAL BALANCES       LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the average current Mortgage Loans principal balance
    is expected to be approximately $          .

                                   CURRENT MORTGAGE RATES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
              CURRENT MORTGAGE RATES (%)                   LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
    Loans is expected to be approximately   % per annum.

                                   PURPOSE OF MORTGAGE LOANS
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                     LOAN PURPOSE                          LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Purchase...............................................                $                    %
Refinance (Rate or Term)...............................
Refinance (Cash-out)...................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

                         STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                         STATE                             LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

Other(1)...............................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) Other includes other states, and the District of Columbia, with under % concentrations individually. No more than approximately % of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                               DOCUMENTATION FOR MORTGAGE LOANS
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                    TYPE OF PROGRAM                        LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Full...................................................                $                    %
Alternative............................................
Reduced................................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

                                      OCCUPANCY TYPES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                    OCCUPANCY TYPE                         LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Primary Home...........................................                $                    %
Investor...............................................
Second Home............................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                                         PROPERTY TYPE
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                     PROPERTY TYPE                         LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
Single Family..........................................                $                    %
Planned Unit Development Condominium...................
2-4 Units..............................................
                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

                                   MAXIMUM MORTGAGE RATES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                   LIFETIME CAPS(%)                        LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average Lifetime Cap of the Mortgage
    Loans is expected to be approximately   % per annum.

                                           MARGIN(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                        MARGIN                             LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average margin of the Mortgage Loans is
    expected to be approximately   %.

                              NEXT NOTE RATE ADJUSTMENT DATES(1)
-----------------------------------------------------------------------------------------------
                                                                       AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PERCENT OF
                                                         MORTGAGE       BALANCE       MORTGAGE
                        MONTHS                             LOANS      OUTSTANDING       POOL
-------------------------------------------------------  ---------    -----------    ----------
                                                                       $                    %

                                                            ---        --------         ----
     Total.............................................                $                    %
                                                            ===        ========         ====

---------------
(1) As of the Cut-off Date, the weighted average months to the next Adjustment
    Date of the Mortgage Loans was approximately   months.

THE INDEX

                             [DESCRIPTION OF INDEX]

UNDERWRITING STANDARDS

     All of the Mortgage Loans have been purchased by Redwood Trust in the ordinary course of business directly from banks, savings and loan associations mortgage bankers and other mortgage loan originators (each, an "Originator"), or in the secondary mortgage market. Redwood Trust approves individual institutions as eligible Originators after an evaluation of certain criteria, including the Originator's mortgage origination and servicing experience and financial stability. Each Originator and/or the entity from which Redwood Trust purchased the Mortgage Loans will represent and warrant that all Mortgage Loans originated and/or sold by it will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

                        SERVICING OF THE MORTGAGE LOANS

THE MASTER SERVICER

               will act as servicer for the mortgage loans. The principal
executive offices of           are located at             .

     The master servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform its servicing obligations through one or more subservicers. The master servicer will administer and supervise the performance of each subservicer and will remain responsible for the performance of the servicing functions.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

     The following table summarizes the delinquency, foreclosure and loss
experience, respectively, as of December 31,           , December 31,
          , and December 31,           on approximately $       , $       and
$       , respectively, in outstanding principal balance of conventional
mortgage loans master serviced by           commenced master servicing
conventional mortgage loans during           . The delinquency and foreclosure
percentages and the loss experience may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:

                                                           AS OF           AS OF           AS OF
                                                        DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                            199             199             199
                                                        ------------    ------------    ------------
Total Number of Conventional Mortgage Loans in
  Portfolio...........................................
Delinquent Mortgage Loans and Pending Foreclosures at
  Period End(1):......................................
     30-59 days.......................................
     60-89 days.......................................
     90 days or more (excluding foreclosures).........
     Total Delinquencies..............................
Foreclosures pending
  Total delinquencies and foreclosures pending........
Net Loss(2)...........................................

---------------
(1) As a percentage of the total number of loans master serviced.

(2) There is no material difference between gross loss and net loss.

     There can be no assurance that factors beyond the Master Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. [For example, over the last several years there has been a general deterioration of the real estate market and weakening of the economy in many regions of the country, including California. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Master Servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.]

                        DESCRIPTION OF THE CERTIFICATES

     The Mortgage Loan Asset-Backed Certificates, Series 200_-_ will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe certain provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, these sections or defined terms are incorporated into this prospectus supplement by reference.

GENERAL

     The offered certificates will be issued in denominations of $1,000 and multiples of $1 in excess of $1,000 and will evidence specified undivided interests in the trust. The property of the trust will consist of, to the extent provided in the pooling and servicing agreement:

     - the mortgage loans;

     - payments on the mortgage loans received on and after the Cut-Off Date (exclusive of amounts that were due prior to the Cut-Off Date);

     - mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

     - the Collection Account and the Distribution Account and funds on deposit in these accounts, but not including any interest earned on these accounts; and

     - rights under hazard insurance policies covering the mortgaged properties.

     In addition, the seller has caused the Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") for the benefit of the holders of the Class A certificates, pursuant to which the Insurer will guarantee payments to the Class A certificateholders. Definitive certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See "Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The Class A-1 and Class A-2 certificates will represent undivided ownership interests in the mortgage loans, all collections on these mortgage loans (exclusive of interest payments due prior to the Cut-Off Date) and the proceeds of these mortgage loans. The principal amount of a class of certificates on any Payment Date is equal to the balance on the closing date minus the aggregate of amounts actually distributed as principal to the holders of that class. On any date, the Aggregate Class A Principal Balance is the aggregate of the Class A Principal Balances of the Class A-1 and Class A-2 certificates.

     The person in whose name a certificate is registered as such in the certificate register is referred to herein as a certificateholder.

     The percentage interest of a Class A certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of such certificate by the Class A Principal Balance for the related class as of the Cut-Off Date.

     The certificates will not be listed on any securities exchange.

BOOK-ENTRY CERTIFICATES

     The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the offered certificates ("Certificate Owners") will hold their offered certificates through The Depository Trust Company ("DTC") in the United States, or Cedelbank or the Euroclear System ("Euroclear") in

Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Investors may hold beneficial interests in the certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in multiples of $1 in excess of $1,000. Except under limited circumstances, no person acquiring a book-entry certificate will be entitled to receive a physical certificate representing such certificate. Unless and until physical certificates are issued, it is anticipated that the only "certificateholder" of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the DTC system.

     Neither the depositor, the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

     On                , the closing date, the depositor will transfer to the
trust all of its right, title and interest in and to each mortgage loan, the mortgage notes, mortgages and other documents (collectively, the "Related Documents"), including all payments received on or with respect to each mortgage loan on or after the applicable Cut-Off Date, but not including interest payments due prior to the Cut-Off Date. The trustee, concurrently with this transfer, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified oil a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include information about the principal balance of each mortgage loan as of the Cut-Off Date, its loan rate as well as other information.

     Within 90 days of the closing date, the trustee will review the mortgage loans and the Related Documents pursuant to the pooling and servicing agreement and if any mortgage loan or Related Document is found to be defective in any material respect and that defect is not cured within 90 days following notification of the defect to the depositor, the depositor will be obligated to either replace the defective mortgage loan with an Eligible Substitute Mortgage Loan or to repurchase the defective mortgage loan. A substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided stating that such substitution will not disqualify the trust as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the "CODE"). The depositor may purchase the defective mortgage loan at a price equal to the outstanding principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest on the defective mortgage loan, computed at the loan rate, net of the servicing fee (if the seller is the servicer), plus the amount of any unreimbursed servicing advances made by the servicer. The purchase price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after the substitutions or repurchase obligation arises. The
Determination Date is the [     ] day of each month. The obligation of the
depositor to repurchase or substitute a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and Related Documents available to the trustee or the certificateholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the depositor will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after the substitution or repurchase obligation arises an amount (the "Substitution Adjustment") equal to the excess of the principal balance of the related defective mortgage loan over the Principal Balance of the Eligible Substitute Mortgage Loan.

     An Eligible Substitute Mortgage Loan is a mortgage loan substituted by the depositor for a defective mortgage loan which must, on the date of the substitution:

     - have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance), equal to or less than the principal balance of the defective mortgage loan;

     - have a loan rate not less than the loan rate of the defective mortgage
       loan and not more than      % in excess of the loan rate of a defective
       mortgage loan;

     - have a mortgage of the same or higher level of priority as the defective mortgage loan at the time substitution;

     - have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan;

     - comply with each representation and warranty set forth in the pooling and servicing agreement (deemed to be made as of the date of substitution);

     - have an original loan-to-value ratio not greater than that of the defective mortgage loan;

     - be of the same type of mortgaged property as the defective mortgage loan or a detached single family residence.

     More than one Eligible Substitute Mortgage Loan may be substituted for a defective mortgage loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the insurer.

     The depositor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each mortgage loan (e.g., Cut-Off Date principal balance and the loan rate). In addition, the depositor will represent and warrant, on the closing date, that, among other things:

     - at the time of transfer to the trust, the depositor has transferred or assigned all of its right, title and interest in each mortgage loan and the Related Documents, free of any lien; and

     - each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws.

     Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the trust, the certificateholders or the Insurer in the related mortgage loan and Related Documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the depositor will be obligated to substitute for the defective mortgage loan with an Eligible Substitute Mortgage Loan or purchase the defective mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation relating will apply to the substitution or purchase of a defective mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders or the Insurer.

     Pursuant to the pooling and servicing agreement, the servicer will service and administer the mortgage loans as more fully set forth above.

[CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The pooling and servicing agreement permits the trust to purchase from the
seller, subsequent to the Cut-Off Date and prior to           , 200 , subsequent
mortgage loans in an amount not to exceed approximately $       in aggregate
principal balance for inclusion in the trust. Each subsequent mortgage loan will have been originated or purchased by the seller in accordance with the underwriting guidelines. Accordingly, the statistical characteristics of the pool set forth above are based exclusively on the initial mortgage loans and the statistical characteristics of the pool after giving effect to the acquisition of any subsequent mortgage loans will likely differ from the information provided in this prospectus supplement. The date on which the seller transfers a subsequent mortgage loan to the trust shall be referred to in this prospectus supplement as the Subsequent Transfer Date.

     Each conveyance of subsequent mortgage loans will be subject to, among other things, the following conditions:

     - the subsequent mortgage loans must:

     - satisfy the eligibility criteria set forth in the prospectus under "The Loan Program -- Representations by Sellers; Repurchases" and

     - comply with each representation and warranty for the mortgage loans set forth in the pooling and servicing agreement;

     - subsequent mortgage loan must not have been selected by the seller in a manner that it believes is adverse to the interests of the certificateholders,

     - no subsequent mortgage loan may be   or more days contractually
       delinquent as of the applicable Cut-Off Date;

     - no subsequent mortgage loan may have a remaining term to maturity in
       excess of   years;

     - no subsequent mortgage loan may have a loan rate less than   %;

     - following the purchase of the subsequent mortgage loans by the trust, the mortgage loans

     - will have a weighted average loan rage of at least   %;

     - will have a weighted average loan-to-value ratio of not more than   %;

     - will not have a weighted average remaining term to stated maturity of
       more than   months;

     - will, in each case, have a principal balance in excess of $     as of the
       Cut-Off Date;

     - the seller, [the depositor and the trustee shall not have been notified by either rating agency that the conveyance of the subsequent mortgage loans will result in a qualification, modification or withdrawal of its then-current rating of any class of certificates] [shall have notified each rating agency of such conveyance as required by the pooling and servicing agreement]; and

     - the trustee shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the transfer agreements relating to such conveyance of such subsequent mortgage loans. All subsequent mortgage loans shall be added from a specified group of mortgage loans.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The servicer shall establish and maintain in the name of the trustee a separate Collection Account for the benefit of the holders of the certificates. The Collection Account will be all Eligible Account. Subject to the investment provision described in the following paragraphs, upon receipt by the servicer of amounts in respect of the mortgage loans (excluding amounts representing the servicing fee), the servicer will deposit these amounts in the Collection Account. Amounts deposited may be invested in Eligible Investments maturing no later than two Business Days prior to the next succeeding date on which amounts on deposit in the Collection Amount are required to be deposited in the Distribution Account.

     The trustee will establish a Distribution Account into which amounts withdrawn from the Collection Account for distribution to certificateholders on a Payment Date will be deposited. The Distribution Account will be an Eligible Account. Amounts on deposited in the Distribution Account may be invested in Eligible Investments maturing on or before tile Business Day prior to the related Payment Date.

     An Eligible Account is an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-teen debt rating by the rating agencies, and whose accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC established by such fund with a minimum long-teen unsecured debt rating of "A2" by Moody's and "A" by S&P, otherwise acceptable to each rating agency and the Insurer as evidenced by a letter from each rating agency and the Insurer to the trustee, without reduction or withdrawal of their then current ratings of the certificates.

     Eligible Investments are specified in the pooling and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the certificates. "Eligible Investments" are limited to:

     - direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States; provided that such obligations are backed by the full faith and credit of the United States;

     - repurchase agreements on obligations specified in the prior clause maturing not more than three months from the date of acquisition thereof; provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each rating agency in its highest short-term rating category;

     - certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a rating agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities; provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of the rating agencies in its highest unsecured short-term debt rating category;

     - commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the rating agencies in their highest short-term rating categories;

     - short term investment funds deposited by any trust company or bank incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the rating agencies in their respective highest rating category of long term unsecured debt;

     - interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has the rating specified by each rating agency; and

     - other obligations or securities that are acceptable to each rating agency as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the certificates, as evidenced by a letter to such effect from such rating agency and with respect to which the depositor has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; provided that no instrument described hereunder shall evidence either the right to receive only interest with respect to the obligations underlying such installment or

     - both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and

     - provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

ADVANCES

     Not later than two Business Days prior to each Payment Date, the servicer will remit to the trustee for deposit in the Distribution Account an amount to be distributed on that Payment Date, equal to the sum of the interest accrued and principal due on each mortgage loan through the related Due Date but not received by the servicer as of the close of business on tile last day of the related Due Period (net of the servicing fee) (the

"Monthly Advance"). Such obligation of the servicer continues with respect to each mortgage loan until a mortgage loan becomes a liquidated mortgage loan.

     In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of

     - the preservation, restoration and protection of the mortgaged properties,

     - any enforcement or judicial proceedings, including foreclosures, and

     - the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

     Each such expenditure will constitute a "Servicing Advance."

     The servicer's right to reimbursement for Servicing Advances is limited to late collections on the related mortgage loan, including Liquidation Proceeds, Insurance Proceeds and other amounts as may be collected by the servicer from the related mortgagor or that relate to these unreimbursed amounts. The servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any mortgage loan and to Liquidation Proceeds and Insurance Proceeds on the related mortgage loan. The servicer's right to these reimbursements is prior to the rights of certificateholders.

     If in the good faith judgment and sole discretion of the servicer it determines that an advance will not be ultimately recoverable from the related mortgagor or other collections from that mortgage, the servicer will not be required to make an advance for that mortgage loan. If the servicer determines that an advance will not be recoverable from the related Mortgagor or tile other collections from the mortgage then the servicer may be reimbursed from other amounts on deposit in the Collection Account.

PAYMENT DATES

     On each Payment Date, which is the [15th] day of each month, or if such day is not a Business Day, then the next Business Day, commencing in
                    , the holders of the offered certificates will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priorities and in the amounts described below under "Priority of Distributions," an aggregate amount equal to the sum of (a) the Class Interest Distribution for each class of offered certificates and (b) the Class A Principal Distribution. Distributions will be made (1) in immediately available funds to holders of offered certificates, the aggregate principal balance of which is at least $1,000,000, by wire transfer or to the account of such certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such certificateholder has so notified the trustee in accordance with the pooling and servicing agreement, or (2) by check mailed to the address of the person as it appears on the certificate register maintained by the trustee as certificate registrar.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     No later than one Business Day prior to each Payment Date, the following amounts for the previous Due Period shall be deposited into the Distribution Account and shall constitute the Available Funds for that Payment Date:

     - payments of principal and interest on the mortgage loans (net of amounts representing the servicing fee with respect to each mortgage loan and reimbursement for related Monthly Advances and Servicing Advances);

     - Net Liquidation Proceeds and Insurance Proceeds with respect to the mortgage loans (net of amounts applied to the restoration or repair of a mortgaged property);

     - the purchase price for repurchased defective mortgage loans and any related Substitution Adjustment Amounts;

     - payments from the servicer in connection with

     - Monthly Advances,

     - Prepayment Interest Shortfalls and

     - the termination of the trust as provided in the pooling and servicing agreement; and

     - any amounts paid under the Policy.

PRIORITY OF DISTRIBUTIONS

     A. On each Payment Date the trustee shall withdraw from the Distribution Account the Available Funds and make distributions as described below and to the tile extent of Available Funds in the following order of priority:

           (1) to the trustee, the trustee fee for that Payment Date;

           (2) to holders of each class of Class A certificates, an amount equal to the related Class Interest Distribution for that Payment Date;

           (3) sequentially, to the Class A-1 and the Class A-2 certificateholders, in that order, until the respective Class A Principal Balance of each of these classes is reduced to zero, the related Class A Principal Distribution) other than the portion constitution the Distributable Excess Spread) for such Payment Date; provided, however, that after the occurrence and continuance of an Insurer Default, this portion of the Class A Principal Distribution will be distributed pro rata to the holders of these certificates based on the respective Class A Principal Balances;

           (4) to the Insurer, the amount owing to the Insurer under the Insurance Agreement for the premium;

           (5) sequentially, to the Class A-1 and Class A-2 certificateholders, in that order, until the respective Class A Principal Balance of each of these classes is reduced to zero, the related Distributable Excess Spread for such Payment Date; provided, however, that after the occurrence and continuance of an Insurer Default, the Distributable Excess Spread will be distributed pro rata to the holders of these certificates based on the respective Class A Principal Balances.

           (6) to the servicer, the amount of any accrued and unpaid servicing fee;

           (7) to the Insurer, amounts owing to the Insurer for reimbursement for prior draws made on the Policy;

           (8) to the servicer, the amount of Nonrecoverable Advances not previously reimbursed;

           (9) to the Insurer, any other amounts owing to the Insurer under the Insurance Agreement; and

          (10) to the Class R certificateholders, the balance.

THE CERTIFICATE RATE

     The Certificate Rate for any interest accrual period with respect to the
Class A-1 certificates will be   % per annum, and the class A-2 certificates
will be   % per annum. Interest accrual period means the period from the first day of the calendar month preceding the month of that Payment Date through the last day of that calendar month.

     Interest will accrue on the certificates on the basis of a 360-day year consisting of twelve 30-day months.

INTEREST

     On each Payment Date, if there are sufficient funds available, the Class Interest Distribution will be distributed for each class of Class A certificates. The Class Interest Distribution is equal to the sum of (a) one month's interest at the Certificate Rate on the related Class A Principal Balance immediately prior to that

Payment Date (the "Class Monthly Interest Distributable Amount") and (b) any Class Interest Carryover Shortfall for such Class of Class A certificates for that Payment Date. As to any Payment Date and Class of Class A certificates, the Class Interest Carryover Shortfall is the sum of (x) the excess of the related Class Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding Payment Date, over the amount in respect of interest that is actually distributed to that class on the prior Payment Date plus (y) one month's interest on the excess, to the extent permitted by law, at the related Certificate Rate. The interest entitlement described in (a) above will be reduced by such class' pro rata share of Civil Relief Act Interest Shortfalls, if any, for that Payment Date. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy.

     On each Payment Date, the Class Interest Distribution for each class of Class A certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest to each class will be allocated between the classes pro rata based on the amount each class would have been distributed in the absence of such shortfall.

PRINCIPAL

     On each Payment Date, if there are sufficient finds available in accordance with the priorities described above under "Priorities of Distributions," principal will be distributed to the holders of Class A certificates then entitled to distributions of principal in an amount equal to the lesser of (A) the related Aggregate Class A Principal Balance and (B) the related Class A Principal Distribution for such Payment Date. "Class A Principal Distribution" means the sum of the related Class A Monthly Principal Distribution Amount for a Payment Date and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding Payment Date.

     Class A Monthly Principal Distributable Amount means to the extent that funds are available, the amount equal to the sum of the following amounts, without duplication, for the immediately preceding Due Period:

     - each payment of principal on a mortgage loan received by the servicer during the Due Period, including all full and partial principal prepayments,

     - the principal balance as of the end of the immediately preceding Due Period of each mortgage loan that became a liquidated mortgage loan for the first time during that Due Period,

     - the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that Due Period,

     - any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed, and

     - the portion of Excess Spread, if any, required to be distributed on such Payment Date to satisfy the required level of overcollateralization for such Payment Date (the "Distributable Excess Spread") but not greater than 100%.

     "Class A Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the sum of the related Class A Monthly Principal Distributable Amount for the preceding Payment Date and any outstanding Class A Principal Carryover Shortfall on the preceding Payment Date over the amount in respect of principal that is actually distributed to the Class A certificateholders on the preceding Payment Date.

     If the required level of overcollateralization is reduced below the then existing amount of overcollateralization or if the required level of overcollateralization is satisfied, the amount of the related Class A Monthly Principal Distributable Amount on the following Payment Date will be correspondingly reduced by the amount of the reduction in overcollateralization and by the amount necessary so that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the principal distribution to be made on that Payment Date.

     The application of Distributable Excess Spread is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the mortgage loans. If the amount of losses in a particular Due Period exceeds the amount of the related Excess Spread for the related Payment Date, the amount distributed in respect of principal will be reduced. A draw on the Policy for the payment of principal will not be made until the Class A Principal Balance exceeds the pool balance. See "The Policy" herein. Accordingly, there may be Payment Dates on which Class A certificateholders receive little or no principal distributions.

     So long as an Insurer Default has not occurred and is continuing, distributions of the Class A Principal Distribution with respect to the offered certificates will be applied, sequentially, so that no class of offered certificates having a higher numerical designation is entitled to distributions of principal until each class of certificates having a lower numerical designation has been reduced to zero. If on any Payment Date, an Insurer Default has occurred and is continuing, the Class A Principal Distribution for the offered certificates will be applied to the distribution of principal of each class outstanding on a pro rata basis in accordance with the Class A Principal Balance of each class.

     On each Payment Date following an Insurer Default, net losses realized on liquidated mortgage loans (if the net losses realized is not covered by Available Funds) will reduce the amount of any overcollateralization.

     Due Period means, with respect to any Determination Date or Payment Date, the calendar month immediately preceding that Determination Date or Payment Date.

     A liquidated mortgage loan, for any Payment Date, is a mortgage loan that the servicer has determined that all Liquidation Proceeds which it expects to recover with respect to such mortgage loan (including disposition of the related REO Property) have been recovered. This determination shall be in accordance with the servicing procedures in the pooling and servicing agreement and shall be made at the end of the proceeding Due Period.

     "Excess Spread" means, with respect to any Payment Date, the positive excess, if any, of (A) Available Funds for such Payment Date over (B) the amount required to be distributed pursuant to subclause items (1) through (4), in each case set forth under the heading "Description of the Certificates -- Priority of Distributions" on the Payment Date.

     An Insurer Default will occur in the event the Insurer fails to make a payment required under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Insurer.

THE POLICY

     The following information has been supplied by the Insurer for inclusion in this prospectus supplement. Accordingly, neither the depositor nor the servicer makes any representation as to the accuracy and completeness of such information.

     [To be provided by the Insurer.]

OVERCOLLATERALIZATION

     The credit enhancement provisions of the trust result in a limited acceleration of the Class A certificates relative to the amortization of the mortgage loans in the early months of the transaction. The accelerated amortization is achieved by the application of Distributable Excess Spread to principal distributions on the Class A certificates. This acceleration feature creates overcollateralization (i.e., the excess of the pool balance over the related Aggregate Class A Principal Balance). Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, until necessary to maintain the required level of overcollateralization.

     The pooling and servicing agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. Any decrease in the required level of overcollateralization will occur only at the sole discretion of the Insurer. The decrease will have the effect of reducing the amortization of the Class A certificates below what it otherwise would have been.

[PRE-FUNDING ACCOUNT

     On the closing date, ($____) will be deposited in a pre-funding account. The pre-funding account shall be part of the trust and will be used to acquire additional mortgage loans in accordance with the pooling and servicing agreement. The funding period will begin on the closing date and terminate on ________, 200__. Any funds remaining at the end of the funding period will be distributed to holders of the classes of certificates entitled to receive principal on the Payment Date in ________, 200__ in reduction of the related Certificate Principal Balances. This will result in a partial principal prepayment of the related certificates on that date. Amounts on deposit in the pre-funding account will be invested in Permitted Investments. All interest and any other investment earnings on amounts on deposit in the pre-funding account will be deposited in the capitalized interest account. The pre-funding account shall not be an asset of the REMIC. All reinvestment earnings on the pre-funding account shall be owned by, and be taxable to, the seller.

CAPITALIZED INTEREST ACCOUNT

     On the closing date, a portion of the proceeds from the sale of the certificates will be deposited in a capitalized interest account. The capitalized interest account shall be maintained with and in the name of the trustee on behalf of the trust a portion of the proceeds of the sale of the certificates. The amount deposited therein will be used by the trustee on the Payment Dates in ________ 200__, ________ 200__ and ________, 200__ to cover shortfalls in interest on the certificates that may arise as a result of interest shortfalls on the certificates during the funding period. Any amounts remaining in the capitalized interest account at the end of the funding period which are not needed to cover shortfalls on the Payment Date in ________ 200__ are required to be paid directly to the seller.] The capitalization interest account shall not be an asset of the REMIC. All reinvestment earnings on the capitalized interest account shall be owned by, and be taxable to, the seller.]

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the certificateholders, the trustee will forward to each certificateholder a statement (based solely on information received from the servicer) setting forth among other items with respect to each Payment Date:

          (1) the aggregate amount of the distribution to each class of certificateholders on such Payment Date;

          (2) the amount of distribution set forth in paragraph (1) above in respect of interest and any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (3) the amount of distribution set forth in paragraph (1) above in respect of principal and the Class A Principal Carryover Shortfall, and any remaining Class A Principal Carryover Shortfall;

          (4) the amount of Excess Spread and the amount applied as to a distribution on the certificates;

          (5) the Guaranteed Principal Amount, if any, for such Payment Date;

          (6) the amount paid under the Policy for such Payment Date in respect of tile Class Interest Distribution to each class of certificates;

          (7) the servicing fee;

          (8) the pool balance, as of the close of business on the last day of the preceding Due Period;

          (9) the Aggregate Class A Principal Balance after giving effect to payments allocated to principal above;

          (10) the amount of overcollateralization as of the close of business on the Payment Date, after giving effect to distributions of principal on that Payment Date;

          (11) the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

          (12) the book value of any real estate which is acquired by the trust through foreclosure or of deed in lieu of foreclosure;

          (13) the aggregate amount of prepayments received on the mortgage loans during the previous Due Period; and

          (14) the weighted average loan rate on the mortgage loans as of the first day of tile month prior to the Payment Date.

     In the case of information furnished pursuant to clauses (2) and (3) above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the trustee will forward to each person, if requested in writing by such person, who was a certificateholder during the prior calendar year a statement containing the information set forth in clauses (2) and (3) above aggregated for such calendar year.

LAST SCHEDULED PAYMENT DATE

     The last scheduled Payment Date for each class of offered certificates is
as follows: Class A-1 certificates,           ; and Class A-2 certificates,
          . It is expected that the actual last Payment Date for each class of offered certificates will occur significantly earlier than the last scheduled Payment Dates.

     Such last scheduled Payment Dates are based on a [ ]% prepayment assumption with no payments of Distributable Excess Spread and the assumptions set forth above under "Prepayment and Yield Considerations -- Weighted Average Lives".

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows from time to time with respect to the loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

     With respect to the mortgage loans, the servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period; provided, that any such arrangement is consistent with the servicer's policies with respect to the mortgage loans it owns or services.

HAZARD INSURANCE

     The servicer will cause to be maintained for each mortgage loan and each property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of

     - the outstanding principal balance on the mortgage loan and any related senior lien(s); and

     - the maximum insurable value of the improvements securing the mortgage loan.

     Generally, if the mortgaged property is located in a federally designated flood area, the hazard insurance to be maintained for the mortgage loan shall include flood insurance in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. Any amounts collected by the servicer under any such policies will be deposited in the Collection Account, net of certain amounts as indicated in the pooling and servicing agreement. The servicer shall be under no obligation to require that any mortgagor maintain earthquake or other additional insurance; and shall be under no obligation itself to maintain any such additional insurance on property acquired, other than pursuant to applicable laws and regulations. If the servicer obtains and maintains a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the mortgage loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations and if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the mortgage loans as come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payment. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities; provided the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. the servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to the certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Due Period, the servicer will receive from interest collections in respect of the mortgage loans a portion of such interest collections as a monthly servicing fee in the amount equal to [ ]% per annum, or the servicing fee rate, on the aggregate principal balances of the mortgage loans as of the first day of the related Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

     The servicer will pay certain ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Net Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

     The pooling and servicing agreement provides for delivery on or before March 31 of each year, beginning on March 31, [year], to the indenture trustee and the insurer of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before March 31 of each year, beginning March 31, [year], the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the depositor) to the trustee, the Insurer and the rating agencies to the effect that such firm has examined certain documents and the records relating to servicing of the mortgage loans under the pooling and servicing agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the pooling and servicing agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE DEPOSITOR AND SERVICER

     The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties thereunder:

     - unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its subsidiaries or affiliates or

     - upon the satisfaction of the following conditions;

     - the servicer has proposed a successor servicer to the trustee and the Insurer in writing and such proposed successor servicer is reasonably acceptable to the trustee and the Insurer; and

     - the rating agencies have confirmed to the trustee and the Insurer that the appointment of such proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current rating of the certificates.

     No such resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

     The servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any such arrangement, the servicer will remain liable and obligated to the trustee and the certificateholders for the servicer's duties and obligations under the pooling and servicing agreement, without any diminution of such duties and obligations and as if the servicer itself were performing such duties and obligations.

     Under the pooling and servicing agreement, the depositor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the pooling and servicing agreement (other than losses resulting from defaults under the mortgage loans). The pooling and servicing agreement provides that neither the depositor nor the servicer nor their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders, the Insurer or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the depositor nor the servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor or the servicer in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that the servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the certificateholders and the Insurer thereunder.

     Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any corporation succeeding to the business of the servicer shall be the successor of the servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties.

EVENTS OF DEFAULT

     Events of Default will consist of:

          (1) any failure by the servicer to deposit in the Collection Account any deposit required to be made under the pooling and servicing agreement or to make any payment required to be made under the Insurance Agreement, which failure continues unremedied for two Business Days after written notice is given of that failure to the servicer by the trustee, or to the servicer and the trustee by the Insurer or Class A certificateholders evidencing an aggregate, of at least 25% of the voting rights;

          (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the Class A certificateholders or the Insurer and continues unremedied for 60 days after the written notice is given of such failure to the servicer by the trustee, or to the servicer and the trustee by the Insurer or Class A certificateholders evidencing an aggregate of at least 25% of the voting rights;

          (3) any Insolvency Event which includes certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations; or

          (4) any Event of Default, as defined in the Insurance Agreement, has occurred and is continuing.

     Under certain other circumstances, the Insurer may deliver written notice to the servicer terminating all the rights and obligations of the servicer under the pooling and servicing agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of five Business Days or under clause (2) above for a period of 60 days, shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the servicer shall provide the trustee, the depositor, the Insurer and the Class A certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either (1) the trustee, or Class A certificateholders evidencing an aggregate of at least 51% of the voting rights, in each case with the consent of the Insurer, or (2) the Insurer may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans. In these circumstances, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to Succeed the servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement. The appointed servicer
must have a net worth of at least $[     ] and must be acceptable to the Insurer
to act as successor to the servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act as servicer unless prohibited by law. The successor will be entitled to receive the same compensation that the servicer would otherwise have received (or such lesser compensation as the trustee and such successor may agree). A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer if the only Event of Default that has occurred is an Insolvency Event.

AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the depositor, the servicer and the trustee and with the consent of the Insurer, but without the consent of the Class A certificateholders, to dire any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the depositor or the servicer or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the Class A certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the depositor, the trustee nor the servicer is obligated to obtain, maintain, Or improve any such rating) or to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or the Policy which shall not be inconsistent with the provisions of the pooling and servicing agreement or to comply with any requirement imposed by the code;

provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder or the Insurer; provided, that any such amendment will not be deemed to materially and adversely affect tile Class A certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the rating agencies stating that such amendment would not result in a downgrading of the then current rating of the Class A certificates, without regard to the Policy. The pooling and servicing agreement may also be amended from time to time by the depositor, the servicer, and the trustee, with the consent of Class A certificateholders evidencing an aggregate of at least 51% of the voting rights and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the Class A certificateholders; provided that no such amendment will:

     - reduce in any manner the amount of, or delay the timing of, collections of payments on the Class A certificates or distributions or payments under the Policy which are required to be made on any Class A certificate without the consent of the holder of such Class A certificate;

     - reduce the percentage required to consent to any such amendment, without the consent of the holders of all Class A certificates then outstanding; or

     - adversely affect in any material respect the interest of the Insurer.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The trust will terminate on the Payment Date following the later of (A) payment in full of all amounts owing to the Insurer unless the Insurer shall otherwise consent and (B) the earliest of (1) the Payment Date on which the Aggregate Class A Principal Balance has been reduced to zero, (2) the final payment or other liquidation of the last mortgage loan in the trust, (3) the optional purchase by the servicer of the mortgage loans, and (4) the Payment Date in [ ] on which date the Policy will be available to pay the outstanding principal balance of the Class A certificates.

     Subject to provisions in the pooling and servicing agreement regarding a plan of complete liquidation, the servicer may, at its option, terminate the pooling and servicing agreement on any date on which the pool balance is less than 5% of the sum of the Cut-Off Date pool balance by purchasing, on the next succeeding Payment Date, all of the outstanding mortgage loans at a price equal to the sum of the outstanding pool balance (subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO Property included in the trust and that appraised value is less than the Principal Balance of the mortgage loan) and accrued and unpaid interest thereon at the weighted average of the loan rates through the end of the Due Period preceding the final Payment Date together with all amounts due and owing to the Insurer.

     The purchase, shall be accomplished by deposit into the Distribution Account of the purchase price specified above.

VOTING RIGHTS

     Under the pooling and servicing agreement, the voting rights (the "Voting Rights") will be allocated to the Class A certificates among the classes in proportion to their respective Class Principal Balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of that class on the basis of their respective percentage interests. [So long as no Insurer Default is continuing, the Insurer will be entitled to exercise the voting rights of the Class A certificates].

THE TRUSTEE

     [Trustee], has been named trustee pursuant to the pooling and servicing agreement.

     The trustee may have normal banking relationships with the depositor and the servicer.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the mortgage loans.

                        FEDERAL INCOME TAX CONSEQUENCES

     Investors may wish to review the material set forth in this section together with the information in the section "Federal Income Tax Consequences" in the prospectus.

     For federal income tax purposes, the trust estate [(exclusive of the rights in respect of the additional collateral)] will consist of a pool of assets with respect to which an election will be made to treat such pool as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. The Class A and Class B Certificates will be designated as "regular interests" in the REMIC and the Class R Certificates will represent the "residual interest" in the [upper tier/lower tier] REMIC. Accordingly, prospective investors should review the section entitled [REMICs] under "Federal Income Tax Consequences" in the prospectus.

     The Class A and Class B Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is a CPR of [ ]%. No representation is made that the mortgage loans will, in fact, prepay at this or any other rate.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The weighted average life of, and, if purchased at other than par, the effective yield of each Class of Class A Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans in the Pool relating to such Class (including, for this purpose, prepayments and amounts received by virtue of refinancings and liquidations of Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor), the amount and timing of delinquencies and defaults by Mortgagors in the related Pool, as well as by the application of Accelerated Principal Payments (as defined herein) on the Class A Certificates. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in the Pool relating to such Class. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans in such Pool, the rate and timing of prepayments thereon by the Mortgagors, the enforcement (or lack of enforcement) of "due-on-sale" clauses, liquidations of defaulted Mortgage Loans in such Pool and optional or required repurchases of Mortgage Loans in such Pool as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans in each Pool will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the related Class of Class A Certificates.

     The Mortgage Loans generally may be prepaid in full or in part at any time. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of each Class of Class A Certificates.

     The actual rate of prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

     NO REPRESENTATION IS MADE AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN ANY POOL, OR AS TO THE YIELD TO MATURITY OF ANY CLASS OF CLASS A CERTIFICATES. AN INVESTOR IS URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE CLASS A NOTES BASED ON THE ANTICIPATED YIELD TO MATURITY OF SUCH CLASS A CERTIFICATE RESULTING FROM ITS PRICE AND SUCH INVESTOR'S OWN DETERMINATION AS TO ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES. PROSPECTIVE INVESTORS ARE URGED TO ANALYZE FULLY THE EFFECT OF MORTGAGE LOAN PREPAYMENTS FOR THE RELATED POOL AND MARKET CONDITIONS ON THE YIELD AND VALUE OF THE RELATED CLASS OF CLASS A CERTIFICATES, BEFORE ACQUIRING ANY CLASS A CERTIFICATES. IN PARTICULAR, INVESTORS THAT ARE REQUIRED TO PERFORM PERIODIC VALUATIONS ON THEIR INVESTMENT PORTFOLIOS SHOULD CONSIDER THE EFFECT OF SUCH FLUCTUATIONS IN VALUE. IN ADDITION, INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS -- PREPAYMENT CONSIDERATIONS" HEREIN.

     The terms of the Class A Certificates provide for the amortization of the Class A Certificates into two periods, the Managed Amortization Period (as defined herein) and the Rapid Amortization Period (as defined herein), which affects the rate and timing of the payment of principal on the Class A Certificates. Payments of principal to Holders of the Class A Certificates may reduce the percentage of the related Pool Balance (as defined herein) represented by the related Certificate principal balance. This may occur during the Managed Amortization Period but this is especially true during the Rapid Amortization Period. In addition, the Holders of the Class A Certificates may receive a payment of Excess Cashflow (as defined herein) as an Accelerated Principal Payment on any Payment Date on which the Specified Overcollateralization Amount (as defined herein) for the related Class of Class A Certificates exceeds the Overcollateralization Amount for the related Class A Certificates.

     The "OVERCOLLATERALIZATION AMOUNT" with respect to each Class of Class A Certificates and the related Pool is equal to the amount, if any, by which the related Pool Balance exceeds the outstanding principal balance for the related Class of Class A Certificates. The Insurer will require, based upon the terms and conditions hereinafter described, that the Overcollateralization Amount with respect to each Class of Class A Certificates be maintained at the Specified Overcollateralization Amount with respect to such Class.

     The Sale and Servicing Agreement allows the Trust, but subject to the satisfaction of certain terms specified in the Sale and Servicing Agreement, and upon notice to the Rating Agencies and the Insurer, to remove Mortgage Loans from either Pool held by the Trust at any time during the life of the Trust so long as the related Overcollateralization Amount (after giving effect to such removal) exceeds what is then the related Specified Overcollateralization Amount. Such removals may affect the rate at which principal is distributed to the Holders of the Class A Certificates by reducing the overall balance of Mortgage Loans in the related Pool and thus the amount of related Principal Collections (as defined herein).

     As with fixed-rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, Mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some Mortgagors may sell or refinance mortgaged properties in order to realize their equity in the properties, to meet cash flow needs or to make other investments.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Servicer nor the Depositor is aware of any relevant studies or statistics on the rate of prepayment of such Mortgage Loans. All of the Mortgage Loans contain "due-on-sale" provisions and the Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan.

EFFECT OF OVERCOLLATERALIZATION FEATURE

     Because all or a portion of the Excess Cashflow (as defined below) with respect to each Pool may be applied as an Accelerated Principal Payment in reduction of the outstanding principal balance of the related Class of Class A Certificates, the weighted average life of such Class of Class A Certificates will also be influenced by the amount of such Excess Cashflow so applied. "EXCESS CASHFLOW" with respect to a Payment Date and a Class of Class A Certificates means the amount on deposit in the Collection Account in respect of

Available Funds for the related Pool during the related Collection Period, available after making the distributions with respect to such Class specified in clauses (i) through (vi) under the caption "Description of the Class A Certificates -- Priority of Distributions" on such Payment Date. Because Excess Cashflow attributable to the overcollateralization feature is derived, in part, from interest collections on the Mortgage Loans in the related Pool and will be applied to reduce the outstanding principal balance of each Class of Class A Certificates, the aggregate payments in reduction of the outstanding principal balance of each Class of Class A Certificates on a Payment Date will usually be greater than the aggregate amount of Principal Collections (including prepayments) on the Mortgage Loans in the related Pool payable during the related Collection Period until the Specified Overcollateralization Amount with respect to such Class is reached. As a consequence, Excess Cashflow available for payment in reduction of the outstanding principal balance of the related Class of Class A Certificates will increase in proportion to such outstanding principal balance over time, to the extent such Excess Cashflow is not applied to offset losses on the Mortgage Loans in the related Pool.

     Accelerated Principal Payments will be paid on each Class of Class A Certificates in reduction of the principal balance of such Class on each Payment Date if the then-applicable Specified Overcollateralization Amount with respect to such Class exceeds the related Overcollateralization Amount on such Payment Date. If a Class A Certificate is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the related Certificateholder. If the actual rate of Accelerated Principal Payments on a Class of Class A Certificates applied in reduction of the outstanding principal balance of such Class is slower than the rate anticipated by an investor who purchases such Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the outstanding principal balance of a Class of Class A Certificates is faster than the rate anticipated by an investor who purchases such Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cashflow with respect to any Pool which is available to fund Accelerated Principal Payments on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans in such Pool during the related Collection Period and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayment and liquidations of Mortgage Loans in such Pool.

     The amount of Accelerated Principal Payments paid to each Class of Class A Certificates and applied to the outstanding principal balance of such Class on each Payment Date will be based on the related Specified Overcollateralization Amount of such Class. The "ACCELERATED PRINCIPAL PAYMENT" will equal (i) for any Payment Date through the related Spread Holiday Termination Date, the lesser of
(A) % of the Excess Cashflow with respect to the related Pool and (B) the amount required to increase the related Overcollateralization Amount to the related Specified Overcollateralization Amount applicable to such Payment Date and (ii) on each succeeding Payment Date, the lesser of (A) the Excess Cashflow with respect to the related Pool and (B) the amount required to increase the related Overcollateralization Amount to the related Specified Overcollateralization Amount applicable to such Payment Date. The Indenture generally provides that the Specified Overcollateralization Amount may, with respect to each Class, over time, decrease or increase, subject to certain floors, caps and triggers, including triggers that allow such Specified Overcollateralization Amount to decrease or "step down" or increase or "step up" based on the performance of the Mortgage Loans in the related Pool under certain tests specified in the Indenture based on delinquency or loss rates. Any increase in the Specified Overcollateralization Amount with respect to each Class of Class A Certificates may result in an accelerated amortization of such Class until such Specified Overcollateralization Amount is reached. Conversely, any decrease in the Specified Overcollateralization Amount with respect to each Class of Class A Certificates may result in a decelerated amortization of such Class.

     The "SPREAD HOLIDAY TERMINATION DATE" with respect to each Class of Class A
Certificates is the   th Payment Date.

[CLASS A-1 DECREMENT TABLES]

[CLASS A-2 DECREMENT TABLES]

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each person who held a class [A] certificate at any time during this year, the information required by applicable rules to assist the holders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the certificates on behalf of beneficial owners. In particular, this information will include a statement of the adjusted issue price of the class [A] certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of class [A] certificates.

     Distributions of interest and principal as well as distributions of proceeds from the sale of the class [A] certificates, may be subject to the backup withholding tax under section 3406 of the code at a rate of 31% if the recipients of these distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner.

                                  STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the class [A] certificates and Supplemental Interest Amounts under tax laws of any state. Investors considering an investment in the class [A] certificates and Supplemental Interest Amounts may wish to consult their own tax advisors regarding these tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign tax consequences of the purchase, ownership and disposition of the class [A] certificates and the Supplemental Interest Amounts.

                              ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the code of the Plan's acquisition and ownership of such certificates.

     The DOL has issued to the Underwriter an individual prohibited transaction exemption, Prohibited Transaction Exemption - , which generally exempts from the application of certain prohibited transaction provisions of ERISA and the code transactions relating to the initial purchase, the holding and the subsequent resale by Plans of certificates representing a beneficial ownership interest in a trust, the assets of which consists of obligations, including home equity loans, that bear interest or are purchased at a discount and are secured by single-family residential real property and/or multi-family residential real property. The Underwriter's exemption will apply to the initial purchase, the holding and the subsequent resale of the offered certified by a Plan, provided that certain conditions (certain of which are described in the prospectus) are satisfied. The Underwriter believes that all conditions of the exemption, other than those within the control of the investors, will be met.

     Any Plan fiduciary considering whether to purchase any offered certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the code to such investment. Before purchasing any offered certificates, a Plan fiduciary should make its own determination as to the availability of the exemptive relief provided in the Underwriter's exemption. Moreover, a Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The sale of offered certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements for investments by Plans generally or by any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                        LEGAL INVESTMENT CONSIDERATIONS

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the offered certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting
agreement, dated           , between the depositor and the underwriter, the
depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the Class A certificates.

     Distributions of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered
certificates will be approximately $     , plus accrued interest, before
deducting expenses payable by the depositor, estimated to be $     in the
aggregate. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The depositor has been advised by the underwriter that it presently intends to make a market in the offered certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1993, as amended.

                                    EXPERTS

     [               ]

                                 LEGAL MATTERS

     Certain legal matters with respect to the Class A certificates will be
passed upon for the depositor by [          ], and for the underwriter by
          .

                                    RATINGS

     The Class A certificates must receive ratings of "     " by [First Rating
Agency] and " " by [Second Rating Agency] prior to their issuance.

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects for the certificates. However, the ratings on the certificates do not constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the certificates will depend primarily upon the financial strength of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the ratings initially assigned to the certificates may result in a corresponding reduction of the ratings assigned to the certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

                                                               PAGE
                                                               ----
Accelerated Principal Payment...............................      38
Certificate Owners..........................................      45
Class A Principal Carryover Shortfall.......................      52
Class A Principal Distribution..............................      52
Class Monthly Interest Distributable Amount.................      52
Code........................................................      46
Combined Loan-to-Value Ratio................................      22
Company.....................................................      14
Credit Limit................................................      22
Credit Limit Utilization Rate...............................      22
Credit Line Agreements......................................      21
Credit Scores...............................................  27, 33
Distributable Excess Spread.................................      51
DTC.........................................................      45
Eligible Investments........................................      47
Euroclear...................................................      45
Excess Cashflow.............................................      37
Excess Spread...............................................      54
Index Rate..................................................      21
Insurer.....................................................      14
Loan Agreements.............................................      21
Loan Rate...................................................      21
Margin......................................................      21
Monthly Advance.............................................      49
Mortgage Notes..............................................      21
Mortgagor...................................................      22
Overcollateralization Amount................................      36
Policy......................................................      44
Pool I Balance..............................................      22
Pool I Closed End Balance...................................      22
Pool I HELOC Balance........................................      22
Pool II Balance.............................................      28
Pool II Closed End Balance..................................      28
Pool II HELOC Balance.......................................      28
Prepayment Assumptions......................................  40, 42
Related Documents...........................................      45
Second Mortgage Ratio.......................................      22
Servicer....................................................      14
Servicing Advance...........................................      49
SMMEA.......................................................      66
Depositor...................................................      20
Spread Holiday Termination Date.............................      39
Substitution Adjustment.....................................      46
Underwriter.................................................      14
Underwriting Standards......................................      17
Voting Rights...............................................      62

                                    ANNEX I:

                     INSURER'S AUDITED FINANCIAL STATEMENTS

      [ATTACHED TO PROSPECTUS SUPPLEMENT IF NOT INCORPORATED BY REFERENCE]

                                     S-A-I-1

                                   ANNEX II:

             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the Class A Certificates will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The Class A Certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Class A Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  TRADING BETWEEN DTC PARTICIPANTS

     Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

  TRADING BETWEEN CLEARSTREAM OR EUROCLEAR PARTICIPANTS

     Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                     S-A-II-1

  TRADING BETWEEN DTC, SELLER AND CLEARSTREAM OR EUROCLEAR PARTICIPANTS

     When Class A Certificates are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the Class A Certificates from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the Class A Certificates. After settlement has been completed, the Class A Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Class A Certificates wold incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the Class A Certificates would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

  TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER

     Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the Class A Certificates to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream

                                     S-A-II-2
participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

     - borrowing the Class A Certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Class A Certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Class A Certificates holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

          (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the Class A Certificates.

EXEMPTION FOR NON-U.S. PERSONS

     Beneficial owners of global securities that are non-U.S. persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.

EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME

     A non-U.S. person, as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States.

                                     S-A-II-3

EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES

     Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Form W-8BEN may be filed by the security holders or their authorized agents.

EXEMPTION FOR U.S. PERSONS -- FORM W-9

     U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE

     Under the existing rules, the beneficial owner of a global security or his agent files the appropriate form by submitting it to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. A form W-8BEN on which the beneficial owner of a global security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. Form W-8BEN on which a U.S. taxpayer identification is not provided and a Form W-8ECI generally remain in effect for the calendar years, absent a change in circumstances causing any information on the form to be incorrect.

     A U.S. PERSON is:

          (1) a citizen or resident of the United States;

          (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

          (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

     A NON-U.S. PERSON is any person who is not a U.S. person.

                                     S-A-II-4

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED)

                           [LOGO] SEQUOIA HELOC TRUST
                                     ISSUER
                  [LOGO] [                             ]
                                   DEPOSITOR


Consider carefully the risk factors beginning on page S-   of this prospectus
supplement and page    of the accompanying prospectus.

The notes will represent non-recourse obligations of the trust only and will not represent an interest in, or an obligation of, the seller, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates.

The Trust:

      -  will issue one class of notes, which is offered hereby; and

      - will issue two classes of equity certificates that are not offered for sale by this prospectus supplement.

The Notes

      -  represent debt obligations of the trust;

      - are principally secured by a pool of adjustable-rate revolving home equity line of credit mortgage loans (which are referred to in this prospectus supplement as the home equity loans);

      -  are not insured or guaranteed by any governmental agency;

      -  currently have no trading market;

      -  receive payments on the   th day of each month (or, if such day is not
         a business day, the next business day), beginning in     ; and

      - will have the benefit of an insurance policy from Ambac Assurance Corporation which will guarantee timely payment of interest and the ultimate payment of principal, as described in this prospectus supplement.

                                 [Insurer Logo]

   This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [Underwriter]

     , 2004

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

      We provide information to you about the notes in two separate documents that provide progressively more detailed information:

      - the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

      - this prospectus supplement, which describes the specific terms of your series of notes.

      IF THE TERMS OF YOUR NOTES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the HELOC Securities in any state where the offer is not permitted.

         For 90 days following the date of this prospectus supplement, all dealers selling notes will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the notes with respect to their unsold allotments or subscriptions.

     After the initial distribution of the notes, this prospectus supplement and the accompanying prospectus may be used by the underwriter in connection with market making transactions in those notes. The underwriter may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

      This prospectus supplement and the prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents contained in the accompanying prospectus indicate the pages on which those captions are located. You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" in this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, periodic and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

Woolworth Building                       Chicago Regional Office
233 Broadway                             175 West Jackson Boulevard
New York, New York 10279                 Suite 900
                                         Chicago, Illinois 60604

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                                  [DEPOSITOR]
                              ONE BELVEDERE PLACE
                              MILL VALLEY, CA 94941
                                 (415) 381-1765

You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference in this prospectus supplement is accurate as of any date other than the date stated therein.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Summary..........................................       S-1
Risk Factors.....................................       S-5
Introduction.....................................      S-11
The Seller.......................................      S-11
The Issuer.......................................      S-11
The Owner Trustee................................      S-12
The Indenture Trustee............................      S-12
The Insurer and the Policy.......................      S-12
   The Insurer...................................      S-15
Description of the Mortgage Pool.................      S-16
   General.......................................      S-16
   Home Equity Loan Terms........................      S-18
   Home Equity Loan Characteristics..............      S-19
   Credit Scores.................................      S-27
Description of the Notes.........................      S-28
   General.......................................      S-28
   Payments on the Notes.........................      S-28
   Payment of Interest...........................      S-29
   Payment of Principal..........................      S-30
   Priority of Distributions.....................      S-33
   Overcollateralization Feature.................      S-35
   Book-Entry Securities.........................      S-36
   Reports to Noteholders........................      S-36
   Supplemental Indentures.......................      S-38
   Termination; Redemption and Retirement of
   the Notes.....................................      S-39
   Control Rights of the Insurer.................      S-40
The Servicer.....................................      S-40
   General.......................................      S-40
   Origination...................................      S-41
   Delinquency and Loss Experience...............      S-41
Servicing of the Home Equity Loans; Master
 Servicing Agreement; Sale and Servicing
   Agreement.....................................      S-42
   Servicing and Collection Procedures...........      S-42
   Servicing Fee and Other Compensation and
   Payment of Expenses...........................      S-43
   Advances......................................      S-43
   Assignment of Home Equity Loans...............      S-43
   Optional Removal of Home Equity Loans by
   the Issuer....................................      S-45
   Payments on Home Equity Loans; Deposits to
   Collection Account............................      S-45
   Allocations and Collections...................      S-45
   Realization Upon Defaulted Home Equity
   Loans.........................................      S-46
   Certain Matters Regarding the Servicer and
   the Depositor.................................      S-46
   Events of Servicing Termination...............      S-47
   Rights Upon an Event of Servicing
   Termination...................................      S-47

   Amendment of Sale and Servicing Agreement.....      S-48
Certain Yield and Prepayment Considerations......      S-48
Use of Proceeds..................................      S-53
Federal Income Tax Consequences..................      S-53
   Tax Characterization of the Trust.............      S-53
   Tax Consequences to Holders of the Notes......      S-53
Other Taxes......................................      S-55
ERISA Considerations.............................      S-55
   General.......................................      S-55
   Purchases of the Notes........................      S-55
Legal Investment.................................      S-56
Method of Distribution...........................      S-56
Experts..........................................      S-57
Legal Matters....................................      S-57
Ratings..........................................      S-57
Index of Defined Terms...........................      S-58

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                         Page
                                                         ----
SUMMARY OF PROSPECTUS...............................       4
RISK FACTORS........................................       8
THE DEPOSITOR.......................................      13
THE TRUST...........................................      13
   General..........................................      13
   The Loans........................................      15
   Home Equity Loans................................      17
   Agency Securities................................      19
   Private Mortgage-backed Securities...............      26
   Substitution of Trust Assets.....................      28
USE OF PROCEEDS.....................................      28
LOAN PROGRAM........................................      28
   Underwriting Standards...........................      28
   Qualifications of Sellers........................      30
   Quality Control..................................      30
   Representations by Sellers; Repurchases..........      30
DESCRIPTION OF THE SECURITIES.......................      31
   General..........................................      32
   Distributions on Securities......................      34
   Advances.........................................      36
   Compensating Interest............................      37
   Reports to Securityholders.......................      38
   Categories of Classes of Securities..............      39
   Book-Entry Registration of Securities............      42
CREDIT ENHANCEMENT..................................      46
   General..........................................      46
   Subordination....................................      47
   Insurance Policies, Surety Bonds and
     Guaranties.....................................      49
   Cross Support....................................      49
   Reserve Accounts.................................      49
   Pool Insurance Policies..........................      50
   Over-Collateralization...........................      52
   Letter of Credit.................................      52
   Other Insurance, Guaranties, Letters of Credit
     and Similar Instruments or Agreements..........      53
YIELD AND PREPAYMENT CONSIDERATIONS.................      53
THE AGREEMENTS......................................      56
   Assignment of the Trust Assets...................      56
   Payments on Loans; Deposits to Collection
     Account........................................      58
   Pre-Funding Account..............................      60
   Subservicing by Sellers..........................      61
   Collection Procedures............................      61
   Hazard Insurance.................................      62
   Primary Mortgage Insurance.......................      64
   Claims Under Insurance Policies and Other
     Realization Upon Defaulted Loans...............      65
   Servicing and Other Compensation and
     Payment of Expenses............................      66
   Evidence as to Compliance........................      66
   Certain Matters Regarding the
     Servicer and the Depositor.....................      66
   Events of Default; Rights Upon Event of
     Default........................................      68
   Amendment........................................      71
   Termination; Optional Termination................      71
   The Trustee......................................      73
CERTAIN LEGAL ASPECTS OF THE LOANS..................      73
   General..........................................      73
   Foreclosure/Repossession.........................      74
   Environmental Risks..............................      77
   Rights of Redemption.............................      79
   Anti-Deficiency Legislation; Bankruptcy
     Laws; Tax Liens................................      79
   Due-on-Sale Clauses..............................      80
   Enforceability of Prepayment Charges and
     Late Payment Fees..............................      81
   Applicability of Usury Laws......................      81
   Servicemembers Civil Relief Act..................      82
   Junior Mortgages; Rights of Senior
     Mortgagees.....................................      82
   Consumer Protection Laws.........................      84
FEDERAL INCOME TAX CONSEQUENCES.....................      84
   Overview.........................................      84
   Non-REMIC Securities.............................      85
   REMIC Securities.................................      91
   Withholding with Respect to Certain Foreign
     Investors......................................     102
   Backup Withholding...............................     103
STATE TAX CONSIDERATIONS............................     103
ERISA CONSIDERATIONS................................     104
LEGAL INVESTMENT....................................     110
METHOD OF DISTRIBUTION..............................     112
LEGAL MATTERS.......................................     113
FINANCIAL INFORMATION...............................     113
AVAILABLE INFORMATION...............................     113
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....     114
RATING..............................................     114
INDEX OF DEFINED TERMS..............................     116

                                    SUMMARY

      This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the notes.

                          PRINCIPAL PARTIES AND DATES

Issuer....................                             , a Delaware statutory
                              trust.

Depositor.................                             , a Delaware corporation
                              and wholly-owned subsidiary of Redwood Trust, Inc.

Seller....................    RWT Holdings, Inc., a Delaware corporation and
                              wholly-owned subsidiary of Redwood Trust, Inc. The
                              seller purchased the home equity loans from      .
                              The seller will sell all of its interest in the
                              home equity loans to the depositor.

Servicer..................

Owner trustee.............                     , a Delaware banking corporation.

Indenture trustee and
custodian.................

Insurer...................

Cut-off date..............

Issue date................                . The initial pool balance of the
                              home equity loans includes additional balances
                              funded through the close of business on the issue
                              date. The pool balance of the home equity loans
                              including such additional balances is used in
                              connection with the calculation of certain
                              statistical data in this prospectus supplement.

Closing date..............    On or about            .

Payment dates.............    The   th of each month or, if the   th day is not
                              a business day, on the next business day,
                              beginning in           .

Record date...............    The business day immediately preceding each
                              payment date, unless the notes are no longer in
                              book-entry form, in which case the record date
                              will be the last business day of the month
                              preceding the month of a payment date.

Final scheduled payment                     . The actual final payment date
date......................    could be substantially earlier.

THE TRUST

     The depositor will establish            , a Delaware statutory trust, to
issue the notes and the certificates. The trust will be established pursuant to
a trust agreement dated as of          , 2004, between the depositor and the
owner trustee.

THE NOTES

     The trust will issue approximately $         HELOC         pursuant to an
indenture dated as of         , between the issuer and the indenture trustee.
The notes will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof in book-entry form through The Depository Trust Company in the United States or Clearstream, Luxembourg or the Euroclear System in Europe.

      We refer you to "Description of the Notes -- Book-Entry Securities" in this prospectus supplement for additional information.

      Payments of interest and principal on the notes will be made only from payments received in connection with the home equity loans and the certificate guaranty insurance policy described below.

THE MORTGAGE POOL

     The mortgage loan pool consists of      home equity loans which include
first lien adjustable-rate revolving credit mortgage loans with a total unpaid
principal balance of approximately $         and        second lien adjustable-
rate revolving credit mortgage loans with a total unpaid principal balance of
approximately $        , each such total amount as of the close of business on
the issue date, and certain other property described in this prospectus supplement.

      Unless otherwise specified, the information as of the cut-off date presented in this prospectus supplement about the home equity loans is based on the actual principal balances of the home equity loans as of the issue date.

      Approximately     % and     % of the home equity loans are secured by
second mortgages or deeds of trust and first mortgages or deeds of trust, respectively. In addition, the home equity loans have the following approximate characteristics as of the cut-off date (based on the loan balances of such home equity loans as of the issue date):

Range of principal balances....        $
Average principal balance......                     $
Range of loan rates............              %  to         %
Weighted average loan rate.....                            %
Range of credit limits ........        $        to  $
Average credit limit...........                     $
Weighted average credit
    limit utilization rate.....                            %

      We refer you to "Description of the Mortgage Pool" in this prospectus supplement for additional information.

SERVICER ADVANCES

      The servicer is not required to advance delinquent scheduled payments on the home equity loans, but the servicer may make cash advances with respect to any of the home equity loans on behalf of the trust to cover customary property protection expenses.

THE CERTIFICATES

      The trust will also issue HELOC
Class   and Class   , which are not offered by this prospectus supplement. The certificates will be issued pursuant to the trust agreement and will represent the equity interests in the trust as further described in this prospectus supplement.

PAYMENTS ON THE NOTES

      Pursuant to the sale and servicing agreement, the servicer will collect monthly payments of interest or principal and interest on the home equity loans. The servicer will forward all collections on the home equity loans to the indenture trustee except the portion representing the servicer's fees, reimbursement for advances (if any) and certain expenses. The indenture trustee will distribute the investor's interest in such amounts (i.e. the portion of such amounts not allocable to funding additional draws made by borrowers on the home equity loans or reimbursing the servicer for such fundings) in the order of priority described under "Description of the Notes -- Priority of Distributions."

      Interest will accrue on the notes at an annual rate of one-month LIBOR
plus     % per annum, subject to the limits and adjustments described in this prospectus supplement under "Description of the Notes -- Interest Payments on the Notes."

      Principal will be paid on the notes on each payment date to the extent available, in reduction of the outstanding principal balance of the notes.

      The amount of principal payable with respect to the notes will be determined by the period of amortization described below and in accordance with a formula that takes into account the principal collections received on the home equity loans each month minus the total principal balance of additional draws made by borrowers on the home equity loans for that month (during the managed amortization period) plus any excess cash needed to maintain certain required levels of overcollateralization for the notes and minus any excess of the actual level of overcollateralization over the required level of overcollateralization. As a result of the revolving nature of the home equity loans, the terms of the amortization of the notes have been divided into two periods, the managed amortization period and the rapid amortization period, as described in detail in this prospectus supplement.

      We refer you to "Description of the Notes -- Payment of Principal" in this prospectus supplement for additional information regarding the calculation of the amount of principal the notes are entitled to receive on each payment date.

      In addition, payments to noteholders will be made on each payment date from draws on the insurance policy, if necessary. Such draws will cover shortfalls in amounts available to pay accrued and unpaid interest on the notes.

CREDIT ENHANCEMENT

      The credit enhancement provided for the benefit of the notes consists of:

      EXCESS INTEREST. Initially, the aggregate of the portion of interest due on the home equity loans allocable to noteholders is expected to be an amount greater than the amount necessary to pay certain trust expenses and the interest earned on the notes each month, thus creating excess interest. Any such excess interest allocable to noteholders will be available to cover interest shortfalls and will be used to pay principal on the notes. In addition, if the level of overcollateralization described below is less than the required amount, any remaining excess interest will be paid to the notes as principal. This payment will reduce the principal balance of the notes faster than the investor's interest in the principal balance of the home equity loans until the difference equals the required level of overcollateralization.

      OVERCOLLATERALIZATION. On the date of issuance of the notes, the total unpaid principal balance of the home equity loans will approximately equal the total principal balance of the notes. Overcollateralization is the excess, if any, of the investor's interest in the unpaid principal balance of the home equity loans over the principal balance of the notes. Any excess interest not used to cover interest shortfalls or current period losses allocated to investors as described above will be paid as principal on the notes to reduce the principal balance of the notes until the required level of overcollateralization is reached. If the level of overcollateralization falls below the required level, excess interest will again be paid to the notes as principal to reduce the principal balance of the notes in order to restore the level of overcollateralization to its required level at that time.

      INSURANCE POLICY. On the closing date, the insurer will issue the insurance policy in favor of the indenture trustee on behalf of the noteholders. The insurance policy will unconditionally and irrevocably guarantee to you timely payments of interest and the ultimate payment of principal on the notes, but subject to specific terms and conditions set forth under the heading "The Insurer and the Policy" in this prospectus supplement. The insurance policy will not cover any deferred interest that may result if the note rate is capped by the weighted average net loan rate. The insurance policy also will not cover shortfalls on the amounts payable to noteholders resulting from any reduction of interest collections caused by prepayments of home equity loans or the application of the Servicemembers Civil Relief Act.

      We refer you to "The Insurer and the Policy" in this prospectus supplement and "Credit Enhancement" in the prospectus for additional information.

OPTIONAL REDEMPTION; OPTIONAL CLEAN-UP REDEMPTION

      On any payment date occurring after the end of a collection period on which the outstanding principal balance of the notes declines to or below 20% of the outstanding principal balance of the notes as of the closing date, an affiliate of the depositor may elect to redeem the notes (either by purchasing the home equity loans and terminating the issuer or by purchasing the notes) subject to certain conditions, including (a) the consent of Ambac Assurance

Corporation (if the redemption would result in a draw under the policy) is obtained and (b) no reimbursement amounts would remain due to Ambac Assurance Corporation under the insurance agreement

      On any payment date occurring after the end of a collection period on
which the outstanding principal balance of the notes declines to or below   % of
the outstanding principal balance of the notes as of the closing date, the
holder of the majority interest of the Class    Certificates may elect to
purchase the remaining home equity loans in connection with a clean-up call and redeem the notes using the proceeds thereof subject to certain conditions, including (a) the consent of Ambac Assurance Corporation (if the redemption would result in a draw under the policy) is obtained and (b) no reimbursement amounts would remain due to Ambac Assurance Corporation under the insurance agreement.

      If either of these events occurs, you will receive a final distribution on the redemption date.

      We refer you to "Description of the Notes -- Termination; Redemption and Retirement of the Notes" in this prospectus supplement and "The Agreements -- Termination; Optional Termination" in the prospectus for additional information.

LEGAL INVESTMENT

      The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. You should consult your legal advisors in determining whether, and to what extent, the notes constitute legal investments for you.

      We refer you to "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the notes by regulated institutions.

ERISA CONSIDERATIONS

      Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and the prospectus, we expect that employee benefit plans and other retirement arrangements may purchase the notes. You should consult with your counsel regarding the applicability of the provisions of ERISA before purchasing a note.

      We refer you to "ERISA Considerations" in the prospectus supplement and in the accompanying prospectus for additional information.

FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, Chapman and Cutler LLP, special tax counsel to the depositor, is of the opinion that (1) the notes will be treated as indebtedness and (2) the trust will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. By your acceptance of a note, you agree to treat the note as indebtedness.

      We refer you to "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus for additional information.

RATINGS

     The notes initially will be rated "Aaa" by          and "AAA" by          .
A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings do not address the rate of principal prepayments on the home equity loans or the receipt of any deferred interest. The rate of prepayments, if different than originally anticipated, could adversely affect the yield on the notes.

      We refer you to "Risk Factors -- Risks Associated with the Notes -- Note Rating is based primarily on the financial strength of the insurer" and "Ratings" in this prospectus supplement for additional information.

                                  RISK FACTORS

      YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS AND THE RISK FACTORS LISTED IN THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE PURCHASE OF THE NOTES:

RISKS ASSOCIATED WITH THE HOME EQUITY LOANS

JUNIOR LIEN POSITION MAY CAUSE A PAYMENT DELAY OR A LOSS.

      Approximately     % of the home equity loans (based on aggregate loan
balance as the issue date) included in the mortgage pool are secured by second mortgages or deeds of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the home equity loans in a junior lien position only to the extent that the claims of any senior lienholders have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the servicer may write off the entire outstanding balance of the related home equity loan as a bad debt. These risks are greater if a home equity loan has a high combined loan-to-value ratio or low junior ratio because it is more likely that the servicer would determine that foreclosure would be uneconomical.

      If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the related home equity loan in the trust, the other forms of credit enhancement are insufficient to cover the loss and the insurer fails to perform its obligations under the insurance policy, then:

      - There will be a delay in payments to you if a deficiency judgment against the borrower is sought; and

      - You may incur a loss if a deficiency judgment is not sought, cannot be obtained or is not realized upon.

DELAYS UPON LIQUIDATION

      Even assuming that the mortgaged properties provided adequate security for the home equity loans, substantial delay could be encountered in connection with the liquidation of defaulted home equity loans and corresponding delays in the receipt of such proceeds by the trust could occur. Further, the servicer will be entitled to deduct from liquidation proceeds received in respect of a fully liquidated home equity loan all expenses incurred in attempting to recover amounts due on such home equity loan and not yet repaid, including payments to senior mortgagees, legal fees, real estate taxes, and maintenance and preservation expenses, thereby reducing collections available to noteholders with respect to such home equity loan.

LIQUIDATION EXPENSES

      Liquidation expenses with respect to defaulted home equity loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted home equity loan having a small remaining principal balance as it would in the case of a defaulted home equity loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller home equity loan than would be the case with a larger loan. Because the average outstanding principal balances of the home equity loans are small relative to the size of the loans in a typical pool of purchase money first lien residential mortgages, recoveries after the satisfaction of liquidation expenses on defaulted home equity loans may also be smaller as a percentage of the principal amount of the home equity loans than would be the case if such loans were a typical pool of purchase money first lien residential mortgages.

THE HOME EQUITY LOANS DO NOT REQUIRE PRINCIPAL PAYMENTS UNTIL MATURITY.

      The home equity loans do not require principal payments until maturity and, therefore, will require payment in full of the outstanding principal balance (i.e., a balloon payment) at their respective stated maturities. Revolving home equity loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to refinance the home equity loan in a timely manner or to sell the related mortgaged property. If the borrower is unable to pay the balloon payment, you will suffer a loss if the collateral securing the home equity loan and the additional forms of credit enhancement are insufficient to cover the unpaid principal balance of the home equity loan, together with accrued and unpaid interest, and the insurer fails to perform its obligations under the insurance policy.

      We refer you to " -- Certain matters relating to the insurance policy" and "Description of the Mortgage Pool" in this prospectus supplement for additional information.

ADVERSE ECONOMIC CONDITIONS MAY INCREASE RISK TO INVESTORS.

      Interest rates and other economic conditions relating to the housing market and home values have been generally favorable nationally and in most regions of the country in recent years. However, a deterioration in these economic conditions could adversely affect the ability and willingness of mortgagors to repay their home equity loans. In those circumstances, no prediction can be made as to the severity of the effect of an economic downturn on the rate of delinquencies and losses on the home equity loans. Delinquencies and losses on the home equity loans may cause a payment delay or, under the circumstances described under " -- Certain matters relating to the insurance policy," result in a loss to you.

GEOGRAPHIC CONCENTRATION MAY AFFECT RISK OF LOSS ON THE HOME EQUITY LOANS.

     One risk associated with investing in a pool of home equity loans is created by a high concentration of the related mortgaged properties in one or more geographic regions. If the economy or housing market of a state (or any other region) having a significant concentration of the properties underlying the home equity loans becomes weak, the loans may experience high rates of loss and delinquency, resulting in losses to the trust if the insurer fails to perform its obligations under the insurance policy. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots. The economic impact of any of these events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the home equity loans may be concentrated in these regions. That concentration may result in greater losses to the trust than those generally present for similar securities without
such concentration. Approximately    %,    %,   % and   % of the home equity
loans (based on aggregate loan balance as of the issue date) are secured by properties in California, Florida, New Jersey and New York, respectively.

SERVICEMEMBERS CIVIL RELIEF ACT MAY AFFECT THE YIELD ON THE HOME EQUITY LOANS.

      The Servicemembers Civil Relief Act (the "RELIEF ACT") provides relief to borrowers who enter active military service and to borrowers in reserve status and the national guard who are called to active duty after the origination of their mortgage loan. State legislation may provide similar relief to military personnel placed on active duty status. For purposes of this prospectus supplement, references to the Relief Act include any such comparable state legislation. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. In addition to adjusting the interest rate, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to noteholders. These shortfalls will not be covered by any form of credit enhancement, including the insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

MILITARY ACTION AND TERRORIST ATTACKS

      The effects that military action by U.S. forces in Iraq or other regions and possible future terrorist attacks in the United States or other incidents and related military action may have on the performance of the home equity loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the home equity loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, activation of a substantial number of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of home equity loans whose mortgage rates are reduced by application of the Relief Act or similar state laws, and the servicer will not be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Relief Act or similar state laws.

INSOLVENCY RELATED MATTERS

     The home equity loans were previously sold by            to the seller. The
seller will sell the home equity loans to the depositor. Each of those transactions will be treated as a sale. However, if either such entity becomes insolvent, the trustee in bankruptcy may attempt to recharacterize the sale of the home equity loans as a borrowing, secured by a pledge of the applicable home equity loans. If the trustee in bankruptcy decided to do this, and if the home equity loans have not been delivered to the indenture trustee or the custodian on its behalf, delays in the payments of the notes and reductions in the amounts of the notes could occur.

      If a conservator, receiver or trustee were appointed for the issuer, or if certain other events relating to the bankruptcy or insolvency of the issuer were to occur, this would be an Event of Default and the indenture trustee may be directed by the insurer to attempt to sell the home equity loans and cause early payment of the principal of the notes. The net proceeds of the sale will be distributed first to pay the indenture trustee and owner trustee any unpaid fees, second, to satisfy the noteholders, third, to reimburse Ambac Assurance Corporation for prior draws under the insurance policy and for amounts due under the insurance agreement, fourth, to the indenture trustee and owner trustee for certain unreimbursed expenses and fifth, to the holders of the certificates. Such amount may not be enough to pay the full amount of principal and interest of the notes. Subject to the prior written consent of Ambac Assurance Corporation as to the terms of the sale of the home equity loans, the insurance policy will be available to cover such shortfalls.

      In the event of a bankruptcy or insolvency of the servicer, the bankruptcy trustee or receiver may have the power to prevent the indenture trustee or the noteholders from appointing a successor servicer.

ABILITY OF SERVICER TO MODIFY TERMS OF HOME EQUITY LOANS

      The servicer may, subject to the consent of the holders of the Class Certificates, agree to changes in the terms of a home equity loan or consent to the postponement of strict compliance with any such term or grant indulgence to a borrower, provided that these changes (1) do not adversely affect the interests of the trust or the insurer and (2) are consistent with prudent business practice. There is no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes to the terms of the home equity loans.

RISKS ASSOCIATED WITH THE NOTES

THE NOTES ARE COMPLEX SECURITIES.

      You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

PAYMENTS ON THE HOME EQUITY LOANS, TOGETHER WITH THE INSURANCE POLICY, ARE THE SOLE SOURCE OF PAYMENTS.

      Credit enhancement will be provided for the notes in the form of the insurance policy and excess interest collections allocable to the investors to create overcollateralization. None of the seller, the depositor, the underwriter, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the notes. To the extent that the investor's portion of any losses incurred on any of the home equity loans are not covered by the foregoing, the holders of the notes will bear all risk of such losses resulting from default by mortgagors. Neither the servicer nor any other person is required to advance scheduled payments on the home equity loans.

ABILITY TO RESELL SECURITIES MAY BE LIMITED.

      There is currently no market for the notes and the underwriter is not required to assist investors in resales of the notes, although it may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the notes. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary market for mortgage-related securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of notes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE NOTES MAY NOT ALWAYS RECEIVE INTEREST BASED ON ONE-MONTH LIBOR PLUS THE MARGIN.

      For any payment date, the notes are subject to a maximum rate on their interest rate, which is equal to the fraction, expressed as a per annum rate, the numerator of which is the aggregate amount of interest due on the home equity loans for that payment date, less certain fees of the trust and required excess interest and the denominator of which is the sum of the outstanding principal balance of the notes and the Additional Balance Contributed Amount for such payment date, multiplied by a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period. This means that the interest that is payable to the investors on the notes may be limited to the interest due on the home equity loans minus such fees and other deductions. If the weighted average interest rate on the home equity loans is reduced significantly, under a relatively high prepayment scenario, or if the interest rate index for the home equity loans were to decrease without a corresponding decrease in the index for the notes, or if the index for the notes were to rise significantly, the interest rates on the notes could be subject to the limitation imposed by the maximum rate. This limitation may reduce the amount of interest that you, as an investor in the notes, receive. The insurance policy will not cover any deferred interest that may result if the note rate is capped by the weighted average net loan rate.

      We refer you to "Description of the Notes -- Payment of Interest" in this prospectus supplement for additional information.

INTEREST PAYABLE ON THE NOTES AND INTEREST PAYABLE ON THE HOME EQUITY LOANS DIFFER.

      Interest payable on the home equity loans may be insufficient to pay
interest on the notes, which accrues on the basis of LIBOR plus     %, subject
to a maximum rate. Interest payable on the home equity loans will accrue at a variable rate based on the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal, plus a designated margin, subject to maximum limitations on adjustments, that may be lower than the rate at which the notes accrue interest. If on any day more than one prime rate or a range of prime rates is published in The Wall Street Journal, the prime rate on such day will be the highest of the prime rates so published.

      LIBOR and the prime rate may not respond to the same economic factors and there is no necessary correlation between them. Any reduction in the spread between the prime rate and LIBOR will also reduce the amount of interest receipts on the home equity loans that would be available to absorb losses. In that event, if the overcollateralization were depleted and the insurer failed to perform under the policy, you would experience a loss.

PREPAYMENT CONSIDERATIONS

      The rate of principal distributions and yield to maturity on your notes will be directly related to the rate of principal payments on the home equity loans. The rate of principal payments on the home equity loans will be affected by the following:

      -     the amortization schedules of the home equity loans;

      - the rate of principal prepayments (including partial prepayments and prepayments in full) by borrowers;

      -     liquidations of defaulted home equity loans by the servicer;

      -     additional draws on home equity loans;

      - repurchases of home equity loans by the seller as a result of defective documentation or breaches of representations and warranties; and

      -     the optional redemption of the notes.

      The rate of principal payments on a pool of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if mortgage rates on similar mortgage loans rise above the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

      We cannot predict the rate at which borrowers will repay their home equity loans. You should consider the following as a purchaser of the notes:

      - If you are purchasing a note at a discount, your yield may be lower than expected if principal payments on the home equity loans occur at a slower rate than you expected.

      - If you are purchasing a note at a premium, your yield may be lower than expected if principal payments on the home equity loans occur at a faster rate than you expected.

      - The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a note at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not fully offset any adverse yield effect.

      We refer you to "Certain Yield and Prepayment Considerations" in this prospectus supplement for additional information.

NOTE RATING IS BASED PRIMARILY ON THE FINANCIAL STRENGTH OF THE INSURER.

      The rating on the notes depends primarily on an assessment by the rating agencies of the home equity loans and the financial strength of the insurer. Any reduction of the rating assigned to the financial strength of the insurer may cause a corresponding reduction in the rating assigned to the notes. A reduction in the rating assigned to the notes will reduce the market value of the notes and may affect your ability to sell them. In general, the rating on your notes addresses credit risk and does not address the likelihood of prepayments.

CERTAIN MATTERS RELATING TO THE INSURANCE POLICY.

      The insurance policy issued by the insurer on the closing date will be the primary source of credit enhancement for the notes. However, the insurance policy does not cover shortfalls in interest resulting from application of the Relief Act or the prepayment of home equity loans, nor does it cover deferred interest on the notes. In addition, if a claim is made on the insurance policy, the insurer may exercise its right to declare a rapid amortization event as described in this prospectus supplement. If the insurer fails to perform its obligations under the insurance policy, the noteholders will suffer a loss.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the home equity loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the home equity loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

      The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the home equity loans, could subject the trust as an assignee of the home equity loans, to monetary penalties and could result in the borrowers rescinding such home equity loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The seller believes that the home equity loans do not include any "high cost loan" under HOEPA or any "high cost," "high risk," "threshold," "covered" or "predatory" loan under any other applicable federal, state or local law. However, if the trust should include any such loans, it will have repurchase remedies against the original transferors.

CONSEQUENCES OF OWNING BOOK-ENTRY NOTES

      Limit on Liquidity of Notes. Issuance of the notes in book- entry form may reduce the liquidity of the notes in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical notes.

      Limit on Ability to Transfer or Pledge. Since transactions in the notes can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of the notes, may be limited due to lack of a physical security representing the notes.

      Delays in Payments. As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

      We refer you to "Description of the Notes -- Book-Entry Securities" in this prospectus supplement for additional information.

                                  INTRODUCTION

                           (the "ISSUER" or the "TRUST") will be formed pursuant
to a Trust Agreement dated as of           (the "TRUST AGREEMENT"), between
    (the "DEPOSITOR") and              , as Owner Trustee (in such capacity and
not in its individual capacity, the "OWNER TRUSTEE"). On or about
(the "CLOSING DATE"), the Issuer will issue approximately $            aggregate
principal amount of HELOC                    (the "NOTES"). The Notes will be
issued pursuant to an Indenture (the "INDENTURE") to be dated as of
between the Issuer and               (the "INDENTURE TRUSTEE"), as Indenture
Trustee. Pursuant to the Trust Agreement, the Issuer will issue     classes of
equity certificates, the Class    and Class    Certificates (collectively, the
"CERTIFICATES"). The Notes and the Certificates are collectively referred to herein as the "SECURITIES". Only the Notes are offered hereby.

     Pursuant to a sale and servicing agreement dated as of        , among RWT
Holdings, Inc. (the "SELLER"), the Issuer, the Depositor,               (the
"SERVICER") and the Indenture Trustee (the "SALE AND SERVICING AGREEMENT"), the Depositor will transfer to the Issuer a pool (the "MORTGAGE POOL") of adjustable-rate revolving home equity line of credit mortgage loans (the "HOME EQUITY LOANS"), each secured by first and second liens on one- to four-family residential properties. As of the Closing Date, the "TRUST PROPERTY" of the Issuer will include:

      - the Home Equity Loans, including any additional balances thereto as a result of new disbursements made by the Servicer pursuant to the applicable Credit Line Agreements (the "ADDITIONAL BALANCES" or "DRAWS") with respect to such Home Equity Loans; provided however, that no Additional Balances will be transferred to the Trust after the occurrence of a Rapid Amortization Event due to the Depositor's voluntary filing of a bankruptcy petition;

      - the collections in respect of such Home Equity Loans conveyed to the Trust and received (or, in the case of Interest Collections, due)
            (A) in the case of Interest Collections, with respect to the principal balance of such loans as of such date, after the close of
            business on          (the "CUT-OFF DATE") and (B) in the case of
            all Principal Collections and Interest Collections on Additional Balances created after the Cut-Off Date, after the close of business
            on            (the "ISSUE DATE");

      - property that secured a Home Equity Loan that has been acquired by foreclosure or deed in lieu of foreclosure;

      - rights of the Servicer under hazard insurance policies covering the Mortgaged Properties;

      - certain rights of the Indenture Trustee in the Policy issued by the Insurer to the Indenture Trustee for the benefit of the holders of the Notes (the "NOTEHOLDERS" or "HOLDERS"); and

      -     certain other property.

                                   THE SELLER

      RWT Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Redwood Trust, Inc. has previously acquired the Home Equity Loans from
        . On the Closing Date, the Seller will sell all of its interest in the Home Equity Loans to the Depositor.

                                   THE ISSUER

                              is a statutory trust formed under the laws of
the State of Delaware upon the filing of its certificate of trust and pursuant to the Trust Agreement for the purposes described in this Prospectus Supplement. The Trust Agreement constitutes the "GOVERNING INSTRUMENT" of the Trust under the Delaware Statutory Trust Act. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Home Equity Loans and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The
Issuer's principal offices are in Wilmington, Delaware, in care of          , as
Owner Trustee, at        .

                               THE OWNER TRUSTEE

                  is the Owner Trustee under the Trust Agreement.        is a
Delaware banking corporation and its principal offices are located at          .

                             THE INDENTURE TRUSTEE

                  , is the Indenture Trustee under the Indenture. The Indenture
Trustee has offices located at           .

      The Indenture Trustee may own Notes and have normal banking relationships with the Servicer, the Seller and the Insurer and/or their affiliates.

      The Indenture Trustee may resign at any time, in which event the Insurer may (and if the Insurer fails to do so, the Issuer will be obligated (with the consent of the Insurer) to) appoint a successor Indenture Trustee. The Insurer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Insurer may (and if the Insurer fails to do so, the Issuer will be obligated to) appoint a successor Indenture Trustee, with the approval of the Insurer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee acceptable to the Insurer will not become effective until the acceptance of the appointment by the successor Indenture Trustee.

                           THE INSURER AND THE POLICY

                  [DESCRIPTION OF THE INSURER AND THE POLICY]

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool consists of the Home Equity Loans, which were originated pursuant to credit line agreements or mortgage notes (each, a "CREDIT LINE
AGREEMENT"). Approximately       % and      % of the Home Equity Loans are
secured by second mortgages or deeds of trust and first mortgages or deeds of trust, respectively (each, a "MORTGAGE"), in each case relating to one to four family residential properties (each, a

"MORTGAGED PROPERTY"). The Mortgage Pool will include the unpaid principal balance of each Home Equity Loan as of the close of business on the Issue Date (with respect to each home equity loan, the "ISSUE DATE BALANCE") and subsequent Additional Balances except as otherwise provided herein. The Trust will be entitled to all payments of interest and principal and all proceeds received in respect of the Home Equity Loans received (or, in the case of Interest Collections, due) (A) in the case of Interest Collections, with respect to the principal balance of such Home Equity Loans as of the Cut-Off Date, after the close of business on the Cut-Off Date and (B) in the case of all Principal Collections and Interest Collections on Additional Balances created after the Cut-Off Date, after the close of business on the Issue Date. The properties securing the Home Equity Loans consist primarily of residential properties that are one- to four-family properties. As to approximately 91.21% of the Home Equity Loans, the obligor thereunder (the "MORTGAGOR") has represented at the time of origination that the related Mortgaged Property would be owner occupied as a primary residence or investment property.

      Information with respect to the Home Equity Loans expected to be included in the Mortgage Pool on the Closing Date is set forth under this heading. Before the Closing Date, Home Equity Loans may be removed from the Mortgage Pool and other Home Equity Loans may be substituted for them. The depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, but some characteristics of the Home Equity Loans in the Mortgage Pool may vary, although such variance will not be material.

      Unless otherwise indicated, information presented in this prospectus supplement expressed as percentages (other than rates of interest) or weighted averages are approximate percentages and approximate weighted averages (except as otherwise indicated) and are based on the Issue Date Balance.

     All of the Home Equity Loans were originated or acquired by           ,
and sold to the Seller.

      The aggregate Issue Date Balance of the Home Equity Loans is approximately
$        (the "ISSUE DATE POOL BALANCE"). The average Issue Date Balance is
$      , the minimum Issue Date Balance is $  and the maximum Issue Date Balance
is $           . The lowest Loan Rate and the highest Loan Rate on the Cut-Off
Date are       % and       % per annum, respectively, and the weighted average
Loan Rate as of the Issue Date is approximately      % per annum. The Combined
Loan-to-Value Ratios range from       % to       %, with a weighted average of
approximately      %. The weighted average Credit Limit Utilization Rate based
on the Credit Limits of the Home Equity Loans is approximately     % as of the
Issue Date. The weighted average Junior Ratio of the second lien Home Equity
Loans based on the related Credit Limit is approximately      % as of the Issue
Date. The latest scheduled maturity of any Home Equity Loan will occur in      .
 With respect to approximately      %,     %,    % and     % of the Home Equity
Loans, the related Mortgaged Properties are located in California, Florida, New Jersey and New York, respectively. No other state had a concentration of Home
Equity Loans in excess of    % as of the Issue Date.

      The "PRINCIPAL BALANCE" of a Home Equity Loan (other than a Liquidated Home Equity Loan) on any date is equal to (i) the principal balance of such Home Equity Loan as of the Issue Date, minus (ii) all collections credited against the principal balance of such Home Equity Loan in accordance with the related Credit Line Agreement prior to such date of determination, plus (iii) any Additional Balances in respect of such Home Equity Loan acquired by the Issuer prior to such date. The Principal Balance of a Liquidated Home Equity Loan will be zero.

      The "CREDIT LIMIT UTILIZATION RATE" with respect to each Home Equity Loan as of the Issue Date is determined by dividing the Issue Date Balance of such Home Equity Loan by the Credit Limit of such Home Equity Loan. The "CREDIT LIMIT" with respect to each Home Equity Loan is the maximum amount permitted to be drawn under the related Credit Line Agreement. As of the Cut-off Date, none of the Home Equity Loans were more than 30 days delinquent in payment.

HOME EQUITY LOAN TERMS

                    [DESCRIPTION OF HOME EQUITY LOANS TERMS]

      Payments will be due with respect to each Home Equity Loan on the day in each month specified as the day of payment in the related Credit Line Agreement (each, a "DUE DATE").

      Interest on each Home Equity Loan is calculated based on the average daily balance outstanding during the Billing Cycle for each Due Date. The "BILLING CYCLE" for each Due Date is the period from the preceding Billing Date through the day preceding the most recent Billing Date. The "BILLING DATE" for any Due Date will be twenty-five days prior to such Due Date.

      Each Home Equity Loan accrues interest at a rate (the "LOAN RATE") that is subject to adjustment on the first day of its Billing Cycle commencing on a specified date (each such date, an "ADJUSTMENT DATE") to equal the sum of (a) the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal (the "PRIME RATE") on the first business day of the month in which such Billing Cycle begins, and (b) the gross margin (the "GROSS MARGIN") specified in the related Credit Line Agreement; provided, however, that the Loan Rate on each Home Equity Loan will in no event be greater than the maximum Loan Rate (the "MAXIMUM LOAN RATE") set forth in the related Credit Line Agreement (subject to the maximum rate permitted by applicable law). If on any day more than one prime rate or a range of prime rates is published in The Wall Street Journal, the Prime Rate on such day will be the highest of the prime rates so published.

      Each Home Equity Loan has a term to maturity from the date of origination
of not more than     months. The Mortgagor may make a Draw under the related
Credit Line Agreement at any time during the Draw Period. The "DRAW PERIOD" for
each Home Equity Loan will be     months from the date of origination thereof.
Generally, the maximum amount of each Draw with respect to any Home Equity Loan is equal to the excess, if any, of the Credit Limit over the outstanding principal balance under such Credit Line Agreement at the time of such Draw. In the event that a Mortgagor draws funds in excess of the approved Credit Limit,
the Servicer's policy is to automatically approve an excess amount of up to   %
of the Credit Limit; however, the Servicer may (with the consent of the holders
of the Class    Certificates), on a case-by-case basis, approve Draws, for certain qualified Mortgagors, that exceed that amount. Each Home Equity Loan may be prepaid in full or in part at any time and without penalty, but with respect to each Home Equity Loan, the related Mortgagor will have the right during the related Draw Period to reborrow the amount of any principal prepayment previously made with respect to such Home Equity Loan. Each Mortgagor generally will be able to make Draws with checks provided when the related Home Equity Loan closed.

      As to each Home Equity Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced for cause under a number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances; a decline in the value of the Mortgaged Property significantly below its appraised value at origination; or a default in payment by the Mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn balances. Neither the Servicer nor any other party will have an obligation to investigate as to whether any such circumstances have occurred and may have no knowledge thereof. As a result, there can be no assurance that any Mortgagor's ability to receive Draws will be suspended or reduced in the event that the foregoing circumstances occur. In the event of default under a Home Equity Loan, the Home Equity Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Home Equity Loan.

      Prior to the date of maturity, the Mortgagors for the Home Equity Loans will be obligated to make monthly payments thereon in a minimum amount that generally will be equal to the Finance Charge for each Billing Cycle. The Mortgagor will be obligated to make a payment on the related maturity date in an amount equal to the related Account Balance. See "Risk Factors -- Risks Associated with the Home Equity Loans" in this prospectus supplement for additional information.

      With respect to each Home Equity Loan, the "FINANCE CHARGE" for any Billing Cycle will be an amount equal to, as calculated for each day in the Billing Cycle, the then-applicable Loan Rate divided by 365, multiplied by such day's Principal Balance. With respect to each Home Equity Loan, the "ACCOUNT BALANCE" on any day generally will be the Principal Balance of the Home Equity Loan for such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any (such fees, premiums and other charges collectively, "ADDITIONAL CHARGES") and any unpaid Finance Charges for prior unrelated Billing Cycles, plus the aggregate of all related Draws funded on that day, minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day.

      With respect to each first lien Home Equity Loan, the "COMBINED LOAN-TO-VALUE RATIO" or "CLTV" generally will be the ratio, expressed as a percentage, of (A) the Credit Limit to (B) the lesser of the Appraised Value and the purchase price.

      With respect to each second lien Home Equity Loan, the Combined Loan-to-Value Ratio or CLTV generally will be the ratio, expressed as a percentage, of (A) the sum of (i) the Credit Limit and (ii) any outstanding principal balance, at the time of origination of such Home Equity Loan, of all other mortgage loans, if any, secured by senior liens on the related Mortgaged Property, to (B) (i) with respect to those second lien Home Equity Loans for which the proceeds were used to purchase the related Mortgaged Property, the lesser of the Appraised Value and the purchase price, and (ii) with respect to all other second lien Home Equity Loans, the Appraised Value.

      The "APPRAISED VALUE" for any Home Equity Loan will be the appraised value of the related Mortgaged Property determined in the appraisal or automated property valuation used in the origination of such Home Equity Loan.

      The Credit Line Agreement or Mortgage related to each Home Equity Loan generally will contain a customary "due-on-sale" clause.

HOME EQUITY LOAN CHARACTERISTICS

      Set forth below is a description of certain additional characteristics of the Home Equity Loans as of the Cut-off Date. Unless otherwise specified, all Principal Balances of the Home Equity Loans are as of the Issue Date. All percentages are approximate percentages by aggregate Principal Balance as of the Issue Date (except as indicated otherwise).

                                 PROPERTY TYPES

                                                                                                         PERCENT OF
                                                                     NUMBER OF                         MORTGAGE POOL
                                                                    HOME EQUITY                        BY ISSUE DATE
PROPERTY TYPE                                                          LOANS      ISSUE DATE BALANCE      BALANCE
-------------                                                       -----------   ------------------   -------------
Single Family Residence..........................................                  $                                %
Planned Unit Development.........................................
Condominium (Low-Rise)...........................................
Other............................................................
                                                                          -----   ------------------          ------
      Total......................................................                  $                                %
                                                                          =====   ==================          ======

                                OCCUPANCY TYPES

                                                                                                         PERCENT OF
                                                                     NUMBER OF                         MORTGAGE POOL
                                                                    HOME EQUITY                        BY ISSUE DATE
OCCUPANCY                                                              LOANS      ISSUE DATE BALANCE      BALANCE
---------                                                           -----------   -------------------  -------------
Primary........................................................                    $                                %
Second Home....................................................
Investment.....................................................
                                                                          -----    ------------------         ------
      Total....................................................                    $                                %
                                                                          =====    ==================         ======

                             PRINCIPAL BALANCES(1)

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
RANGE OF PRINCIPAL BALANCES ($)                                        LOANS       ISSUE DATE BALANCE      BALANCE
-------------------------------                                     -----------    ------------------   -------------
                           0.00..................................                  $                                 %
         0.01  to     10,000.00..................................
    10,000.01  to     20,000.00..................................
    20,000.01  to     30,000.00..................................
    30,000.01  to     40,000.00..................................
    40,000.01  to     50,000.00..................................
    50,000.01  to     60,000.00..................................
    60,000.01  to     70,000.00..................................
    70,000.01  to     80,000.00..................................
    80,000.01  to     90,000.00..................................
    90,000.01  to    100,000.00..................................
   100,000.01  to    110,000.00..................................
   110,000.01  to    120,000.00..................................
   120,000.01  to    130,000.00..................................
   130,000.01  to    140,000.00..................................
   140,000.01  to    150,000.00..................................
   150,000.01  to    200,000.00..................................
   200,000.01  to    250,000.00..................................
   250,000.01  to    300,000.00..................................
   300,000.01  to    350,000.00..................................
   350,000.01  to    400,000.00..................................
   400,000.01  to    450,000.00..................................
   450,000.01  to    500,000.00..................................
   500,000.01  to  1,000,000.00..................................
 1,000,000.01  to  1,500,000.00..................................
1,500,000.01   to  2,000,000.00..................................
                                                                          -----    ------------------          ------
     Total.......................................................                  $                                 %
                                                                          =====    ==================          ======

--------------

(1) The average Principal Balance of the Home Equity Loans as of the Issue Date
was approximately $          .

                           GEOGRAPHICAL DISTRIBUTION

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
LOCATION                                                               LOANS       ISSUE DATE BALANCE      BALANCE
--------                                                            -----------    ------------------   -------------
California-Southern..............................................                  $                                 %
Florida..........................................................
California-Northern..............................................
New Jersey.......................................................
New York.........................................................
Michigan.........................................................
Illinois.........................................................
Massachusetts....................................................
Arizona..........................................................
Pennsylvania.....................................................
Virginia.........................................................
Colorado.........................................................
Nevada...........................................................
Washington.......................................................
Minnesota........................................................
Connecticut......................................................
Georgia..........................................................
Ohio.............................................................
Maryland.........................................................
North Carolina...................................................
Wisconsin........................................................
Missouri.........................................................
Hawaii...........................................................
South Carolina...................................................
Delaware.........................................................
Oregon...........................................................
Tennessee........................................................
New Mexico.......................................................
New Hampshire....................................................
Kansas...........................................................
Vermont..........................................................
Indiana..........................................................
Maine............................................................
Alabama..........................................................
Oklahoma.........................................................
Nebraska.........................................................
Utah.............................................................
Rhode Island.....................................................
Iowa.............................................................
Louisiana........................................................
Alaska...........................................................
Kentucky.........................................................
Wyoming..........................................................
Montana..........................................................
Idaho............................................................
West Virginia....................................................
South Dakota.....................................................
Mississippi................................................
North Dakota.....................................................
District of Columbia.............................................
                                                                          -----    ------------------          ------
Total............................................................                  $                                 %
                                                                          =====    ==================          ======

                        COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
RANGE OF COMBINED LOAN-TO-VALUE RATIOS (%)                             LOANS       ISSUE DATE BALANCE      BALANCE
------------------------------------------                          -----------    ------------------   -------------
                                                                                   $                                 %




















                                                                          -----    ------------------          ------
     Total......................................................                   $                                 %
                                                                          =====    ==================          ======

---------------

(1) The weighted average Combined Loan-to-Value Ratio based on the Credit Limits
of the Home Equity Loans as of the Cut-off Date was approximately      %.

                              JUNIOR RATIOS(1) (2)

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
RANGE OF JUNIOR RATIOS (%)                                             LOANS       ISSUE DATE BALANCE      BALANCE
--------------------------                                          -----------    ------------------   -------------
                                                                                   $                                 %












                                                                          -----    ------------------          ------
    Total......................................................                    $                                 %
                                                                          =====    ==================          ======

------------------

(1) First liens are excluded. "JUNIOR RATIO" is defined as the ratio, expressed as a percentage, of the Credit Limits as of the applicable origination date of the subordinate lien Home Equity Loans to the sum of (i) the Credit Limits of the subordinate lien Home Equity Loans, and (ii) the unpaid principal balance of any senior lien balance at the time of origination of the subordinate lien Home Equity Loan.

(2) The weighted average Junior Ratio as of the Issue Date based on the Credit Limit as of the Cut-Off Date of the Home Equity Loans for which Junior Ratios
are shown in the table above was approximately       %.

                                 LOAN RATES(1)

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
RANGE OF LOAN RATES(%)                                                 LOANS       ISSUE DATE BALANCE      BALANCE
----------------------                                              -----------    ------------------   -------------
                                                                                   $                                 %







                                                                          -----    ------------------          ------
      Total......................................................                  $                                 %
                                                                          =====    ==================          ======

----------------

(1) The weighted average Loan Rate of the Home Equity Loans as of the Issue Date
was approximately       %.

                   GROSS MARGINS OF THE HOME EQUITY LOANS(1)

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
RANGE OF GROSS MARGINS (%)                                             LOANS       ISSUE DATE BALANCE      BALANCE
--------------------------                                          -----------    ------------------   -------------
                                                                                   $                                 %







                                                                          -----    ------------------          ------
      Total......................................................                  $                                 %
                                                                          =====    ==================          ======

-----------------

(1) All of the Home Equity Loans are Prime Rate indexed loans. The weighted average Gross Margin of the Home Equity Loans as of the Issue Date was
approximately        %.

           CREDIT LIMIT UTILIZATION RATES OF THE HOME EQUITY LOANS(1)

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
RANGE OF CREDIT LIMIT UTILIZATION RATES (%)                            LOANS       ISSUE DATE BALANCE      BALANCE
-------------------------------------------                         -----------    ------------------   -------------
                                                                                   $                                 %





















                                                                          -----    ------------------          ------
      Total..................................................                      $                                 %
                                                                          =====    ==================          ======

------------------

(1) The weighted average Credit Limit Utilization Rate as of the Issue Date based on the Credit Limits of the Home Equity Loans as of the Cut-off Date was
approximately       %.

                   CREDIT LIMITS OF THE HOME EQUITY LOANS(1)

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
RANGE OF CREDIT LIMITS ($)                                             LOANS       ISSUE DATE BALANCE      BALANCE
--------------------------                                          -----------    ------------------   -------------
                                                                                   $                                 %
























                                                                          -----    ------------------          ------
      Total....................................................                    $                                0%
                                                                          =====    ==================          ======

------------------

(1) The total Credit Limit of the Home Equity Loans as of the Cut-off Date was
approximately $              . The average Credit Limit of the Home Equity Loans
as of the Issue Date was approximately $          .

                             MAXIMUM LOAN RATES(1)

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
MAXIMUM LOAN RATES (%)                                                 LOANS       ISSUE DATE BALANCE      BALANCE
----------------------                                              -----------    ------------------   -------------
                                                                                   $                                 %







                                                                          -----    ------------------          ------
      Total....................................................                    $                                 %
                                                                          =====    ==================          ======

-------------------

(1) The weighted average Maximum Loan Rate as of the Issue Date of the Home
Equity Loans was approximately       %.

                     NUMBER OF MONTHS SINCE ORIGINATION(1)

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
RANGE OF NUMBER OF MONTHS SINCE ORIGINATION (MONTHS)                   LOANS       ISSUE DATE BALANCE      BALANCE
----------------------------------------------------                -----------    ------------------   -------------
                                                                                   $                                 %







                                                                          -----    ------------------          ------
      Total....................................................                    $                                 %
                                                                          =====    ==================          ======

------------------

(1) The weighted average number of months (based on Issue Date Balance) since origination of Home Equity Loans as of the Cut-off Date was approximately months.

                   NUMBER OF MONTHS REMAINING TO MATURITY(1)

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
RANGE OF NUMBER OF MONTHS REMAINING TO MATURITY (MONTHS)               LOANS       ISSUE DATE BALANCE      BALANCE
--------------------------------------------------------            -----------    ------------------   -------------
                                                                                   $                                 %






                                                                          -----    ------------------          ------
     Total....................................................                     $                                 %
                                                                          =====    ==================          ======

------------------

(1) The weighted average number of months (based on Issue Date Balance) remaining to maturity of the Home Equity Loans as of the Cut-off Date was
approximately     months.

                                ORIGINATION YEAR

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
ORIGINATION YEAR                                                       LOANS       ISSUE DATE BALANCE      BALANCE
----------------                                                    -----------    ------------------   -------------
                                                                                   $                                 %


                                                                          -----    ------------------          ------
      Total....................................................                    $                                 %
                                                                          =====    ==================          ======

                                 LIEN PRIORITY

                                                                                                          PERCENT OF
                                                                     NUMBER OF                          MORTGAGE POOL
                                                                    HOME EQUITY                         BY ISSUE DATE
LIEN PRIORITY                                                          LOANS       ISSUE DATE BALANCE      BALANCE
-------------                                                       -----------    ------------------   -------------
First............................................................                  $                                 %
Second...........................................................
                                                                          -----    ------------------          ------
      Total......................................................                  $                                 %
                                                                          =====    ==================          ======

CREDIT SCORES

      Credit scores are obtained by many lenders in connection with revolving credit loan applications and mortgage loan applications to help assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit Scores are derived in part from information obtained from credit-reporting organizations, and are designed to evaluate an applicant's creditworthiness mechanically, based on key attributes of the applicant and aspects of the credit transaction. Credit Scores may be used alone or in connection with the evaluation of additional information of the applicant. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a home equity loan. Furthermore, Credit Scores were not developed specifically for use in connection with home equity loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between home equity loans and consumer loans generally or the specific characteristics of the related home equity loan (for example, the Combined Loan-to-Value Ratio, the collateral for the home equity loan, or the Mortgagor's debt to income ratio). There can be no assurance that the Credit Scores of the Mortgagors will be an accurate predictor of the likelihood of repayment of the related Home Equity Loans.

      The following table sets forth information as to the Credit Scores of the related Mortgagors of the Home Equity Loans (calculated based on Issue Date Balance).

                                CREDIT SCORES(1)

                                                                                                          PERCENT OF
                                                                     NUMBER OF                           MORTGAGE POOL
                                                                    HOME EQUITY                         BY CUT-OFF DATE
RANGE OF CREDIT SCORES                                                 LOANS       ISSUE DATE BALANCE       BALANCE
----------------------                                              -----------    ------------------   ---------------
                                                                                   $                                 %













                                                                          -----    ------------------          ------
     Total....................................................                     $                                 %
                                                                          =====    ==================          ======

------------------

(1) The weighted average Credit Score (based on the unpaid Principal Balance as of the Issue Date) of the Home Equity Loans (where available) is approximately
   .

                            DESCRIPTION OF THE NOTES

      The approximately $            HELOC                                  ,
will be issued pursuant to the Indenture. Payments on the Notes and certain rights of investors in the Notes will be governed by the Indenture. The following summaries describe certain provisions of the Indenture and of the Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the Trust Agreement. Wherever particular sections or defined terms of the Indenture or of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference.

GENERAL

      The Notes will be offered in denominations of $       and integral
multiples of $ in excess thereof. The Notes will be issued in book-entry form only. Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee, which will initially act as registrar (the "REGISTRAR"). See "Book-Entry Securities" below. No service charge will be made for any registration of exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

PAYMENTS ON THE NOTES

      Beginning with the first Payment Date (which will occur in          ),
distributions on the Notes will be made by the Indenture Trustee or the Paying Agent on each Payment Date to the persons in whose names such Notes are registered in the register (the "SECURITY REGISTER") maintained by the Registrar at the close of business on the Record Date. The "RECORD DATE" for the Notes will be the Business Day immediately preceding such Payment Date unless the Notes are no longer Book-Entry Notes, in which case the Record Date will be the last Business Day of the month preceding the month of a Payment Date. The term "PAYMENT DATE" means the twentieth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by wire transfer (or upon the request of a Holder holding Notes having
denominations aggregating at least $          and received by the Indenture
Trustee at least five Business Days prior to the related Record Date, by check
or
money order or otherwise). However, the final distribution in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final distribution. For purposes hereof, a "BUSINESS DAY" is any day other than
(i) a Saturday or Sunday, (ii) a day on which banking institutions in the State of New York, the State of California or in the city in which the principal corporate trust office of each of the Indenture Trustee and the Owner Trustee is
located (initially                       , in the case of the Indenture Trustee,
and         , in the case of the Owner Trustee), are authorized or obligated by law or executive order to be closed or (iii) a day on which the Insurer is closed.

PAYMENT OF INTEREST

      Interest on the Notes will be payable monthly on each Payment Date,
commencing in          , at the Note Rate for the related Interest Accrual
Period.

      The "NOTE RATE" with respect to any Interest Accrual Period will be equal to: (i) with respect to any Payment Date which occurs on or prior to the Clean-Up Call Date, the sum of (a) LIBOR (determined as described herein) and
(b)     % per annum and (ii) for any Payment Date thereafter, the sum of (a)
LIBOR and (b)     % per annum; provided, however, that notwithstanding the
foregoing, in no event will the amount of interest required to be paid in respect of the Notes on any Payment Date exceed the Maximum Rate with respect to such Payment Date. The "MAXIMUM RATE" with respect to any Payment Date is equal to the fraction, expressed as a per annum rate, the numerator of which is the aggregate amount of interest due on the Home Equity Loans for such Payment Date (calculated by excluding any Relief Act Shortfalls and any interest shortfalls resulting from prepayments on the Home Equity Loans), net of (i) the Servicing Fee for such Payment Date, (ii) the fee payable to the Indenture Trustee for such Payment Date, (iii) the fee payable to the Owner Trustee for such Payment Date, (iv) the premium payable to the Insurer for such Payment Date and (v)
after the Payment Date in              , additional minimum excess interest at a
rate equal to     % per annum of the aggregate outstanding principal balance of the Notes (calculated based on a 360-day year made up of twelve 30-day months), and the denominator of which is the sum of the aggregate outstanding principal balance of the Notes and the Additional Balance Contributed Amount for such Payment Date, multiplied by a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Interest Accrual Period.

      To the extent the Maximum Rate is less than the Note Rate for any Payment Date calculated without regard to the Maximum Rate, the deficiency will be deferred (the "DEFERRED INTEREST") with respect to the Notes. The Policy will not guarantee the payment of Deferred Interest.

      The "CLEAN-UP CALL DATE" with respect to the Notes is the first Payment
Date upon which the holder of the majority interest in the Class   Certificates
is entitled to exercise its optional redemption of the Notes in connection with its clean-up call with respect to the Home Equity Loans.

      Interest Accrual Periods. Interest on the Notes in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (the "INTEREST ACCRUAL PERIOD" with respect to such Payment Date) on the basis of the actual number of days in the Interest Accrual Period and a 360-day year. For any Payment Date, the interest then due with respect to the Notes (calculated using the Note Rate for such Payment Date) is the "INTEREST PAYMENT AMOUNT" for such Payment Date.

      Calculation of the LIBOR Rate. With respect to each Payment Date, LIBOR will be established by the Indenture Trustee as follows.

      On the second LIBOR Business Day preceding the commencement of each Interest Accrual Period (each such date, a "LIBOR DETERMINATION DATE"), the Indenture Trustee will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

      The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "DESIGNATED TELERATE PAGE"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

      A "LIBOR BUSINESS DAY" is any day on which banks in London are open for conducting transactions in foreign currency and exchange.

      With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Indenture Trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Indenture Trustee, with the prior written consent of the Insurer (but only if an Insurer Default shall not have occurred and be continuing), will designate an alternative index that has performed, or that the Indenture Trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

      The establishment of LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rates of interest applicable to the Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

PAYMENT OF PRINCIPAL

      Principal Payment Amount. On each Payment Date, the Holders of the Notes will receive, to the extent of Available Funds, their pro rata portion (based on their respective principal balances) of the Principal Payment Amount for such Payment Date.

                     [DESCRIPTION OF PAYMENT OF PRINCIPAL]

PRIORITY OF DISTRIBUTIONS

      The Indenture Trustee will deposit to a segregated account (the "DISTRIBUTION ACCOUNT"), without duplication, upon receipt (except with respect to the Insured amounts and Preference Amounts), (i) any Insured Amounts or Preference Amounts (from the Policy Payment Account), (ii) the proceeds of any liquidation of the assets of the Trust, (iii) Principal Collections, (iv) Interest Collections and (v) certain other amounts remitted by the Servicer, together with certain other specified amounts (the amounts specified in clauses
(ii) through (v) will constitute "AVAILABLE FUNDS" for the Notes and the related Payment Date).

      With respect to each Payment Date, and to the extent of Available Funds, the Indenture Trustee will make the following allocations, disbursements and transfers from the Distribution Account in the following order of priority, and each such allocation, transfer and disbursement will be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

            (i) from Interest Collections for such Payment Date, as payment to the Indenture Trustee of its fee for services rendered pursuant to the Indenture (the "INDENTURE TRUSTEE FEE") and (subject to the limitations set forth in the Indenture) its expenses in connection therewith;

            (ii) from Interest Collections for such Payment Date, the premium amount payable to the Insurer;

            (iii) from Interest Collections for such Payment Date, as payment to the Owner Trustee of its fee for services rendered pursuant to the Trust Agreement (the "OWNER TRUSTEE FEE");

            (iv) concurrently, pro rata (a) to the Holders of the Notes, the Interest Payment Amount for such Payment Date and (b) during the Managed Amortization Period, to the Holders of the Class Certificates, interest on any Additional Balance Contributed Amount at the Contribution Rate for such Payment Date;

            (v)   from Principal Collections for such Payment Date, to the
                  Holders of the Class   Certificates on each Payment Date
                  during the Managed Amortization Period on or prior
                   to the date on which the Class   Pro Rata Test is satisfied,
                   an amount equal to the Additional Balance Contributed Amount;

            (vi) from Principal Collections for such Payment Date, to the Holders of the Notes as a payment of principal, the Principal Payment Amount for such Payment Date and, on each Payment Date during the Managed Amortization Period on which the
                   Class   Pro Rata Test is satisfied but on or before the date
                   on which the Class   Sequential Test is satisfied, to the
                   Holders of the Class   Certificates an amount equal to the
                   Additional Balance Contributed Amount (pro rata based on (a) the Additional Balance Contributed Amount and (b)(x) the Pool Balance less (y) the Additional Balance Contributed Amount);

            (vii) to the Holders of the Notes, as a distribution of principal, the Overcollateralization Deficit for such Payment Date, if any;

            (viii) to the Insurer, the Reimbursement Amount, if any, then due to it;

            (ix) to the Holders of the Notes, the Accelerated Principal Payment, if any;

            (x) pari passu, (a) to the Servicer, to pay certain amounts that may be required to be paid to the Servicer (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the Sale and Servicing Agreement and (b) to the Indenture Trustee, up to a maximum amount set forth in the Indenture on any Payment Date, to pay certain amounts that may be required to be paid to the Indenture Trustee with respect to its preparation and recording of assignments of mortgages (which amounts were not reimbursed pursuant to the Sale and Servicing Agreement);

            (xi) to the Holders of the Notes, to pay Deferred Interest and interest thereon at the Note Rate for such Payment Date;

            (xii) pari passu, (a) to the Indenture Trustee, any unpaid fees and unreimbursed expenses (including indemnities) due and owing to the Indenture Trustee and not otherwise paid pursuant to clauses (i) and (x) above and (b) to the Owner Trustee, any unpaid fees and unreimbursed expenses (including indemnities) due and owing to the Owner Trustee and not otherwise paid pursuant to clause (iii) above;

            (xiii) to Redwood Trust, Inc., as manager (the "MANAGER") under the management agreement between Redwood Trust, Inc. and the Issuer, the fees of the Manager thereunder; and

            (xiv) to the holders of each class of Certificates (the "CERTIFICATEHOLDERS"), as permitted under the Indenture and the Trust Agreement, any amount remaining on deposit in the Collection Account.

OVERCOLLATERALIZATION FEATURE

      The aggregate principal balance of the Home Equity Loans as of the Issue Date will be approximately equal to the aggregate principal balance of the Notes as of the Closing Date. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the Notes and the expenses of the Trust, there is expected to be Excess Cashflow each month.

      On each Payment Date, Excess Cashflow will be applied as an Accelerated Principal Payment on the Notes to the extent necessary to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount for such Payment Date, thus creating overcollateralization. However, losses on the Home Equity Loans will reduce overcollateralization, and Excess Cashflow may not be sufficient to maintain the overcollateralization at the Specified Overcollateralization Amount. The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount is not an obligation of the Depositor, the Servicer, the Indenture Trustee, the Insurer, the Owner Trustee or any other person.

      The Specified Overcollateralization Amount for the Notes will decrease or
"step down" over time beginning on the later of the              Payment Date
and the Payment Date on which the aggregate outstanding principal balance of the
Notes is less than or equal to   % of the initial aggregate principal balance of
the notes, subject to certain floors and triggers. If delinquencies and losses exceed certain levels, the Specified Overcollateralization Amount may not decrease. The dollar amount of any decrease in the Specified Overcollateralization Amount is an Overcollateralization Reduction Amount which may result in a release of cash to the holders of the Certificates in an amount up to such Overcollateralization Reduction Amount (net of any Reimbursement Amounts due to the Insurer).

BOOK-ENTRY SECURITIES

      The Notes will be Book-Entry Securities. The Notes will be issued in one or more notes, and will be held by a nominee of The Depository Trust Company ("DTC") or any successor depository in the United States or, upon request, Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear System ("EUROCLEAR") in Europe. See "Description of the Notes -- Book-Entry Registration of Securities" in the prospectus and Annex I in this prospectus supplement.

      Unless and until Definitive Securities are issued, it is anticipated that the only "Noteholder" within the meaning of the Indenture with respect to the Notes will be Cede & Co., as nominee of DTC. Beneficial owners of the Notes will not be "Noteholders", as that term is used in the Indenture. Beneficial owners are only permitted to exercise the rights of Notes indirectly through Financial Intermediaries and DTC.

      DTC has advised the Depositor and the Indenture Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the Holders of the Notes under the Indenture only at the direction of one or more "financial intermediaries" to whose DTC accounts the Notes are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such Notes.

      Definitive Securities will be issued to beneficial owners of the Notes, or their nominees, rather than to DTC, only if (a) DTC advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Depositor or the Indenture Trustee is unable to locate a qualified successor; (b) the Depositor, with the consent of the applicable DTC participants, elects to terminate the book-entry system through DTC; or (c) with the consent of the Insurer after the occurrence of a Rapid Amortization Event, beneficial owners of the Notes evidencing more than 50% of the aggregate outstanding principal balance of the Notes advise the Indenture Trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system with respect to such Book-Entry Securities through DTC (or a successor thereto) is no longer in the best interests of beneficial owners. Voting rights allocated to the Notes will be allocated among the Notes in accordance with their respective percentage interests.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all beneficial owners of the Notes through DTC of the occurrence of such event and the availability of definitive securities. Upon surrender by DTC of the global note or notes representing the Notes and instructions for re-registration, the Indenture Trustee will issue the definitive securities, and thereafter the Indenture Trustee will recognize the Holders of such definitive securities as Noteholders under the Indenture.

      According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

REPORTS TO NOTEHOLDERS

      On each Payment Date, the Indenture Trustee will make available to the Noteholders and the Insurer a statement setting forth among other items for the Home Equity Loans:

            (i)   the total amount being distributed to the Notes;

            (ii) the amount of interest being distributed to the Notes and the Note Rate;

            (iii) the amount, if any, of overdue accrued interest being distributed to the Notes (and the amount of interest thereon);

            (iv) the amount, if any, of the remaining overdue accrued interest for the Notes after giving effect to such distribution;

            (v) the amount, if any, of principal being distributed to the Notes;

            (vi) the principal balance of the Notes, after giving effect to such distribution;

            (vii)  the Servicing Fee for such Payment Date;

            (viii) the Pool Balance as of the Issue Date and the Pool Balance as
                   of the end of the preceding Collection Period (in the aggregate and broken down by first lien Home Equity Loans and second lien Home Equity Loans);

            (ix) the Owner Trustee Fee and the Indenture Trustee Fee for such Payment Date;

            (x) the number and aggregate Principal Balance of Home Equity Loans (in the aggregate and broken down by first lien Home Equity Loans and second lien Home Equity Loans) that were (A) delinquent (exclusive of Home Equity Loans in bankruptcy or foreclosure or properties acquired by or on behalf of the Trust by deed in lieu of foreclosure) (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 to 119 days, (4) 120 to 149 days, (5)
                   150 to 179 days, (6) 180 or more days, (B) in foreclosure,
                   (C) in bankruptcy and (D) properties acquired by or on behalf of the Trust by deed in lieu of foreclosure;

            (xi) (A) cumulative losses as a percentage of original Pool Balance, (B) cumulative losses as a percentage of current Pool Balance and (C) the twelve-month rolling average of cumulative losses as a percentage of original Pool Balance (in each case, in the aggregate and broken down by first lien Home Equity Loans and second lien Home Equity Loans);

            (xii) the six-month rolling average of Home Equity Loans that are 60 days or more delinquent (in the aggregate and broken down by first lien Home Equity Loans and second lien Home Equity Loans);

            (xiii) the book value of any real estate which is acquired by the
                   Trust through foreclosure or grant of deed in lieu of foreclosure;

            (xiv)  the amount of any draws on the Policy;

            (xv)   the amount of Additional Balances for such Payment Date;

            (xvi) the amount of any Additional Balance Contribution Amount, and the amount of interest on such amount;

            (xvii) whether the related Payment Date will fall during the Managed
                   Amortization Period or the Rapid Amortization Period;

            (xviii)whether a Rapid Amortization Event has occurred during the related Collection Period;

            (xix) the amount, if any, of any Relief Act Shortfalls incurred during the related Collection Period;

            (xx) the amount, if any, of interest shortfalls related to prepayments during the related Collection Period;

            (xxi) the amount of any servicing advances made by the Servicer during the related Collection Period;

            (xxii) the outstanding principal balances of the three Home Equity
                   Loans with the largest outstanding principal balances; and

            (xxiii) the Excess Cashflow for that Payment Date.

      In the case of information furnished pursuant to clauses (ii), (iii), (iv) and (v) above, the amounts will be expressed as a dollar amount per Note with a $1,000 denomination.

      The Indenture Trustee will make the reports referred to above (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders, the Insurer, the Depositor and the Servicer via the Indenture Trustee's internet website, which is presently
located at                       . The Indenture Trustee will have the right to
change the manner in which the reports referred to in this section are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders, the Insurer, the Depositor and the Servicer. The Indenture Trustee will provide timely and adequate notification to all such parties regarding any such change to the method of distribution of the reports.

      Within a reasonable period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Noteholder, if requested by such person in writing, a statement containing the information set forth in clauses (ii) and (v) above, in each case aggregated for such calendar year or applicable portion thereof during which such persons was a Noteholder. This obligation of the Indenture Trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in force.

SUPPLEMENTAL INDENTURES

      Supplemental indentures to the Indenture may be entered into from time to time by the Depositor, the Indenture Trustee and the Trust and with the prior written consent of the Insurer, but without the consent of the Noteholders, to, among other things, (a) correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm to the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture, (b) evidence the succession of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained in the Indenture and in the Notes, (c) add to the covenants of the Issuer, for the benefit of the Holders of the Notes, (d) convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee, (e) cure any ambiguity, correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture or any supplemental indenture or with this prospectus supplement and the accompanying prospectus, or to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture (provided that such action does not adversely affect the interests of the Holders of the Notes), (f) evidence and provide for the acceptance by a successor Indenture Trustee of appointment or (g) modify, eliminate or add to the provisions of the Indenture to such extent as is necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939. Additionally, supplemental indentures to the Indenture may be entered into from time to time by the Depositor, the Indenture Trustee and the Trust and with the prior written consent of the Insurer and on notice to the Rating Agencies, but without the consent of the Noteholders, for the purpose of adding provisions to or changing in any manner the rights of the Holders of the Notes pursuant to the Indenture; provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder. Supplemental indentures to the Indenture may also be entered into from time to time by the Depositor, the Indenture Trustee and the Trust, with the consent of Noteholders evidencing more than 50% of the outstanding principal balance of the Notes, and the Insurer and on notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture; provided, that without the consent of each Noteholder affected by a supplemental indenture, no such supplemental indenture may, among other things, (a) change the date of payment of any installment of principal of or interest on any Note or reduce the principal amount of any Note, (b) impair the right to institute suit for the enforcement of the provisions of the Indenture, (c) reduce the percentage of the outstanding amount of the Notes, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults therein and their consequence, (d) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Property or terminate the lien of the Indenture.

TERMINATION; REDEMPTION AND RETIREMENT OF THE NOTES

      The Trust will terminate on the later of (A) the Payment Date immediately following the payment in full of all amounts owing to the Insurer and (B) the earliest of (i) the Payment Date on which the outstanding principal balance of the Notes (after application of any principal payments on such date) has been reduced to zero and all other amounts due and owing to the Noteholders have been paid in full, (ii) the Payment Date immediately following the final payment or other liquidation of the last Home Equity Loan in the Trust, (iii) the Payment Date immediately following the optional redemption of the Notes by an affiliate of the Depositor (if such affiliate purchases the Home Equity Loans in connection with such redemption), as described below, (iv) the Payment Date immediately following the optional redemption of the Notes by the holder of the
majority interest in the Class   Certificates, as described below and (v) the
Payment Date in              .

      The Notes will be subject to optional redemption by an affiliate of the Depositor on any Payment Date after the end of a Collection Period on which the aggregate outstanding principal balance of the Notes is reduced to an amount
less than or equal to   % of the initial aggregate principal balance of the
Notes, before taking into account payments to be made on such Payment Date. Such redemption may occur in connection with the purchase of the Home Equity Loans by such person. Alternatively, such person may purchase the Notes without purchasing the Home Equity Loans. Any such redemption will only occur if the purchase price is at least equal to the aggregate outstanding principal balance of the Notes plus accrued and unpaid interest thereon at the Note Rate through the day preceding the final Payment Date and interest accrued on any unpaid interest, to the extent legally permissible, together with all amounts due and owing to the Insurer and unreimbursed draws on the Policy (and, if such redemption is effected in connection with the termination of the Issuer, either
the consent of the holders of the Class   Certificates or payment of certain
other amounts necessary to repay the Additional Balance Contributed Amounts to
the holders of the Class   Certificates). The right to redeem the Notes may only
be exercised if (a) the consent of the Insurer is received (if the redemption would result in a draw under the Policy) and (b) no Reimbursement Amounts would remain due to the Insurer.

      The Notes will be subject to optional redemption by the holder of the
majority interest in the Class   Certificates on any Payment Date after the end
of a Collection Period on which the aggregate outstanding principal balance of
the Notes is reduced to an amount less than or equal to   % of the initial
aggregate principal balance of the Notes, before taking into account payments to be made on such Payment Date in connection with a clean-up call with respect to the Home Equity Loans. Any such optional repurchase will cause a redemption of the Notes. Such redemption will only occur if the purchase price is at least equal to the aggregate outstanding principal balance of the Notes plus accrued and unpaid interest thereon at the Note Rate through the day preceding the final Payment Date and interest accrued on any unpaid interest, to the extent legally permissible, together with all amounts due and owing to the Insurer and unreimbursed draws on the Policy (and either the consent of the holders of the
Class   Certificates or payment of certain other amounts necessary to repay the
Additional Balance Contributed Amounts to the holders of the Class
Certificates). The holder of the majority interest in the Class   Certificates
may exercise its right to redeem the Notes only if (a) it receives the consent of the Insurer (if the redemption would result in a draw under the Policy) and
(b) no Reimbursement Amounts would remain due to the Insurer.

      Written notice of optional redemption and/or termination of the Trust Agreement will be given to each Noteholder, and the final distribution will be made only upon surrender and cancellation of the Notes at an office or agency designated by the Indenture Trustee which will be specified in the notice of termination.

      In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Trust. See "Payment of Principal -- Events of Default" herein.

      No Holder of a Note will have any right under the Indenture to institute any proceeding with respect to the Indenture unless (i) such Holder previously has given to the Indenture Trustee written notice of default, (ii) Noteholders evidencing more than 50% of the aggregate outstanding principal balance of the Notes have made written requests upon the Indenture Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding and (iii) an Insurer Default has occurred and is continuing. The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Insurer or the Noteholders, unless the Insurer or such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CONTROL RIGHTS OF THE INSURER

      Pursuant to the terms of the Indenture, unless an Insurer Default exists, the Insurer will be deemed to be the sole Noteholder for all purposes, other than with respect to payment on the Notes and certain other limited purposes, and will be entitled to exercise all voting rights of the Noteholders thereunder, without the consent of Noteholders, and the Noteholders may exercise such rights only with the prior written consent of the Insurer. In addition, so long as an Insurer Default does not exist, the Insurer will, as a third-party beneficiary to the Indenture and the Sale and Servicing Agreement, have, among others, the following rights:

      - the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement in the event of an Event of Servicing Termination and to institute proceedings against the Servicer;

      - the right to consent to or direct any waivers of defaults by the Servicer;

      - following the occurrence of an Event of Default and so long as no Insurer Default has occurred and is continuing, the right to direct the Indenture Trustee to sell, dispose of or otherwise liquidate the Trust Property in a commercially reasonable manner and on commercially reasonable terms;

      - the right to remove the Indenture Trustee upon an indenture trustee event of default pursuant to the Indenture; and

      - the right to require the Seller to repurchase Home Equity Loans for breaches of representations and warranties or defects in documentation.

      The Insurer's consent will be required prior to, among other things, (x) the removal of the Indenture Trustee or Servicer, (y) the appointment of any successor indenture trustee or servicer or (z) any amendment to the Indenture or the Sale and Servicing Agreement.

                                  THE SERVICER

                                                    ("      ") will be the
Servicer of the Home Equity Loans. The information set forth in this prospectus
supplement with respect to        has been provided by       , and neither the
Depositor, the Seller, the Insurer nor any of their affiliates makes any representations or warranties as to the accuracy or completeness of such information.

GENERAL

                         [DESCRIPTION OF THE SERVICER]

ORIGINATION

                    [DESCRIPTION OF SERVICER'S ORIGINATION]

DELINQUENCY AND LOSS EXPERIENCE

          [DESCRIPTION OF SERVICER'S DELINQUENCY AND LOSS EXPERIENCE]

                 DELINQUENCY EXPERIENCE OF THE        PORTFOLIO
                           OF REVOLVING CREDIT LOANS


                                 [INSERT TABLE]


     LOAN LOSS EXPERIENCE OF THE        PORTFOLIO OF REVOLVING CREDIT LOANS


                                 [INSERT TABLE]


    SERVICING OF THE HOME EQUITY LOANS; MASTER SERVICING AGREEMENT; SALE AND
                              SERVICING AGREEMENT

      The following summary describes certain terms of the Master Servicing Agreement and the Sale and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of such agreements. Whenever particular defined terms of the Sale and Servicing Agreement or the Master Servicing Agreement are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the Prospectus.

SERVICING AND COLLECTION PROCEDURES

      The Servicer and the Seller are parties to a master servicing agreement for the servicing of the Home Equity Loans (the "MASTER SERVICING AGREEMENT"), which agreement will be assigned by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement. Under the Sale and Servicing Agreement, the Servicer agrees to service the Home Equity Loans in accordance with the provisions of the Master Servicing Agreement as amended in connection with its assignment to the Trust. Servicing functions to be performed by the Servicer under the Master Servicing Agreement include collection and remittance of principal and interest payments, collection of certain insurance claims, management of properties and, if necessary, foreclosure, among other functions. The Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the

Master Servicing Agreement. When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

      The Servicer will make reasonable efforts to collect all payments called for under the Home Equity Loans and will, consistent with the Master Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Home Equity Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Home Equity Loan and (ii) to the extent not inconsistent with the coverage of such Home Equity Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. The
prior approval or consent of the holders of the Class   Certificates will be
required for certain servicing activities such as modification of the terms of any Home Equity Loan and the sale of any defaulted Home Equity Loan or REO Property (as defined in the Master Servicing Agreement) and such activities (1) may not adversely affect the interests of the Trust or the Insurer and (2) must be consistent with prudent business practice.

SERVICING FEE AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The "SERVICING FEE" for each Home Equity Loan is payable out of the interest payments on such Home Equity Loan. The "SERVICING FEE RATE" for each
Home Equity Loan will be      % per annum and the Servicing Fee with respect to
a Collection Period will be the product of (a) the actual interest collected with respect to each Home Equity Loan during such Collection Period and (b) the ratio of the Servicing Fee Rate over the applicable Loan Rate on the last day of such Collection Period for each Home Equity Loan for such Collection Period. In addition to the Servicing Fee, the Servicer is entitled to certain other amounts as compensation for its services, such as late payments charges and foreclosure profits. The Servicer is obligated to pay certain ongoing expenses associated with its servicing activities and incurred by the Servicer in connection with its responsibilities under the Master Servicing Agreement.

      The Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Noteholders.

ADVANCES

      The Servicer will not be required to advance amounts in respect of delinquent payments on the Home Equity Loans from its own funds or funds in its custodial account not otherwise required to be remitted to the Collection Account.

ASSIGNMENT OF HOME EQUITY LOANS

      At the time of issuance of the Notes, the Depositor will transfer to the Trust all of its right, title and interest in and to each Home Equity Loan (including any Additional Balances arising in the future) and the related Credit Line Agreements, mortgages and other related documents (collectively, the "RELATED DOCUMENTS"), including collections received with respect to each Home Equity Loan after the Cut-Off Date or the Issue Date, as applicable, to the extent described in this prospectus supplement. The Trust will in turn pledge to the Indenture Trustee under the Indenture all of its right, title and interest in the foregoing property as collateral for the Notes. The Indenture Trustee will not have any obligation to make any fundings under the Credit Line Agreements. Concurrently with such pledge, the Indenture Trustee will deliver the Notes on behalf of the Trust. Each Home Equity Loan transferred to the Trust will be identified on a schedule (the "HOME EQUITY LOAN SCHEDULE") delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement. Such schedule will include information as to the Principal Balance of each Home Equity Loan as of the Issue Date, as well as the Loan Rate.

      The Sale and Servicing Agreement will require that on or prior to the
Closing Date, the Seller will deliver to the                       , as
custodian (the "CUSTODIAN"), on behalf of the Indenture Trustee, the Mortgage Notes endorsed in blank and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof which with respect to lost mortgages have been certified as to authenticity by the county recording office where such mortgage is recorded.

      The Sale and Servicing Agreement will additionally require that on or prior to the Closing Date, the Seller will deliver to the Custodian, on behalf of the Indenture Trustee, executed assignments of mortgages related to each Home Equity Loan, other than Home Equity Loans registered with Mortgage Electronic Registration Systems, Inc. ("MERS"). An assignment of mortgage will only be recorded in those jurisdictions where recording is required in order to perfect the interest of the Indenture Trustee.

      Within 120 days of the Closing Date, the Custodian, on behalf of the Indenture Trustee and pursuant to the Custodial Agreement, will review the Home Equity Loans and the Related Documents and if any Home Equity Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Depositor, the Insurer and the Seller, the Seller will be obligated to either substitute an Eligible Substitute Home Equity Loan for the Defective Home Equity Loan or to purchase such Defective Home Equity Loan at a purchase price equal to the product of the percentage over par (as specified in the Indenture) and the Principal Balance of such Defective Home Equity Loan plus an amount equal to all accrued but unpaid interest on such removed Defective Home Equity Loan. The obligation of the Seller either to convey an Eligible Substitute Home Equity Loan for a Defective Home Equity Loan or to repurchase such Defective Home Equity Loan is the sole remedy regarding any defects in the Home Equity Loans and Related Documents available to the Indenture Trustee or the Noteholders.

      An "ELIGIBLE SUBSTITUTE HOME EQUITY LOAN" is a Home Equity Loan substituted by the Seller, with the consent of the Insurer, for a Defective Home Equity Loan which must, on the date of such substitution, meet certain criteria provided in the Sale and Servicing Agreement.

      The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Indenture Trustee with respect to each Home Equity Loan (e.g., Principal Balance as of the Issue Date and Loan Rate). In addition, the Seller will make certain other representations and warranties on the Closing Date, including that no Home Equity Loan is a "high cost loan" under HOEPA or a "high cost," "high risk," "threshold," "covered" or "predatory" loan under any other applicable federal, state or local law; and that at the time of transfer to the Trust, the Seller has transferred or assigned all of its rights, title and interest in each Home Equity Loan and the Related Documents, free of any lien. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Noteholders or the Insurer in the related Home Equity Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to substitute an Eligible Substitute Home Equity Loan for the Defective Home Equity Loan or purchase such Defective Home Equity Loan as described above.

      Home Equity Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "DEFECTIVE HOME EQUITY LOANS."

OPTIONAL REMOVAL OF HOME EQUITY LOANS BY THE ISSUER

      Subject to the conditions specified in the Sale and Servicing Agreement, on any Payment Date, the Manager, on behalf of the Issuer, may, but shall not be obligated to, designate for removal on such Payment Date (the "REMOVAL DATE") certain Home Equity Loans without notice to the Noteholders. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Sale and Servicing Agreement.

PAYMENTS ON HOME EQUITY LOANS; DEPOSITS TO COLLECTION ACCOUNT

      The Servicer will establish and maintain a custodial account (the "COLLECTION ACCOUNT") for the benefit of the Noteholders, the Insurer and the Depositor. Within one Business Day of receipt by the Servicer of amounts in respect of the Home Equity Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments maturing no later than two Business Days prior to the next Remittance Date or on such Remittance Date if approved by the Rating Agencies, the Insurer and the Indenture Trustee. On the 18th day of each month (or, if such day is not a Business Day, the immediately preceding Business Day) (each, a "REMITTANCE DATE"), the Servicer will notify the Indenture Trustee of, and remit to the Indenture Trustee for deposit in the Distribution Account, such amount to be included in funds available for the related Payment Date.

      Eligible Investments are specified in the Indenture and may also include investments that meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Notes and which are approved by the Insurer.

ALLOCATIONS AND COLLECTIONS

      Collections on the Home Equity Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "INTEREST COLLECTIONS" will be equal to the amounts allocated to interest collected during the calendar month preceding the month of such Payment Date (each such period, the "COLLECTION PERIOD"), the portion of Net Liquidation Proceeds and insurance proceeds allocated to interest pursuant to the terms of the Credit Line Agreements, any amounts allocable to interest with respect to any Home Equity Loans that are repurchased from the Trust and the interest portion of any Substitution Amount, in each case, less Servicing Fees for the related Collection Period.

      As to any Payment Date, "PRINCIPAL COLLECTIONS" will be equal to the amounts allocated to principal collected during the related Collection Period, the portion of Net Liquidation Proceeds and insurance proceeds allocated to principal pursuant to the terms of the Credit Line Agreements, any amounts allocable to principal with respect to any Home Equity Loans that are repurchased from the Trust, any Subsequent Recoveries and the principal portion of any Substitution Amount. "NET LIQUIDATION PROCEEDS" with respect to a Home Equity Loan are equal to the Liquidation Proceeds and insurance proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the sum of (i) the Principal Balance of the Home Equity Loan and (ii) accrued and unpaid interest thereon to the end of the Collection Period during which such Home Equity Loan became a Liquidated Home Equity Loan. "LIQUIDATION PROCEEDS" are the proceeds received in connection with the liquidation of any Home Equity Loan, whether through trustee's sale, foreclosure sale or otherwise, other than Subsequent Recoveries.

      A "LIQUIDATED HOME EQUITY LOAN" means, as to any Payment Date, any Home Equity Loan in respect of which the Servicer has determined, based on the servicing procedures specified in the Master Servicing Agreement that, as of the end of the related Collection Period all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

      "SUBSEQUENT RECOVERIES" mean with respect to any Payment Date and Home Equity Loan that becomes a Liquidated Home Equity Loan prior to the Collection Period relating to such Payment Date, all amounts received in respect of principal on such Liquidated Home Equity Loan for such Payment Date, net of reimbursable expenses in respect thereof.

      The Indenture Trustee will deposit any amounts drawn under the Policy into the Policy Payment Account (as defined in the Indenture).

      With respect to any date, the "POOL BALANCE" will be equal to the aggregate of the Principal Balances of all Home Equity Loans as of such date.

REALIZATION UPON DEFAULTED HOME EQUITY LOANS

      The Servicer will generally, except as described below, foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Home Equity Loans as come into and continue in default when, in accordance with applicable servicing procedures under the Master Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for the related Home Equity Loan for advance of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to the Noteholders or the Certificateholders. Net Liquidation Proceeds with respect to any Home Equity Loan will in no event be less than zero.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

      The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations thereunder, (i) unless such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) unless the following conditions are satisfied:
(a) the Servicer has proposed a successor servicer to the Indenture Trustee and the Insurer in writing and such proposed successor servicer is acceptable to the Indenture Trustee and the Insurer and (b) the Rating Agencies have confirmed to the Indenture Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current ratings of the Notes without regard to the Policy. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's obligations under the Sale and Servicing Agreement.

      The Servicer may perform any of its obligations under the Master Servicing Agreement through one or more subservicers or delegates acceptable to the Insurer, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Indenture Trustee, the Insurer and the

Noteholders for the Servicer's obligations under the Sale and Servicing Agreement, without any diminution of such obligations, as if the Servicer itself were performing such obligations.

      Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer will be a party, or any corporation succeeding to the business of the Servicer will be the successor of the Servicer thereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Sale and Servicing Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

                [DESCRIPTION OF EVENTS OF SERVICING TERMINATION]

RIGHTS UPON AN EVENT OF SERVICING TERMINATION


         [DESCRIPTION OF RIGHTS UPON AN EVENT OF SERVICING TERMINATION]

AMENDMENT OF SALE AND SERVICING AGREEMENT

      The Master Servicing Agreement, as assigned to the Trust pursuant to the Sale and Servicing Agreement, may be amended by agreement of all of the Servicer, the Depositor and the Indenture Trustee, with the consent of the Insurer but without the consent of the Noteholders; provided that a letter is obtained from the Rating Agencies stating that such amendment would not result in a downgrading or withdrawal of the then current rating of the Notes, without regard to the Policy.

      In addition, the Sale and Servicing Agreement may be amended from time to time by agreement of all of the Depositor, the Servicer, the Seller and the Indenture Trustee with the prior written consent of the Insurer, but without the consent of the Noteholders, (a) to cure any ambiguity, (b) to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Sale and Servicing Agreement or this prospectus supplement and the prospectus, (c) to add to the duties of the Depositor, the Seller or the Servicer or to add or amend any provisions of the Sale and Servicing Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the Depositor, the Indenture Trustee, the Seller nor the Servicer is obligated to obtain, maintain, or improve any such rating), (d) to add any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement or the Policy which are not inconsistent with the provisions of the Sale and Servicing Agreement or (e) to comply with any requirement imposed by the Code; provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder or the Insurer (and, with respect to clause (e) above, as evidenced by an opinion of counsel, is necessary to comply with a requirement imposed by the Code); provided, that any such amendment will not be deemed to materially and adversely affect the Noteholders and no such opinion will be required to be delivered if a letter is obtained from the Rating Agencies stating that such amendment would not result in a downgrading or withdrawal of the then current rating of the Notes, without regard to the Policy
and the consent of the Class   Certificateholders. The Sale and Servicing
Agreement may also be amended from time to time by the agreement of all of the Depositor, the Servicer, the Seller and the Indenture Trustee, with the consent of Noteholders evidencing more than 50% of the aggregate outstanding principal balance of the Notes, and the prior written consent of the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Notes or distributions or payments under the Policy which are required to be made on any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding or
(iii) adversely affect in any material respect the interest of the Insurer.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

      PROSPECTIVE NOTEHOLDERS SHOULD CONSIDER, AMONG OTHER THINGS, THE DISCUSSION UNDER "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS, AS WELL AS THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF THE NOTES.

      The rate and timing of defaults on the Home Equity Loans will affect the rate and timing of principal payments on the Home Equity Loans and thus the yield on the Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Home Equity Loans. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of Home Equity Loans with high Combined Loan-to-Value Ratios or low Junior Ratios. In addition, because Mortgagors under most of the Home Equity Loans are required to make a relatively large single payment upon maturity, the default risk associated with the Home Equity Loans is greater than that associated with fully amortizing home equity loans. See "Risk Factors" in this prospectus supplement. To the extent that any losses are incurred on any of the Home Equity Loans that are not covered by excess interest allocable to investors or the Policy, Holders of the Notes will bear all risk of such losses resulting from default by Mortgagors. Even where the Policy covers certain losses incurred on the Home Equity Loans, the effect of losses may be to increase prepayment rates on the Home Equity Loans, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the Home Equity Loans and the yield to investors on the Notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

      There can be no assurance as to the rate of principal payments and Draws on the Home Equity Loans. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

      Generally, home equity loans are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the Home Equity Loans may be much more volatile than for typical first lien mortgage loans. See "Yield and Prepayment Considerations" in the Prospectus and "Risk Factors" in this prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate of principal payments and Draws on the Home Equity Loans.

      The model used in this Prospectus Supplement assumes that the outstanding principal balance of a pool of revolving credit loans prepays at a specified constant annual rate ("CPR"). In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 40% of CPR or any other CPR Percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Home Equity Loans will prepay at that or any other rate. In addition, the model assumes that the amount of Additional Balances on the Home Equity Loans drawn each month is drawn at a specified annual rate (the "CONSTANT DRAW RATE" or "CDR"). This rate is converted to a constant monthly rate. To assume a 16% Constant Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that draws will be made on the Home Equity Loans at that or any other rate.

      The tables set forth below are based on a CPR, Constant Draw Rate and optional redemption assumptions as indicated in the tables below. For the following tables, it was assumed that the Home Equity Loans have the following characteristics:

                                                                   INTEREST
                         GROSS                REMAINING  ORIGINAL    ONLY    REMAINING   FREQUENCY
                        CURRENT                TERM TO   TERM TO   ORIGINAL   TERM TO    OF RESET
          PRINCIPAL       LOAN      GROSS     MATURITY   MATURITY   TERM     RESET DATE    DATES    MAXIMUM LOAN  MINIMUM LOAN
INDEX     BALANCE($)    RATE (%)  MARGIN (%)  (MONTHS)   (MONTHS)  (MONTHS)  (MONTHS)     (MONTHS)     RATE (%)      RATE (%)
-----   --------------  --------  ----------  ---------  --------  --------  ----------  ---------  ------------  ------------



      The actual characteristics and performance of the Home Equity Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and Draw scenarios. For example, it is very unlikely that all of the Home Equity Loans will prepay and that the Home Equity Loans will experience Draws at a constant rate until maturity or that all of the Home Equity Loans will prepay or that the Home Equity Loans will experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity and current loan rates of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the Home Equity Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Home Equity Loans, or actual prepayment experience, will affect the percentages of initial principal balance outstanding over time and the weighted average life of the Notes.

      Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Notes, and sets forth the percentages of the initial principal balance of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR and a Constant
Draw Rate of   %.

                PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING



------------------

      THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE HOME EQUITY LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                 WEIGHTED AVERAGE LIFE ("WAL") (1) AND EXPECTED
            MATURITY DATE ("MATURITY") (2) SENSITIVITY OF THE NOTES
                            TO PREPAYMENTS AND DRAWS


--------------

                                 USE OF PROCEEDS

      The Depositor intends to use the net proceeds to be received from the sale of the Notes to acquire the Home Equity Loans and to pay other expenses associated with creating the Trust and the issuance of the Notes.

                         FEDERAL INCOME TAX CONSEQUENCES

      You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the Notes only in connection with "Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the Notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the Notes as other than capital assets, may be subject to special rules not discussed below. You should consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the Notes.

      The Notes will not represent "real estate assets" for purposes of section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended (the "CODE") or "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

TAX CHARACTERIZATION OF THE TRUST

      Chapman and Cutler LLP, special tax counsel, is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      Treatment of the Notes as Indebtedness.

      The Depositor, the Servicer and the Trust agree, and the Holders of the Notes will agree by their purchase of Notes, to treat the Notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

      The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property.

      On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Chapman and Cutler LLP is of the opinion that, for federal income tax purposes, the Notes will constitute indebtedness, and not an ownership interest in the Home Equity Loans, nor an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity. See "Federal Income Tax Consequences -- Non-REMIC Securities" in the accompanying prospectus.

      If the Notes are characterized as indebtedness, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Notes allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

      Possible Alternative Characterization of the Notes

      Although, as described above, it is the opinion of Chapman and Cutler LLP that, for federal income tax purposes, the Notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that the Notes did not represent indebtedness for federal income tax purposes, Noteholders would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather, each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Notes as indebtedness for federal income tax purposes, none of the Servicer, the Indenture Trustee or the Owner Trustee will attempt (nor will they have any responsibility) to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes. See " -- Other Matters" below.

      Discount and Premium

      We do not anticipate issuing Notes with any original issue discount ("OID"). It is possible that the Notes will be issued with OID because there may be more than a remote likelihood that the Trust will not pay currently the Deferred Interest on the Notes. If there is more than a remote likelihood that the Trust will not make payments of such amounts currently, all interest payable on the Notes, including interest on accrued and unpaid interest, will be treated as OID. Noteholders must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section 1272(a)(6) of the Code, relating to debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. The Trust intends to take the position for income tax reporting purposes that the Notes do not have OID solely by reason of the possibility of accrued interest not being paid in full in any particular month. If, however, such Notes are not treated as having been issued with OID, and if the funds available on any payment date are not sufficient to make a full distribution of accrued interest, then, solely for purposes of applying applicable Treasury regulations relating to OID, the Notes will be treated as retired and reissued, possibly with OID. If the Notes were treated as reissued with OID, all stated interest on the Notes would thereafter be treated as OID as long as the Notes remained outstanding. See "Federal Income Tax Consequences -- Non-REMIC Securities -- Original Issue Discount" in the accompanying prospectus.

      The prepayment assumption that will be used for purposes of computing original issue discount, if any, for the Notes for federal income tax purposes is 40% CPR and a constant draw rate of 15%. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Federal Income Tax Consequences -- Non-REMIC Securities -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a Note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Federal Income Tax Consequences -- Non-REMIC Securities -- Premium" in the accompanying prospectus.

      Sale or Redemption of Notes.

      If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such Holder's adjusted basis in the Note. See "Federal Income Tax Consequences -- Non-REMIC Securities -- Sale or Redemption" in the accompanying prospectus.

      Other Matters

      For a discussion of backup withholding and taxation of foreign investors in the Notes. See "Federal Income Tax Consequences -- Backup Withholding" and Federal Income Tax Consequences -- Withholding with Respect to Certain Foreign Investors" in the accompanying prospectus.

                                   OTHER TAXES

      You should consider the state and local income tax consequences involved in purchasing, owning or disposing of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors regarding the various federal, state and local tax consequences of investment in the Notes.

                              ERISA CONSIDERATIONS

GENERAL

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan, including a so-called "Keogh" plan, or an individual retirement account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a "PLAN"), and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

      Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE NOTES

      Although there is little guidance on the subject, the Issuer believes that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

      Without regard to whether the Notes are considered to be an "equity interest" or debt for purposes of the Plan Assets Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriter, the Issuer, the Owner Trustee, the Indenture Trustee or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain exemptions ("PROHIBITED TRANSACTION CLASS EXEMPTIONS" or "PTCEs") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire a Note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an "in-house asset manager") (each an "INVESTOR-BASED EXEMPTION"). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided might not cover all acts that might be construed as prohibited transactions. There can be no assurance that these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code ("SIMILAR LAW"), such plans, together with Plans are referred to herein as "BENEFIT PLANS. "

      The Notes should not be purchased with the assets of a Benefit Plan if the Underwriter, the Depositor, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or any of their affiliates has fiduciary or investment discretion with respect to such Benefit Plan assets or is an employer maintaining or contributing to such Benefit Plan unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption and will not cause a non-exempt violation of any Similar Law.

      Each purchaser and transferee of a Note will be deemed to represent that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law and will be deemed to further represent that it will not transfer such Note in violation of the foregoing.

      Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the prohibited transaction rules and exemptions that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in such Class. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

                                LEGAL INVESTMENT

      Although, as a condition to their issuance, the Notes will be rated in the highest rating category of the Rating Agencies, the Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because the Mortgages securing certain of the Home Equity Loans are second mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans only may not be legally authorized to invest in the Notes.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an Underwriting
Agreement, dated               (the "UNDERWRITING AGREEMENT"), the Depositor has
agreed to sell to the Notes to                                   (the
"UNDERWRITER") and the Underwriter has agreed to purchase the Notes.

      It is expected that delivery of the Notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearsteam, Luxembourg
and Euroclear on or about              , against payment therefor in immediately
available funds.

      The Notes may be distributed from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. Proceeds to the Depositor from the sale of the Notes are
expected to be approximately        % of the initial principal amount of the
Notes, before deducting expenses payable by the Depositor. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

      In addition, the Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Notes are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all of the Notes if any of the Notes are purchased.

      The Underwriting Agreement and certain indemnity letters provide that the Depositor and the Seller will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

      The Underwriter intends to make a secondary market in the Notes, but has no obligation to do so. Currently, no secondary market for the Notes exists. We cannot assure you, nor can you assume, that such a market will develop or, if one does develop, that it will continue to operate in the future or provide you with a sufficient level of liquidity for your investment.

      After the initial distribution of the Notes, this prospectus supplement and the accompanying prospectus may be used by Morgan Stanley & Co. Incorporated, an affiliate of the Servicer, in connection with market making
transactions in the Notes.                                   may act as
principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

                                    EXPERTS

      The consolidated financial statements of [Insurer], have been incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of [Accountant].

                                  LEGAL MATTERS

      Certain legal matters with respect to the Notes will be passed upon for the Issuer, the Depositor and the Seller by Tobin & Tobin, San Francisco, California, and for the Underwriter by Certain federal income tax consequences with respect to the Notes will be passed upon for the Depositor by Chapman and Cutler LLP, San Francisco, California.

                                     RATINGS

      It is a condition to issuance that the Notes be rated "Aaa" by
                         ("       ") and "AAA" by
                                                        ("                 ").
The Depositor has not requested a rating on the Notes by any rating agency other
than         and                  . However, there can be no assurance as to
whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings
assigned to the Notes by         and                  . A securities rating
addresses the likelihood of the receipt by Holders of Notes of distributions on the Home Equity Loans. The rating takes into consideration the structural and legal aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield or the timing of the receipt of principal. In addition, such ratings do not address the likelihood of the receipt of any amounts in respect of any Deferred Interest. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

Accelerated Principal Payment..............................................     S-31
Account Balance............................................................     S-18
Additional Balance Contributed Amount......................................     S-34
Additional Balances........................................................     S-11
Additional Charges.........................................................     S-19
Adjustment Date............................................................     S-18
Appraised Value............................................................     S-19
Available Funds............................................................     S-33
BBA........................................................................     S-29
Benefit Plans..............................................................     S-56
Billing Cycle..............................................................     S-18
Billing Date...............................................................     S-18
Book-Entry Securities......................................................      I-1
Business Day...............................................................     S-29
Certificateholders.........................................................     S-34
Certificates...............................................................     S-11
Class   Principal Distribution Amount......................................     S-30
Class   Pro Rata Test......................................................     S-34
Class   Sequential Test....................................................     S-34
Clean-Up Call Date.........................................................     S-29
Clearstream................................................................     S-36
Closing Date...............................................................     S-11
CLTV.......................................................................     S-19
Code.......................................................................     S-53
Collection Account.........................................................     S-45
Collection Period..........................................................     S-45
Combined Loan-to-Value Ratio...............................................     S-19
Constant Draw Rate.........................................................     S-49
Contribution Rate..........................................................     S-35
CPR........................................................................     S-49
Credit Limit...............................................................     S-17
Credit Limit Utilization Rate..............................................     S-17
Credit Line Agreement......................................................     S-16
Credit Scores..............................................................     S-27
Custodian..................................................................     S-43
Cut-Off Date...............................................................     S-11
Date.......................................................................     S-52
Defective Home Equity Loans................................................     S-45
Deferred Interest..........................................................     S-29
Deficiency Amount..........................................................     S-14
Depositor..................................................................     S-11
Designated Telerate Page...................................................     S-30
Determination Date.........................................................     S-35
Distribution Account.......................................................     S-33
Draw Period................................................................     S-18
Draws......................................................................     S-11
DTC........................................................................     S-36
Due Date...................................................................     S-18
Due for Payment............................................................     S-14
Eligible Substitute Home Equity Loan.......................................     S-44
ERISA......................................................................     S-55
Euroclear..................................................................     S-36
Event of Default...........................................................     S-32
Events of Servicing Termination............................................     S-47

Excess Cashflow............................................................     S-31
Final Scheduled Payment Date...............................................     S-14
Finance Charge.............................................................     S-18
governing instrument.......................................................     S-11
Gross Margin...............................................................     S-18
Holders....................................................................     S-11
Home Equity Loan Schedule..................................................     S-43
Home Equity Loans..........................................................     S-11
Indenture..................................................................     S-11
Indenture Trustee..........................................................     S-11
Indenture Trustee Fee......................................................     S-33
Insolvency Event...........................................................     S-47
Insurance Agreement........................................................     S-31
Insured Amounts............................................................     S-14
Insured Payments...........................................................     S-14
Insurer....................................................................     S-12
Insurer Default............................................................     S-32
Interest Accrual Period....................................................     S-29
Interest Collections.......................................................     S-45
Interest Payment Amount....................................................     S-29
Interest Rate Adjustment Date..............................................     S-44
Investor Based Exemption...................................................     S-55
IRS........................................................................     S-53
Issue Date.................................................................     S-11
Issue Date Balance.........................................................     S-17
Issue Date Pool Balance....................................................     S-17
Issuer.....................................................................     S-11
Junior Ratio...............................................................     S-22
Late Payment Rate..........................................................     S-35
LIBOR......................................................................     S-29
LIBOR Business Day.........................................................     S-30
LIBOR Determination Date...................................................     S-29
Liquidated Home Equity Loan................................................     S-46
Liquidation Proceeds.......................................................     S-46
Loan Rate..................................................................     S-18
Managed Amortization Period................................................     S-30
Manager....................................................................     S-34
Master Servicing Agreement.................................................     S-42
Maximum Loan Rate..........................................................     S-18
Maximum Principal Payment..................................................     S-30
Maximum Rate...............................................................     S-29
MERS.......................................................................     S-44
Moody's....................................................................     S-57
Mortgage...................................................................     S-16
Mortgage Pool..............................................................     S-11
Mortgaged Property.........................................................     S-17
Mortgagor..................................................................     S-17
Net Liquidation Proceeds...................................................     S-46
Net Principal Collections..................................................     S-30
Nonpayment.................................................................     S-14
Note Rate..................................................................     S-29
Noteholders................................................................     S-11
Notes......................................................................     S-11
Notice.....................................................................     S-14
OID........................................................................     S-54

Order......................................................................     S-13
Overcollateralization Amount...............................................     S-31
Overcollateralization Deficit..............................................     S-35
Overcollateralization Reduction Amount.....................................     S-31
Owner Trustee..............................................................     S-11
Owner Trustee Fee..........................................................     S-33
Paying Agent...............................................................     S-35
Payment Date...............................................................     S-28
Plan.......................................................................     S-55
Plan Assets Regulation.....................................................     S-55
Policy.....................................................................     S-12
Pool Balance...............................................................     S-46
Preference Amount..........................................................     S-14
Prime Rate.................................................................     S-18
Principal Balance..........................................................     S-17
Principal Collections......................................................     S-45
Principal Payment Amount...................................................     S-30
PTCEs......................................................................     S-55
Rapid Amortization Event...................................................     S-31
Rapid Amortization Period..................................................     S-30
Record Date................................................................     S-28
Registrar..................................................................     S-28
Reimbursement Amount.......................................................     S-35
Related Documents..........................................................     S-43
Relief Act.................................................................      S-6
Relief Act Shortfalls......................................................     S-14
Remittance Date............................................................     S-45
Removal Date...............................................................     S-45
Sale and Servicing Agreement...............................................     S-11
Securities.................................................................     S-11
Security Register..........................................................     S-28
Seller.....................................................................     S-11
Servicer...................................................................     S-11
Servicing Fee..............................................................     S-43
Servicing Fee Rate.........................................................     S-43
Similar Law................................................................     S-56
SMMEA......................................................................     S-56
Specified Overcollateralization Amount.....................................     S-31
Standard & Poor's..........................................................     S-57
Structuring Assumptions....................................................     S-50
Subsequent Recoveries......................................................     S-46
Substitution Amount........................................................     S-44
Trust......................................................................     S-11
Trust Agreement............................................................     S-11
Trust Property.............................................................     S-11
Underwriter................................................................     S-56
Underwriting Agreement.....................................................     S-56
WAL........................................................................     S-52

                                    ANNEX I

             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the Notes will be available only in book-entry form ("BOOK-ENTRY SECURITIES"). Investors in the securities may hold the securities through DTC or, upon request, through Clearstream or Euroclear. The Notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

      Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

      Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

Trading between Clearstream or Euroclear Participants

                                     S-A-1

      Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

      When Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the Notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the Notes. After settlement has been completed, the Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the Notes would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

      Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the Notes to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event

                                     S-A-2
that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      - borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

      - borrowing the Notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Notes holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

            (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

            (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific advice regarding your holding and disposing of the Notes.

Exemption for Non-U.S. Persons - Form W-8BEN

      Beneficial owners of global securities that are non-U.S. persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on the Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

      A non-U.S. person, as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

                                     S-A-3

Exemption or reduced rate for non-U.S. Persons resident in treaty countries - Form W-8BEN

      Non-U.S. persons residing in a country that has a tax treaty with the United States may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Form W-8BEN may be filed by the security holders or their authorized agents.

Exemption for U.S. Persons-Form W-9

      U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

      A "U.S. PERSON" is:

            (1) a citizen or resident of the United States;

            (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

            (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

            (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

      A "NON-U.S. PERSON" is any person who is not a U.S. person.

                                      S-A-4

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

                           $            (APPROXIMATE)

                           SEQUOIA HELOC TRUST
                     HELOC ASSET-BACKED NOTES, SERIES

                                  [DEPOSITOR]
                                   DEPOSITOR

                              PROSPECTUS SUPPLEMENT

                                 [UNDERWRITER]

                                           , 2004

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Securities.

SEC Filing Fee..............................................  $  760,200
Trustee's Fees and Expenses*................................      75,000
Legal Fees and Expenses*....................................     325,000
Accounting Fees and Expenses*...............................     108,000
Printing and Engraving Expenses*............................     175,000
Blue Sky Qualification and Legal Investment Fees and
  Expenses*.................................................       8,000
Rating Agency Fees*.........................................     625,000
Miscellaneous*..............................................       4,500
                                                              ----------
          TOTAL.............................................  $2,080,700
                                                              ==========

---------------

* Estimated in accordance with Item 511 of Regulation S-K.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     INDEMNIFICATION. Under the laws which govern the organization of the registrant, each co-registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Each co-registrant's Amended and Restated Certificate of Incorporation and By-Laws provide for indemnification of directors and officers of the co-registrant to the fullest extent permitted by the laws which govern its organization.

     The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that the co-registrant will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse the co-registrant with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

     INSURANCE. As permitted under the laws which govern the organization of each co-registrant, each co-registrant's Certificate of Incorporation permits the board of directors to purchase and maintain insurance on behalf of the co-registrant's agents, including its officers and directors, against any liability asserted against them in such co-capacity or arising out of such agents' status as such, whether or not such co-registrant would have the power to indemnify them against such liability under applicable law.

ITEM 16.  EXHIBITS.

 1.1      --  Form of Underwriting Agreement.*
 3.1a     --  Restated Certificate of Incorporation of Sequoia Mortgage
              Funding Corporation.**
 3.1b     --  Restated Certificate of Incorporation of Sequoia Residential
              Funding, Inc.**
 4.1.1    --  Form of Indenture (Debt Bond form) in substantially the form to be entered into between the Issuer and the Bond Trustee.*
 4.1.2    --  Form of Indenture (REMIC Bond form) in substantially the form to be entered into between the Issuer and the Bond
              Trustee.*
 4.1.3    --  Form of Indenture (for Rapid Amortization Event) in
              substantially the form to be entered into between the Issuer and the Bond Trustee.***
 4.2      --  Form of Deposit Trust Agreement.*
 4.3      --  Form of Master Servicing Agreement.*
 4.4      --  Form of Pooling and Servicing Agreement.**
 4.5      --  Sale and Servicing Agreement.***
 5.1      --  Opinion of Tobin & Tobin with respect to validity.
 8.1      --  Opinion of Chapman and Cutler LLP with respect to tax
              matters.
23.1      --  Consent of Tobin & Tobin (included in Exhibit 5.1).
23.2      --  Consent of Chapman and Cutler LLP (included in Exhibit 8.1).
24.1      --  Powers of Attorney (included on pages II-4 and II-5).
25.1      --  Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 (to be filed pursuant to
              Section 305(b)(2) of the Trust Indenture Act of 1939).

---------------

 * Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-22681) filed by Co-registrant Sequoia Mortgage Funding Corporation.

** Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-90772) filed by the Co-registrants.

*** Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-115296) filed by the Co-registrants.

ITEM 17.  UNDERTAKINGS.

A. Undertaking in respect of indemnification

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of each co-registrant pursuant to the provisions described above in Item 15, or otherwise, each co-registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. Undertaking pursuant to Rule 415.

          Each co-registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent on more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and
           (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C. Undertaking pursuant to Rule 430A.

          Each co-registrant hereby undertakes:

             (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in Reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D. Undertaking regarding documents incorporated by reference.

          Each co-registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the co-registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. Undertaking regarding trust indenture qualification.

          Each co-registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California on the 31st day of August, 2004.

    SEQUOIA MORTGAGE FUNDING CORPORATION       SEQUOIA RESIDENTIAL FUNDING, INC.

By /s/ DOUGLAS B. HANSEN                       By /s/ DOUGLAS B. HANSEN
   ------------------------------------------  ------------------------------------------
   Douglas B. Hansen                              Douglas B. Hansen
   President                                      President

     Each co-registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3, prior to the sale of such securities.

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Officers of Sequoia Residential Funding, Inc., a Delaware corporation, hereby constitute and appoint, George E. Bull III, Douglas B. Hansen and Harold F. Zagunis, each with full power of substitution and resubstitution, their true and lawful attorneys and agents to sign the names of the undersigned Directors and Officers in the capacities indicated below to the registration statement to which this Power of Attorney is attached as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the same, with all exhibits thereto, and all other instruments or documents in connection therewith, with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents or any of them shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----

              /s/ GEORGE E. BULL III                Chairman of the Board of Directors   August 31, 2004
 ------------------------------------------------     (Principal Executive Officer)
                George E. Bull III

              /s/ DOUGLAS B. HANSEN                 President and Director               August 31, 2004
 ------------------------------------------------
                Douglas B. Hansen

              /s/ HAROLD F. ZAGUNIS                 Vice President, Secretary and        August 31, 2004
 ------------------------------------------------     Director (Principal Financial
                Harold F. Zagunis                     Officer)

                 /s/ JOSEPH DAHER                   Director                             August 31, 2004
 ------------------------------------------------
                   Joseph Daher

                 /s/ HENRY PILGER                   Director                             August 31, 2004
 ------------------------------------------------
                   Henry Pilger

             /s/ MICHAEL S. CHURCHILL               Vice President and Controller        August 31, 2004
 ------------------------------------------------     (Principal Accounting Officer)
               Michael S. Churchill

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Officers of Sequoia Mortgage Funding Corporation, a Delaware corporation, hereby constitute and appoint George E. Bull III, Douglas B. Hansen and Harold F. Zagunis, each with full power of substitution and resubstitution, their true and lawful attorneys and agents to sign the names of the undersigned Directors and Officers in the capacities indicated below to the registration statement to which this Power of Attorney is attached as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the same, with all exhibits thereto, and all other instruments or documents in connection therewith, with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents or any of them shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----

              /s/ GEORGE E. BULL III                Chairman of the Board of Directors   August 31, 2004
 ------------------------------------------------     (Principal Executive Officer)
                George E. Bull III


              /s/ DOUGLAS B. HANSEN                 President and Director               August 31, 2004
 ------------------------------------------------
                Douglas B. Hansen


              /s/ HAROLD F. ZAGUNIS                 Vice President, Secretary and        August 31, 2004
 ------------------------------------------------     Director (Principal Financial
                Harold F. Zagunis                     Officer)


                /s/ JOHN CONNOLLY                   Director                             August 31, 2004
 ------------------------------------------------
                 John Connolly IV


              /s/ CRAIG A. SEVERANCE                Director                             August 31, 2004
 ------------------------------------------------
                Craig A. Severance


             /s/ MICHAEL S. CHURCHILL               Vice President and Controller        August 31, 2004
 ------------------------------------------------     (Principal Accounting Officer)
               Michael S. Churchill

                                 EXHIBIT INDEX

EXHIBIT
-------
 1.1      --  Form of Underwriting Agreement.*
 3.1a     --  Restated Certificate of Incorporation of Sequoia Mortgage
              Funding Corporation.**
 3.1b     --  Restated Certificate of Incorporation of Sequoia Residential
              Funding, Inc.**
 4.1.1    --  Form of Indenture (Debt Bond form) in substantially the form to be entered into between the Issuer and the Bond Trustee.*
 4.1.2    --  Form of Indenture (REMIC Bond form) in substantially the form to be entered into between the Issuer and the Bond
              Trustee.*
 4.1.3    --  Form of Indenture (for Rapid Amortization Event) in
              substantially the form to be entered into between the Issuer and the Bond Trustee.***
 4.2      --  Form of Deposit Trust Agreement.*
 4.3      --  Form of Master Servicing Agreement.*
 4.4      --  Form of Pooling and Servicing Agreement.**
 4.5      --  Sale and Servicing Agreement.***
 5.1      --  Opinion of Tobin & Tobin with respect to validity.
 8.1      --  Opinion of Chapman and Cutler LLP with respect to tax
              matters.
23.1      --  Consent of Tobin & Tobin (included in Exhibit 5.1).
23.2      --  Consent of Chapman and Cutler LLP (included in Exhibit 8.1).
24.1      --  Powers of Attorney (included on pages II-4 and II-5).
25.1      --  Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 (to be filed pursuant to
              Section 305(b)(2) of the Trust Indenture Act of 1939).

---------------

 * Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-22681) filed by Co-registrant Sequoia Mortgage Funding Corporation.

** Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-90772) filed by the Co-registrants.

** Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-115296) filed by the Co-registrants.